As filed with the Securities and Exchange Commission on April 12, 2012

Registration No. 333-169535

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

to

Post-Effective Amendment No. 1

to

Form S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Cole Real Estate Income Strategy (Daily NAV), Inc.

(Exact Name of Registrant as Specified in its Governing Instruments)

2325 East Camelback Road

Suite 1100

Phoenix, AZ 85016

(602) 778-8700

(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

D. Kirk McAllaster, Jr.

Cole Real Estate Income Strategy (Daily NAV), Inc.

Executive Vice President, Chief Financial Officer and Treasurer

2325 East Camelback Road

Suite 1100

Phoenix, AZ 85016

(602) 778-8700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Ettore A. Santucci

Goodwin Procter LLP

Exchange Place

53 State Street

Boston, MA 02109

(617) 570-1000

Approximate date of commencement of proposed sale to the public:     As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

This Post-Effective Amendment No. 1 consists of the following:

1.	The Registrant’s final form of Prospectus dated December 6, 2011.

2.	Supplement No. 10 dated April 12, 2012 to the Registrant’s Prospectus dated December 6, 2011, included herewith, which supersedes and replaces Supplement Nos. 1-9 to the Prospectus dated December 6, 2011, and which will be delivered as an unattached document along with the Prospectus dated December 6, 2011.

3.	Part II, included herewith.

4.	Signatures, included herewith.

PROSPECTUS

Cole Real Estate Income Strategy (Daily NAV), Inc.

Maximum Offering of $4,000,000,000 — Minimum Offering of $10,000,000

Cole Real Estate Income Strategy (Daily NAV), Inc. is a newly organized corporation formed to invest primarily in single-tenant necessity commercial properties, which are leased to creditworthy tenants under long-term net leases. By utilizing this conservative and disciplined investment approach, we expect to generate a relatively predictable and stable current stream of income for investors, along with the potential for long-term capital appreciation in the value of our real estate. We intend to qualify as a real estate investment trust, or REIT, for federal income tax purposes, and we are externally managed by our advisor, Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC, an affiliate of our sponsor, Cole Real Estate Investments. Our advisor has engaged a sub-advisor to assist in selecting and managing the component of our portfolio consisting of liquid assets.

We intend to offer shares of our common stock on a continuous basis and for an indefinite period of time, by filing a new registration statement before the end of each prior offering, subject to regulatory approval. We will initially offer up to $4,000,000,000 in shares of common stock, consisting of up to $3,500,000,000 in shares in our primary offering and up to $500,000,000 in shares pursuant to our distribution reinvestment plan. Until the release of proceeds from escrow, the per share purchase price for shares of our common stock in our primary offering will be $15.00 per share, an amount that was arbitrarily determined by our board of directors. Thereafter, the per share purchase price will vary from day-to-day and, on each day, will equal the sum of our net asset value, or NAV, divided by the number of shares of our common stock outstanding as of the end of business on such day (NAV per share). Our fund accountant will calculate our NAV per share reflecting several components, including (1) estimated values of each of our commercial real estate assets, related liabilities and notes receivable secured by real estate based upon individual appraisal reports provided periodically by an independent valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of our daily distributions and (4) estimated accruals of our operating revenues and expenses. Although we do not intend to list our common stock for trading on a stock exchange or other trading market, we have adopted a redemption plan designed to provide our stockholders with limited liquidity on a daily basis for their investment in our shares.

We intend to distribute our shares principally through registered investment advisors and broker/dealers that charge their clients a fee for their services (typically referred to as wrap or fee based accounts). We will take purchase orders and hold investors’ funds in escrow until we receive purchase orders for at least $10,000,000 in shares and our board of directors authorizes the release of the escrow funds. Purchase orders for shares of our common stock by our directors, officers and other affiliated persons and entities will be included for purposes of determining whether we have received $10,000,000 in purchase orders. Cole Holdings Corporation, an affiliate of our sponsor and our sole stockholder, has expressed its intent to us to purchase $10,000,000 in shares of our common stock in this offering.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a significant decline in, or a complete loss of, the value of your investment. See “Risk Factors” beginning on page 28 for risks to consider before buying our shares, including:

•	We are a “blind pool.” We have not identified any assets to be purchased with the net proceeds from this offering and have no operating history.

•	There is no public market for our shares of common stock, and our charter does not require us to effect a liquidity event at any point in time in the future.

•	Our redemption plan will provide stockholders with the opportunity to redeem their shares on a daily basis, but redemptions will be subject to available liquidity and other potential restrictions.

•

We may pay distributions and fund redemptions from sources other than cash flow from operations, including borrowings, proceeds from this offering or asset sales, and we have no limits on the amounts we may pay from such other sources.

•

The valuation methodologies used by our independent valuation expert in arriving at the estimates of value of each of our commercial real estate assets, related liabilities and notes receivable secured by real estate (one of the components of our NAV) set forth in individual appraisal reports, each of which are prepared in accordance with valuation guidelines reviewed by the advisor and approved by our board of directors, involve subjective judgments and estimates. These estimated values are then reflected by our fund accountant in the calculation of our NAV. As a result, our NAV may not accurately reflect the actual prices at which our commercial real estate assets, related liabilities and notes receivable secured by real estate could be liquidated on any given day.

•	There are substantial conflicts of interest between us and our advisor and its affiliates, including our payment of substantial fees to our advisor and its affiliates.

•

This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, we may have difficulties investing in properties and our ability to achieve our investment objectives could be adversely affected.

•	We may suffer from delays in identifying suitable investments, which may adversely impact our results of operations and the value of your investment.

•	If we fail to qualify as a REIT for federal income tax purposes and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease.

Neither the Securities and Exchange Commission, any state securities commission, nor the Attorney General of the State of New York has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this program is not permitted.

	Per Share	Total Minimum	Total Maximum(1)
Public Offering Price(2)	$15.00	$10,000,000	$4,000,000,000
First Year Underwriting Compensation(3)	$0.15	$100,000	$20,000,000
Proceeds to Us, Before Expenses	$14.85	$9,900,000	$3,980,000,000

(1)	Includes shares of common stock being offered under our distribution reinvestment plan.

(2)	The price per share shown was arbitrarily determined by our board and will only apply until funds are released to us from the escrow account. Thereafter, our price per share will vary from day-to-day and will be based on our NAV.

(3)	Investors will not pay upfront selling commissions in connection with the purchase of our shares of common stock. We will pay our dealer manager an asset-based dealer manager fee that is payable in arrears on a monthly basis and accrues daily in an amount equal to 1/365th of 0.55% of our NAV for such day. At our dealer manager’s discretion it may reallow a portion of the dealer manager fee equal to an amount up to 1/365th of 0.20% of our NAV to participating broker dealers. During our first year after the escrow period, we may use up to 1% of our offering proceeds (not to exceed $2,000,000,000, in total, of offering proceeds and excluding shares issued under our distribution reinvestment plan) along with our cash flows from operations, to pay for the costs of distribution and other underwriting compensation. The total amount that will be paid over time for the asset-based dealer manager fee and other underwriting compensation depends on the average length of time for which shares remain outstanding, the term over which such amount is measured, and the performance of the Company’s investments. During the indefinite life of the Company, such amount in the aggregate from all sources could reach, but will never exceed, 10% of the aggregate amount of gross proceeds received by the Company from our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan). See “Use of Proceeds,” and “Compensation.”

The dealer manager of this offering, Cole Capital Corporation, a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, is an affiliate of our advisor and will offer the shares on a best efforts basis.

The date of this prospectus is December 6, 2011

©Cole Capital Advisors, Inc.

Suitability Standards

An investment in our common stock involves risk and is not suitable for all investors. There is no certainty as to the amount of distributions you may receive, liquidity under our redemption program may not be available at all times and the value of your investment may decline significantly.

In consideration of these factors, we have established minimum suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These minimum suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

Certain states have established suitability requirements in addition to the minimum standards described above. Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below:

Alabama:     Investors must have a liquid net worth of at least ten times their investment in us and similar programs.

California:     Investors must have either (i) a net worth of at least $250,000, or (ii) a gross annual income of at least $75,000 and a net worth of at least $75,000. In addition, the investment must not exceed ten percent (10%) of the net worth of the investor.

Iowa and Ohio:     Investors may not invest, in the aggregate, more than 10% of their liquid net worth in us and all of our affiliates.

Kansas:     It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Kentucky, Michigan, Oregon, Pennsylvania and Tennessee:     Investors must have a liquid net worth of at least ten times their investment in us.

Maine:     Investors must have either (i) a minimum net worth of at least $250,000, or (ii) an annual gross income of at least $70,000 and a minimum net worth of $70,000. In addition, the investment in us (plus any investments in our affiliates) by an investor must not exceed ten percent (10%) of the net worth of the investor.

Nebraska:     Investors must have (excluding the value of their home, furnishings and automobiles) either (i) a minimum net worth of $100,000 and an annual income of $70,000, or (ii) a minimum net worth of $350,000. In addition, the investment in us must not exceed 10% of the investor’s net worth.

North Dakota:     Investors must have a liquid net worth of at least ten times their investment in us and our affiliates.

Texas:     An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $250,000 and a minimum annual gross income of $65,000, or (b) a minimum net worth of $500,000. The investor’s maximum investment in this offering shall not exceed 10% of the investor’s liquid net worth.

Because the minimum offering of our common stock is less than $400,000,000, Pennsylvania investors are cautioned to evaluate carefully our ability to accomplish fully our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.

i

Texas and Tennessee investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Further, we must raise at least $15,000,000 in this offering before we make any offers or sales to our Texas or Tennessee investors.

Our sponsor and affiliated dealer manager are responsible for determining if investors meet our minimum suitability standards and state specific suitability standards for investing in our common stock. In making this determination, our sponsor and affiliated dealer manager will rely on participating broker-dealers and/or information provided by investors and their advisors. In addition to the minimum suitability standards described above, each participating broker-dealer, authorized representative or any other person placing shares on our behalf, and our sponsor and affiliated dealer manager, are required to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor.

It shall be the responsibility of your participating broker-dealer, authorized representative or other person placing shares on our behalf to make this determination, based on a review of the information provided by you, including your age, investment objectives, income, net worth, financial situation and other investments held by you, as well as whether you:

•	meet the minimum income and net worth standards established in your state;

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of an investment in our common stock;

•	the risk that you may lose your entire investment;

•	the limited liquidity of our common stock;

•	the restrictions on transferability of our common stock;

•	the background and qualifications of our advisor and sub-advisor; and

•	the tax, including ERISA, consequences of an investment in our common stock.

The income and net worth standards set forth above do not apply to participant-directed purchases under a 401(k) or other defined contribution plan where the authorized plan fiduciary has approved our shares of common stock as an available investment option under such plan. In addition, in the case of sales to fiduciary accounts the suitability standards shall be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account.

IMPORTANT NOTE FOR BROKER-DEALERS:     This prospectus will be supplemented each month after the escrow period with respect to pricing information (NAV per share) and from time to time with respect to other information. All sales literature used in connection with this offering must be accompanied by (1) the current prospectus, (2) all prospectus supplements (other than pricing supplements) and (3) the most recent pricing supplement filed through the close of business on the business day immediately preceding delivery or, if delivered after the close of business, then through the close of business on the day such sales literature is delivered.

IMPORTANT NOTE FOR INVESTORS:     Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the prospectus. You should rely only on the information contained in this prospectus. Neither we, our advisor, our fund accountant or our independent valuation expert has authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus or the latest prospectus supplement is accurate as of any date later than the date hereof or thereof, as applicable or such other dates as are stated herein or therein or as of the respective dates of any documents or other information incorporated herein or therein by reference.

IMPORTANT NOTE ABOUT THIS PROSPECTUS:     The term “sponsor” refers to Cole Real Estate Investments, our sponsor; the terms “advisor” and “Cole Advisors” refers to Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC, our advisor and an affiliate of our sponsor; and the term “sub-advisor” refers to BlackRock Investment Management, LLC, the sub-advisor to our advisor. In this prospectus, the term “operating partnership” refers to Cole Real Estate Income Strategy (Daily NAV) Operating Partnership, LP of which Cole Real Estate Income Strategy (Daily NAV), Inc. is the sole general partner. The words “we,” “us,” and “our” refer to Cole Real Estate Income Strategy (Daily NAV), Inc. and our operating partnership, taken together, unless the context requires otherwise.

Questions and Answers About This Offering

Set forth below are some questions (and accompanying answers) we anticipate investors interested in this offering may have. They are not a substitute for disclosures elsewhere in this prospectus and the latest prospectus supplement furnished to you. You are strongly encouraged to read the “Prospectus Summary,” the “Risk Factors” and the remainder of this prospectus in their entirety for more detailed information about this offering before deciding to purchase shares of our common stock.

Q:	What is a real estate investment trust, or REIT?

A:	In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for the acquisition of real estate;

•	typically offers the benefit of a diversified real estate portfolio under professional management;

•	must distribute to investors at least 90% of its annual REIT taxable income; and

•

is able to qualify as a REIT for U.S. federal income tax purposes and is therefore generally not subject to federal corporate income taxes on its net income that it currently distributes to its stockholders, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a corporation.

We expect to qualify as a REIT beginning with our taxable year ending December 31 of the year in which we issue shares to shareholders other than Cole Holdings Corporation (or entities disregarded from Cole Holdings Corporation for U.S. federal income tax purposes). We will also use the so-called UPREIT (Umbrella Partnership Real Estate Investment Trust) structure, where a REIT holds all or substantially all of its assets through a partnership the REIT controls as a general partner. We chose this structure principally because it may be attractive to sellers of real estate who wish to defer taxable gain by exchanging their asset for limited partnership interests.

Q:	Why should I consider an investment in real estate?

A:	Our goal is to provide a professionally managed, diversified portfolio of institutional quality commercial real estate to investors who generally have had very limited access to such investments in the past. Allocating some portion of your portfolio to a direct investment in institutional quality commercial real estate may provide you with:

•	a reasonably predictable and stable level of current income from the investment;

•	diversification of your portfolio, by investing in an asset class that historically has not been correlated with the stock market generally; and

•	the opportunity for capital appreciation.

Q:	What is your investment strategy, and what types of properties do you intend to acquire?

A:

Under our investment strategy, we intend to invest primarily in single-tenant, necessity commercial properties, which are leased to creditworthy tenants, under long-term net leases. Our commercial properties will consist primarily of properties in the retail, office and industrial sectors that meet our investment criteria. Once all of the offering proceeds are invested, our property sector allocations will broadly reflect the composition of the NCREIF Property Index (NPI) with the exception of multi-family and lodging, which will be excluded from our investment universe. The NPI is managed by the National Council of Real Estate Investment Fiduciaries (NCREIF) and is a widely followed benchmark among institutional investors. NCREIF is a not-for-profit trade association that serves its membership, and the academic and investment community’s need for improved commercial real estate data, performance measurement, investment analysis, information standards, education, and peer group interaction. The NPI comprises performance data from retail, office, industrial, multi-family and lodging (hotel) properties. Since our strategy will focus on income producing real estate with long term leases, we will not invest in multi-family or lodging properties that have short duration leases and have historically had volatile performance. The actual percentage of our portfolio that is invested in retail, office and industrial property categories may fluctuate due to market conditions and investment opportunities.

We believe that our investment approach will allow us to achieve a relatively predictable and stable stream of income for investors in our common stock, along with the potential for long-term appreciation in the value of our real estate assets. For over three decades, our sponsor has developed and utilized this investment approach in acquiring and managing real estate assets primarily in the retail sector. We believe that our sponsor’s experience in the single-tenant, necessity retail sector will provide us with a competitive advantage as we invest across multiple property sectors to create a diversified real estate portfolio. In addition, our sponsor has built an organization of over 275 employees, who are experienced in the various aspects of acquiring, financing, managing and disposing of retail, office, and industrial real estate, and we believe that our access to these resources also will provide us with an advantage.

Q:	What are “necessity commercial” properties?

A:	We use the term necessity commercial properties to describe retail properties for companies that provide consumers with products that are important to, and part of, their everyday lives, and to describe office and industrial properties that are essential to the business operations of a corporate tenant.

Examples of necessity retail properties include pharmacies, home improvement stores, national superstores, restaurants and regional retailers that provide products considered necessities to that region. Historically, the retail sector of commercial real estate has been able to withstand most market cycles better than other sectors, due to the long-term resilience of consumer spending. By focusing our retail investment strategy on necessity retailers subject to long-term net leases, our objective is to provide our stockholders with a relatively stable stream of current income, while avoiding a significant decline in the value of our real estate portfolio.

Necessity office and industrial properties are essential to the business operations of a corporate tenant, typically due to one or more of the following factors:

•	difficulty of replacement or prohibitive cost to relocate;

•	sole or major location for its distribution or office operations;

•	proximity to its distribution, manufacturing, research facilities or customer base;

•	lower labor, transportation and/or operating costs;

•	more stable labor force;

•	optimal access to transportation networks that enable efficient distribution; and/or

•

significant amount of tenant-funded capital improvements, such as customized computer systems and information technology infrastructure, racking and sorting systems, and cooling or refrigeration systems.

For example, distribution facilities, warehouses, manufacturing plants and corporate or regional headquarters are often considered to be necessity office and industrial properties. We believe that necessity office and industrial properties provide a relatively greater level of stability than other office and industrial property types because necessity properties typically involve long-term leases and experience relatively low tenant turnover. We also believe that, as a result of recent and ongoing business developments, such as the role of the internet in the distribution of products, globalization of importing and exporting products and consolidation of businesses requiring office buildings to accommodate a single-tenant, there is, and we expect there will continue to be, increasing demand by commercial tenants for necessity office and industrial properties.

Q:	What is the experience of your sponsor and advisor in managing commercial real estate?

A:	Our sponsor, Cole Real Estate Investments, is a group of affiliated entities directly or indirectly controlled by Christopher H. Cole, including Cole Capital Advisors, Inc., Cole Capital Partners, LLC and other affiliates of our advisor. From January 1, 2001 to December 31, 2010, Cole Real Estate Investments sponsored 67 prior commercial real estate programs, including 65 privately offered programs and three publicly offered REITs, Cole Credit Property Trust II, Inc. (“Cole Credit Property Trust II”) and its current offerings, Cole Credit Property Trust III, Inc. (“Cole Credit Property Trust III”) and Cole Corporate Income Trust, Inc. (“Cole Corporate Income Trust”). These programs have raised approximately $5.3 billion from over 106,000 investors and have purchased 1,359 properties located in 45 states and the U.S. Virgin Islands at an acquisition cost of $7.3 billion as of December 31, 2010.

Our advisor is Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC, an affiliate of our sponsor that was formed solely for the purpose of managing our company. Mr. Cole is the indirect sole owner of our advisor and other key personnel of our advisor have been associated with Cole Real Estate Investments for many years. The members of our advisor’s real estate management team have extensive experience in acquiring, structuring, developing and selling necessity commercial properties. Mr. Roberts, our advisor’s executive vice president and managing director of real estate, and Mr. Kundrak, our advisor’s senior vice president and chief acquisitions officer — single tenant retail, have 24 and 28 years of commercial real estate experience, respectively. For additional information about the key personnel of our advisor, see the section of this prospectus captioned “Management — The Advisor.” Further, our sponsor has built an organization of over 275 employees who are experienced in the various aspects of acquiring, financing, managing and disposing of commercial real estate, and most of these employees will serve as dual employees acting in part, on behalf of our advisor.

Q:	What is a perpetual-life, publicly offered, non-exchange traded REIT?

A:	A non-exchange traded REIT is a REIT whose shares are not listed for trading on a stock exchange or other securities market. A public non-exchange traded REIT is registered with the Securities and Exchange Commission (“SEC”) and is required to file with the SEC financial statements and other reports.

We use the term “perpetual-life” non-exchange traded REIT to describe an investment vehicle of indefinite duration focused principally on acquiring a portfolio of commercial real estate, where the shares of common stock are continuously available for purchase and redemption on a daily basis at a price equal to net asset value per share (“NAV per share”).

Non-exchange traded REITs have traditionally had a finite life with a specified date by which there would be some type of liquidity event for the benefit of all stockholders. In our perpetual-life structure, the investor or his financial advisor will determine when to purchase or liquidate an investment in shares of our common stock and our charter does not require us to effect a liquidity event at any point-in-time in the future. As of the date of this prospectus, we are aware of two perpetual-life, publicly offered, non-exchange traded REIT with an effective registration statement.

Q:	How is an investment in shares of your common stock different from investing in shares of a listed REIT?

A:

Investing in REITs whose shares are listed for trading on a national securities exchange is one alternative for investing in commercial real estate. Shares of listed REITs, however, generally fluctuate in price with the stock market as a whole; that is, there is a relatively close relationship or correlation between changes in the price of listed REIT shares and changes in the value of the stock market generally. This close correlation suggests that the value of shares of listed REITs may be based on a variety of factors beyond the value of the listed REITs’ underlying real estate investments, such as the supply of available shares (number of sellers) and the demand for shares (number of buyers), as well as changes in investors’ short- or long-term financial market expectations in general. By comparison, the change in price of a direct investment in commercial real estate, as measured by actual transactions, historically has not been closely correlated, or in direct alignment, with the average value of the stock market generally.

Our objective is to offer an alternative for investing in commercial real estate, where the value of your investment will be based on our NAV. Our NAV will reflect several components, one of which will be the estimated values of each of our commercial real estate assets, related liabilities and notes receivable secured by real estate contained within individual appraisal reports provided to our fund accountant by our independent valuation expert. These estimates of the values of our commercial real estate properties, which are based on information provided by our advisor, who also reviews them, will not fluctuate depending on the number of shares available for purchase in a trading market or on the number of investors looking to sell shares in a trading market. Although the advisor will periodically review and provide input on the estimates of value, our independent valuation expert will be free to accept or reject such input in its discretion. Our shares will be offered for sale on a continuous basis by the Company and redemptions will be based on the NAV per share calculated by our fund accountant, regardless of the volume of redemption requests. Because of these valuation guidelines applicable to our NAV, we expect that changes in the value of our shares will be more closely correlated, or aligned, with changes in prices of direct investments in real estate, as compared to changes in trading prices for the common stock of listed REITs. Since direct investments in real estate are not highly correlated with stock market prices generally, we expect that an investment in our shares will provide a measure of diversification to an investor’s portfolio that otherwise largely consists of stocks traded on a stock exchange.

In addition, on average, a direct investment in real estate, as measured by actual transactions, has historically exhibited significantly less volatility, or changes in value, than an investment in listed REITs. Again, since the NAV of our shares will be based on an estimate of the value of the real estate that we own, we expect that an investment in our shares will fluctuate in value, over time, less than an investment in a listed REIT.

Investors should bear in mind that investing in our shares differs from investing in listed REITs in significant ways. An investment in our shares has limited liquidity and our redemption program may be limited, modified or suspended. In contrast, an investment in a listed REIT is a liquid investment, as shares can be sold on an exchange at any time. Investing in our shares also differs from investing directly in real estate, including the expenses related to this offering and other fees and expenses that are payable.

Q:	How is an investment in shares of your common stock different from investing in shares of a traditional non-exchange traded REIT?

A:	Generally, an investment in shares of our common stock differs from a traditional non-exchange traded REIT because:

•

Following the escrow period, the per share purchase and redemption price of our common stock will be based on our NAV as calculated by our fund accountant, State Street Bank and Trust Company, and will vary from day to day. Traditional non-exchange traded REITs sell shares at a fixed price throughout the offering period and typically value their common stock at least every eighteen months, thereafter. Daily pricing of our shares at NAV per share will enable investors to calculate a reasonable estimate of the total return on their investments as of any given time.

•

Contrary to traditional non-exchange traded REITs, which typically limit redemptions to 5% or less of the weighted average number of shares outstanding during the trailing twelve-month period, the goal of our redemption plan is to provide significantly greater liquidity to our stockholders by allowing for net redemptions per quarter of 5% (plus any unused percentage from the previous quarter, subject to certain limitations) times the prior quarter-end’s NAV and by maintaining a liquid reserve available to fund redemptions. There are, however, circumstances under which our redemption program may be limited, modified or suspended.

•

Most traditional non-exchange traded REITs typically provide for a two to five year offering period and a single liquidity event, such as a listing on a national exchange or liquidation, within 10 years of the end of the offering period. In contrast, we will be a perpetual-life entity with no defined life and we will continuously offer shares for purchase and allow redemptions. This will provide our stockholders with greater flexibility in determining when they want to make or liquidate their investment.

•

Finally, by targeting investors in wrap or fee based accounts, where the investor pays a fee for the investment services provided by his investment advisor or broker-dealer, we will avoid paying up-front selling commissions. We expect that our costs of distribution will be significantly lower than those of a traditional non-exchange traded REIT, resulting in a greater percentage of investors’ capital being available for investing in real estate and real estate-related investments.

Q:	What is the purchase price for shares of your common stock?

A:	Our board of directors approved our initial offering price of $15.00, which will be the purchase price of our shares during the escrow period. Thereafter, the per share purchase price will vary from day-to-day and, on each business day, will be equal to our NAV divided by the number of shares outstanding as of the close of business on such day. After the close of business (the close of the New York Stock Exchange; generally, 4:00 p.m. Eastern Time), on each day that the New York Stock Exchange is open (a business day), we will update our website, www.colecapital.com, which will identify the NAV per share for that day. Any purchase orders that we receive prior to the close of business on any business day will be executed at a price equal to our NAV per share for that day, as calculated after the close of business on that day. Purchase orders that we receive after the close of business will be executed at a price equal to our NAV per share as calculated after the close of business on the next business day. Purchase orders placed on a day that is not a business day, and purchase orders pursuant to our systematic investment program that would otherwise occur on a day that is not a business day, will be executed as if they were received prior to the close of business on the immediately following business day. See “Share Purchases and Redemptions — Buying Shares” for more details.

Q:	How will your NAV per share be calculated?

A:	Our NAV per share will be calculated daily as of the close of business by our fund accountant using a process that reflects (1) estimated values of each of our commercial real estate assets, related liabilities and notes receivable secured by real estate provided periodically by our independent valuation expert in individual appraisal reports, as they may be updated upon certain material events described below, (2) daily updates in the price of liquid assets for which third party market quotes are available, (3) accruals of our daily distributions, and (4) estimates of daily accruals, on a net basis, of our operating revenues, expenses, debt service costs and fees. Our advisor reviews estimated values of commercial real estate assets, related liabilities and notes receivable secured by real estate provided in individual appraisal reports and if a material event in respect of such asset or liability occurs between scheduled quarterly valuations that our advisor believes may materially affect the value thereof, our advisor will inform the independent valuation expert so that, if appropriate, the independent valuation expert can issue an update to its individual appraisal report to adjust the most recent valuations to account for the estimated impact.

We have engaged CBRE, Inc. (formerly known as CB Richard Ellis, Inc.), which has expertise in appraising commercial real estate, to act as our independent valuation expert. CBRE will provide our fund accountant with periodic estimates of the values of our commercial real estate assets, related liabilities and notes receivable secured by real estate, all or substantially all of which will be held in our operating partnership. Our assets will consist primarily of a portfolio of commercial real estate as well as notes receivable or marketable securities where the underlying collateral will typically be commercial real estate or security interests therein. We will also invest in liquid assets and hold cash and cash equivalents, which will not be valued by our independent valuation expert. Our commercial real estate-related liabilities to be valued by CBRE will consist primarily of mortgage loans secured by our commercial real estate. Our other liabilities will be estimated by our advisor for use by our fund accountant in determining NAV include accrued operating expenses, accrued dealer manager and advisory fees and accrued distributions to stockholders.

Upon purchase, each real estate asset will initially be carried at its purchase price, plus related acquisition costs. On a quarterly basis thereafter, our independent valuation expert will value each of our commercial real estate properties and real estate assets, such that each of these investments will be valued at least once per quarter beginning with the quarter following the first full calendar quarter after we acquire the asset. Based on all information deemed relevant, our independent valuation expert will analyze the cash flow from, and other characteristics of, each commercial real estate property in our portfolio. The independent valuation expert will consider, as appropriate, valuation methodologies, opinions and judgments in compliance with the Uniform Standards of Professional Appraisal Practice and the requirements of the Code of Professional Ethics and Standards of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute. See “Valuation Policies — Valuation — Valuation of Commercial Real Estate Properties and Secured Loans.”

Between quarterly valuations, our advisor will monitor our commercial real estate assets, related liabilities and notes receivable secured by real estate to determine whether a material event has occurred that our advisor believes may have a material impact on the most recent estimated values thereof as set forth in the relevant appraisal report provided by our independent valuation expert. If, in the opinion of our independent valuation expert, the event identified by the advisor, or in some circumstances an event that becomes known to the independent valuation expert through other means, is likely to have a material impact on previously provided estimated values of the affected commercial real estate assets, related liabilities and notes receivable secured by real estate, the independent valuation expert will recommend valuation adjustments that the fund accountant will then incorporate into our NAV. Any such adjustments will be estimates of the market impact of specific events based on assumptions and judgments that may or may not prove to be correct, and may also be based on limited information, as full and complete information may not be readily available. In addition to providing estimated values of our commercial real estate asset portfolio, our independent valuation expert will also provide, on a quarterly basis beginning with the quarter following the first full calendar quarter after we acquire any notes receivable, an estimate of the value of our notes receivable, primarily relying on a discounted cash flow analysis, and an estimate of the value of our mortgages, primarily by comparing the terms of our mortgages to the terms of mortgages on comparable properties, as seen in the market generally. These quarterly valuations may also be adjusted, between quarters, as described above. Liquid assets and assets that are traded with reasonable frequency will be valued by third party pricing institutions on a daily basis, assuming market quotes are available. The advisor will periodically review and provide input on the estimated value provided by the independent valuation expert set forth in an individual appraisal report for each such asset, but the independent valuation expert will be free to accept or reject such input in its discretion. The board of directors, including a majority of the independent directors, has adopted our valuation guidelines, will be responsible for ensuring that the independent valuation expert discharges its responsibilities in accordance with our valuation guidelines, and will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility.

Our fund accountant will calculate our daily NAV at the end of each business day based on the net valuation of our operating partnership’s principal assets and liabilities, based primarily on the individual estimated values provided by the independent valuation expert as described above, together with the other components of NAV described elsewhere in this prospectus. First, the fund accountant will subtract from the net value of the operating partnership the other partnership liabilities, including estimates of accrued fees and expenses attributable to the offering, and estimates of accrued operating revenues, fees and expenses. Our fund accountant will take the resulting amount and multiply that amount by our percentage ownership interest in the operating partnership. Initially, the only limited partner will be our advisor, which will hold a 0.1% interest. Our fund accountant will then add any assets held directly by the REIT, which should be limited to cash and cash equivalents, and subtract an estimate of any accrued liabilities of the REIT, which should be limited to accrued distributions and certain legal, accounting and administrative costs. The result of this calculation will be our NAV as of the end of any business day.

Our NAV per share will be determined by dividing our NAV on such day by the number of shares of our common stock outstanding as of the end of such day, prior to giving effect to any share purchases or redemptions to be effected on such day. See “Valuation Policies — Calculation of Our NAV Per Share” for more details about how our NAV will be calculated.

Q:	Will our independent valuation expert calculate or be responsible for the NAV?

A:	Our NAV per share will be calculated by our fund accountant. While our independent valuation expert will periodically provide estimated values of each of our commercial real estate assets, related liabilities and notes receivable secured by real estate based upon individual appraisal reports, our independent valuation expert will not be responsible for or prepare our daily NAV per share.

Q:	How exact will the calculation of the daily NAV per share be?

A:	Our goal is to provide a reasonable estimate of the market value of our shares. Our assets will consist principally of commercial real estate assets, the valuation of which by our independent valuation expert is subject to a number of judgments and assumptions that may not prove to be accurate. The use of different judgments or assumptions would likely result in different estimates of the value of our real estate assets. The daily calculation of our NAV per share by the fund accountant may not reflect the precise amount that might be paid for your shares in a market transaction. On any given day, our published NAV per share may not fully reflect certain material events to the extent that they are not known or their financial impact on our portfolio is not immediately quantifiable. Any resulting potential disparity in our NAV per share may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders. See “Valuation Policies — Calculation of Our NAV Per Share.”

Q:	Will I have the opportunity to redeem my shares of common stock?

A:	While you should view your investment in our shares as a long-term investment with limited liquidity, we have adopted a redemption plan whereby, on a daily basis, stockholders may request that we redeem all or any portion of their shares. The redemption price per share on any business day will be equal to the purchase price per share for that day (i.e., NAV per share, determined as described above). Subject to limited exceptions, shares redeemed within 365 days of the date of purchase will be subject to a short-term trading fee equal to 2% of the aggregate NAV per share of such shares redeemed. See “Share Purchases and Redemptions — Redemption Plan.”

Q:	Will there be any limits on my ability to redeem my shares?

A:	Yes. While we designed our redemption plan to allow stockholders to request redemptions on a daily basis, of all or any portion of their shares, our ability to fulfill redemption requests is subject to a number of limitations. The vast majority of our assets will consist of commercial properties, which cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. However, to fund our redemption plan, we will maintain a number of sources of liquidity including (i) cash, cash equivalents, other liquid investments and liquid securities and (ii) in the discretion of our advisor, a line of credit.

In order to maintain a reasonable level of liquidity, our investment guidelines provide that we will target the following aggregate allocation to the above sources of liquidity: (1) 10% of our NAV up to $1 billion and (2) 5% of our NAV in excess of $1 billion. In addition, we may also fund redemptions from any available source of funds, including operating cash flows, borrowings, proceeds from this offering and/or the sale of our assets. Despite these sources of liquidity, we may not always have sufficient liquid resources to satisfy redemption requests and you may not always be able to redeem your shares.

Under ordinary circumstances the total amount of net redemptions during a calendar quarter is limited to five percent of our total net assets on the last business day of the preceding quarter. Redemption requests will be satisfied on a first-come, first-served basis. If net redemptions do not reach the five percent limit in a calendar quarter, the unused portion will be carried over to the next quarter, except that the maximum amount of net redemptions during any quarter can never exceed ten percent of our total net assets on the last business day of the preceding quarter. If net redemptions in a calendar quarter reach the five percent limit (plus any carried over amount), after pro-rating redemptions for that day we will be unable to process any redemption requests for the rest of the calendar quarter. We will begin accepting redemption requests again on the first business day of the next calendar quarter, but will apply the five percent quarterly limitation on redemptions on a per-stockholder basis, instead of a first-come, first-served basis. Therefore each stockholder will be able to redeem at any time during that quarter up to five percent of the stockholder’s investment in our shares on the last business day of the preceding quarter, plus any new investment by the stockholder in our shares during that quarter (subject to applicable short-term trading fees). The per-stockholder limit will remain in effect for the following quarter if total net redemptions are more than two and one-half percent of our net assets on the last business day of the preceding quarter. Further, to protect our operations and our non-redeeming stockholders, to prevent an undue burden on our liquidity or to preserve our status as a REIT, our board of directors may limit, or suspend our redemption program. See “Share Purchases and Redemptions — Redemption Plan — Redemption Limitations.”

Q:	How do you intend to distribute your shares?

A:	We intend to distribute our shares of common stock principally through registered investment advisers and broker-dealers that are paid a fee by their clients for the services provided — typically referred to as wrap or fee based accounts. As a result, we expect that our costs of distribution will be less than the total expenses of a traditional finite-life non-exchange traded REIT.

Q:	Will I be charged upfront selling commissions?

A:	No. Investors will not pay upfront selling commissions as part of the price per share of our common stock purchased in our primary offering or issued under our distribution reinvestment plan.

We will pay our dealer manager an asset-based dealer manager fee that is payable in arrears on a monthly basis and accrues daily in an amount equal to 1/365th of 0.55% of our NAV for such day. At our dealer manager’s discretion it may reallow a portion of the dealer manager fee equal to an amount up to 1/365th of 0.20% of our NAV to participating broker dealers. See “Plan of Distribution.” We will pay the dealer manager fee until the date at which, in the aggregate, underwriting compensation from all sources, including the dealer manager fee and other underwriting compensation paid by us and our advisor and its affiliates, equals 10% of the gross proceeds from our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan).

In addition, our advisor or its affiliates, will pay on our behalf all other costs incurred in connection with our organization and the offering of our shares (excluding the dealer manager fee), including (i) our legal, accounting, printing, mailing and filing fees, charges of our escrow agent, and broker/dealer due diligence expenses; (ii) costs incurred in connection with preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers; and (iii) reimbursements for our dealer manager’s wholesaling costs, and other marketing and organization costs including payments made to participating broker-dealers. Beginning on the date the offering proceeds are released from escrow, we will start to reimburse our advisor, without interest, for these organization and offering cost incurred both before and after the release of the escrow funds. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 0.75% of the aggregate gross offering proceeds from this offering, including shares issued in connection with the distribution reinvestment plan. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.75% limit), calculated on an accumulated basis, until our advisor has been reimbursed in full.

Q:	What other fees and expenses will you pay to our advisor or any of its affiliates?

A:	After the escrow period, we will pay our advisor a monthly advisory fee, based on our monthly average NAV, at an annualized rate of 0.90%. After the escrow period, we will also pay our advisor a performance fee calculated on the basis of our total return to stockholders, payable annually in arrears, such that for any calendar year in which our total return on stockholders’ capital exceeds 6% per annum, our advisor will be entitled to 25% of the excess total return but not to exceed 10% of the aggregate total return for such year. We will not pay advisory fees to the sub-advisor, as those fees will be paid by our advisor.

Although we will not pay our advisor any acquisition, financing or other similar fees in connection with making investments, we will reimburse our advisor for out-of-pocket expenses in connection with the acquisition of commercial real estate properties, real estate-related assets and other investments.

Additionally, we will reimburse our advisor for out-of-pocket expenses in connection with providing services to us, including reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of services to us other than our executive officers, provided that no reimbursement shall be made for costs of such employees of our advisor or its affiliates to the extent that such employees perform services for which our advisor receives a separate fee. The expense reimbursements that we will pay to our advisor include expenses incurred by the sub-advisor on our behalf.

The payment of fees and expenses will reduce the cash available for investment and distribution and will directly impact our daily NAV. See “Compensation” for more details regarding the fees that will be paid to our advisor and its affiliates.

Q:	Will you invest in anything other than commercial properties?

A:	Yes. Our portfolio also may include other income-producing real estate, as well as real estate-related investments such as mortgage, mezzanine, bridge and other loans and liquid securities. Although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forego a high quality investment because it does not precisely fit our presently expected portfolio composition. Thus, to the extent that our advisor presents us with high quality investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code of 1986, as amended (the “Code”), and that result in an overall real estate portfolio that is consistent with our investment objectives, our portfolio composition may vary from time to time. Our goal is to assemble a portfolio that is diversified by investment type, investment size and investment risk, which generates a relatively predictable and stable stream of income for investors and the potential for long-term capital appreciation in the value of our real estate assets. See the section of this prospectus captioned “Investment Objectives, Strategy and Policies — Acquisition and Investment Policies” for a more detailed discussion of all of the types of investments we may make.

Q:	Generally, what will be the terms of your leases?

A:	We will seek to secure leases from creditworthy tenants, before or at the time we acquire a property. We expect that many of our leases will be triple net or double net leases, which means that the tenant will be primarily responsible for the cost of repairs, maintenance, property taxes, utilities, insurance and other operating costs. This helps ensure the predictability and stability of our expenses and, we believe, will result in greater predictability and stability of our cash distributions to stockholders. We intend to enter into leases that have terms of ten or more years, may include renewal options and may also include rental increases over the term of the lease. A number of our leases, however, may have a shorter term. In addition, we expect that a number of our leases will be guaranteed by the corporate parent of the tenant, ensuring that, unless the parent company goes into bankruptcy, the rent on the property will be paid, even if the individual store is closed for any reason.

Q:	How will you determine whether tenants are creditworthy?

A:	Our advisor and its affiliates have a well-established underwriting process to determine the creditworthiness of our potential tenants. The underwriting process includes analyzing the financial data and other information about the tenant, such as income statements, balance sheets, net worth, cash flow, business plans, data provided by industry credit rating services, and/or other information our advisor may deem relevant. In addition, we may obtain guarantees of leases by the corporate parent of the tenant, in which case our advisor will analyze the creditworthiness of the guarantor. In some instances, especially in sale-leaseback situations, where we are acquiring a property from a company and simultaneously leasing it back to such company under a long-term lease, we expect that we will meet with the senior management of the company to discuss the company’s business plan and strategy.

Q:	Will you use leverage?

A:	Yes, we intend to use leverage. Our targeted leverage, after we have acquired a substantial portfolio, is 50% of the greater of cost (before deducting depreciation or other non cash reserves) or market value of our gross assets. During the period when we are acquiring our initial portfolio, we may employ greater leverage in order to build quickly a diversified portfolio of assets. Please see “Investment Objectives, Strategy and Policies” for more details.

Q:	How often will I receive distributions?

A:	We expect that our board of directors will declare distributions with a daily record date, and pay distributions monthly in arrears commencing in the first full month after the escrow period concludes. Any distributions we make will be at the discretion of our board of directors, and will be based on, among other factors, our present and reasonably projected future cash flow. We also expect that the board of directors will set the rate of distributions at a level that will be reasonably consistent and sustainable over time. In addition, the board of directors’ discretion as to the payment of distributions will be limited by the REIT distribution requirements, which generally require that we make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income. See “Description of Capital Stock — Distributions” and “Material U.S. Federal Income Tax Considerations.”

Any distributions that we make will directly impact our NAV, by reducing the amount of our assets. Our goal is to provide a reasonably predictable and stable level of current income, through monthly distributions, while at the same time maintaining a fair level of consistency in our NAV. Over the course of your investment, your distributions plus the change in NAV per share (either positive or negative) will produce your total return.

Q:	What will be the source of your distributions?

A:	We may pay distributions from sources other than cash flow from operations, including from the proceeds of this offering, from borrowings or from the sale of properties or other investments, among others, and we have no limit on the amounts we may pay from such sources. We expect that our cash flow from operations available for distribution will be lower in the initial stages of this offering until we have raised significant capital and made substantial investments. As a result, we expect that during the early stages of our operations, and from time to time thereafter, we may pay distributions from sources other than cash flows from operations. Contrary to traditional non-exchange traded REITs, however, whose shares are typically sold and, on a limited basis, redeemed at, a fixed price that is not necessarily intended to reflect the current value of the shares, our common stock will be sold and redeemed on a daily basis at NAV per share. As a result, distributions that represent a return of capital or exceed our operating cash flow will be reflected in our daily calculation of NAV.

Q:	Will the distributions I receive be taxable as ordinary income?

A:	Unless your investment is held in a qualified tax-exempt account or we designate certain distributions as capital gain dividends, distributions that you receive generally will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. The portion of your distribution in excess of current and accumulated earnings and profits is considered a return of capital for tax purposes and will reduce the tax basis of your investment, rather than result in current tax, until your basis is reduced to zero. This, in effect, defers a portion of your tax until you redeem or sell your shares. Return of capital distributions made to you in excess of your tax basis in our stock will be treated as sales proceeds from the sale of our stock. Distributions we designate as capital gain dividends will generally be taxable at long-term capital gains rates. However, because each investor’s tax considerations are different, we recommend that you consult with your tax advisor. You also should review the section of this prospectus entitled “Material U.S. Federal Income Tax Considerations.”

Q:	May I reinvest my cash distributions in additional shares?

A:	Yes. We have adopted a distribution reinvestment plan whereby investors may elect to have their cash distributions automatically reinvested in additional shares of our common stock. The purchase price for shares purchased under our distribution reinvestment plan will be equal to our NAV per share on the date that the distribution is payable, after giving effect to the distribution. Because the dealer manager fee is calculated based on NAV, it reduces NAV with respect to all shares of our common stock, including shares issued under our distribution reinvestment plan. See “Description of Capital Stock — Distribution Reinvestment Plan” for more information regarding reinvestment of distributions you may receive from us.

Q:	Do you expect to acquire properties and loans in transactions with your advisor or its affiliates?

A:	From time to time our advisor may direct certain of its affiliates to acquire properties that would be suitable investments for us or may create special purpose entities to acquire properties for the specific purpose of selling the properties to us at a later time. Subsequently, we may acquire such properties from such affiliates, but any and all acquisitions from affiliates of our advisor must be approved by a majority of our directors, including a majority of independent directors, not otherwise interested in such transactions as being fair and reasonable to us. In addition our purchase price in any such transaction will be limited to the cost of the property to the affiliate, including acquisition-related expenses. Further, our charter provides that in no event will the purchase price of any asset acquired from an affiliate exceed its current appraised value as determined by an independent appraiser.

From time to time, we may borrow funds from affiliates of our advisor, including our sponsor, as bridge financing to enable us to acquire a property when offering proceeds alone are insufficient to do so and third party financing has not been arranged. Any and all such transactions must be approved by a majority of our directors, including a majority of our independent directors not otherwise interested in such transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. Our advisor or its affiliates may pay costs on our behalf, pending our reimbursement, or we may defer payment of fees to our advisor or its affiliates, but neither of these transactions would be considered a loan.

Q:	Will you acquire properties in joint ventures, including joint ventures with affiliates?

A:

It is possible that we may acquire properties through one or more joint ventures in order to increase our purchasing power and diversify our portfolio of properties in terms of geographic region, property type and tenant industry group. Increased portfolio diversification reduces the risk to investors as compared to a program with less diversified investments. Our joint ventures may be with affiliates of our advisor or with non-affiliated third parties. Any joint venture with an affiliate of our advisor must be approved by a majority of our independent directors and the cost of our investment must be supported by a current appraisal of the asset. Generally, we will only enter into a joint venture in which we will approve major decisions of the joint venture. If we do enter into joint ventures, we may assume liabilities related to joint ventures that exceed the percentage of our investment in the joint venture.

Q:	For whom is an investment in your shares appropriate?

A:	An investment in our shares may be appropriate for you if you:

•	meet the minimum suitability standards mentioned above under “Suitability Standards;”

•	seek to diversify your portfolio by allocating a portion of your portfolio to a direct, long-term investment in commercial real estate that is non-correlated to the stock market;

•	seek to receive current income through our payment of distributions;

•	wish to obtain the benefits of potential long-term capital appreciation; and

•	are able to hold your investment in our shares as a long-term investment, as our redemption program may not always be available to redeem your shares.

Q:	Are there any risks involved in buying our shares?

A:	Investing in our common stock involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives, and therefore, you should purchase these securities only if you can afford a complete loss of your investment. Some of the more significant risks relating to this offering and an investment in our shares include:

•	We are a “blind pool.” We have not identified any assets to be purchased with the net proceeds from this offering and have no operating history.

•

The valuation methodologies used by our independent valuation expert in arriving at the estimates of value of each of our commercial real estate assets, related liabilities and notes receivable secured by real estate (one of the components of our NAV) are set forth in individual appraisal reports prepared in accordance with valuation guidelines approved by our board of directors and involve subjective judgments and estimates. These individual appraisal reports are periodically reviewed by our advisor. These estimated values are then reflected by our fund accountant in the calculation of our NAV. As a result, our NAV may not accurately reflect the actual prices at which our commercial real estate assets, notes receivable secured by real estate or related real estate liabilities could be liquidated on any given day.

•	There is no public market for our shares of common stock, and our charter does not require us to effect a liquidity event at any point in time in the future.

•	Our redemption plan will provide stockholders with the opportunity to redeem their shares on a daily basis, but redemptions will be subject to available liquidity and other potential restrictions.

•

We may pay distributions, and fund redemptions, from sources other than cash flow from operations, including borrowings, proceeds from this offering or asset sales, and we have no limits on the amounts we may pay from such other sources. Payments of distributions from sources other than cash flow from operations may reduce the amount of capital we ultimately invest in real estate, which may negatively impact the value of your investment and directly impact our daily NAV per share.

•	There are substantial conflicts of interest between us and our advisor and its affiliates, including our payment of substantial fees to our advisor and its affiliates.

•

This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, we may have difficulties investing in properties and our ability to achieve our investment objectives could be adversely affected.

•	We may suffer from delays in identifying suitable investments, which may adversely impact the value of your investment.

•	If we fail to qualify as a REIT for federal income tax purposes and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease.

Q:	How do I buy shares?

A:	You can buy shares pursuant to this prospectus by working with your financial advisor to (1) complete the required documentation and (2) pay for the shares at the time your purchase order is settled. Please see “Share Purchases and Redemptions — Buying Shares” for more information about how to purchase shares.

Q:	May I make an investment through my IRA or other tax-deferred retirement account?

A:	Yes. You may make an investment through your IRA or other tax-deferred retirement account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other retirement account, (2) whether the investment would constitute a prohibited transaction under applicable law, (3) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other retirement account, (4) whether the investment will generate unrelated business taxable income (“UBTI”) to your IRA, plan or other retirement account, and (5) whether there is sufficient liquidity for such investment under your IRA, plan or other retirement account. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code.

Q:	Is there any minimum investment required?

A:	Subject to limited exceptions, the minimum initial investment in shares of our common stock is $2,500.

Q:	At what point will the offering proceeds be released from escrow?

A:	We will take purchase orders and hold investors’ funds in an interest-bearing escrow account until we receive aggregate purchase orders for at least $10,000,000 in shares of our common stock and our board of directors authorizes release of the escrowed funds so that we can commence our operations. Purchase orders for shares of our common stock by our directors, officers and other affiliated persons and entities will be included for purposes of determining whether we have received $10,000,000 in purchase orders. The released escrow funds will only be used for the purposes set forth in this prospectus and in a manner approved by our board of directors, who acts as a fiduciary to our stockholders. If we do not raise the minimum amount and commence our operations within 180 days following the initial offering date, this offering will be terminated and our escrow agent will promptly send you a full refund of your investment with interest and without deduction for escrow expenses. Notwithstanding the foregoing, you may elect to withdraw your purchase order and request a full refund of your investment with interest and without deduction for escrow expenses at any time before the escrowed funds are released to us. You will not receive interest on your subscription payment unless we fail to sell the minimum number of shares or you elect to withdraw your purchase order during the escrow period, in which case we will return your subscription payment to you with accrued interest. Cole Holdings Corporation, an affiliate of our sponsor and our sole stockholder, has expressed its intent to us to purchase $10,000,000 in shares of our common stock in this offering shortly after the SEC has declared our registration statement effective, which will be the date of this prospectus shown on the cover page. If this investment occurs, we anticipate that our board of directors will authorize release of the escrowed funds promptly thereafter, which will permit us to commence our operations.

Q:	What is the term or expected life of this offering?

A:	We have registered $3,500,000,000 in shares of our common stock to be sold in our primary offering and up to $500,000,000 in shares to be sold pursuant to our distribution reinvestment plan. It is our intent, however, to conduct a continuous offering for an indefinite period of time, by filing for additional offerings of our shares, subject to regulatory approval and continued compliance with the rules and regulations of the SEC and applicable state laws.

We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our shares of common stock, including filing an amendment to the registration statement with the SEC on or before such time as the most recent offering price per share represents a 20% change from the $15.00 per share price set forth in the registration statement as originally declared effective by the SEC or the price per share set forth in the latest amendment thereto filed with the SEC. There can be no assurance, however, that we will not need to suspend our continuous offering while the SEC and, where required, state securities regulators, review such amendment until it is declared effective, if at all.

This is a “best efforts” offering, which means that our dealer manager and the participating brokers are only required to use their best efforts to sell the shares.

Q:	Will I be notified of how my investment is doing?

A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

•	three quarterly financial reports;

•	an annual report;

•

in the case of certain U.S. stockholders, an annual Internal Revenue Service, or IRS, Form 1099-DIV and/or Form 1099-B, if required, and, in the case of non-U.S. stockholders, an annual IRS Form 1042-S;

•	confirmation statements (after transactions affecting your balance, except reinvestment of distributions in us and certain transactions through the distribution reinvestment plan);

•

notification to our Maryland stockholders regarding the sources of payments made to them that are not entirely from our funds from operations, which will be sent via U.S. mail with every third monthly distribution statement and/or check, as applicable; and

•

if you participate in our distribution reinvestment plan, an annual statement providing all material information regarding the plan and your participation in it, including the tax consequences thereof.

Depending on legal requirements, we will provide this information to you via one or more of the following methods:

•	U.S. mail or other courier;

•	facsimile;

•	electronic delivery; and

•	posting on our website, www.colecapital.com.

In general, the above materials will be provided to you via U.S. mail unless you affirmatively elect to receive them via electronic delivery. Except for an annual report and any other reports required to be physically delivered to stockholders, we will not mail stockholders periodic or other reports we file with the SEC that are available to you on the SEC’s website at www.sec.gov.

In addition, on each business day after the escrow period, our current NAV per share will be posted on our website and made publicly available on our toll-free, automated information line after it has been calculated at the end of each business day.

Q:	When will I get my detailed tax information?

A:	In the case of certain U.S. stockholders, your Form 1099-DIV and/or Form 1099-B tax information, if required, will be mailed by January 31 and February 15 respectively of each year (or by February 15 if the forms are consolidated). In the case of non-U.S. stockholders, Form 1042-S will be mailed by March 15 of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your financial advisor or:

Cole Capital Corporation

2575 E. Camelback Road, Suite 500

Phoenix, AZ 85016

(866) 341-2653

Attn: Investor Services

www.colecapital.com

Prospectus Summary

This summary highlights some of the most significant information contained elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. To understand this offering fully, you should read the entire prospectus carefully, including, without limitation, the information discussed under the caption “Risk Factors” before making a decision to invest in our shares.

Cole Real Estate Income Strategy (Daily NAV), Inc.

Cole Real Estate Income Strategy (Daily NAV), Inc. is a Maryland corporation formed on July 27, 2010 to invest primarily in commercial properties, which are leased to creditworthy companies, under long-term net leases. Our commercial properties will consist of properties in the retail, office and industrial sectors that meet our investment criteria. Once all of the offering proceeds are invested, our property sector allocations will broadly reflect the composition of the NCREIF Property Index (NPI) with the exception of multi-family and lodging, which will be excluded from our investment universe. Since our strategy will focus on income producing real estate with long term leases, we will not invest in multi-family or lodging properties due to their short duration leases and historically volatile performance. The actual percentage of our portfolio that is invested in retail, office and industrial property categories may fluctuate due to market conditions and investment opportunities. We believe that our investment approach will allow us to achieve a relatively predictable and stable current stream of income for investors, along with the potential for long-term capital appreciation in the value of our real estate. In addition, an investment in our common stock will provide investors with exposure to a major asset class (commercial real estate) that historically has not been correlated with the stock market, has demonstrated less volatility than listed stocks over time and may provide diversification as part of an investment portfolio.

We will be structured as a perpetual-life, non-exchange traded REIT. This means that, subject to regulatory approval of our filing for additional offerings, we will be selling shares of our common stock on a continuous basis and for an indefinite period of time. In addition, after the escrow period, we will sell our shares at a price based on the daily net asset value, or NAV, of our underlying assets, as calculated by our fund accountant. Although our common stock will not be listed for trading on a stock market or other trading exchange, we expect to provide our investors with limited liquidity through a redemption program that will permit investors to request redemption of all or a portion of their shares on any business day, at the daily NAV per share, subject to certain limitations described in this prospectus. As a perpetual-life, non-exchange traded REIT, our investment strategy will not be restricted by the need to provide, and our charter does not require that we provide our stockholders with, liquidity through a single terminal “liquidity event.”

We intend to distribute our shares principally through registered investment advisors and broker/dealers that charge their clients a fee for their services, typically referred to as wrap or fee based accounts. As a result, we will not pay any upfront selling commissions and we expect that our costs of distribution will be less than the total expenses paid by a traditional defined life non-exchange traded REIT. Our advisor will pay all costs incurred in connection with our organization and offering (other than the dealer manager fee) and we will reimburse our advisor. Beginning on the date the offering proceeds are released from escrow, we will start to reimburse our advisor, without interest, for these organization and offering costs incurred both before and after the release of the escrow funds. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 0.75% of the aggregate gross offering proceeds from this offering, including shares issued in connection with the distribution reinvestment plan. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.75% limit), calculated on an accumulated basis, until our advisor has been reimbursed in full. See “Plan of Distribution.” In addition, during our first year after escrow, we may use up to 1% of our gross offering proceeds (not to exceed

$2,000,000,000, in total, of offering proceeds and excluding shares issued under our distribution reinvestment plan) along with our cash from operations, to pay for the costs of distribution and other underwriting compensation, while we assemble our portfolio of real estate and real estate-related assets. Through this approach, we expect that approximately 99% of our aggregate gross offering proceeds will be available for investment in real estate and real estate-related assets. See “Compensation” for more details regarding the fees that will be paid to our dealer manager and our advisor.

In periods when certain existing investors seek to redeem their shares, additional funds may also flow in from investors who are purchasing new shares; in these circumstances cash proceeds from the sale of new shares could be used to fund the redemptions. We believe that netting redemptions out of incoming proceeds from the offering is in the best interests of shareholders because of the time and transaction costs involved in investing new capital and in disposing of assets. To the extent that cash from new sales in the offering is used to fund redemptions, neither the Company’s aggregate NAV nor NAV per share are expected to be impacted.

We will take purchase orders and hold investors’ funds in an interest-bearing escrow account until we receive purchase orders for at least $10,000,000 in shares of our common stock and our board of directors has authorized the release of funds in the escrow account, at which time we will commence our operations. Purchase orders for shares of our common stock by our directors, officers and other affiliated persons and entities will be included for purposes of determining whether we have received $10,000,000 in purchase orders. Cole Holdings Corporation, an affiliate of our sponsor and our sole stockholder, has expressed its intent to us to purchase $10,000,000 in shares of our common stock in this offering shortly after the SEC has declared our registration statement effective, which will be the date of this prospectus shown on the cover page. If this investment occurs, we anticipate that our board of directors will authorize release of the escrowed funds promptly thereafter, which will permit us to commence our operations. If Cole Holdings Corporation purchases shares of our common stock in the primary offering, we will not allow it to redeem such shares until we have raised $100,000,000 in offering proceeds in our primary offering. Redemption requests made by Cole Holdings Corporation will only be accepted (1) on the last business day of a calendar quarter, (2) after all redemption requests from all other stockholders for such quarter have been accepted and (3) to the extent that Cole Holdings Corporation’s redemptions do not cause net redemptions to exceed 5% of our total NAV as of the end of the immediately preceding quarter. Redemption requests by Cole Holdings Corporation will otherwise be subject to the same limitations as other stockholder redemption requests as described under “Share Purchases and Redemptions — Redemption Plan.” Investors’ funds will not be subject to any fees until we commence operations. If we do not raise the minimum offering amount and commence operations before June 3, 2012 (180 days following the first date in which our shares are offered for sale to the public), this offering will be terminated and our escrow agent will promptly send you a full refund of your investment with interest and without a deduction for escrow expenses. Notwithstanding the foregoing, you may elect to withdraw your purchase order and request a full refund of your investment with interest and without deduction for escrow expenses at any time before the escrowed funds are released to us.

We intend to qualify as a REIT for federal income tax purposes beginning with our taxable year ending December 31 of the year in which we issue shares to shareholders other than Cole Holdings Corporation (or entities disregarded from Cole Holdings Corporation for U.S. federal income tax purposes). We intend to hold all of our investments through our operating partnership, of which we are the sole general partner. We are not a mutual fund and do not intend to register as an investment company under the Investment Company Act of 1940, of the Investment Company Act.

Our offices are located at 2575 East Camelback Road, Suite 500, Phoenix, Arizona 85016. Our telephone number is 866-907-2653. Our fax number is 888-805-1070, and the e-mail address of our investor relations department is investorservices@colecapital.com. We maintain a toll-free, automated information line at 866-907-2653, where you may obtain the daily determination of our NAV and the most recent offering price per share. You may find additional information about us at our website, www.colecapital.com. The contents of that website are not incorporated by reference in, and are not otherwise a part of, this prospectus.

Summary Risk Factors

An investment in our common stock involves risk and is not suitable for all investors. There is no certainty as to the amount of distributions you may receive, the value of your investment may decline and liquidity under our redemption program may not be available at all times. Some of the more significant risks relating to an investment in shares of our common stock include those listed below.

•

We have no prior operating history and there is no assurance that we will achieve our investment objectives. In addition, because we have not yet identified any assets to be purchased with the net proceeds from this offering, this is a “blind pool” offering and you will not be able to evaluate our assets prior to the time of purchase.

•

The purchase and redemption price for shares of our common stock will be based on our NAV per share each business day, as calculated by our fund accountant. One component of that calculation will be estimated values of each of our commercial real estate assets, related liabilities and notes receivable secured by real estate determined periodically by our independent valuation expert pursuant to individual appraisal reports, which may be adjusted upon the occurrence of material events, all in accordance with the valuation guidelines approved by our board of directors. The appraisal reports are based on information provided by our advisor; who also reviews them. The valuation methodologies used to determine the real estate component of our NAV involve subjective judgments and estimates, and may not accurately reflect the actual price at which our net real estate and real estate related assets could be liquidated on any given day. The resulting potential disparity in our NAV may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders.

•

There is no public market for our shares of common stock, we do not expect that a public market will develop and our charter does not require us to effect a liquidity event at any time in the future. Our goal is to provide stockholders with limited liquidity through redemptions at our NAV per share; however, we will be investing primarily in commercial real estate properties that cannot generally be readily liquidated. This means that there may be times during which we do not have sufficient liquid resources to satisfy all redemption requests. Further, to protect our operations and our non-redeeming stockholders, our board of directors may modify our redemption program, and under certain circumstances, our advisor may modify, limit or suspend our redemption program. As a result, our shares should be considered a potentially long-term investment with limited liquidity.

•

Our sponsor has used our investment strategy, of focusing on necessity retail, office and industrial single-tenant properties, subject to long-term net leases to creditworthy tenants, in past and current real estate programs, and, as a result, we expect that we will compete with these other programs for properties and tenants.

•

We may pay distributions and fund redemptions from sources other than cash flows from operations, including borrowings, proceeds from the sale of our common stock and proceeds from the sale of our assets, and we have no limits on the amounts we may pay from such other sources. Payments of distributions from sources other than cash flow from operations may reduce the amount of capital we ultimately invest in real estate, which may negatively impact the value of your investment and directly impact our daily NAV per share.

•

We are dependent on our advisor and its affiliates to conduct our business and to distribute our shares. There are substantial conflicts of interest between us and our advisor and its affiliates, including with respect to allocation of investment and borrowing opportunities and allocation of their time and resources. Further, we will pay substantial fees to our advisor and its affiliates, including fees based on our daily NAV.

•

This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, we may have difficulties investing in properties and our ability to achieve our investment objectives, including diversification of our portfolio by property type and location, could be adversely affected.

•	We may suffer from delays if our advisor is not able to locate suitable investments, which could adversely affect our ability to pay distributions and to achieve our investment objectives.

•	Our board of directors may change certain of our investment policies without stockholder approval, which could alter the nature of your investment.

•	If we fail to qualify as a REIT for federal income tax purposes and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease.

Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and to our stockholders as fiduciaries. We have a three-member board of directors, consisting of Christopher H. Cole and our two independent directors, George N. Fugelsang and Roger D. Snell. Our charter requires that, upon and after the commencement of this offering, a majority of our directors be independent of our advisor. Among its other responsibilities, our board of directors (including the independent directors) has adopted our valuation guidelines for establishing our NAV on each business day and our valuation guidelines pertaining to the valuation of our commercial real estate assets, related liabilities and notes receivable secured by real estate, and will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility. Our charter provides that our independent directors will also be responsible for reviewing the performance of our advisor and sub-advisor, overseeing the investments made by our advisor and sub-advisor and approving the compensation paid to our advisor and its affiliates. Our directors will be elected on an annual basis by our stockholders. See the “Conflicts of Interest — Certain Conflict Resolution Procedures” section of this prospectus.

Our Sponsor and Advisor

Our sponsor is Cole Real Estate Investments, a trade name we use to refer to a group of affiliated entities directly or indirectly controlled by Christopher H. Cole. Our sponsor has been involved in acquiring, managing and disposing of commercial real estate for over three decades. During that time, our sponsor developed and refined its investment strategy of purchasing primarily single-tenant necessity properties that are leased to brand-name creditworthy tenants, subject to long-term net leases.

Our advisor, a Delaware limited liability company, is an affiliate of our sponsor and was formed solely for the purpose of managing our affairs on a day-to-day basis. Our chairman, chief executive officer and president, Christopher H. Cole, is the indirect sole owner of our advisor. In addition, a significant number of our sponsor’s executives and employees also serve as executives and employees of our advisor. See “— Summary of Prior Offerings” below.

Our advisor is obligated to use its best efforts, subject to the oversight of our board of directors, to, among other things, manage our portfolio and provide information to our independent valuation expert concerning our portfolio. Management of our portfolio will include activities such as determining the allocation of our portfolio among retail, office and industrial real estate properties, real estate properties in other sectors and real estate-related assets. Further, portfolio management will include making decisions about the active management of our portfolio, including decisions to acquire or dispose of real estate assets. Our board of directors has delegated to our advisor broad authority to manage our business in accordance with our investment objectives, strategy, guidelines, policies and limitations. The advisor’s role in the portfolio valuation process includes providing information about our commercial real estate assets, related liabilities and notes receivables secured by real estate to our independent valuation expert and estimating our accrued revenues and expenses. The advisor also has the right to review estimated values set forth in individual appraisal reports prepared by our independent valuation expert prior to finalization. The independent valuation expert will be free to accept or reject the advisor’s input in its discretion. Our fund accountant will perform the administrative tasks necessary to calculate our daily NAV. Our advisor will perform its duties and responsibilities under an advisory agreement as our fiduciary. See “Management — The Advisor.”

The Sub-Advisor

Our advisor has engaged BlackRock Investment Management, LLC to serve as its sub-advisor and perform the functions related to selecting and managing our liquid assets (cash, cash equivalents, other short-term investments, U.S. government securities, agency securities, corporate debt, liquid real estate-related, equity or debt securities and other investments for which there is reasonable liquidity). We refer to BlackRock Investment Management, LLC as the sub-advisor.

The sub-advisor will provide services related to the acquisition, management and disposition of our liquid assets, in accordance with our investment objectives, strategy, guidelines, policies and limitations. The fees paid to the sub-advisor will not be paid by us, but will instead be paid by our advisor out of the management fee that we pay to our advisor. The sub-advisor will perform its duties and will serve as a fiduciary under a sub-advisory agreement with our advisor, and the sub-advisor will have no contractual relationship with us. If our sub-advisor does not adequately perform its duties or fails to dedicate sufficient time to us our only recourse will be against our advisor.

Our Dealer Manager

Cole Capital Corporation, which we refer to as our dealer manager, is an affiliate of our sponsor and a member of the Financial Industry Regulatory Authority, or FINRA. Our dealer manager has distributed shares of many of our sponsor’s prior real estate programs, and has built relationships with a large number of broker-dealers throughout the country, which participated in some or all of those prior offerings. Our dealer manager will distribute the shares of our common stock on a best efforts basis, and will advise us regarding this offering, manage our relationships with participating broker-dealers and financial advisors and provide assistance in connection with compliance matters relating to the offering, including compliance regarding any sales literature that we may prepare.

Our Operating Partnership

We intend to own all or substantially all of our investments through Cole Real Estate Income Strategy (Daily NAV) Operating Partnership, LP, our operating partnership, in order to be organized as an UPREIT. UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” An UPREIT is a REIT that holds all or substantially all of its assets through a partnership that the REIT controls as general partner. We have elected to use an UPREIT structure primarily to facilitate acquisitions of retail, office and industrial real estate properties, as well as other types of real estate and to facilitate investments in us by certain institutional investors. A sale of property directly to a REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of appreciated property who desires to defer taxable gain on the transfer of such property may transfer the property to our operating partnership in exchange for limited partnership interests. Such exchange could be made on a tax-free basis. Being able to offer a seller the opportunity to defer taxation of gain until the seller redeems its interests in our operating partnership for cash may give us a competitive advantage in acquiring desired properties or investments relative to buyers who cannot offer this opportunity. In addition, investing in our operating partnership, rather than in shares of our common stock, may be more attractive to certain institutional or other investors due to their business or tax structure. We are the sole general partner of our operating partnership and have contributed $900 to our operating partnership in exchange for our general partner interest. Initially, the only limited partner will be our advisor, and our advisor will hold a 0.1% interest. See “Our Structure and Formation” for a chart showing our ownership structure.

Investment Objectives

Our primary investment objectives are:

•	to acquire commercial properties, leased under long-term net leases to creditworthy tenants, which provide current operating cash flow;

•	to maintain a level of liquid assets as a source of funds to meet redemption requests;

•	to provide reasonably stable, current income for you through the payment of distributions; and

•	to provide the opportunity to participate in capital appreciation in the value of our investments.

Pursuant to our charter, these investment objectives may not be changed without the approval of our stockholders. See the “Investment Objectives, Strategy and Policies” section of this prospectus for a more complete description of our investment objectives and policies, as well as our investment restrictions. We may not achieve our investment objectives. See “Risk Factors” below.

Investment Strategy

Our investment strategy is to invest primarily in a diversified portfolio of (1) necessity commercial properties in the retail, office and industrial sectors that are leased to creditworthy tenants under long-term net leases, and are strategically located throughout the United States and U.S. protectorates, (2) notes receivable and other investments secured by commercial real estate, including the origination of loans, and (3) U.S. government securities, agency securities, corporate debt and other investments for which there is reasonable liquidity. See “Investment Objectives, Strategy and Policies” for more details regarding our investment strategy. We believe that our organization as a perpetual-life REIT will allow us to acquire and manage our investment portfolio in a more active and flexible manner, as we will not be limited by a pre-determined operational period and the need to provide a “liquidity event” at the end of that period.

Investment Policies

Our independent members of our board of directors have adopted our investment policies. Our directors will formally review, at a duly called meeting, our investment policies on an annual basis and our real estate portfolio on a quarterly basis or, in each case, more often as they deem appropriate. Our board of directors, including a majority of our independent directors, must approve any changes to our investment policies. Under our investment policies, our advisor is delegated broad authority to execute real estate property and real estate related investment acquisitions and dispositions. Our board of directors will at all times have ultimate oversight over our investments and may change from time to time the scope of authority delegated to our advisor which in turn will modify the scope of authority of the sub-advisor, with respect to acquisition and disposition transactions. See “Investment Objectives, Strategy and Policies” for more details regarding our investment policies.

Valuation Policies

We have engaged an independent valuation expert, CBRE, Inc., which has expertise in appraising commercial real estate assets, related liabilities and notes receivable secured by real estate, to provide, on a rolling quarterly basis, valuations of each of our commercial real estate assets, related liabilities and notes receivable secured by real estate to be set forth in individual appraisal reports, and to adjust those valuations for events known to the independent valuation expert that it believes are likely to have a material impact on previously provided estimates of the value of the affected commercial real estate assets, notes receivable secured by real estate or related real estate liabilities. All or substantially all of our commercial real estate assets, related liabilities and notes receivable secured by real estate will be held in our operating partnership. Our real estate assets will consist primarily of a portfolio of commercial real estate, as well as notes receivable, where the underlying collateral will typically be commercial real estate. Our commercial real estate related liabilities will consist primarily of mortgage loans secured by our commercial real estate. In addition, our assets will include liquid assets, which will be priced daily by third party pricing sources, and cash and cash equivalents. We will amortize asset acquisition costs over a five year period. Our liabilities will include accrued fees and operating expenses, accrued debt service costs, accrued distributions payable; accrued dealer manager fees and advisory fees, which will be estimated by our advisor. Our board of directors will be responsible for ensuring that the valuation expert discharges its responsibilities in accordance with our valuation guidelines, and will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility, at regularly scheduled board of director meetings. See “Valuation Policies — Valuation.”

At the end of each business day, our fund accountant will calculate our NAV per share using a process that reflects (1) estimated values of each of our commercial real estate assets, related liabilities and notes receivable secured by real estate provided periodically by our independent valuation expert in individual appraisal reports, as they may be updated upon certain material events described below, (2) daily updates in the price of liquid assets for which third party market quotes are available, (3) accruals of our daily distributions, and (4) estimates of daily accruals, on a net basis, of our operating revenues, expenses, debt service costs and fees. If a material event occurs between scheduled quarterly valuations that our advisor believes may materially affect the value of any of our commercial real estate assets, related liabilities or notes receivable secured by real estate, our advisor will inform the independent valuation expert so that, if appropriate, the independent valuation expert can adjust the most recent valuations provided in the applicable appraisal report to account for the estimated impact. Our fund accountant will determine our NAV per share by dividing our NAV on such day by the number of shares of our common stock outstanding as of the end of such day, prior to giving effect to any share purchases or redemptions to be effected on such day.

Our goal is to provide a reasonable estimate of the market value of our shares. However, the majority of our assets will consist of commercial real estate assets and, as with any commercial real estate valuation protocol, the conclusions reached by our independent valuation expert will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in different estimates of the value of our commercial real estate investments. In addition, on any given day, our published NAV per share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. As a result, the daily calculation of our NAV per share may not reflect the precise amount that might be paid for your shares in a market transaction, and any potential disparity in our NAV per share may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders.

Daily Purchases of Shares at NAV

Our board of directors approved our initial offering price of $15.00, which will be the purchase price of our shares during the escrow period. Thereafter, the per share purchase price will vary from day-to-day and, on each business day, will be equal to our NAV per share as of the end of business on such day, in each case prior to giving effect to any share purchases or redemptions to be effected on such day.

After the end of the escrow period, we will file with the SEC after the close of business on a monthly basis a prospectus supplement disclosing the daily determination of our NAV per share for each business day in that month, which we refer to as the pricing supplement. Each business day, we will also post that business day’s NAV on our public website www.colecapital.com. The website will also contain this prospectus, including any supplements and amendments. You may also obtain the daily determination of our NAV per share by calling our toll-free, automated information line at 866-907-2653. As disclosed in “Share Purchases and Redemptions — Buying Shares,” we will disclose, on a quarterly basis in a prospectus supplement filed with the SEC, the principal valuation components of our NAV.

Any purchase orders that we receive prior to the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern time) on any day the New York Stock Exchange is open for trading (a business day) will be executed at a price equal to our NAV per share for that day, as calculated after the close of business on that day. Purchase orders that we receive after the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern time) will be executed at a price equal to our NAV per share as calculated after the close of business on the next business day. Purchase orders placed on a day that is not a business day, and purchase orders pursuant to our systematic investment program that would otherwise occur on a day that is not a business day, will be executed as if they were received prior to the close of business on the immediately following business day. See “Share Purchases and Redemptions — Buying Shares” for more details.

Daily Redemption of Shares at NAV

While you should view your investment as long-term, we have adopted a redemption plan, whereby on any business day, stockholders may request that we redeem all or any portion of their shares. Redemption requests received before the close of business (generally, 4:00 p.m. Eastern time) will be effected at a redemption price equal to our NAV per share calculated at the close of business on that day (that is, at the same price as any purchase orders received that day). Redemption requests received after the close of business (generally, 4:00 p.m. Eastern time) on any business day, or received on a day other than a business day, will be effected at our NAV per share calculated at the close of business on the next business day. Subject to limited exceptions, shares redeemed within 365 days of the date of purchase will be subject to a short-term trading fee equal to 2% of the aggregate NAV per share of such shares redeemed, which will inure indirectly to the benefit of our remaining stockholders. We also have the right to monitor the trading patterns of stockholders or their financial advisors and we reserve the right to reject any purchase or redemption transaction at any time based on what we deem to be a pattern of excessive, abusive or short-term trading. Requests for redemption will be settled promptly, subject to the limitations set forth below. We expect that there will be no regular secondary trading market for shares of our common stock.

Although the vast majority of our assets will consist of commercial real estate properties which cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition, we will maintain a number of sources of liquidity including (i) cash equivalents, other short-term investments, U.S. government securities, agency securities, corporate debt and liquid real estate-related securities and (ii) in the discretion of our advisor, a line of credit. In order to maintain a reasonable level of liquidity, our investment guidelines provide that we will target the following aggregate allocation to the above sources of liquidity: (1) 10% of our NAV up to $1 billion and (2) 5% of our NAV in excess of $1 billion. In addition, we may also fund redemptions from any available source of funds, including operating cash flows, borrowings, proceeds from this offering and/or sales of our assets. Despite these sources of liquidity, we may not always have sufficient liquid resources to satisfy redemption requests and you may not always be able to redeem your shares under the plan.

Under ordinary circumstances the total amount of net redemptions during a calendar quarter is limited to five percent of our total net assets on the last business day of the preceding quarter. Redemption requests will be satisfied on a first-come, first-served basis. If net redemptions do not reach the five percent limit in a calendar quarter, the unused portion will be carried over to the next quarter, except that the maximum amount of net redemptions during any quarter can never exceed ten percent of our total net assets on the last business day of the preceding quarter. If net redemptions in a calendar quarter reach the five percent limit (plus any carried over amount), after pro-rating redemptions for that day we will be unable to process any redemption requests for the rest of the calendar quarter. We will begin accepting redemption requests again on the first business day of the next calendar quarter, but will apply the five percent quarterly limitation on redemptions on a per-stockholder basis, instead of a first-come, first-served basis. Therefore each stockholder will be able to redeem at any time during that quarter up to five percent of the stockholder’s investment in our shares on the last business day of the preceding quarter, plus any new investment by the stockholder in our shares during that quarter (subject to applicable short-term trading fees). The per-stockholder limit will remain in effect for the following quarter if total net redemptions are more than two and one-half percent of our net assets on the last business day of the preceding quarter. Subject to these limits, our goal is to provide our stockholders uninterrupted access to liquidity for their investment to the maximum extent possible. Our board of directors, including a majority of independent directors, acting in accordance with their fiduciary duties to all stockholders, may modify or suspend our redemption plan in its discretion if it believes that such action is in the best interests of our stockholders. See “Shares Purchases and Redemptions — Redemption Plan — Redemption Limitations.”

Distributions

In order to qualify as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income. For these purposes, REIT taxable income is computed without regard to the dividends-paid deduction and excludes net capital gain. Further, REIT taxable income does not necessarily equal net income as calculated in accordance with generally accepted accounting principles in the United States, or GAAP. Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board may deem relevant. We have not established a minimum distribution level. We may pay distributions from sources other than cash flow from operations, including from the proceeds of this offering, from borrowings or from the sale of properties or other investments, among others, and we have no limit on the amounts we may pay from such sources.

We expect that our cash flow from operations available for distribution will be lower in the initial stages of this offering until we have raised significant capital and made substantial investments. As a result, we expect that during the early stages of our operations, and from time to time thereafter, we may declare distributions in anticipation of cash flow that we expect to receive during a later period and these distributions would be paid from proceeds of this offering, borrowings or any other source available to the Company. Contrary to traditional non-exchange traded REITs, however, whose shares are typically sold and, on a limited basis, redeemed at, a fixed price that is not intended to reflect the value of the shares, our common stock will be sold and redeemed on a daily basis at NAV per share. As a result, distributions that exceed our operating cash flow will be reflected in our daily calculation of NAV.

We have adopted a distribution reinvestment plan, whereby stockholders will be able to elect to have their cash distributions automatically reinvested in additional shares of common stock. The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to our NAV per share on the distribution date, after giving effect to all distributions. No selling commissions will be charged with respect to shares purchased pursuant to the distribution reinvestment plan. See “Description of Capital Stock — Distribution Reinvestment Plan.”

Leverage

We intend to use leverage to provide additional funds to support our investment activities. Our target leverage after we have acquired an initial substantial portfolio of diversified investments is 50% of the greater of cost (before deducting depreciation or other non cash reserves) or market value of our gross assets. During the period when we are beginning our operations and growing our portfolio, we may employ greater leverage in order to quickly build a diversified portfolio of assets. Our board of directors may from time to time modify our leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, market values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. Our charter generally restricts the amount of indebtedness that we may incur to 300% of our net assets, which generally approximates 75% of the cost of our investments, but does not restrict the form of indebtedness we may incur. Notwithstanding the foregoing, our aggregate indebtedness may exceed such limit, but only if such excess is approved by a majority of our independent directors. See “Investment Objectives, Strategy and Policies” for more details regarding our leverage policies.

Our Status Under the Investment Company Act

We do not believe that we are required, and we do not intend to, register as an investment company under the Investment Company Act. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that would restrict our activities and significantly increase our operating expenses. See “Risk Factors — Risks Related to our Corporate Structure.”

Summary of Prior Offerings

The “Prior Performance Summary” section of this prospectus contains a discussion of the programs previously offered by our sponsor, Cole Real Estate Investments, from January 1, 2001 through December 31, 2010. Certain financial results and other information relating to such programs with investment objectives similar to ours are also provided in the “Prior Performance Tables” included as Appendix A to this prospectus. The prior performance of the programs previously sponsored by Cole Real Estate Investments is not necessarily indicative of the results that we will achieve. For example, most of the prior programs were privately offered and did not bear the additional costs associated with being a publicly held entity. At the same time, we expect that our total expenses, including the costs of distributing our shares, will be lower than the total expenses of our prior public programs.

Fees and Expenses

We will pay our dealer-manager and our advisor the fees and reimbursements described below in connection with performing services for us. We will not pay our advisor or its affiliates any separate fees for property acquisitions or dispositions, financings, property management or leasing.

Type of Compensation — Recipient	Method of Compensation	Estimated Amount

Organization and Offering Stage

Upfront Selling Commission	We will not pay any upfront selling commissions.	None

Dealer Manager Fee — Our Dealer Manager	We will pay our dealer manager an asset-based dealer manager fee that is payable in arrears on a monthly basis and accrues daily in an amount equal to 1/365th of 0.55% of our NAV for such day. At our dealer manager’s discretion it may reallow a portion of the dealer manager fee equal to an amount up to 1/365th of 0.20% of our NAV to participating broker dealers. Because the dealer manager fee is calculated based on NAV, it reduces NAV with respect to all shares of our common stock, including shares issued under our distribution reinvestment plan.	The actual amount will depend on the number of shares sold, the dates on which the shares are sold, the daily NAV per share and the period of time that the investor continues to hold the shares. Assuming that (i) one-half of all $3,500,000,000 of shares registered for sale in our primary offering are sold as of the first day after the end of the escrow period, and the other half are sold one year after the end of the escrow period; (ii) all of the shares are held until the end of the two-year offering period; and (iii) our NAV per share remains at $15.00 at all times, then we estimate that the dealer manager fee will equal approximately $9,625,000 in year one after the escrow period and $19,250,000 in year two. After year two, assuming all of the shares sold continue to be held and our NAV per share remains at $15.00, the dealer manager fee will equal approximately $19,250,000 per annum. In the aggregate, underwriting compensation from all sources, including the dealer manager fee and other underwriting compensation paid to participating broker-dealers by us or by our advisor and its affiliates, will not exceed 10% of the gross proceeds from our primary offering.

Type of Compensation — Recipient	Method of Compensation	Estimated Amount

Organization and Offering Expense Reimbursement — Our Advisor	Our advisor has agreed to fund on our behalf all costs of our organization and offering (other than the dealer manager fee). Beginning on the date the offering proceeds are released from escrow, we will start to reimburse our advisor, without interest, for these organization and offering cost incurred both before and after the release of the escrow funds. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 0.75% of the aggregate gross offering proceeds from this offering, including shares issued in connection with the distribution reinvestment plan. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.75% limit) calculated on an accumulated basis, until our advisor has been reimbursed in full.	The timing and amount of reimbursements are dependent on the actual expenses incurred, the gross proceeds of shares sold, and the dates on which the shares are sold. Assuming that (i) one-half of all $4,000,000,000 of shares registered for sale in our primary offering, including shares issued under our distribution reinvestment plan, are sold as of the first day after the end of the escrow period, and the other half are sold one year after the end of the escrow period; and (ii) our NAV per share remains at $15.00 at all times, then the maximum amount of organization and offering expenses that can be reimbursed to our advisor will equal approximately $15,000,000 in year one after the escrow period and $15,000,000 in year two.

Operational Stage

Advisory Fee — Our Advisor	We will pay our advisor an advisory fee that will be payable in arrears on a monthly basis and accrue daily in an amount equal to 1/365th of 0.90% of our NAV for each day.	The annualized management fee, and the actual dollar amounts, are dependent upon our monthly average NAV and, therefore, cannot be determined at the present time. Based on the following assumed levels of our monthly average NAV, our annualized management fee will be as follows:

Monthly Average NAV	Total Annualized Advisory Fee ($)
$1 billion	$9,000,000
$2 billion	$18,000,000
$4 billion	$36,000,000

Type of Compensation — Recipient	Method of Compensation	Estimated Amount

Acquisition Expense Reimbursement — Our Advisor	We will not pay our advisor any acquisition, financing or other similar fees in connection with making investments. We will reimburse our advisor for out-of-pocket expenses in connection with the acquisition of commercial real estate properties, real estate-related assets and other investments, including reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of acquisition services to us other than our executive officers, provided that no reimbursement shall be made for costs of such employees of our advisor or its affiliates to the extent that such employees perform services for which our advisor receives a separate acquisition fee.	The actual amount will depend upon actual expenses incurred and, therefore, cannot be determined at this time.

Operating Expense Reimbursement — Our Advisor	We will reimburse our advisor for out-of-pocket expenses in connection with providing services to us, including reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of services to us other than our executive officers, provided that no reimbursement shall be made for costs of such employees of our advisor or its affiliates to the extent that such employees perform services for which our advisor receives a separate fee. The expense reimbursements that we will pay to our advisor include expenses incurred by the sub-advisor on our behalf.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Performance Fee — Our Advisor	We will pay our advisor a performance fee calculated on the basis of our total return to stockholders, payable annually in arrears, such that for any year in which our total return on stockholders’ capital exceeds 6% per annum on a calendar year basis, our advisor will be entitled to 25% of the excess total return but not to exceed 10% of the aggregate total return for such year.	The actual amount will depend on our performance, as well as on the number of shares sold, the daily NAV per share and the period of time that the investor continues to hold the shares and, therefore, can not be determined at this time.

Our Structure

The organizational chart in the section “Our Structure and Formation” shows our ownership structure and our relationship with our advisor, the sub-advisor, our dealer manager and Cole Holdings Corporation upon consummation of the formation transactions. Our operating partnership will own our investments in commercial properties and other assets, directly or indirectly, generally through special purpose entities.

Conflicts of Interest

Our advisor, our dealer manager, and their respective affiliates, officers and directors will experience conflicts of interests in connection with the management of our business, including those listed below.

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Our advisor, our dealer manager and their affiliates will receive substantial fees in connection with the services provided to us, which will create potential conflicts of interest. While those fees must be approved on an annual basis by our independent directors, the approval process may be constrained, to some extent, because the independent directors are likely to consider, among other factors, our stockholders’ expectation that affiliates of Cole Real Estate Investments sponsored and will serve in the roles of our advisor and dealer manager.

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The advisory fee and performance fee that we pay to our advisor are based upon our NAV, and our advisor will be involved in estimating certain accrued fees and expenses that are part of our NAV and performing the administrative calculation of our daily NAV.

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We will rely on the personnel of our advisor and its respective affiliates to manage our assets and daily operations. Our officers and our non-independent director are also officers of our advisor and are affiliated with other Cole-sponsored programs and therefore will have conflicts of interest in allocating their time and resources.

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The management personnel of our advisor, each of whom also makes investment decisions for other Cole-sponsored programs, must determine which investment opportunities to recommend to us or another Cole-sponsored program or joint venture, some of which have investment objectives similar to ours.

•	Our dealer manager is an affiliate of our advisor and therefore is not in a position to make an independent review of us or this offering.

Our charter contains provisions, and our independent directors have adopted policies and procedures, that are designed to mitigate many of the various conflicts of interest.

In addition, our executive officers and the chairman of our board of directors will face conflicts similar to those described above because of their affiliation with our advisor and other Cole-sponsored programs. See “Conflicts of Interest.”

Risk Factors

An investment in shares of our common stock involves substantial risks. You should carefully consider the following risk factors in addition to the other information contained in this prospectus before purchasing shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Statements Regarding Forward-Looking Information.”

Risks Related to an Investment in Cole Real Estate Income Strategy (Daily NAV), Inc.

We have no prior operating history and there is no assurance that we will achieve our investment objectives. Further, this is a “blind pool,” as we currently own no properties and have not identified any specific properties for purchase. For this and other reasons, an investment in our shares is speculative.

We are a newly formed entity with no operating history. As of the date of this prospectus, we have not made any investments in real estate or otherwise and do not own any properties or have any operations or financing from sources other than affiliates of our advisor. Since we currently own no properties, and have not identified any specific properties for purchase, this is a “blind pool.” You will not be able to evaluate the economic merit of our investments until after the investments have been made. As a result, an investment in our shares is speculative.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we and our advisor must, among other things:

•	identify and acquire investments that further our investment objectives;

•	increase awareness of the Cole Real Estate Income Strategy (Daily NAV), Inc. name within the investment products market;

•	expand and maintain our network of licensed broker-dealers and others who sell shares on our behalf and other agents;

•	rely on our advisor, who will engage and rely on its sub-advisor, and its affiliates to attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition for our targeted real estate and other investments as well as for potential investors;

•	rely on our advisor and its affiliates to continue to build and expand our operations structure to support our business; and

•	rely on our advisor, who will engage and rely on its sub-advisor, and its affiliates and our board of directors to be continuously aware of, and interpret, marketing trends and conditions.

We may not succeed in achieving these goals, and our failure to do so could cause you to lose a significant portion of your investment. For a more detailed discussion of our investment policies, see the “Investment Objectives, Strategy and Policies — Acquisition and Investment Policies” section of this prospectus.

Your purchase and redemption of our shares will be based on our NAV per share, and the daily determination of our NAV per share will be based upon subjective judgments, assumptions and opinions about future events, that may or may not turn out to be correct. As a result, our daily NAV per share may not reflect the precise amount that might be paid to for your shares in a market transaction.

The purchase and redemption price for shares of our common stock will be based on our NAV per share each business day, which will require an estimate of the value of our assets and liabilities — consisting principally of illiquid commercial real estate and illiquid commercial real estate mortgages. Although quarterly valuations of each of our commercial real estate assets, related liabilities and notes receivable secured by real estate will be performed by our independent valuation expert, the advisor will also monitor our commercial real estate investments for events that may be expected to have a material impact on the most recent estimated values provided by our independent valuation expert. The valuation methodologies used to estimate the value of our commercial real estate assets, related liabilities and notes receivable secured by real estate involve subjective judgments, assumptions and opinions about future events, which may or may not turn out to be correct. Any resulting potential disparity in our NAV per share may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders. See “Valuation Policies — Calculation of Our NAV Per Share” for more details about how our NAV will be calculated.

It may be difficult to reflect, fully and accurately, material events that may impact our daily NAV between quarterly valuations.

Since our fund accountant’s determination of our daily NAV per share will be based in part on quarterly estimates of the values of each of our commercial real estate assets, related liabilities and notes receivable secured by real estate provided periodically by the independent valuation expert in individual appraisal reports in accordance with valuation guidelines approved by our board of directors, our published NAV per share on any given day may not fully reflect any or all changes in value that may have occurred since the most recent quarterly valuation. Our advisor will review appraisal reports and monitor our commercial real estate and notes receivable assets and liabilities, but it may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of our commercial real estate assets, notes receivable secured by real estate or related real estate liabilities between periodic valuations, or to obtain quickly complete information regarding any such events. For example, an unexpected termination or renewal of a material lease, a material change in vacancies or an unanticipated structural or environmental event at a property may cause the value of a commercial real estate asset to change materially, yet obtaining sufficient relevant information after the occurrence has come to light and/or analyzing fully the financial impact of such an event may be difficult to do and may require some time. As a result, the NAV per share may not reflect a material event until such time as sufficient information is available and analyzed, and the financial impact is fully evaluated, such that our NAV may be appropriately adjusted in accordance with our valuation guidelines. Depending on the circumstance, the resulting potential disparity in our NAV may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders.

NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards.

The method for calculating our NAV, including the components that will be used in calculating our NAV, is not prescribed by rules of the SEC or any state securities regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating NAV, and our NAV will not be audited by our independent registered public accounting firm. We will calculate and publish NAV solely for purposes of establishing the daily price at which we will sell and redeem shares of our common stock after the close of the escrow period, and you should not view our NAV as a measure of our historical or future financial condition or performance. The components and methodology that will be used by our fund accountant in calculating our NAV may differ from those used by other companies now or in the future.

In addition, our NAV calculations, to the extent that they incorporate valuations of our assets and liabilities, are not prepared in accordance with United States generally accepted accounting principles, also known as GAAP. These valuations, which are based on market values that assume a willing buyer and seller, may differ from liquidation values that could be realized in the event that we were forced to sell assets.

You should carefully review the disclosure of our valuation policies and how NAV will be calculated, including the illustrative hypothetical calculation of NAV, under “Valuation Policies.”

An investment in shares of our common stock will have limited liquidity. There is no public market for our shares of common stock and our limited redemption program may not have sufficient liquidity at all times to redeem your shares. As a result, you should purchase your shares as a long-term investment.

There is no current public market for shares of our common stock, we do not expect that a public market will ever develop and our charter does not require a liquidity event at a fixed time in the future. Therefore, redemption of shares by us will likely be the only way for you to dispose of your shares. While we designed our redemption plan to allow stockholders to request redemptions, on a daily basis, of all or any portion of their shares, our ability to fulfill redemption requests is subject to a number of limitations. Most significantly, the vast majority of our assets will consist of commercial real estate properties, which cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Further, the redemption program is subject to quarterly redemption limits and to protect our operations, our status as a REIT, and our non-redeeming stockholders, our board of directors may modify or suspend our redemption program or limit stockholder redemptions. Additionally, subject to limited exceptions, shares of our common stock redeemed within 365 days of the date of purchase may be subject to a short-term trading fee of 2% of the aggregate NAV per share of such shares redeemed. As a result, your ability to have your shares redeemed by us may be limited, and our shares should be considered a potentially long-term investment with limited liquidity. See “Share Purchases and Redemptions — Redemption Plan — Redemption Limitations.”

Economic events that may cause our stockholders to seek to redeem their shares may materially adversely affect our cash flow and our ability to achieve our investment objectives.

Economic events affecting the U.S. economy, such as the general negative performance of the real estate sector or the negative performance of the U.S. economy as a whole, could cause our stockholders to seek to redeem their shares. Even if we are able to satisfy all resulting redemption requests, our cash flow could be materially adversely affected. In addition, if we elect to sell valuable assets to satisfy redemption requests, our ability to achieve our investment objectives, including, without limitation, diversification of our real estate property portfolio by property type and location, moderate financial leverage, conservative operating risk and an attractive level of current income, could be materially adversely affected.

We may fund redemptions from sources other than cash flow from operations, including borrowings by the REIT, proceeds from this offering or proceeds from asset sales, which may reduce the amount of capital we ultimately invest and negatively impact the value of your investment.

To the extent that cash flow from operations is insufficient to fund all requests for redemptions, we may fund all or some of the redemptions from borrowings by the REIT, proceeds from this offering or proceeds from the sale of assets, and we have no limits on the amounts we may pay from such other sources. The payment of redemptions from sources other than cash flow from operations may reduce the amount of capital we have available to invest in real estate, negatively impact the value of your investment and reduce your overall return. We expect that, especially during the early stages of our development, as well as from time to time thereafter, we may fund redemptions from sources other than cash flow.

We expect to utilize our sponsor’s investment strategy, which historically has been applied primarily in the retail sector, to acquire corporate office and industrial properties as well. As a result, the prior performance of the other Cole-sponsored real estate programs may not be indicative of our future results.

The public real estate programs previously sponsored by Cole Real Estate Investments, our sponsor, had a principal focus on acquiring single-tenant properties, subject to long-term net leases to creditworthy tenants, in the retail sector. Our sponsor also utilized this same approach to a more limited extent in the corporate office and industrial sector. It is our expectation that, in managing our investments, our sponsor and its affiliated advisor will continue to use this same investment strategy for the properties we purchase in the corporate office and industrial sector as well. As a result, the prior performance of other Cole-sponsored real estate programs may not be indicative of our future results.

This is our sponsor’s and affiliated advisor’s first real estate program structured as a “perpetual-life” REIT.

This will be our sponsor’s first program structured as a “perpetual-life” REIT, or an investment vehicle of indefinite duration focused principally on acquiring a portfolio of real estate that has no target date for sale of the portfolio or other liquidity event. While the officers and other key personnel of our advisor and its affiliates have significant experience acquiring and managing real estate for defined life non-exchange traded REITs, and, to a more limited extent, listed REITs of indefinite duration, this will be our sponsor’s first program structured as a non-exchange traded REIT with an indefinite life. Acquiring and managing a portfolio of commercial real estate that has no target liquidation event may present challenges that are different than acquiring and managing a portfolio of real estate that is expected to be owned for a limited and specified investment period. For this and other reasons, the prior performance of other Cole-sponsored REITs may not be indicative of our future results.

The amount and source of distributions we may make to our stockholders is uncertain and we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders at any time in the future.

We have not established a minimum distribution payment level, and our ability to make distributions to our stockholders may be adversely affected by a number of factors, including the risk factors described in this prospectus. Because we currently have no properties and will commence operations only upon the conclusion of the escrow period, we may not generate sufficient income to make distributions to our stockholders. Our board of directors will make determinations regarding distributions based upon, among other factors, our financial performance, our debt service obligations, our debt covenants, and capital expenditure requirements. Among the factors that could impair our ability to make distributions to our stockholders are:

•	the limited size of our real estate portfolio, in the early stages of our development;

•	our inability to invest, on a timely basis and in attractive commercial properties, the proceeds from sales of our shares;

•	our inability to realize attractive risk-adjusted returns on our investments;

•	unanticipated expenses or reduced revenues that reduce our cash flow or non-cash earnings;

•	defaults in our investment portfolio or decreases in the value of our properties; and

•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

As a result, we may not be able to make distributions to our stockholders at any time in the future, and the level of any distributions we do make to our stockholders may not increase or even be maintained over time, any of which could materially and adversely affect the market price of our common stock.

We may suffer adverse tax consequences if the amount of distributions do not comply with certain tax requirements, and we expect that a substantial portion of our distributions will be taxed as ordinary income to our stockholders.

To qualify for taxation as a REIT, we will be required to distribute annually to our stockholders at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gains. To the extent we satisfy the 90% distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we distribute to our stockholders in a calendar year is less than a minimum amount specified under the Code.

In addition, dividends that we pay to our stockholders will generally be taxable to our stockholders as ordinary income. However, a portion of our distributions may be designated by us as long-term capital gains to the extent that they are attributable to capital gain income recognized by us or may constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. A return of capital distribution is not taxable, but has the effect of reducing the basis of a stockholder’s investment in our common stock, until the distribution exceeds the stockholder’s basis. Return of capital distributions in excess of a stockholder’s tax basis in our shares will be treated as gain from the sale of shares.

We may pay some or all of our distributions, and fund some or all redemptions, from sources other than cash flow from operations, including borrowings by the REIT, proceeds from this offering or proceeds from asset sales, which may reduce the amount of capital we ultimately invest and negatively impact the value of your investment.

To the extent that cash flow from operations is insufficient to pay distributions to you or to fund redemptions, we may pay all or some of our distributions and fund all or some of our redemptions from borrowings by the REIT, proceeds from the sale of our common stock in this offering or proceeds from the sale of assets, and we have no limits on the amounts we may pay from such other sources. The payment of distributions and redemptions from sources other than cash flow from operations may reduce the amount of capital we have available to invest in real estate, negatively impact the value of your investment and reduce your overall return. We expect that, especially during the early stages of our development, as well as from time to time thereafter, we may declare distributions and/or fund redemptions that exceed our cash flows from operations and in anticipation of future cash flows.

If we do not meet the minimum offering requirements for this offering, you may earn a lower rate of return on your escrowed funds than could have been achieved from an alternative investment.

We will take purchase orders and hold investors’ funds in an interest-bearing escrow account until we receive purchase orders for at least $10,000,000 in shares of our common stock and our board of directors determines it is in our best interest to cause such proceeds to be released to us and authorizes our escrow agent to do so, but in no event longer than 180 days following the initial offering date. If we do not receive purchase orders for the minimum offering amount within such 180 day period, this offering will terminate and any funds that you deposited into escrow will be returned to you, along with interest earned thereon. The interest rate on the funds delivered into escrow may be less than the rate of return you could have achieved from an alternative investment. For a more detailed discussion of our investment policies, see the “Investment Objectives, Strategy and Policies — Change in Investment Policies” section of this prospectus.

Purchases of common stock by our directors, officers and other affiliates in this offering should not influence investment decisions of independent, unaffiliated investors.

Directors, officers and other affiliates of ours may purchase shares of our common stock, and these purchases will be included in determining whether we have received at least $10,000,000 in shares of our common stock. There are no written or other binding commitments with respect to the acquisition of shares by these parties, and there can be no assurance as to the amount, if any, of shares of common stock these parties may acquire in the offering. Any shares purchased by our directors, officers and other affiliates will be purchased for investment purposes only. However, the investment decisions made by directors, officers and other affiliates who make such purchases should not influence your decision to invest in shares of our common stock, and you should make your own independent investment decision concerning the risks and benefits of an investment in our shares of common stock.

This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, we may have difficulties investing in properties and our ability to achieve our investment objectives, including diversification of our portfolio by property type and location, could be adversely affected.

This offering is being made on a “best efforts” basis, which means that the dealer manager and the broker-dealers participating in this offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. As a result, we may not be able to raise a substantial amount of capital in the near term. If we are not able to accomplish this goal, we may have difficulty in identifying and purchasing suitable properties on attractive terms in order to meet our investment objectives. Therefore, there could be a delay between the time we receive net proceeds from the sale of shares of our common stock in this offering and the time we invest the net proceeds. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations to you. If we fail to timely invest the net proceeds of this offering, our ability to achieve our investment objectives, including diversification of our portfolio by property type and location, could be adversely affected. In addition, subject to our investment policies, we are not limited in the number or size of our investments or the percentage of net proceeds that we may dedicate to a single investment. If we use all or substantially all of the proceeds from this offering to acquire one or a few investments, the likelihood of our profitability being affected by the performance of any one of our investments will increase, and an investment in our shares will be subject to greater risk.

If we raise substantially less than the maximum offering amount, we may not be able to construct a diverse portfolio of real estate and real estate-related investments, and the value of your investment may fluctuate more widely with the performance of specific investments.

We are dependent upon the proceeds to be received from this offering to conduct our proposed investment activities. This offering is being made on a “best efforts” basis, whereby our dealer manager and the broker/dealers that participate in the offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock. As a result, we do not know the amount of proceeds that will be raised in this offering or that we will achieve sales of the maximum offering amount. If we are unable to raise substantially more than the minimum offering amount, we may not be able to invest in a diverse portfolio in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. Your investment in shares of our common stock would be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected if we are unable to raise substantial funds in this offering.

We may suffer from delays if our advisor is not able to locate suitable investments, which could adversely affect our ability to pay distributions and to achieve our investment objectives.

If we are able to raise capital quickly during this offering, we may have difficulty in identifying and purchasing suitable commercial real estate properties in a timely and efficient fashion. This may impact the value of your investment in our common stock and our ability to pay distributions to you.

Our board of directors may change certain of our investment policies without stockholder approval, which could alter the nature of your investment.

Except for changes to the investment objectives and investment restrictions contained in our charter, which require stockholder consent to amend, our board of directors, a majority of whom are independent, may change our investment and operational policies, including our policies with respect to investments, acquisitions, growth, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the types of investments described in this prospectus. A change in our investment strategy may, among other things, increase our exposure to interest rate risk, default risk and commercial real estate market fluctuations, all of which could materially affect our ability to achieve our investment objectives.

Our participation in a co-ownership arrangement may subject us to risks that otherwise may not be present in other real estate investments.

We may enter in co-ownership arrangements with respect to a portion of the properties we acquire. Co-ownership arrangements involve risks generally not otherwise present with an investment in real estate, such as the following:

•	the risk that a co-owner may at any time have economic or business interests or goals that are or become inconsistent with our business interests or goals;

•	the risk that a co-owner may be in a position to take action contrary to our instructions or requests or contrary to our policies, objectives or status as a REIT;

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the possibility that an individual co-owner might become insolvent or bankrupt, or otherwise default under the applicable mortgage loan financing documents, which may constitute an event of default under all of the applicable mortgage loan financing documents or allow the bankruptcy court to reject the agreements entered into by the co-owners owning interests in the property;

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the possibility that a co-owner might not have adequate liquid assets to make cash advances that may be required in order to fund operations, maintenance and other expenses related to the property, which could result in the loss of current or prospective tenants and may otherwise adversely affect the operation and maintenance of the property, and could cause a default under the mortgage loan financing documents applicable to the property and may result in late charges, penalties and interest, and may lead to the exercise of foreclosure and other remedies by the lender;

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the risk that a co-owner could breach agreements related to the property, which may cause a default, or result in personal liability for, the applicable mortgage loan financing documents, violate applicable securities law, result in a foreclosure or otherwise adversely affect the property and the co-ownership arrangement;

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the risk that a default by any co-tenant would constitute a default under the applicable mortgage loan financing documents that could result in a foreclosure and the loss of all or a substantial portion of the investment made by the co-tenants;

•	the risk that we could have limited control and rights, with management decisions made entirely by a third-party; and

•	the possibility that we will not have the right to sell the property at a time that otherwise could result in the property being sold for its maximum value.

In the event that our interests become adverse to those of the other co-owners, we may not have the contractual right to purchase the co-ownership interests from the other co-owners. Even if we are given the opportunity to purchase such co-ownership interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase co-ownership interests from the co-owners.

We may want to sell our co-ownership interests in a given property at a time when the other co-owners in such property do not desire to sell their interests. Therefore, because we anticipate that it will be much more difficult to find a willing buyer for our co-ownership interests in a property than it would be to find a buyer for a property we owned outright, we may not be able to sell our interest in a property at the time we would like to sell.

Risks Related to Our Relationship with Our Advisor and Its Affiliates

Our advisor and its affiliates, including our dealer manager, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

Our advisor and its affiliates, including our dealer manager, are entitled to substantial fees from us under the terms of the advisory agreement and the dealer manager agreement. These fees could influence the judgment of our advisor and its affiliates in performing services for us. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates;

•

the advisor’s role in estimating accruals of expenses for our fund accountant’s calculation of our daily NAV, as the fees of our advisor and its affiliates are based on our NAV, however, any intentionally inaccurate estimation of the Company’s daily net operating revenues, expenses and fees by the Advisor could constitute a breach of its fiduciary duty to the Company and its stockholders, and may subject the Advisor to significant liability; and

•

the amount of fees paid to our advisor and its affiliates. While the fees must be approved on an annual basis by our independent directors, the approval process may be constrained, to some extent, because the independent directors are likely to consider, among other factors, our stockholders’ expectation that affiliates of Cole Real Estate Investments sponsored and will serve in the roles of our advisor and our dealer manager.

Our advisor will be responsible for estimating amounts of certain liabilities that will affect calculation of our NAV

Our advisor will be responsible for estimating the amounts of certain liabilities that will be used by our independent fund accountant to determine our daily NAV per share. These estimated amounts will include estimates of accrued fees and expenses attributable to this offering, accrued operating fees and expenses and accrued distributions. To the extent that these liabilities are based on estimates, this could lead to conflicts of interest with our advisor because the advisor’s fee is based on a percentage of our NAV, although any intentionally inaccurate estimation of the Company’s daily net operating revenues, expenses and fees by the advisor could constitute a breach of its fiduciary duty to the Company and its stockholders, and may subject the advisor to significant liability.

Our advisor has engaged its sub-advisor to select and manage our liquid investments. The advisor will rely on the performance of its sub-advisor in implementing the liquid investments portion of our investment strategy.

Our advisor has engaged its sub-advisor to select liquid investments pursuant to a sub-advisory agreement between our advisor and its sub-advisor. We do not have a direct contractual relationship with the sub-advisor. The sub-advisor will have substantial discretion, within our investment guidelines, to make decisions related to the acquisition, management and disposition of our liquid assets. If the sub-advisor does not succeed in implementing the liquid investments portion of our investment strategy, our performance will suffer. In addition, even though our advisor will have the ability to terminate the sub-advisor with 60 days’ prior written notice it may be difficult and costly to terminate and replace the sub-advisor.

Payment of fees to our advisor and our dealer manager will reduce the cash available for investment and distribution and will increase the risk that you will not be able to recover the amount of your investment in our shares.

Our advisor and its affiliated dealer manager will perform services for us in connection with the distribution of our shares, the selection and acquisition of our investments, and the management of our assets. We will pay our advisor and our dealer manager fees for these services, which will reduce the amount of cash available for investments or distributions to our stockholders. The fees we pay to our advisor and its affiliates decrease the value of our portfolio and increase the risk that stockholders may receive a lower price when they request redemption of their shares than the purchase price they initially paid for their shares.

Our advisor faces conflicts of interest relating to the incentive fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Pursuant to the terms of our advisory agreement, our advisor is entitled to fees that are structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. For example, the advisory fee is based on our NAV, and not on the costs or book value of our investments, and our advisor is entitled to an incentive fee, based on the annual performance of our stock. Nevertheless, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance that would entitle our advisor to incentive compensation.

Our advisor will face conflicts of interest with respect to the allocation of investment opportunities between us and other real estate programs that our managed by affiliates of our advisor.

We will rely on our advisor to identify and select potential real estate investment opportunities on our behalf. At the same time, our advisor’s affiliates and our advisor’s officers manage other Cole-sponsored real estate programs that may have investment objectives and investment strategies that are similar to our objectives and strategies. As a result, our advisor could face conflicts of interest in allocating real estate acquisition opportunities as they become available. While the Cole-sponsored programs have allocation procedures in place, there is a risk that our advisor’s allocation of investment properties may result in our acquiring a property that provides lower returns to us than a property purchased by another Cole-sponsored program. In addition, we may acquire properties in geographic areas where other Cole-sponsored programs own properties. If one of the other Cole-sponsored programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. Similar conflicts of interest may arise if our advisor recommends that we make or purchase mortgage loans or participations in mortgage loans, since other Cole-sponsored programs may be competing with us for these investments. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

Our officers face conflicts of interest related to the positions they hold with affiliated entities, which could hinder our ability to implement successfully our business strategy and to generate returns to you.

Each of our executive officers, including Mr. Cole, who also serves as the chairman of our board of directors, also has an interest in our advisor and our dealer manager. In addition, our executive officers serve as officers of one or more entities affiliated with our advisor that provide investment management advice to other Cole-sponsored real estate programs, as well as executive officers and/or board members of these other real estate programs. As a result, these individuals owe fiduciary duties to these other entities and their stockholders, members and limited partners. These additional fiduciary duties may create conflicts with the duties that they owe to us and to our stockholders. There is a risk that their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment strategy and our investment and leasing opportunities. Conflicts between the best interests of our business and the best interests of these other entities are most likely to arise from involvement in activities related to (i) allocation of new acquisition opportunities, (ii) allocation of their time, (iii) allocation of tenants, (iv) allocation of opportunities to sell assets, and (v) allocation of our dealer manager’s time. If these individuals were to act or fail to act in a manner that was detrimental to our business, or favor one entity over another, they could be subject to liability for breach of their fiduciary duty to us and our stockholders. If these potential conflicts are not appropriately managed, we may not be able to implement our investment strategy in a successful manner, generate cash needed to pay distributions to you and maintain or increase the value of our assets.

We depend on our advisor, and we may not be able to find a suitable replacement if our advisor terminates the advisory agreement.

We depend on our advisor, and we may not be able to find a suitable replacement if our advisor terminates the advisory agreement. Our ability to make distributions and achieve our investment objectives is dependent upon the performance of our advisor in the acquisition of real estate properties and other real estate-related assets, the management of our portfolio, the selection of tenants for our properties and the determination of any financing arrangements. If our advisor suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, our advisor may be unable to allocate sufficient time and resources to our operations. If our advisor is unable to allocate sufficient resources to oversee and perform our operations for any reason, we may be unable to achieve our investment objectives or pay distributions to our stockholders. See “Conflicts of Interest — Transactions with Our Advisor and its Affiliates.”

If our advisor loses or is unable to obtain key personnel, including in the event another Cole-sponsored program internalizes its advisor, our ability to achieve our investment objectives could be delayed or hindered, which could adversely affect our ability to pay distributions to you and the value of your investment.

Our success depends to a significant degree upon the contributions of certain of our executive officers and other key personnel of our advisor, as listed beginning on page 95 of this prospectus, each of whom would be difficult to replace. Our advisor does not have an employment agreement with any of these key personnel and we cannot guarantee that all, or any particular one, will remain affiliated with us and/or our advisor. If any of our key personnel were to cease their affiliation with our advisor, our operating results could suffer. This could occur, among other ways, if another Cole-sponsored program internalizes its advisor. If that occurs, key personnel of our advisor, who also are key personnel of the internalized advisors, might become employees of the other program and would no longer be available to our advisor. Further, we do not intend to separately maintain key person life insurance on Mr. Cole or any other person. We believe that our future success depends, in large part, upon our advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. If our advisor loses or is unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

The termination or replacement of our advisor could trigger a repayment event under our mortgage loans for some of our properties and the credit agreement governing for any line of credit we obtain.

Lenders for certain of our properties may request provisions in the mortgage loan documentation that would make the termination or replacement of our advisor an event requiring the immediate repayment of the full outstanding balance of the loan. If we elect to obtain a line of credit and are able to do so, the termination or replacement of our advisor could trigger repayment of outstanding amounts under the credit agreement governing our line of credit. If a repayment event occurs with respect to any of our properties, our ability to achieve our investment objectives could be materially adversely affected.

Our board of directors will not approve, in advance, the investment decisions made by our advisor.

Our board of directors has approved investment guidelines that delegate to our advisor the authority to execute (1) real estate property acquisitions and dispositions and (2) investments in other real estate-related assets, and to (3) contract with a sub-advisor to purchase and sell liquid assets, liquid real estate-related securities, cash and cash equivalents, in each case so long as such investments are consistent with our investment guidelines. As a result, our advisor will have substantial latitude within these broad parameters in determining the types of assets that are proper investments for us. Our directors will not review, in advance, the investment decisions made by our advisor or sub-advisor. Instead, the directors will review our investment guidelines on an annual basis and our investment portfolio on a quarterly basis or, in each case, as often as they deem appropriate. In conducting these periodic reviews, our directors will rely primarily on information provided to them by our advisor. Furthermore, transactions entered into on our behalf by our advisor may be costly, difficult or impossible to unwind when they are subsequently reviewed by our board of directors.

The dealer manager is an affiliate of our advisor, and, therefore you will not have the benefit of an independent review of the prospectus or of us that customarily is performed in underwritten offerings.

The dealer manager, Cole Capital Corporation, is an affiliate of our advisor and, as a result, is not in a position to make an independent review of us or of this offering. Accordingly, you will have to rely on your own broker-dealer or financial advisor to make an independent review of the terms of this offering. If your broker-dealer or financial advisor conducts an independent review of this offering, and/or engages an independent due diligence reviewer to do so on its behalf, we expect that we will pay or reimburse the expenses associated with such review, which may create conflicts of interest. If your broker-dealer or financial advisor does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering.

Our dealer manager may compensate its registered employees who market and sell this investment more than it compensates them to market and sell other Cole-sponsored investments.

Our dealer manager may have a compensation program for its registered employees who market and sell this investment that may be different from the compensation program it has for the marketing and sale of other Cole-sponsored investments. This compensation program may result in Cole Capital Corporation’s registered employees receiving more or less compensation for the marketing and sale of this investment than for the marketing and sale of other programs. Such a compensation program may create a conflict of interest, by motivating our dealer manager’s registered employees to promote one investment over another Cole-sponsored investment. You and your participating broker dealer must determine if this investment is appropriate for you.

Our charter permits us to acquire assets and borrow funds from affiliates of our advisor, and any such transaction could result in conflicts of interest.

Our charter permits us to acquire assets and borrow funds from affiliates of our advisor on a limited basis as set forth below, and any such transaction could result in a conflict of interest.

Our advisor may create special purpose entities to acquire properties for the specific purpose of selling the properties to us, and we may acquire such properties at cost, including acquisition-related expenses. Any and all acquisitions from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction, as being fair and reasonable to us and at a price to us that is no greater than the cost of the property to the affiliate of our advisor. Further, we will not acquire a property from an affiliate of our advisor if the cost to us would exceed the property’s current appraised value as determined by an independent appraiser.

From time to time, we may borrow funds from affiliates of our advisor, including our sponsor, as bridge financing to enable us to acquire a property when offering proceeds alone are insufficient to do so and third party financing has not been arranged. Any and all such transactions must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as fair and reasonable to us. Finally, we may defer payment of fees to our advisor or its affiliates, which would not be considered a loan under our charter.

Our advisor faces conflicts of interest relating to joint ventures or other co-ownership arrangements that we enter into with other Cole-sponsored programs, which could result in a disproportionate benefit to another Cole-sponsored program.

We may enter into joint ventures with other Cole-sponsored programs for the acquisition, development or improvement of properties, as well as the acquisition of real estate-related investments. Officers and key persons of our advisor also are officers and key persons of other Cole-sponsored REITs and their advisors, the general partners of other Cole-sponsored partnerships and/or the advisors or fiduciaries of other Cole-sponsored programs. These officers and key persons will face conflicts of interest in determining which Cole-sponsored program should enter into any particular joint venture or co-ownership arrangement. These persons also may have a conflict in structuring the terms of the relationship between us and the Cole-affiliated co-venturer or co-owner, as well as conflicts of interests in managing the joint venture.

In the event we enter into joint venture or other co-ownership arrangements with another Cole-sponsored program, our advisor and its affiliates may have a conflict of interest when determining when and whether to buy or sell a particular property, or to make or dispose of another real estate-related investment. In addition, if a Cole-affiliated co-venturer or co-owner becomes listed for trading on a national securities exchange, that entity may develop more divergent goals and objectives than ours, since we do not expect to be listed for trading. In the event we enter into a joint venture or other co-ownership arrangement with a Cole-sponsored program that has a defined life, the joint venture may be required to sell its properties earlier than we may desire to sell the properties. Even if the terms of any joint venture or other co-ownership agreement between us and another Cole-sponsored program grant us the right of first refusal to buy such properties, we may not have sufficient funds or borrowing capacity to exercise our right of first refusal under these circumstances.

Since Mr. Cole and his affiliates control our advisor and other Cole-sponsored programs, agreements and transactions between or among the parties with respect to any joint venture or other co-ownership arrangement will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers or co-owners, which may result in the co-venturer or co-owner receiving benefits greater than the benefits that we receive. We have adopted certain procedures for dealing with potential conflicts of interest as described in the section of this prospectus captioned “Conflicts of Interest — Certain Conflict Resolution Procedures.”

Risks Related to Investments in Real Estate

Our properties may depend upon a single tenant, or a limited number of major tenants, for all or a majority of its rental income; therefore, our financial condition and ability to make distributions to you may be adversely affected by the bankruptcy or insolvency, a downturn in the business or a lease termination, of a single tenant.

Our properties may be occupied by only one tenant or derive a majority of its rental income from a limited number of major tenants and, therefore, the success of those properties will be materially dependent on the financial stability of such tenants. Lease payment defaults by such tenants could cause us to reduce the amount of distributions we pay. A default of a single or major tenant on its lease payments to us would cause us to lose revenue from the property and force us to find an alternative source of revenue to meet any expenses associated with the property and prevent a foreclosure if the property is subject to a mortgage. In the event of a default by a single or major tenant, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting the property. If a lease is terminated, we may not be able to lease the property for the rent previously received or sell the property without incurring a loss. A default by a single or major tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease to such a tenant, or such tenant’s election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions to you.

In addition, any of our major tenants, or any guarantor of one of our major tenant’s lease obligations, could be subject to bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. The bankruptcy of such a tenant or lease guarantor could delay our efforts to collect past due balances under the relevant lease, and could ultimately preclude full collection of these sums. Such an event also could cause a decrease or cessation of current rental payments, reducing our operating cash flows and the amount available for distributions to you. In the event a major tenant or lease guarantor declares bankruptcy, the tenant or its trustee may not assume our lease or its guaranty. If a given lease or guaranty is not assumed, our operating cash flows and the amounts available for distributions to you may be adversely affected. Accordingly, the bankruptcy of a major tenant could have a material adverse effect on our ability to pay distributions to you.

To the extent we acquire industrial properties, the demand for and profitability of our industrial properties may be adversely affected by fluctuations in manufacturing activity in the United States.

We may invest in industrial properties that share some of the same core characteristics as our other commercial properties. To the extent we acquire industrial properties, such properties may be adversely affected if manufacturing activity decreases in the United States. Trade agreements with foreign countries have given employers the option to utilize less expensive non-US manufacturing workers. The outsourcing of manufacturing functions could lower the demand for our industrial properties. Moreover, an increase in the cost of raw materials or decrease in the demand of housing could cause a slowdown in manufacturing activity, such as furniture, textiles, machinery and chemical products, and our profitability may be adversely affected.

If a major tenant declares bankruptcy, we may be unable to collect balances due under relevant leases, which could have a material adverse effect on our financial condition and ability to pay distributions to you.

We may experience concentration in one or more tenants. Any of our tenants, or any guarantor of one of our tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. The bankruptcy of a tenant or lease guarantor could delay our efforts to collect past due balances under the relevant lease, and could ultimately preclude full collection of these sums. Such an event also could cause a decrease or cessation of current rental payments, reducing our operating cash flows and the amount available for distributions to you. In the event a tenant or lease guarantor declares bankruptcy, the tenant or its trustee may not assume our lease or its guaranty. If a given lease or guaranty is not assumed, our operating cash flows and the amounts available for distributions to you may be adversely affected. Accordingly, the bankruptcy of a major tenant could have a material adverse effect on our ability to pay distributions to you.

If a sale-leaseback transaction is re-characterized in a tenant’s bankruptcy proceeding, our financial condition could be adversely affected.

We may enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be re-characterized as either a financing or a joint venture, either of which outcomes could adversely impact our financial condition, cash flow and the amount available for distributions to you.

If the sale-leaseback were re-characterized as a financing, we might not be considered the owner of the property, and we would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were re-characterized as a joint venture, we could be treated as co-venturer with the lessee with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property.

Our real estate investments may include special use single-tenant properties that may be difficult to sell or re-lease upon lease terminations.

We intend to invest in necessity single-tenant commercial properties, a number of which may include special use single-tenant properties. If the leases on these properties are terminated or not renewed, we may have difficulty re-leasing or selling these properties to a party other than the tenant due to the special purpose for which the property may have been designed. Therefore, we may be required to expend substantial funds to renovate the property or make rent concessions in order to lease the property to another tenant or sell the property. These and other limitations may adversely impact the cash flows from, or lead to a decline in value of, these special use single-tenant properties.

A high concentration of our properties in a particular geographic area, or with tenants in a similar industry, would magnify the effects of downturns in that geographic area or industry.

In the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately impacts that geographic area would have a magnified adverse impact on our portfolio. Similarly, if tenants of our properties become concentrated in a certain industry or industries, any adverse impact on that industry generally would have a disproportionately adverse impact on our portfolio.

We anticipate that our properties will include retail properties. Our performance, therefore, is linked to the market for retail space generally and a downturn in the retail market could have an adverse effect on the value of your investment.

The market for retail space has been and could be adversely affected by weaknesses in the national, regional and local economies, the adverse financial condition of some large retailing companies, the ongoing consolidation in the retail sector, excess amounts of retail space in a number of markets and competition for tenants with other shopping centers in our markets. Customer traffic to these shopping areas may be adversely affected by the closing of stores in the same shopping center, or by a reduction in traffic to these stores resulting from a regional economic downturn, a general downturn in the local area where our store is located, or a decline in the desirability of the shopping environment of a particular shopping center. A reduction in customer traffic could have a material adverse effect on our business, financial condition and results of operations.

Our operating results will be affected by economic and regulatory changes that impact the real estate market in general.

We will be subject to risks generally attributable to the ownership of real property, including:

•	changes in global, national, regional or local economic, demographic or capital market conditions;

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current and future adverse national real estate trends, including increasing vacancy rates, which may negatively impact resale value, declining rental rates and general deterioration of market conditions;

•	changes in supply of or demand for similar properties in a given market or metropolitan area that will result in changes in market rental rates or occupancy levels;

•	increased competition for real property investments targeted by our investment strategy;

•	bankruptcies, financial difficulties or lease defaults by our tenants;

•	changes in interest rates and availability of financing; and

•	changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws.

All of these factors are beyond our control. Any negative changes in these factors could affect our ability to meet our obligations and make distributions to stockholders.

We face risks associated with property acquisitions, which may adversely impact our ability to pay distributions and the value of your investment in our common stock.

We intend to acquire properties and portfolios of properties, including large portfolios that will increase our size and result in changes to our capital structure. Our acquisition activities and their success are subject to the following risks:

•	we may be unable to complete an acquisition after making a non-refundable deposit and incurring certain other acquisition-related costs;

•	we may be unable to obtain financing for acquisitions on favorable terms or at all;

•	acquired properties may fail to perform as expected;

•	the actual costs of repositioning or redeveloping acquired properties may be greater than our estimates;

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acquired properties may be located in new markets in which we may face risks associated with a lack of market knowledge or understanding of the local economy, lack of business relationships in the area and unfamiliarity with local governmental and permitting procedures; and

•	we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations.

These acquisition risks may reduce our ability to pay distributions and may negatively impact the value of your investment in our common stock.

We expect that many of our assets will be public places such as shopping centers. Because these assets will be public places, crimes, violence and other incidents beyond our control may occur, which could result in a reduction of business traffic at our properties and could expose us to civil liability.

Because many of our assets will be open to the public, they are exposed to a number of incidents that may take place within their premises and that are beyond our control or our ability to prevent, which may harm our consumers and visitors. Some of our assets may be located in large urban areas, which can be subject to elevated levels of crime and urban violence. If violence escalates, we may lose tenants or be forced to close our assets for some time. If any of these incidents were to occur, the relevant asset could face material damage to its image and the property could experience a reduction of business traffic due to lack of confidence in the premises’ security. In addition, we may be exposed to civil liability and be required to indemnify the victims, which could adversely affect us. Should any of our assets be involved in incidents of this kind, our business, financial condition and results of operations could be adversely affected.

Increased competition from alternative retail channels could adversely impact our retail tenants’ profitability and ability to make timely lease payments to us.

Traditional retailers face increasing competition from alternative retail channels, including factory outlet centers, wholesale clubs, mail order catalogs, television shopping networks and various forms of e-commerce. The increasing competition from such alternative retail channels could adversely impact our retail tenants’ profitability and ability to make timely lease payments to us. If our retail tenants are unable to make timely lease payments to us, our operating cash flows could be adversely affected.

The current market environment may adversely affect our operating results, financial condition and our ability to pay distributions.

The global financial markets have undergone pervasive and fundamental disruptions since mid-2007. The disruptions in the global financial markets had an adverse impact on the availability of credit to businesses generally. The continuing impact of the recent global economic recession has the potential to materially affect the value of our properties and other investments we make, the availability or the terms of financing that we may anticipate utilizing, and our ability to make principal and interest payments on, or refinance, any outstanding debt when due, and/or, for our leased properties, the ability of our tenants to enter into new leasing transactions or satisfy rental payments under existing leases. The current market environment also could affect our operating results and financial condition as follows:

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Debt Markets — The real estate debt markets are currently experiencing volatility as a result of certain factors, including the tightening of underwriting standards by lenders and credit rating agencies. Should overall borrowing costs increase, either by increases in the index rates or by increases in lender spreads, our operations may generate lower returns. In addition, the recent dislocations in the debt markets have reduced the amount of capital that is available to finance real estate, which, in turn: (1) limits the ability of real estate investors to make new acquisitions and to potentially benefit from reduced real estate values or to realize enhanced returns on real estate investments; (2) has slowed real estate transaction activity; and (3) may result in an inability to refinance debt as it becomes due. In addition, the state of the debt markets could have a material impact on the overall amount of capital being invested in real estate, which may result in price or value decreases of real estate assets and impact our ability to raise equity capital.

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Real Estate Markets — The recent global economic recession has caused commercial real estate values to decline substantially. As a result, there may be uncertainty in the valuation, or in the stability of the value, of the properties we acquire that could result in a substantial decrease in the value of our properties after we purchase them. Consequently, we may not be able to recover the carrying amount of our properties, which may require us to recognize an impairment charge or record a loss on sale in earnings.

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Government Intervention — The disruptions in the global financial markets have led to extensive and unprecedented government intervention. It is impossible to predict the actual effect of the government intervention and what effect, if any, additional interim or permanent governmental intervention may have on the global financial markets and/or the effect of such intervention on the US economy.

The insurance we carry on our real estate may be insufficient to pay for all potential losses or damage to our properties.

Generally, we expect our tenants will be responsible for insuring their goods and premises and, in some circumstances, may be required to reimburse us for a share of the cost of acquiring comprehensive insurance for the property, including comprehensive liability, fire, extended coverage, business interruption and rental loss insurance. The advisor will select policy specifications and insured limits that it believes to be appropriate and adequate given the relative risk of loss, the cost of the coverage and industry practice. Insurance policies on our properties may include some coverage for losses that are generally catastrophic in nature, such as losses due to terrorism, earthquakes and floods, but we cannot assure you that it will be adequate to cover all losses and some of our policies will be insured subject to limitations involving large deductibles or co-payments and policy limits which may not be sufficient to cover losses. If we or one or more of our tenants experience a loss which is uninsured or which exceeds policy limits, we could lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, if the damaged properties are subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if these properties were irreparably damaged.

We may be unable to obtain funds for future tenant improvements, which could adversely impact our ability to pay cash distributions to you, the value of our properties and our ability to attract new tenants.

When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. In addition, although we expect that our leases with tenants will require tenants to pay routine property maintenance costs and other expenses, we may be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops. If we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain funds from available sources, if any, including operating cash flows, borrowings sales from this offering, or property sales. The use of cash from these sources may reduce the amount of capital we have available to invest in real estate, negatively impact the value of your investment and reduce your overall return. If additional capital is not available, this may adversely impact the value of the properties and our ability to attract new tenants.

We will face significant competition for tenants for our properties, which may impact our ability to attract and retain tenants at reasonable rent levels.

We will face significant competition from owners, operators and developers of retail real estate properties. Substantially all of our properties will face competition from similar properties in the same market. This competition may affect our ability to attract and retain tenants and may reduce the rents we are able to charge. These competing properties may have vacancy rates higher than our properties, which may result in their owners being willing to lease available space at lower prices than the space in our properties. Due to such competition, the terms and conditions of any lease that we enter into with our tenants may vary substantially from those we describe in this prospectus.

We may face potential difficulties or delays renewing leases or re-leasing space, which could adversely impact our cash flows and our ability to pay distributions.

We will derive a significant portion of our net income from rent received from our tenants. We will seek to lease the rentable square feet at our real estate properties to creditworthy tenants. However, if a tenant experiences a downturn in its business or other types of financial distress, it may be unable to make timely rental payments. Also, when our tenants decide not to renew their leases or terminate early, we may not be able to re-let the space. Even if tenants decide to renew or lease new space, the terms of renewals or new leases, including the cost of required renovations or concessions to tenants, may be less favorable to us than current lease terms. As a result, our net income and ability to pay distributions to stockholders could be materially adversely affected. In addition, the presence of hazardous or toxic substances on our real estate properties may adversely affect our ability to lease such property.

We are exposed to inflation risk as income from long-term leases will be the primary source of our cash flows from operations.

We are exposed to inflation risk, as income from long-term leases will be the primary source of our cash flows from operations. Leases of long-term duration or which include renewal options that specify a maximum rate increase may result in below-market lease rates over time if we do not accurately estimate inflation or market lease rates. Provisions of our leases designed to mitigate the risk of inflation and unexpected increases in market lease rates, such as periodic rental increases, may not adequately protect us from the impact of inflation or unexpected increases in market lease rates. If we are subject to below-market lease rates on a significant number of our properties pursuant to long-term leases, our cash flow from operations and financial position may be adversely affected.

We may have difficulty selling our real estate properties, which may limit our flexibility and ability to pay distributions.

Because real estate investments are relatively illiquid, it could be difficult for us to promptly sell one or more of our real estate properties on favorable terms. This may limit our ability to change our portfolio promptly in response to adverse changes in the performance of any such property or economic or market trends. In addition, federal tax laws that impose a 100% excise tax on gains from sales of dealer property by a REIT (generally, property held for sale, rather than investment) could limit our ability to sell properties and may affect our ability to sell properties without adversely affecting returns to our stockholders. These restrictions could adversely affect our ability to achieve our investment objectives.

We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

A lock-out provision is a provision that prohibits the prepayment of a loan during a specified period of time. Lock-out provisions may include terms that provide strong financial disincentives for borrowers to prepay their outstanding loan balance and exist in order to protect the yield expectations of investors. We expect that many of our properties will be subject to lock-out provisions. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties when we may desire to do so. Lock-out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could impair our ability to take other actions during the lock-out period that could he in the best interests of our stockholders and, therefore, may have an adverse impact on the value of our shares relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might he in the best interests of our stockholders.

In the event we obtain options to acquire real estate properties, we may lose the amount paid for such options whether or not the underlying property is purchased.

We may obtain options to acquire certain real estate properties. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is purchased. Any unreturned option payments will reduce the amount of cash available for further investments or distributions to our stockholders.

We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.

The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property.

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of co-venturers and disputes between us and our co-venturers.

We may co-invest in the future with third parties through partnerships or other entities, which we collectively refer to as joint ventures, acquiring non-controlling interests in or sharing responsibility for managing the affairs of the joint venture. In such event, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their required capital contributions. Co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer would have full control over the joint venture. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or directors from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers.

Costs of complying with governmental laws and regulations may reduce our net income and the cash available for distributions to our stockholders.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. We could be subject to liability in the form of fines or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid hazardous materials, the remediation of contaminated property associated with the disposal of solid and hazardous materials and other health and safety-related concerns.

From time to time, we may acquire properties, or interests in properties, with known adverse environmental conditions where we believe that the environmental liabilities associated with these conditions are quantifiable and that the acquisition will yield an attractive risk-adjusted return. In such an instance, we will estimate the costs of environmental investigation, clean-up and monitoring into the amount we will pay for such properties. Further, in connection with property dispositions, we may agree to remain responsible for, and to bear the cost of, remediating or monitoring certain environmental conditions on the properties.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation must meet federal requirements related to access and use by persons with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Additional or new federal, state and local laws also may require modifications to our properties, or restrict our ability to renovate properties. We will attempt to acquire properties that comply with the ADA and other similar legislation or place the burden on the seller or other third party, such as a tenant, to ensure compliance with such legislation. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, or if changes to the ADA mandate further changes to our properties, then our funds used for ADA compliance may reduce cash available for distributions and the amount of distributions to you.

In some instances, our advisor may rely on third party property managers to operate our properties and leasing agents to lease vacancies in our properties.

Under our advisory agreement, our advisor is obligated to manage our properties and find tenants to lease our vacant properties. We expect that, in some instances, our advisor will rely on third party property managers and leasing agents. The third party property managers will have significant decision-making authority with respect to the management of our properties. Our ability to direct and control how our properties are managed may be limited. We will not supervise any of the property managers or leasing agents or any of their respective personnel on a day-to-day basis. Thus, the success of our business may depend in part on the ability of our third party property managers to manage the day-to-day operations and the ability of our leasing agents to lease vacancies in our properties. Any adversity experienced by our property managers or leasing agents could adversely impact the operation and profitability of our properties and, consequently, our ability to achieve our investment objectives, including, without limitation, diversification of our real estate properties portfolio by property type and location, moderate financial leverage, conservative levels of operating risk and an attractive level of current income.

Risks Related to Investments in Real Estate-Related Assets

The real estate-related equity securities in which we may invest are subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities.

We may invest in equity securities of both publicly traded and private real estate companies, which involves a higher degree of risk than debt securities due to a variety of factors, including that such investments are subordinate to creditors and are not secured by the issuer’s property. Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate discussed in this prospectus, including risks relating to rising interest rates.

The value of the real estate-related securities that we may invest in may be volatile.

The value of real estate-related securities fluctuates in response to issuer, political, market and economic developments. In the short term, equity prices can fluctuate dramatically in response to these developments. Different parts of the market and different types of equity securities can react differently to these developments and they can affect a single issuer, multiple issuers within an industry or economic sector or geographic region or the market as a whole. The real estate industry is sensitive to economic downturns. The value of securities of companies engaged in real estate activities can be affected by changes in real estate values and rental income, property taxes, interest rates and tax and regulatory requirements.

Commercial mortgage-backed securities, or CMBS, in which we may invest are subject to several types of risks that may adversely impact our performance.

CMBS are bonds that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the mortgage-backed securities we invest in are subject to all the risks of the underlying mortgage loans, including the risks of prepayment or default.

In a rising interest rate environment, the value of CMBS may be adversely affected when repayments on underlying mortgage loans do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated assets but more sensitive to adverse economic downturns or individual issuer developments. A projection of an economic downturn, for example, could cause a decline in the price of lower credit quality securities because the ability of obligors of mortgages underlying CMBS to make principal and interest payments or to refinance may be impaired. In this case, existing credit support in the securitization structure may be insufficient to protect us against loss of our principal on these securities. The value of CMBS also may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties.

CMBS are also subject to several risks created through the securitization process. Certain subordinate CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payment on subordinate CMBS will not be fully paid. Subordinate securities of CMBS are also subject to greater risk than those CMBS that are more highly rated.

The mortgage instruments in which we may invest may be impacted by unfavorable real estate market conditions, which could result in losses to us.

If we make investments in mortgage loans or mortgage-backed securities, we will be at risk of loss on those investments, including losses as a result of defaults on mortgage loans. These losses may be caused by many conditions beyond our control, including general prevailing local, national and global economic conditions, economic conditions affecting real estate values, tenant defaults and lease expirations, interest rate levels and the other economic and liability risks associated with real estate described above under the heading “— Risks Related to Investments in Real Estate,” as well as, among other things:

•	competition from comparable types of properties;

•	success of tenant businesses;

•	property management decisions;

•	changes in use of property;

•	shift of business processes and functions offshore;

•	property location and condition;

•	changes in specific industry segments;

•	declines in regional or local real estate values, or rental or occupancy rates; and

•	increases in interest rates, real estate tax rates and other operating expenses.

If we acquire a property by foreclosure following defaults under our mortgage loan investments, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our ability to achieve our investment objectives. We do not know whether the values of the property securing any of our real estate securities investments will remain at the levels existing on the dates we initially make the related investment. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.

Delays in liquidating defaulted mortgage loan investments could reduce our investment returns.

If there are defaults under our mortgage loan investments, we may not be able to foreclose on or obtain a suitable remedy with respect to such investments. Specifically, we may not be able to repossess and sell the underlying properties quickly, which could reduce the value of our investment. For example, an action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of lawsuits if the defendant raises defenses or counterclaims. Additionally, in the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

The mezzanine loans in which we may invest will involve greater risks of loss than senior loans secured by income-producing real properties, which may result in losses to us.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than long-term senior first-lien mortgage loans secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

Interest rate and related risks may cause the value of our real estate-related assets to be reduced.

Interest rate risk is the risk that fixed income securities such as preferred and debt securities, and to a lesser extent dividend paying common stocks, will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the market value of such securities will decline, and vice versa. Our investment in such securities means that the net asset value of our shares may tend to decline if market interest rates rise.

During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled, which is generally known as “call risk” or “prepayment risk.” If this occurs, we may be forced to reinvest in lower yielding securities. This is known as “reinvestment risk.” Preferred and debt securities frequently have call features that allow the issuer to repurchase the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of our real estate-related securities investments.

A proposed change in U.S. accounting standards for leases could reduce the overall demand to lease our properties.

The existing accounting standards for leases require lessees to classify their leases as either capital or operating leases. Under a capital lease, both the leased asset, which represents the tenant’s right to use the property, and the contractual lease obligation are recorded on the tenant’s balance sheet if one of the following criteria are met: (i) the lease transfers ownership of the property to the lessee by the end of the lease term; (ii) the lease contains a bargain purchase option; (iii) the non-cancellable lease term is more than 75% of the useful life of the asset; or (iv) if the present value of the minimum lease payments equals 90% or more of the leased property’s fair value. If the terms of the lease do not meet these criteria, the lease is considered an operating lease, and no leased asset or contractual lease obligation is recorded by the tenant.

In order to address concerns raised by the SEC regarding the transparency of contractual lease obligations under the existing accounting standards for operating leases, the U.S. Financial Accounting Standards Board (the “FASB”) and the International Accounting Standards Board (the “IASB”) initiated a joint project to develop new guidelines to lease accounting. The FASB and IASB (collectively the “Boards”) issued exposure drafts on August 17, 2010, which propose substantial changes to the current lease accounting standards, primarily by eliminating the concept of operating lease accounting. As a result, a lease asset and obligation will be recorded on the tenant’s balance sheet for all lease arrangements. In addition, the proposed standards will impact the method in which contractual lease payments will be recorded. In order to mitigate the financial statement impact of the proposed lease accounting, tenants may seek to negotiate certain terms within new lease arrangements or modify terms in existing lease arrangements, such as shorter lease terms or fewer extension options, which would generally have less impact on tenant balance sheets. Also, tenants may reassess their lease-versus-buy strategies. This could result in a greater renewal risk, a delay in investing our offering proceeds, or shorter lease terms, all of which may negatively impact the Company’s operations and ability to pay its dividend. The exposure drafts do not include a proposed effective date.

Risks Associated with Debt Financing

Poor credit market conditions could impair our ability to access debt financing, which could materially affect our ability to achieve our investment objectives.

We intend to finance a portion of the purchase price of our real estate properties by borrowing funds. Severe dislocations and liquidity disruptions in the U.S. credit markets could significantly harm our ability to access capital. In the future, we may not be able to access debt capital with favorable terms in a cost efficient manner, or at all, which could materially affect our ability to achieve our investment objectives.

We will incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment.

We intend to finance a portion of the purchase price of properties by borrowing funds. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation or other non-cash reserves, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75% of the cost of our properties before non-cash reserves and depreciation. Our board of directors, including our independent directors has adopted a policy limiting our borrowing to 60%, absent special approval by a majority or our independent directors. During the period of this offering, we expect to seek and receive approval of our independent directors to exceed this limit because we will then be in the process of raising our equity capital to acquire our portfolio.

In addition, we may incur mortgage debt and pledge some or all of our properties as security for that debt to obtain funds to acquire additional properties or for working capital. We may also obtain a line of credit to provide a flexible borrowing source which generally will allow us borrow funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. Furthermore, we may borrow under a line of credit if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes or avoid taxes on undistributed income.

High debt levels will cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgage contains cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

If we draw on a line of credit to fund redemptions or for any other reason, our leverage will increase.

We may seek to obtain a line of credit in an effort to provide for a ready source of liquidity to fund redemptions of shares of our common stock, in the event that redemption requests exceed our operating cash flows, liquid assets and net proceeds from our continuous offering. There can be no assurances that we will be able to obtain a line of credit on reasonable terms given the recent volatility in the capital markets. In addition, we may not be able to obtain a line of credit of an appropriate size for our business until such time as we have a substantial portfolio, or at all. If we borrow under a line of credit to fund redemptions of shares of our common stock, our leverage will increase until we receive additional net proceeds from our continuous offering, additional operating cash flows or sell some of our assets to repay outstanding indebtedness.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to our stockholders.

Interest we pay on our debt obligations will reduce cash available for distributions. If we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property or discontinue insurance coverage. In addition, loan documents may limit our ability to replace the property manager or terminate certain operating or lease agreements related to the property. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions to our stockholders.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the particular property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets.

Failure to hedge effectively against interest rate changes may materially adversely affect our ability to achieve our investment objectives.

Subject to any limitations required to maintain qualification as a REIT, we may seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements, such as interest rate cap or collar agreements and interest rate swap agreements. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. These interest rate hedging arrangements may create additional assets and/or liabilities from time to time that may be held or liquidated separately from the underlying property or loan for which they were originally established. We have adopted a policy relating to the use of derivative financial instruments to hedge interest rate risks related to our borrowings. This policy governs our use of derivative financial instruments to manage the interest rates on our variable rate borrowings. See “Investment Objectives, Strategy and Policies — Acquisition and Investment Policies.” Hedging may reduce the overall returns on our investments. Failure to hedge effectively against interest rate changes may materially adversely affect our ability to achieve our investment objectives.

If we sell properties by providing financing to purchasers, defaults by the purchasers could adversely affect our cash flow from operations.

In some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default on its obligations under the financing, which could negatively impact cash flow from operations. Even in the absence of a purchaser default, the distribution of sale proceeds, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price, and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to you.

Risks Related to Our Corporate Structure

Your interest in us will be diluted if we issue additional shares.

Our stockholders will not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 500,000,000 shares of capital stock, of which 490,000,000 shares are designated as common stock and 10,000,000 shares are designated as preferred stock. Our board of directors may increase the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. After you purchase shares of our common stock in this offering, our board of directors may elect, without stockholder approval, to: (1) sell additional shares in this or future public offerings; (2) issue equity interests in private offerings; (3) issue shares upon the exercise of the options we may grant to our independent directors or future employees; (4) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation; or (5) issue shares to sellers of properties we acquire in connection with an exchange of limited partnership interests of our operating partnership. To the extent we issue additional shares after your purchase in this offering, you will not experience dilution in the value of your shares given that our common stock is valued daily based on our NAV. However, to the extent we issue additional shares after your purchase in this offering, your percentage ownership interest will be diluted.

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our board of directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may beneficially or constructively own more than 9.8% in value of our outstanding capital stock or more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock. A person that did not acquire beneficially or constructively more than 9.8% of our shares may become subject to our charter restrictions if redemptions by other stockholders cause such person’s holdings to exceed 9.8% of our outstanding shares. Our 9.8% ownership limitation may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for our stockholders.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of the holders of our common stock or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Subject to its fiduciary duties to stockholders, our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock without stockholder approval. Thus, our board of directors in the exercise of its business judgment could authorize the issuance of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might otherwise provide a premium price to holders of our common stock.

Our rights and the rights of our stockholders to recover claims against our directors and officers are limited, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, subject to any limitations required by the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association (which we refer to as the NASAA REIT Guidelines), Maryland law and our charter provide that no director or officer shall be liable to us or our stockholders for monetary damages unless the director or officer (1) actually received an improper benefit or profit in money, property or services or (2) was actively and deliberately dishonest as established by a final judgment. Moreover, our charter requires us to indemnify our directors and officers, subject to any limitations required by the NASAA REIT Guidelines and Maryland law. As a result, you and we may have more limited rights against our directors or officers than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses. See “Indemnification and Limitation of Liability.”

Certain provisions of Maryland law could inhibit transactions or changes of control under circumstances that could otherwise provide stockholders with the opportunity to realize a premium.

Certain provisions of the Maryland General Corporation Law applicable to us prohibit business combinations with:

•	any person who beneficially owns 10% or more of the voting power of our common stock, which we refer to as an “interested stockholder;”

•	an affiliate of ours who, at any time within the two-year period prior to the date in question, was an interested stockholder; or

•	an affiliate of an interested stockholder.

These prohibitions last for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any business combination with the interested stockholder or an affiliate of the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of outstanding shares of our common stock, and two-thirds of the votes entitled to be cast by holders of our shares other than shares held by the interested stockholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in our stockholders’ best interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested stockholder.

Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with those of our stockholders.

Our directors and officers have duties to our corporation and our stockholders under Maryland law in connection with their management of the corporation. At the same time, we, as general partner, will have fiduciary duties under Delaware law to our operating partnership and to the limited partners in connection with the management of our operating partnership. Our duties as general partner of our operating partnership and its partners may come into conflict with the duties of our directors and officers to the corporation and our stockholders. Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties, may be modified or eliminated in the partnership’s partnership agreement. The partnership agreement of our operating partnership provides that, for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners will be resolved in favor of our stockholders.

Additionally, the partnership agreement expressly limits our liability by providing that we and our officers, directors, agents and employees, will not be liable or accountable to our operating partnership for losses sustained, liabilities incurred or benefits not derived if we or our officers, directors, agents or employees acted in good faith. In addition, our operating partnership is required to indemnify us and our officers, directors, employees, agents and designees to the extent permitted by applicable law from and against any and all claims arising from operations of our operating partnership, unless it is established that: (1) the act or omission was committed in bad faith, was fraudulent or was the result of active and deliberate dishonesty; (2) the indemnified party received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties.

If we internalize our management functions, we may be unable to obtain key personnel, which could adversely affect our operations and the value of your investment.

We do not expect to engage in an internalization transaction and become self-managed at any time in the future. However, if we were to internalize our management functions, certain key employees of the advisor may not become our employees, but may instead remain employees of our advisor or its affiliates. An inability to manage an internalization transaction effectively could thus result in our incurring additional costs, including potentially significant litigation costs; or experiencing operational issues that could divert our management’s attention from management of our investments and negatively impact the value of your investment.

Your investment return may be reduced if we are deemed to be an investment company under the Investment Company Act.

We do not intend, or expect to be required, to register as an investment company under the Investment Company Act. Rule 3a-1 under the Investment Company Act generally provides that an issuer will not be deemed to be an “investment company” provided that (i) it does not hold itself out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting or trading securities and (ii) no more than 45% of the value of its assets (exclusive of government securities and cash items) and no more than 45% of its net income after taxes (for the past four fiscal quarters combined) is derived from securities other than government securities, securities issued by employees’ securities companies, securities issued by certain majority owned subsidiaries of such company and securities issued by certain companies that are controlled primarily by such company. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	requirements that we add directors who are independent of us, our advisor and its affiliates;

•	restrictions or prohibitions on retaining earnings;

•	restrictions on leverage or senior securities;

•	restrictions on unsecured borrowings;

•	requirements that our income be derived from certain types of assets;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Registration with the SEC as an investment company would be costly, would subject our company to a host of complex regulations, and would divert the attention of management from the conduct of our business. In addition, the purchase of real estate that does not fit our investment guidelines and the purchase or sale of investment securities or other assets to preserve our status as a company not required to register as an investment company could materially adversely affect our NAV, the amount of funds available for investment, and our ability to pay distributions to our stockholders.

Risks Related to Our Status as a REIT

Failure to qualify as a REIT would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distributions to our stockholders.

We believe that our organization and proposed ownership and method of operation will enable us to meet the requirements for qualification and taxation as a REIT. However, we cannot assure you that we will qualify as such. This is because qualification as a REIT involves the application of highly technical and complex provisions of the Code as to which there are only limited judicial and administrative interpretations and involves the determination of facts and circumstances not entirely within our control. Future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification.

If we fail to qualify as a REIT in any taxable year, we will face serious tax consequences that will substantially reduce the funds available for distributions to our stockholders because:

•	we would not be allowed a deduction for dividends paid to stockholders in computing our taxable income and would be subject to U.S. federal income tax at regular corporate rates;

•	we could be subject to the U.S. federal alternative minimum tax and possibly increased state and local taxes; and

•	unless we are entitled to relief under certain U.S. federal income tax laws, we could not re-elect REIT status until the fifth calendar year after the year in which we failed to qualify as a REIT.

In addition, if we fail to qualify as a REIT, we will no longer be required to make distributions. As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of our common stock. See “Material U.S. Federal Income Tax Considerations” for a discussion of material U.S. federal income tax consequences relating to us and our common stock.

Even if we qualify as a REIT, we may face other tax liabilities that reduce our cash flows.

Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes. For example, to the extent we satisfy the 90% distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we distribute to our stockholders in a calendar year is less than a minimum amount specified under the Code. Further, any taxable REIT subsidiary (“TRS”) we establish will be subject to regular corporate U.S. federal, state and local taxes. Any of these taxes would decrease cash available for distribution to stockholders.

REIT distribution requirements could adversely affect our liquidity and may force us to borrow funds or sell assets during unfavorable market conditions.

In order to maintain our qualification as a REIT and to meet the REIT distribution requirements, we may need to borrow funds on a short-term basis or sell assets, even if the then-prevailing market conditions are not favorable for these borrowings or sales. Our cash flows from operations may be insufficient to fund required distributions as a result of differences in timing between the actual receipt of income and the recognition of income for U.S. federal income tax purposes, or the effect of non-deductible capital expenditures, the creation of reserves or required debt service or amortization payments. The insufficiency of our cash flows to cover our distribution requirements could have an adverse impact on our ability to raise short- and long-term debt or sell equity securities in order to fund distributions required to maintain our qualification as a REIT.

The opinion of our tax counsel regarding our status as a REIT does not guarantee our ability to remain a REIT.

We have received an opinion of Goodwin Procter LLP to the effect that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code and our prior, current and proposed ownership organization and method of operations, as represented by us to Goodwin Procter LLP, will allow us to satisfy the requirements for qualification and taxation as a REIT under the Code, commencing with our taxable year ending December 31 of the year in which we issue shares to shareholders other than Cole Holdings Corporation (or entities disregarded from Cole Holdings Corporation for U.S. federal income tax purposes). The opinion of Goodwin Procter LLP is based on various assumptions and on our representations to Goodwin Procter LLP concerning our current and continuing organization, our prior, current and proposed ownership and operations, and other matters relating to our ability to qualify as a REIT. The opinion is expressly conditioned upon the accuracy of such assumptions and representations, which Goodwin Procter LLP will not verify, including an assumption to the effect that we are successful in avoiding “dividend equivalent” redemptions (as discussed below in “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Stockholders — Redemptions of Common Stock.”). Moreover, our qualification and taxation as a REIT will depend upon our ability to meet, through actual annual operating results, distribution levels, diversity of share ownership, and the various and complex REIT qualification tests imposed under the Code, the results of which will not be reviewed or verified by Goodwin Procter LLP. Accordingly, no assurance can be given that we will in fact satisfy such requirements. The opinion of Goodwin Procter LLP is based upon current law, which is subject to change either prospectively or retroactively. Opinions of counsel impose no obligation on counsel to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Changes in applicable law could modify the conclusions expressed in the opinion. Unlike a ruling from the IRS, an opinion of Goodwin Procter LLP is not binding on the IRS, and no assurance can be given that the IRS could not successfully challenge our qualification as a REIT.

If we fail to invest a sufficient amount of the net proceeds from selling our stock in real estate assets within one year from the receipt of the proceeds, we could fail to qualify as a REIT.

Temporary investment of the net proceeds from sales of our stock in short-term securities and income from such investment generally will allow us to satisfy various REIT income and asset requirements, but only during the one-year period beginning on the date we receive the net proceeds. If we are unable to invest a sufficient amount of the net proceeds from sales of our stock in qualifying real estate assets within such one-year period, we could fail to satisfy one or more of the gross income or asset tests and/or we could be limited to investing all or a portion of any remaining funds in cash or cash equivalents. If we fail to satisfy any such income or asset test, unless we are entitled to relief under certain provisions of the Code, we could fail to qualify as a REIT. See “Material U.S. Federal Income Tax Considerations.”

If we form a taxable REIT subsidiary (TRS), our overall tax liability could increase.

Any TRS we form will be subject to U.S. federal, state and local income tax on its taxable income. Accordingly, although our ownership of any TRSs may allow us to participate in the operating income from certain activities that our REIT could not participate in, that operating income will be fully subject to income tax. The after-tax net income of any TRS would be available for distribution to us, however any dividends received by our REIT from its TRSs will only be qualifying income for the 95% REIT income test, not the 75% REIT income test. If we have any non-U.S. TRSs, then they may be subject to tax in jurisdictions where they operate and under special rules dealing with foreign subsidiaries, they may generate income that is nonqualifying for either of the REIT income tests.

If we form a TRS, our ownership of such TRS would be subject to limitations and our transactions with any such TRS would cause us to be subject to a 100% penalty tax on certain income or deductions if those transactions are not conducted on arm’s-length terms.

Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. In addition, the Code limits the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The Code also imposes a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. We will monitor the value of our respective investments in any TRSs we may form for the purpose of ensuring compliance with TRS ownership limitations and intend to structure our transactions with any such TRSs on terms that we believe are arm’s-length to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the 25% TRS limitation or to avoid application of the 100% excise tax.

If our operating partnership is treated as a corporation for U.S. federal income tax purposes, we will cease to qualify as a REIT.

Our operating partnership currently is a disregarded entity. Upon the conclusion of the escrow period and the issuance of our shares to investors, we expect that it will be treated as a partnership for U.S. federal tax purposes. As a partnership, our operating partnership would not be subject to U.S. federal income tax on its income. Instead, each of its partners, including us, would be required to take into account on its allocable share of the operating partnership’s income. No assurance can be provided, however, that the IRS would not challenge our operating partnership’s status as a partnership for U.S. federal income tax purposes, or that a court would not sustain such a challenge. If the IRS were successful in treating our operating partnership as a corporation for tax purposes, we would fail to meet the gross income tests and certain of the asset tests applicable to REITs and, accordingly, cease to qualify as a REIT. Also, our operating partnership would become subject to U.S. federal, state and local income tax, which would reduce significantly the amount of cash available for debt service and for distribution to its partners, including us.

Dividends payable by REITs generally do not qualify for reduced tax rates under current law.

The maximum U.S. federal income tax rate for certain dividends payable to individual U.S. stockholders, as defined in “Material U.S. Federal Income Tax Considerations” below, is currently 15% through 2012. Dividends payable by REITs, however, are generally not eligible for the reduced rates. The more favorable rates applicable to regular corporate dividends under current law could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities or to liquidate otherwise attractive investments.

To qualify as a REIT, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our capital stock. In order to meet these tests, we may be required to forego investments we might otherwise make. Thus, compliance with the REIT requirements may hinder our performance.

In addition, if we fail to comply with certain asset ownership tests described under “Material U.S. Federal Income Tax Considerations,” below, at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification. As a result, we may be required to liquidate otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Our ability to dispose of some of our properties may be constrained by their tax attributes.

Federal tax laws may limit our ability to sell properties and this may affect our ability to sell properties without adversely affecting returns to our stockholders. These restrictions may reduce our ability to respond to changes in the performance of our investments and could adversely affect our financial condition and results of operations.

Our ability to dispose of some of our properties is constrained by their tax attributes. Properties which we own for a significant period of time or which we acquire through tax deferred contribution transactions in exchange for partnership interests in our operating partnership often have low tax bases. If we dispose of low-basis properties outright in taxable transactions, we may recognize a significant amount of taxable gain that we must distribute to our stockholders in order to avoid tax, and potentially in order to meet the minimum distribution requirements of the Code for REITs, which in turn would impact our cash flow. In some cases, without incurring additional costs we may be restricted from disposing of properties contributed in exchange for our partnership interests under tax protection agreements with contributors. To dispose of low basis or tax-protected properties efficiently we may use like-kind exchanges, which qualify for non-recognition of taxable gain, but can be difficult to consummate and result in the property for which the disposed assets are exchanged inheriting their low tax bases and other tax attributes (including tax protection covenants).

You may be restricted from acquiring or transferring certain amounts of our common stock.

In order to maintain our REIT qualification, among other requirements, no more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain kinds of entities, during the last half of any taxable year, other than the first year for which a REIT election is made. To assist us in qualifying as a REIT, our charter contains an aggregate stock ownership limit and a common stock ownership limit. Generally, any shares of our stock owned by affiliated owners will be added together for purposes of the aggregate stock ownership limit, and any shares of common stock owned by affiliated owners will be added together for purposes of the common stock ownership limit.

If anyone attempts to transfer or own shares in a way that would violate the aggregate stock ownership limit or the common stock ownership limit (or would prevent us from continuing to qualify as a REIT), unless such ownership limits have been waived by our board of directors, those shares instead will be deemed transferred to a trust for the benefit of a charitable beneficiary and will be either redeemed by us or sold to a person whose ownership of the shares will not violate the aggregate stock ownership limit or the common stock ownership limit and will not prevent us from qualifying as a REIT. If this transfer to a trust fails to prevent such a violation or our disqualification as a REIT, then the initial intended transfer or ownership will be null and void from the outset. Anyone who acquires or owns shares in violation of the aggregate stock ownership limit or the common stock ownership limit, unless such ownership limit or limits have been waived by our board of directors, or the other restrictions on transfer or ownership in our charter bears the risk of a financial loss when the shares are redeemed or sold if the NAV of our stock falls between the date of purchase and the date of redemption or sale.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may acquire mezzanine loans, for which the IRS has provided a safe harbor but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor, such loans may not be real estate assets and could adversely affect our REIT status.

Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

The REIT provisions of the Code substantially limit our ability to hedge our liabilities. Generally, income from a hedging transaction we enter into to manage risk of interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets does not constitute “gross income” for purposes of the 75% or 95% gross income tests, provided certain circumstances are satisfied. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRS would be subject to tax on income or gains resulting from hedges entered into by it or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in our TRSs will generally not provide any tax benefit, except for being carried forward for use against future taxable income in the TRSs.

The ability of our board of directors to revoke our REIT qualification without stockholder approval may cause adverse consequences to our stockholders.

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to be a REIT, we will not be allowed a deduction for dividends paid to stockholders in computing our taxable income and will be subject to U.S. federal income tax at regular corporate rates, which may have adverse consequences on our total return to our stockholders.

Investments outside the U.S. could present additional complications to our ability to satisfy the REIT qualification requirements and may subject us to additional taxes.

Operating in functional currencies other than the U.S. dollar and in environments in which real estate transactions are customarily structured differently than they are in the U.S. or are subject to different legal rules may complicate our ability to structure non-U.S. investments in a manner that enables us to satisfy the REIT qualification requirements. In addition, non-U.S. investments may subject us to various non-U.S. tax liabilities, including withholding taxes.

The IRS may take the position that gains from sales of property are subject to a 100% prohibited transaction tax.

We may have to sell assets from time to time to fund redemption requests, to satisfy our REIT distribution requirements, to satisfy other REIT requirements, or for other purposes. It is possible that the IRS may take the position that one or more sales of our properties may be a prohibited transaction, which is a sale of property held by us primarily for sale in the ordinary course of our trade or business. If we are deemed to have engaged in a prohibited transaction, our gain from such sale would be subject to a 100% tax. The Code sets forth a safe harbor under which a REIT may, under certain circumstances, sell property without risking the imposition of the 100% tax, but there is no assurance that we will be able to qualify for the safe harbor. We do not intend to hold property for sale in the ordinary course of business, but there is no assurance that the IRS will not challenge our position, especially if we make frequent sales or sales of property in which we have short holding periods.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the reinvested distributions.

Possible legislative or other actions affecting REITs could adversely affect our stockholders and us.

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to tax laws (which changes may have retroactive application) could adversely affect our stockholders or us. We cannot predict whether, when, in what forms, or with what effective dates, the tax laws applicable to our stockholders or us will be changed.

We may be subject to adverse tax consequences if certain sale-leaseback transactions are not characterized by the IRS as “true leases.”

We may purchase investments in real estate properties and lease them back to the sellers of such properties. In the event the IRS does not characterize such leases as “true leases,” we could be subject to certain adverse tax consequences, including an inability to deduct depreciation expense and cost recovery relating to such property, and under certain circumstances, we could fail to qualify as a REIT as a result.

Risks Related to Employee Benefit Plans and Individual Retirement Accounts

In some cases, if you fail to meet the fiduciary and other standards under ERISA, the Code or common law as a result of an investment in our stock, you could be subject to liability for losses as well as civil penalties.

There are special considerations that apply to investing in our shares on behalf of pension, profit sharing or 401(k) plans, health or welfare plans, individual retirement accounts or Keogh plans. If you are investing the assets of any of the entities identified in the prior sentence in our common stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Code;

•	your investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

•	your investment will not impair the liquidity of the trust, plan or IRA;

•	your investment will not produce “unrelated business taxable income” for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the applicable trust, plan or IRA document; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties, and can subject the fiduciary to liability for any resulting losses as well as equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under the Code, the “disqualified person” that engaged in the transaction may be subject to the imposition of excise taxes with respect to the amount invested.

Statements Regarding Forward-Looking Information

We make statements in this prospectus that are forward-looking statements within the meaning of the federal securities laws. The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this prospectus or in the information incorporated by reference into this prospectus.

The forward-looking statements included in this prospectus are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in this offering;

•	changes in economic conditions generally and the real estate and securities markets specifically;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•

the effect of financial leverage, including changes in interest rates, availability of credit, loss of flexibility due to negative and affirmative covenants, refinancing risk at maturity and generally the increased risk of loss if our investments fail to perform as expected;

•

our ability to access sources of liquidity when we have the need to fund redemptions of common stock in excess of the proceeds from the sales of shares of our common stock in our continuous offering and the consequential risk that we may not have the resources to satisfy redemption requests; and

•	changes to GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

Use of Proceeds

We have established a minimum offering of $10,000,000 in shares of our common stock and a maximum offering of $4,000,000,000 in shares of our common stock, including up to $500,000,000 shares pursuant to our distribution reinvestment plan. During the escrow period, we will offer our shares at a per share purchase price of $15.00. Thereafter, we will sell shares of our common stock at a price that will vary from day-to-day and, on any given day, will be equal to our NAV per share.

We will not pay any upfront commissions on sales of shares of our common stock and our advisor has agreed to fund on our behalf all costs of our organization and this offering (other than the dealer manager fee). During our first year after the escrow period, we may use up to 1% of our offering proceeds (not to exceed $2,000,000,000, in total, of offering proceeds over such period and excluding shares issued under our distribution re-investment plan) along with our cash from operations, to pay for the costs of distribution and other underwriting compensation, while we grow our portfolio of real estate and real estate-related assets. After the first year, we expect that all distribution costs will be paid from our operating cash flow. As a result, we expect that approximately 99% of our aggregate gross offering proceeds will be available for investment in the purchase of real estate, real estate-related and other assets.

The table sets forth estimated figures assuming the sale of shares of our common stock representing (i) the minimum offering amount of $10,000,000 and no shares issued under our distribution reinvestment plan and (ii) the maximum offering amount of $4,000,000,000, excluding all of the $500,000,000 in shares under our distribution reinvestment plan. We may reallocate the shares of our common stock we are offering between the primary offering and our distribution reinvestment plan. We will only use the proceeds raised in this offering for the purposes set forth in this prospectus and in a manner approved by our board of directors, who serve as fiduciaries to our stockholders. Because amounts in this table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

	Minimum Offering of $10,000,000 (Excluding Distribution Reinvestment Plan)		Maximum Offering of $3,500,000,000 (Excluding Distribution Reinvestment Plan)
	Amounts	Percent	Amounts	Percent
Gross Offering Proceeds(1)	$10,000,000	100.00%	$3,500,000,000	100.00%
Less:
First Year Underwriting Compensation(2)	100,000	1.00%	20,000,000	0.57%

Net Proceeds	$9,900,000	99.00%	$3,480,000,000	99.43%

(1)	We intend to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”); however, in certain states this offering is subject to annual extensions.

(2)	During our first year after our escrow period, we anticipate that we may use up to the lesser of 1% of our offering proceeds (or $20,000,000 which corresponds to 1% of total offering proceeds of $2,000,000,000), excluding shares issued under our distribution reinvestment plan, along with our cash flows from operations, to pay for items included within the definition of “underwriting compensation,” even though they do not constitute upfront selling commissions, while we grow our portfolio of real estate assets. The dollar amounts in the table are based on the assumption that our NAV remains at $15.00 throughout the offering period and that $2,000,000,000 of shares are sold during that first year. See “Plan of Distribution — Compensation of Our Dealer Manager and Other Participating Broker-Dealers — Selling Commissions and Asset-Based Dealer Manager Fee.”

We intend to contribute the proceeds from this offering to our operating partnership. Our operating partnership will use the proceeds received from us: (1) to make investments in accordance with our investment strategy and policies; (2) to reduce borrowings and repay indebtedness incurred under various financing instruments into which it may enter, and (3) to fund redemption activity.

In periods when certain existing investors seek to redeem their shares, additional funds may also flow in from investors who are purchasing new shares; in these circumstances cash proceeds from the sale of new shares could be used to fund the redemptions. We believe that netting redemptions out of incoming proceeds from the offering is in the best interests of shareholders because of the time and transaction costs involved in investing new capital and in disposing of assets. To the extent that cash from new sales in the offering is used to fund redemptions, neither the Company’s aggregate NAV nor NAV per share are expected to be impacted.

The advisor will pursue opportunities to purchase various investments with the objective of providing us with the ability to acquire an initial portfolio of investments with a degree of diversification as soon as proceeds from the escrow account are released to us in this offering, as we commence our operations. We may enter into purchase options to allow us to acquire properties on future dates following the receipt of sufficient proceeds from this offering to make the investments. In light of the continuous nature of this offering, the identification and disclosure of actual property acquisitions will be an ongoing process. At any given point in time we will be actively pursuing multiple investment opportunities, with due diligence and negotiations at different stages of advancement. See “Risk Factors — Risks Related to an Investment in Cole Real Estate Income Strategy (Daily NAV), Inc.”

Our advisor, directly or through an affiliate, has agreed to fund organizational expenses and expenses incurred in connection with the offering (other than the dealer manager fee), including: (i) our legal, accounting, printing, mailing and filing fees, due diligence expenses that are included in a detailed and itemized invoice (such as expenses related to a review of this offering by one or more independent due diligence reviewers engaged by broker-dealers participating in this offering); (ii) amounts incurred in connection with holding our own educational conferences and sponsoring and/or attending conferences conducted by our participating broker-dealers for performing these services; and (iii) other marketing and organization costs, including payments made to participating broker-dealers. We estimate that such expenses paid to, or on behalf of, our dealer manager or participating broker-dealers will equal approximately 1.95% of the maximum gross offering proceeds, excluding shares issued under our distribution reinvestment plan. See “Plan of Distribution.”

Beginning on the date the offering proceeds are released from escrow, we will start to reimburse our advisor, without interest, for the organization and offering costs incurred both before and after the release of the escrow funds. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 0.75% of the aggregate gross offering proceeds from this offering, including shares issued in connection with the distribution reinvestment plan. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.75% limit), calculated on an accumulated basis, until our advisor has been reimbursed in full. See “Compensation.”

We will also pay our dealer manager an asset-based dealer manager fee that is payable in arrears on a monthly basis and accrues daily based on our NAV until the date at which, in the aggregate, underwriting compensation from all sources, including the dealer manager fee and other underwriting compensation paid by us and our advisor and its affiliates, equals 10% of the gross proceeds from our primary offering. See “Compensation” for more details regarding this and other amounts payable to our advisor and its affiliates.

We may pay distributions from proceeds raised in this offering in anticipation of future cash flows, and we have not placed a limit on the amount of such proceeds we may use to pay distributions or redemptions. To the extent that our operating cash flow is insufficient to cover organization and offering expenses, costs of distribution and amounts payable to the advisor and its affiliates, we may use funds from any source for such purposes, including borrowings, asset sales and proceeds from this offering. See “Our Structure and Formation” and “Compensation.”

Investment Objectives, Strategy and Policies

Investment Objectives

Our primary investment objectives are:

•	to acquire commercial properties, leased under long-term net leases to creditworthy tenants, which provide current operating cash flow;

•	to maintain a level of liquid assets as a source of funds to meet redemption requests;

•	to provide reasonably stable, current income for you through the payment of distributions; and

•	to provide the opportunity to participate in capital appreciation in the value of our investments.

Pursuant to our charter, these investment objectives may not be changed without the approval of our stockholders. We may not achieve any of these objectives. See the “Risk Factors” section of this prospectus.

Our Competitive Strengths

We believe that we will be able to distinguish ourselves from other owners, operators, acquirers and developers of commercial properties. We believe our long-term success will be supported through the following competitive strengths:

•

Cole’s Disciplined Investment Approach.    Our advisor intends to utilize a disciplined investment approach developed and utilized by our sponsor over the last 30 years. Our sponsor’s investment approach focuses on acquiring necessity commercial and other income-producing properties, many of which share certain core characteristics, including a principal, creditworthy tenant in a long-term net lease and a strategic location. In addition, our sponsor’s investment strategy targets properties that typically have high occupancy rates (greater than 90%) and low to moderate leverage (0% to 50% loan to value). Our sponsor and its affiliates developed and refined this investment approach over a period of several decades, and throughout a variety of market conditions. While our sponsor historically applied their investment approach principally in the retail sector, our sponsor has utilized this investment approach in the corporate sector as well. Through this disciplined investment approach, we expect to achieve a relatively predictable and stable stream of income, which will provide a principal source of return for our investors in our common stock, plus the potential for capital appreciation in the value of our real estate assets.

•

Experienced Advisor.    Mr. Cole, our chief executive officer and president, Mr. Roberts, our advisor’s executive vice president and managing director of real estate, and Mr. Kundrak, our advisor’s senior vice president and chief acquisitions officer — single tenant retail, have 31, 24 and 28 years of commercial real estate experience, respectively. Additionally, our advisor’s executive management team has extensive real estate and public company operating experience. Further, our sponsor has built an organization of over 275 employees who are experienced in the various aspects of acquiring, financing, managing and disposing of commercial real estate, and most of these employees will serve as dual employees acting in part, on behalf of our advisor.

•

Successful Credit Underwriting Experience.    Cole Real Estate Investments has demonstrated an ability to successfully underwrite the tenants that occupy the real estate assets of Cole-sponsored real estate programs. The combined portfolios of Cole Credit Property Trust I, Cole Credit Property Trust II and Cole Credit Property Trust III have a 97% occupancy rate, as of December 31, 2010.

•

Strong Industry Relationships.    We believe that our extensive network of industry relationships with the real estate brokerage, development and investor communities will enable us to successfully execute our acquisition and investment strategies. These relationships augment our ability to source acquisitions in off-market transactions outside of competitive marketing processes, capitalize on development opportunities and capture repeat business and transaction activity. Our strong relationships with the tenant and leasing brokerage communities aid in attracting and retaining tenants.

•

Ability to Purchase Properties for Cash.    We expect that one of our competitive advantages will be our ability to purchase properties for cash and to close transactions quickly. We believe our ability to purchase properties for cash will expedite our acquisition process and make us an attractive purchaser to potential sellers of properties, particularly those sellers motivated by time constraints. While we have not yet raised any substantial capital, Cole Capital Corporation, the broker-dealer affiliate of our sponsor, has successfully raised capital for our sponsor’s affiliated real estate portfolios, and we expect that, through their well-developed distribution capabilities and relationships with other broker-dealers, Cole Capital Corporation will be successful in selling shares on our behalf.

Investment Strategy

Our investment strategy is to invest primarily in a diversified portfolio of (1) necessity commercial properties in the retail, office and industrial sectors that are leased to creditworthy tenants under long-term net leases, and are strategically located throughout the United States and U.S. protectorates, (2) notes receivable secured by commercial real estate, including the origination of loans, and (3) U.S. government securities, agency securities and corporate debt and other investments for which there is reasonable liquidity. Our investment in commercial properties will be limited to the retail, office and industrial sectors that meet our investment criteria. Our property sector allocations will vary according to market conditions and availability of investment opportunities but will broadly reflect the composition of the NCREIF Property Index (NPI). The NPI is managed by the National Council of Real Estate Investment Fiduciaries (NCREIF) and is a widely followed benchmark amongst institutional investors. NCREIF is a not-for-profit trade association that serves its membership, and the academic and investment community’s need for improved commercial real estate data, performance measurement, investment analysis, information standards, education, and peer group interaction. The NPI comprises performance data from retail, office, industrial, multi-family and lodging (hotel) properties. Since our strategy will focus on income producing real estate with long term leases, we will not invest in multi-family or lodging properties that have short duration leases and have historically had volatile performance. For these and other reasons, we do not intend for our performance to be consistent with the performance of the NPI. The actual percentage of our portfolio that is invested in retail, office and industrial property categories may fluctuate due to market conditions and investment opportunities. We believe that our organization a perpetual-life REIT will allow us to acquire and manage our investment portfolio in a more active and flexible manner, as we will not be limited by a pre-determined operational period and the need to provide a “liquidity event” at the end of that period.

Acquisition and Investment Policies

Our board of directors, including our independent directors, have adopted investment policies. Our directors will formally review at a duly called meeting our investment policies on an annual basis and our portfolio on a quarterly basis or, in each case, more often as they deem appropriate. Changes to our investment policies must be approved by our board of directors, including a majority of our independent directors. Our board of directors may revise our investment policies, which we describe in more detail below, without the concurrence of our stockholders. However, our board of directors will not amend our charter, including any investment policies that are provided in our charter, without the concurrence of a majority of the outstanding shares, except for amendments that do not adversely affect the rights, preferences and privileges of our stockholders.

Our investment policies delegate to our advisor broad authority to execute real estate property acquisitions and dispositions. Our board of directors will at all times have ultimate oversight over our investments and may change from time to time the scope of authority delegated to our advisor with respect to acquisition and disposition transactions.

Commercial Real Estate Properties

Our commercial real estate investments will primarily consist of single-tenant, necessity commercial properties, which are leased to creditworthy tenants under long-term net leases and provide current operating cash flow. We use the term necessity commercial properties to describe retail properties that are important to customers and office and industrial properties that are essential to the business operations of a corporate tenant. Necessity retail describes companies that provide consumers with products that are important to, and part of, their everyday lives. Examples of necessity retail properties include pharmacies, home improvement stores, national superstores, restaurants and regional retailers that provide products considered necessities to that region. Historically, the retail sector of commercial real estate has been able to withstand most market cycles better than other sectors, due to the long-term resilience of consumer spending. By focusing our retail investment strategy on necessity retailers subject to long-term net leases, our objective is to provide our stockholders with a relatively stable stream of current income, while avoiding a significant decline in the value of our real estate portfolio. Once all of the offering proceeds are invested, our property sector allocations will broadly reflect the composition of the NPI with the exception of multi-family and lodging, which will be excluded from our investment universe. The actual percentage of our portfolio that is invested in the retail, office and industrial property categories may fluctuate due to market conditions and investment opportunities.

Necessity office and industrial properties are essential to the business operations of a corporate tenant, typically due to one or more of the following factors:

•	difficulty of replacement or prohibitive cost to relocate;

•	sole or major location for its distribution or office operations;

•	proximity to its distribution, manufacturing, research facilities or customer base;

•	lower labor, transportation and/or operating costs;

•	more stable labor force;

•	optimal access to transportation networks that enable efficient distribution; and/or

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significant amount of tenant-funded capital improvements, such as customized computer systems and information technology infrastructure, racking and sorting systems, and cooling or refrigeration systems.

For example, distribution facilities, warehouses, manufacturing plants and corporate or regional headquarters are often considered to be necessity office and industrial properties. We believe that necessity office and industrial properties provide a relatively greater level of stability than other office and industrial property types because necessity properties typically involve long-term leases and experience relatively low tenant turnover. We also believe that, as a result of recent and ongoing business developments, such as the role of the internet in the distribution of products, globalization of importing and exporting products and consolidation of businesses requiring office buildings to accommodate a single-tenant, there is, and we expect there will continue to be, increasing demand by commercial tenants for necessity office and industrial properties.

For over three decades, our sponsor has developed and utilized this investment approach in acquiring and managing real estate assets. We believe that our sponsor’s experience will provide us with a competitive advantage. In addition, our sponsor has built an organization of over 275 employees, who are experienced in the various aspects of acquiring, financing, managing and selling commercial real estate, and we believe that our access to these resources also will provide us with an advantage.

Our goal is to acquire a portfolio of commercial properties that are diversified by way of location and industry, in order to minimize the potential adverse impact of economic slow-downs or downturns in local markets or a specific industry. There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net proceeds of this offering that may be invested in a single property. The number and mix of properties comprising our portfolio will depend upon real estate market conditions and other circumstances existing at the time we acquire properties, and the amount of proceeds we raise in this offering. We are not restricted to investments in commercial properties and we will not forego a high quality investment because it does not precisely fit our expected portfolio composition.

We intend to incur debt to acquire properties where our advisor determines that incurring such debt is in our best interests. In addition, from time to time, we may acquire some properties without financing and later incur mortgage debt secured by one or more of such properties if favorable financing terms are available. We will use the proceeds from these loans to acquire additional properties and maintain liquidity. See “— Borrowing Policies” below for a more detailed description of our borrowing intentions and limitations.

Retail Real Estate Properties    We expect the portion of our portfolio allocated to retail real estate properties will focus on regional or national name brand retail businesses with creditworthy and established track records. It is our present intention to hold substantially all of the retail properties that we acquire for a period in excess of five years. We will also pursue properties leased to tenants representing a variety of retail industries to avoid concentration in any one industry. These industries include all types of retail establishments, such as big box retailers, convenience stores, drug stores and restaurant properties. We expect that some of these investments will provide long-term value by virtue of their size, location, quality and condition, and lease characteristics. We currently expect that substantially all of our retail properties acquisitions will be in the United States, including U.S. protectorates.

We believe that focusing on the acquisition of single-tenant and multi-tenant necessity retail properties net leased to creditworthy tenants presents lower investment risks and greater stability than many other sectors of today’s commercial real estate market. By acquiring a large number of single-tenant and multi-tenant retail properties, we believe that lower than expected results of operations from one or a few investments will not necessarily preclude our ability to realize our investment objective of cash flow from our overall portfolio. We believe this approach can result in less risk to investors than an investment approach that targets other asset classes. In addition, we believe that retail properties under long-term triple net and double net leases offer a distinct investment advantage since these properties generally require less management and operating capital, have less recurring tenant turnover and, with respect to single-tenant properties, often offer superior locations that are less dependent on the financial stability of adjoining tenants. In addition, since we intend to acquire properties that are geographically diverse, we expect to minimize the potential adverse impact of economic slow downs or downturns in local markets.

Many retail companies today are entering into sale-leaseback arrangements as a strategy for applying capital that would otherwise be applied to their real estate holdings to their core operating businesses. We believe that our investment strategy will enable us to take advantage of the increased emphasis on retailers’ core business operations in today’s competitive corporate environment as many retailers attempt to divest from real estate assets.

Office and Industrial Real Estate Properties    We expect that our office properties will include recently constructed, high quality, low, mid- or high-rise office buildings that are necessary to a principal tenant, subject to a long-term net lease, and used for purposes such as a corporate, regional or product-specific headquarters. We also expect that our industrial property portfolio will include recently constructed, high quality industrial properties that are necessary to a single principal tenant, subject to a long-term net lease, and used for purposes such as warehousing, distribution, light manufacturing, research and development, or industrial flex facilities. It is our present intention to hold substantially all of the office and industrial properties that we acquire for a period of more than seven years.

We expect that some of our office and industrial properties will be multi-tenant properties, anchored by one or more principal tenants, who are creditworthy and subject to long-term net leases. We expect that, from time to time, we may invest in corporate development projects, designed to construct an income producing office or industrial property to serve one or more creditworthy tenants.

Real Estate Underwriting Process.    In evaluating potential property acquisitions consistent with our investment objectives, our advisor will apply its well-established underwriting process to determine the creditworthiness of potential tenants. Similarly, our advisor will apply its credit underwriting criteria to possible new tenants when we are re-leasing properties in our portfolio. Our advisor’s underwriting process includes analyzing the financial data and other available information about the tenant, such as income statements, balance sheets, net worth, cash flow, business plans, data provided by industry credit rating services, and/or other information our advisor may deem relevant. Generally, these tenants must have a proven track record in order to meet the credit tests applied by our advisor. In addition, we may obtain guarantees of leases by the corporate parent of the tenant, in which case our advisor will analyze the creditworthiness of the guarantor. In many instances, especially in sale-leaseback situations, where we are acquiring a property from a company and simultaneously leasing it back to the company under a long-term lease, we will meet with the senior management to discuss the company’s business plan and strategy.

When using debt rating agencies, a tenant typically will be considered creditworthy when the tenant has an “investment grade” debt rating by Moody’s of Baa3 or better, credit rating by Standard & Poor’s of BBB– or better, or its payments are guaranteed by a company with such rating. Changes in tenant credit ratings, coupled with future acquisition and disposition activity, may increase or decrease our concentration of creditworthy tenants in the future.

Moody’s ratings are opinions of future relative creditworthiness based on an evaluation of franchise value, financial statement analysis and management quality. The rating given to a debt obligation describes the level of risk associated with receiving full and timely payment of principal and interest on that specific debt obligation and how that risk compares with that of all other debt obligations. The rating, therefore, provides one measure of the ability of a company to generate cash in the future.

A Moody’s debt rating of Baa3, which is the lowest investment grade rating given by Moody’s, is assigned to companies which, in Moody’s opinion, have adequate financial security. However, certain protective elements may be lacking or may be unreliable over any given period of time. A Moody’s debt rating of AAA, which is the highest investment grade rating given by Moody’s, is assigned to companies which, in Moody’s opinion, have exceptional financial security. Thus, investment grade tenants will be judged by Moody’s to have at least adequate financial security, and will in some cases have exceptional financial security.

Standard & Poor’s assigns a credit rating to companies and to each issuance or class of debt issued by a rated company. A Standard & Poor’s credit rating of BBB–, which is the lowest investment grade rating given by Standard & Poor’s, is assigned to companies that, in Standard & Poor’s opinion, exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the company to meet its financial commitments. A Standard & Poor’s credit rating of AAA+, which is the highest investment grade rating given by Standard & Poor’s, is assigned to companies that, in the opinion of Standard & Poor’s, have extremely strong capacities to meet their financial commitments. Thus, investment grade tenants will be judged by Standard & Poor’s to have at least adequate protection parameters, and will in some cases have extremely strong financial positions.

While we will utilize ratings by Moody’s and Standard & Poor’s, when available, as one factor in determining whether a tenant is creditworthy, our advisor will also consider other factors in determining whether a tenant is creditworthy, for the purpose of meeting our investment objective. For example, our advisor’s underwriting process will look at other debt agencies, such as Dun & Bradstreet, along with our advisor’s own analysis of the financial condition of the tenant and/or the guarantor, the operating history of the property with the tenant, the tenant’s market share and track record within the tenant’s industry segment, the general health and outlook of the tenant’s industry segment, the strength of the tenant’s management team and/or the terms and length of the lease at the time of the acquisition.

Description of Leases.    We expect, in most instances, to acquire tenant properties with existing double net or triple net leases. A triple net lease typically requires tenants to pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, maintenance, insurance and building repairs related to the property, in addition to the lease payments. A double net lease typically requires tenants to pay for property taxes and insurance, in addition to the lease payments. Not all of our leases will be net leases. When spaces in a property become vacant, existing leases expire, or we acquire properties under development or requiring substantial refurbishment or renovation, we anticipate entering into net leases.

Typically, we expect to enter into leases that have terms of ten years or more. We may acquire properties under which the lease term has partially expired. We also may acquire properties with shorter lease terms if the property is in an attractive location, if the property is difficult to replace, or if the property has other significant favorable real estate attributes. Under most commercial leases, tenants are obligated to pay a predetermined annual base rent. Some of the leases also will contain provisions that increase the amount of base rent payable at points during the lease term. We expect that many of our leases will contain periodic rent increases. Generally, the leases require each tenant to procure, at its own expense, commercial general liability insurance, as well as property insurance covering the building for the full replacement value and naming the ownership entity and the lender, if applicable, as the additional insured on the policy. Tenants will be required to provide proof of insurance by furnishing a certificate of insurance to our advisor on an annual basis. The insurance certificates will be tracked and reviewed for compliance by our advisor’s property and risk management departments.

As a precautionary measure, we may obtain, to the extent available, secondary liability insurance, as well as loss of rents insurance that covers one year of annual rent in the event of a rental loss. In addition, some leases require that we procure insurance for both commercial general liability and property damage; however, generally the premiums are fully reimbursable from the tenant. In such instances, the policy will list us as the named insured and the tenant as the additional insured.

We may purchase properties and lease them back to the sellers of such properties. While we intend to use our best efforts to structure any such sale-leaseback transaction (as well as other leases) so that the lease will be characterized as a “true lease” and so that we are treated as the owner of the property for federal income tax purposes, the IRS could challenge this characterization. In the event that any sale-leaseback transaction (or other leases) is re-characterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed and in certain circumstances we could lose our REIT status. See the “Material U.S. Federal Income Tax Considerations — Qualification as a REIT — Income Tests — Sale-Leaseback Transactions” section of this prospectus.

Other Possible Commercial Real Estate Investments.    Although we expect to invest primarily in necessity retail, office and industrial properties, we also may invest in other income-producing properties, where the properties share some of the same characteristics as our core properties, including one or more principal, creditworthy tenants, long-term leases, and/or strategic locations. We may also invest in ground leases.

Ownership Structure.    Our investment in real estate generally takes the form of holding fee title or a long-term leasehold estate. We expect to acquire such interests either directly through our operating partnership or indirectly through limited liability companies, limited partnerships or other entities owned and/or controlled by our operating partnership. We may acquire properties by acquiring the entity that holds the desired properties. We also may acquire properties through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including the developers of the properties or affiliates of our advisor. See the section captioned “Operating Partnership Agreement” in this prospectus and the “— Joint Venture Investments” section below.

Investment Decisions.    Our advisor has substantial discretion with respect to the selection of our specific investments, subject to our investment and borrowing policies, and our policies are approved by our independent directors. In pursuing our investment objectives and making investment decisions on our behalf, our advisor evaluates the proposed terms of the investment against all aspects of the transaction, including the condition and financial performance of the asset, the terms of existing leases, the creditworthiness of the tenant or tenants, and property location and characteristics. Because the factors considered, including the specific weight we place on each factor, vary for each potential investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.

Our advisor procures and reviews an independent valuation estimate on each and every proposed investment. In addition, our advisor, to the extent such information is available, considers the following:

•	tenant rolls and tenant creditworthiness;

•	a property condition report;

•	unit level store performance;

•	property location, visibility and access;

•	age of the property, physical condition and curb appeal;

•	neighboring property uses;

•	local market conditions, including vacancy rates;

•	area demographics, including trade area population and average household income; and

•	neighborhood growth patterns and economic condition

Our advisor also reviews the terms of each existing lease by considering various factors, including:

•	rent escalations;

•	remaining lease term;

•	renewal option terms;

•	tenant purchase options;

•	termination options;

•	scope of the landlord’s maintenance, repair and replacement requirements;

•	projected net cash flow yield; and

•	projected internal rates of return.

Environmental Matters.    All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. State and federal laws in this area are constantly evolving, and we intend to take commercially reasonable steps, a summary of which is described below, to protect ourselves from the impact of these laws.

We generally will not purchase any property unless and until we obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. However, we may purchase a property without obtaining such assessment if our advisor determines the assessment is not necessary under the circumstances. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to asses surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel who perform a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, ground water or building materials from the property and may not reveal all environmental hazards on a property.

We expect that some of the properties that we will acquire may contain, at the time of our investment, or may have contained prior to our investment, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. All of these operations create a potential for the release of petroleum products or other hazardous or toxic substances. Some of our potential properties may be adjacent to or near other properties that have contained or then currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. In addition, certain of our potential properties may be on or adjacent to or near other properties upon which others, including former owners or tenants of our properties, have engaged, or may in the future engage, in activities that may release petroleum products or other hazardous or toxic substances.

From time to time, we may acquire properties, or interests in properties, with known adverse environmental conditions where we believe that the environmental liabilities associated with these conditions are quantifiable and that the acquisition will yield a superior risk-adjusted return. In such an instance, we will underwrite the costs of environmental investigation, clean-up and monitoring into the cost. Further, in connection with property dispositions, we may agree to remain responsible for, and to bear the cost of, remediating or monitoring certain environmental conditions on the properties.

Conditions to Closing Our Acquisitions.    Generally, we condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	surveys;

•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to our advisor;

•	financial statements covering recent operations of properties having operating histories;

•	title and liability insurance policies; and

•	tenant estoppel certificates.

In addition, we will take such steps as we deem necessary with respect to potential environmental matters. See the section of the prospectus, above, entitled “— Environmental Matters.”

We may enter into purchase and sale arrangements with a seller or developer of a suitable property under development or construction. In such cases, we will be obligated to purchase the property at the completion of construction, provided that the construction conforms to definitive plans, specifications, and costs approved by us in advance. In such cases, prior to our acquiring the property, we generally would receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. If renovation or remodeling is required prior to the purchase of a property, we expect to pay a negotiated maximum amount to the seller upon completion.

In determining whether to purchase a particular property, we may obtain an option to purchase such property. The amount paid for an option, if any, normally is forfeited if the property is not purchased and normally is credited against the purchase price if the property is purchased.

In the purchasing, leasing and developing of properties, we are subject to risks generally incident to the ownership of real estate. See the “Risk Factors — Risks Related to Investments in Real Estate” section of this prospectus.

Joint Venture Investments

We may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements with third parties, including affiliates of our advisor, for the acquisition, development or improvement of properties or the acquisition of other real estate-related investments. We may also enter into such arrangements with real estate developers, owners and other unaffiliated third parties for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, our advisor will evaluate the underlying real property or other real estate-related investment using the same criteria described above in “— Investment Decisions” for the selection of our real property investments. Our advisor also will evaluate the joint venture or co-ownership partner and the proposed terms of the joint venture or a co-ownership arrangement.

Our general policy is to invest in joint ventures only when we will have a right of first refusal to purchase the co-venturer’s interest in the joint venture if the co-venturer elects to sell such interest. In the event that the co-venturer elects to sell all or a portion of the interests held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the joint venture. It is also possible that joint venture partners may resist granting us a right of first refusal or may insist on a different methodology for unwinding the joint venture if one of the parties wishes to liquidate its interest.

Our advisor’s officers and key persons may have conflicts of interest in determining which Cole-sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our advisor’s officers and key persons may face a conflict in structuring the terms of the relationship between our interests and the interests of the affiliated co-venturer and in managing the joint venture. Since some or all of our advisor’s officers and key persons will also advise the affiliated co-venturer, agreements and transactions between us and any other Cole-sponsored co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may assume liabilities related to the joint venture that exceed the percentage of our investment in the joint venture.

We may enter into joint ventures with other Cole real estate programs, or with our sponsor, our advisor, one or more of our directors, or any of their respective affiliates, only if a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by unaffiliated joint venturers, and the cost of our investment must be supported by a current appraisal of the asset.

Development and Construction of Properties

We may invest in properties on which improvements are to be constructed or completed or which require substantial renovation or refurbishment. We expect that joint ventures would be the exclusive vehicle through which we would invest in build-to-suit properties. Any such joint ventures will make up no more than 20% of our total assets and our general policy is to structure them as follows:

•	we may enter into a joint venture with the future tenant whereby we will provide a portion of the equity or debt financing;

•	we would accrue a preferred return during construction on any equity investment;

•	the properties will be developed by third parties; and

•	consistent with our general policy regarding joint venture investments, we would have a right of first refusal to purchase the co-investor’s interest.

In the event that we may elect to engage in development or construction projects, in order to help ensure performance by the builders of properties that are under construction, completion of such properties will be guaranteed at the contracted price by a completion guaranty, completion bond or performance bond. Our advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. See the “Risk Factors — Risks Related to Investments in Real Estate” section of this prospectus.

We may make periodic progress payments or other cash advances to developers and builders of our properties prior to completion of construction only upon receipt of an architect’s certification as to the percentage of the project then completed and as to the dollar amount of the construction then completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary or prudent. We may directly employ one or more project managers, to plan, supervise and implement the development of any unimproved properties that we may acquire. Such persons would be compensated directly by us.

In addition, we may invest in unimproved properties or in mortgage loans secured by such properties, provided that we will not invest more than 10% of our total assets in unimproved properties or in mortgage loans secured by such properties. We will consider a property to be an unimproved property if it was not acquired for the purpose of producing rental or other operating cash flows, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition.

Investing in and Originating Loans

The criteria that our advisor will use in making or investing in loans on our behalf is substantially the same as those involved in acquiring our investment in properties. We do not intend to make loans to other persons, to underwrite securities of other issuers or to engage in the purchase and sale of any types of investments other than those relating to real estate. However, unlike our property investments which we expect to hold in excess of seven years, we expect that the average duration of loans will typically be one to five years. We are not limited as to the amount of gross offering proceeds that we may apply to mortgage loan investments; however, our board of directors has adopted a policy limiting the amount of gross offering proceeds that we may apply to mortgage loan investments.

We do not expect to make or invest in loans that are not directly or indirectly secured by real estate. We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loan, would exceed an amount equal to 85% of the appraised value of the property, as determined by an independent third party appraiser, unless we find substantial justification due to other underwriting criteria. We may find such justification in connection with the purchase of loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the loan investment does not exceed the fair market value of the underlying property. We will not invest in or make loans unless an appraisal has been obtained concerning the underlying property, except for those loans insured or guaranteed by a government or government agency.

We may invest in first, second and third mortgage loans, mezzanine loans, bridge loans, wraparound mortgage loans, construction mortgage loans on real property, loans on leasehold interest mortgages, and CMBS held as long-term investments. However, we will not make or invest in any loans that are subordinate to any mortgage or equity interest of our advisor or any of its or our affiliates. We also may invest in participations in mortgage loans. A mezzanine loan is a loan made in respect of certain real property but is secured by a lien on the ownership interests of the entity that, directly or indirectly, owns the real property. A bridge loan is short term financing, for an individual or business, until permanent or the next stage of financing, can be obtained. Second mortgage and wraparound loans are secured by second or wraparound deeds of trust on real property that is already subject to prior mortgage indebtedness. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans. Third mortgage loans are secured by third deeds of trust on real property that is already subject to prior first and second mortgage indebtedness. Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years. Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. These loans are generally for terms of from six months to 15 years. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease. Mortgage participation investments are investments in partial interests of mortgages of the type described above that are made and administered by third-party mortgage lenders.

In evaluating prospective loan investments, our advisor will consider factors such as the following:

•	the ratio of the investment amount to the underlying property’s value;

•	the property’s potential for capital appreciation;

•	expected levels of rental and occupancy rates;

•	the condition and use of the property;

•	current and projected cash flow of the property;

•	potential for rent increases;

•	the degree of liquidity of the investment;

•	the property’s income-producing capacity;

•	the quality, experience and creditworthiness of the borrower;

•	general economic conditions in the area where the property is located;

•	in the case of mezzanine loans, the ability to acquire the underlying real property; and

•	other factors that our advisor believes are relevant.

In addition, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title. We will also consider the requirements of the REIT rules, which may limit our ability to make certain loan investments. Because the factors considered, including the specific weight we place on each factor, will vary for each prospective loan investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.

We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders. Our advisor will evaluate all potential loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although many loans of the nature that we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term. We will not originate loans with negative amortization provisions.

We do not have any policies directing the portion of our assets that may be invested in construction loans, mezzanine loans, bridge loans, loans secured by leasehold interests and second, third and wraparound mortgage loans. However, we recognize that these types of loans are riskier than first deeds of trust or first priority mortgages on income-producing, fee-simple properties, and we expect to minimize the amount of these types of loans in our portfolio, to the extent that we make or invest in loans at all. Our advisor will evaluate the fact that these types of loans are riskier in determining the rate of interest on the loans. We do not have any policy that limits the amount that we may invest in any single loan or the amount we may invest in loans to any one borrower. We are not limited as to the amount of gross offering proceeds that we may use to invest in or originate loans.

Our loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make loans in any jurisdiction in which the regulatory authority determines that we have not complied in all material respects with applicable requirements.

Liquid Investment Portfolio

Investment in Liquid Securities.    To the extent permitted by the REIT rules, we intend for our liquid investment portfolio to primarily consist of U.S. government securities, agency securities and corporate debt. We use the term “agency” to refer to a U.S. government agency such as the Government National Mortgage Association, or Ginnie Mae, or a federally-chartered corporation such as the Federal National Mortgage Association, or Fannie Mae, or the Federal Home Loan Mortgage Corporation, or Freddie Mac.

We may also invest in liquid real estate-related securities, including equity and debt securities of companies whose shares are listed for trading on a national securities exchange and are engaged in real estate activities. Listed companies engaged in real estate activities may include, for example, REITs. Our investments in securities of companies engaged in activities related to real estate will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer.

We may also make investments in CMBS to the extent permitted by the REIT rules. CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. CMBS are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled. CMBS are subject to all of the risks of the underlying mortgage loans. We may invest in investment grade and non-investment grade CMBS classes.

Additionally, we may acquire exchange traded funds, or ETFs, and mutual funds focused on REITs and real estate companies. To a lesser extent we may also invest in traded securities that are unrelated to real estate and make other investments or enter into transactions designed to limit our exposure to market volatility, illiquidity, interest rate or other risks related to our real-estate related, equity or debt, securities subject to complying with the REIT rules.

Cash, Cash Equivalents and Other Short-Term Investments.    Our cash, cash equivalents and other short-term investments may include investments in money market instruments, cash and other cash equivalents (such as high-quality short-term debt instruments, including commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements and interest-bearing time deposits), to the extent consistent with our qualification as a REIT.

Other Investments

Although it is our expectation that our portfolio will consist primarily of commercial real estate, as well as notes receivable, liquid assets and cash and cash equivalents, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forego a high quality investment because it does not precisely fit our presently expected portfolio composition. Thus, to the extent that our advisor presents us with high quality investment opportunities that allow us to meet the REIT requirements under the Code, and that result in an overall real estate portfolio that is consistent with our investment objectives, our portfolio composition may vary from time to time.

Borrowing Policies

Our advisor believes that utilizing borrowing is consistent with our investment objective of maximizing the return to investors and providing us with added liquidity. By operating on a leveraged basis, we have more funds available for investment in properties. This allows us to make more investments than would otherwise be possible, resulting in a more diversified portfolio.

At the same time, our advisor believes in utilizing leverage in a moderate fashion. Under our charter we may not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria. Additionally, our charter limits our aggregate borrowings to 75% of the greater of cost (or 300% of net assets) (before deducting depreciation or other non-cash reserves) or market value of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. Consistent with our advisor’s approach toward the moderate use of leverage. Our board of directors has adopted a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or market value of our gross assets, unless such borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with a justification for such excess borrowing. During the period of this offering, we expect to seek and receive approval of our independent directors to exceed this limit because we will then be in the process of raising our equity capital to acquire our portfolio. After we have acquired a substantial portfolio, our advisor will target a leverage of 50% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets.

Our advisor will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to assets not securing the repayment of the indebtedness. Our advisor may refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and an increase in property ownership if some refinancing proceeds are reinvested in real estate.

Our ability to increase our diversification through borrowing may be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted and we may not be able to adequately diversify our portfolio.

Our sponsor, our advisor, any of our directors and any of their respective affiliates will not make loans to us, except that we may borrow funds from affiliates of our advisor, including our sponsor, as bridge financing to enable us to acquire a property when offering proceeds alone are insufficient to do so and third party financing has not been arranged. Any and all such transactions must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transactions as being fair and reasonable to us.

In an effort to have adequate cash available to support our redemption plan, our advisor may determine to reserve borrowing capacity under a line of credit. Our advisor could then elect to borrow against this line of credit in its discretion in order to fund redemption requests.

Disposition Policies

We intend to hold each property we acquire for an extended period, generally in excess of seven years. Holding periods for other real estate-related investments may vary. Regardless of intended holding periods, circumstances might arise that could cause us to determine to sell an asset before the end of the expected holding period if we believe the sale of the asset would be in the best interests of our stockholders. The determination of whether a particular asset should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, current tenant rolls and tenant creditworthiness, whether, depending on the assets tax attributes, we could apply the proceeds from the sale of the asset to make other investments, whether disposition of the asset would increase cash flow, and whether the sale of the asset would be a prohibited transaction under the Code or otherwise impact our status as a REIT. The selling price of a property that is net leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.

Investment Limitations, In General

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. We will not:

•

borrow in excess of 75% of the greater of the aggregate cost (or 300% of net assets) (before deducting depreciation or other non-cash reserves) or fair market value of all assets owned by us, unless approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with the justification for such excess borrowing (although our board of directors has adopted a policy to reduce this limit from 75% to 60%);

•	make investments in unimproved property or mortgage loans on unimproved property in excess of 10% of our total assets;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•

make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	invest in indebtedness secured by a mortgage on real property that is subordinate to the lien or other indebtedness of our advisor, any director, our sponsor or any of our affiliates;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

•

issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share redemption program or the ability of our operating partnership to issue redeemable partnership interests;

•

issue options or warrants to our advisor, our directors, our sponsor or any of their respective affiliates except on the same terms as such options or warrants are sold to the general public and provided that such options or warrants do not exceed ten percent of our outstanding shares on the date of grant;

•

make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests; or

•	acquire properties or loans from affiliates, except as noted in “Conflicts of Interest — Transactions with Our Advisor and its Affiliates.”

In addition, our charter includes many other investment limitations in connection with transactions with affiliated entities or persons, which limitations are described below under the “Conflicts of Interest” section of this prospectus. Our charter also includes restrictions on roll-up transactions, which are described under the “Description of Capital Stock” section of this prospectus.

Investment Limitations to Avoid Registration as an Investment Company

We intend to conduct our operations and the operations of our operating partnership so that each is exempt from registration as an investment company under the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; and

•

pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis. “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire real estate and real estate-related assets directly, for example, by acquiring fee interests in real property, or by purchasing interests, including controlling interests, in REITs or other “real estate operating companies,” such as real estate management companies and real estate development companies, that own real property. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset.

Because we are organized as a holding company that will conduct its business primarily through our operating partnership, which in turn is a holding company that will conduct its business through its subsidiaries, we intend to conduct our operations and the operations of our operating partnership so that each will comply with the 40% test. In addition, we expect that most, if not all, of our wholly-owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute most, if not all, of our assets) generally will not constitute “investment securities.” Accordingly, we believe that the company and most, if not all, of its wholly- and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that we, our operating partnership and any subsidiaries of our operating partnership will not be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because none of these entities will engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we, our operating partnership and any subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we expect that we, our operating partnership and any subsidiaries will be able to conduct our respective operations such that none of these entities will be required to register as an investment company under the Investment Company Act.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We intend to treat entities in which we own at least a majority of the outstanding voting securities as majority owned subsidiaries for purposes of the 40% test. We do not intend to request that the SEC staff approve our treatment of any particular entity as a majority-owned subsidiary and the SEC staff has not done so. If the SEC staff were to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to comply with the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

Even if the value of investment securities held by any of our wholly-owned or majority-owned subsidiaries were to exceed 40% of their respective total assets, we expect that such subsidiaries would be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities primarily engaged in the business of “purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exclusion, as interpreted by the staff of the SEC, generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least 80% of the entity’s assets must be comprised of additional qualifying assets and a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act. Additionally, no more than 20% of the entity’s assets may be comprised of miscellaneous assets.

We will classify our assets for purposes of the Investment Company Act, including our 3(c)(5)(C) exclusion, in large measure upon no-action positions taken by the SEC staff in the past. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Accordingly, no assurance can be given that the SEC will concur with our classification of our assets.

For purposes of determining whether we satisfy the exclusion provided by Section 3(c)(5)(C), as interpreted by the staff of the SEC, we will classify the assets in which we invest as follows:

•

Real Property.    Based on the no-action letters issued by the SEC staff, we will classify our fee interests in real properties as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in joint ventures, which in turn invest in qualifying assets such as real property, as qualifying assets only if we have the right to approve major decisions affecting the joint venture; otherwise, such investments will be classified as real estate-related assets. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control.

•

Securities.    We intend to treat as real estate-related assets debt and equity securities of both non-majority owned publicly traded and private companies primarily engaged in real estate businesses, including REITs and other real estate operating companies, and securities issued by pass-through entities of which substantially all of the assets consist of qualifying assets or real estate-related assets.

•

Loans.    Based on the no-action letters issued by the SEC staff, we will classify our investments in various types of whole loans as qualifying assets, as long as the loans are “fully secured” by an interest in real estate at the time we originate or acquire the loan. However, we will consider loans with loan-to-value ratios in excess of 100% to be real estate-related assets. We will treat our mezzanine loan investments as qualifying assets so long as they are structured as “Tier 1” mezzanine loans in accordance with the guidance published by the SEC staff in a no-action letter that discusses the classifications of Tier 1 mezzanine loans under Section 3(c)(5)(C) of the Investment Company Act.

Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit the ability of the company and its subsidiaries to invest directly in mortgage-related securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities and real estate companies or in assets not related to real estate. Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration for our company or each of our subsidiaries.

A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain our exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

Change in Investment Policies

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interests of our stockholders. Each determination and the basis for that determination shall be set forth in the minutes of the meetings of our board of directors. The methods of implementing our investment policies also may vary as new real estate development trends emerge and new investment techniques are developed. The methods of implementing our investment policies, except as otherwise provided in our organizational documents, may be altered by a majority of our directors, including a majority of the independent directors, without the approval of our stockholders.

Public Disclosure of Our Investments

As of the date of this prospectus, we have not acquired or contracted to acquire any specific real properties or other real estate-related investments. Our advisor and its affiliates are continually evaluating various potential property investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties. Accordingly, we expect that acquisition opportunities may be made available to us relatively quickly once the offering has commenced. If we believe that a reasonable probability exists that we will acquire a specific property, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed upon the respective real property and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. You should understand that the disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change prior to any actual purchase.

Valuation Policies

Our Independent Valuation Expert

Our board of directors has retained CBRE, Inc. (CBRE) as its independent valuation expert. CBRE has expertise in appraising commercial real estate. CBRE will be provided with access to all of the information in our possession about our commercial real estate investments that it may deem relevant to the discharge of its responsibilities. CBRE will also have access to other sources of information as a result of its affiliated businesses. The compensation we pay to the independent valuation expert will not be based on the estimated values of the commercial real estate assets, related liabilities and notes receivable secured by real estate. Our independent valuation expert is not affiliated with us, or with our advisor or its affiliates. Our board of directors may replace the independent valuation expert at any time by majority vote (including a majority vote of our independent directors).

Our board of directors, including a majority of our independent directors, has adopted valuation guidelines to be used by our independent valuation expert in connection with estimating the values of our commercial real estate assets, related liabilities and notes receivable secured by real estate. Our independent valuation expert will review our valuation guidelines and methodologies with our advisor and our board of directors at least annually. Any changes to our valuation guidelines will require the approval of our board of directors, including a majority of our independent directors. We will publicly announce any changes to the identity or role of the independent valuation expert or material changes to our valuation guidelines in reports we file with the SEC and/or via our website.

The independent valuation expert will discharge its responsibilities under the oversight of our board of directors and in accordance with our valuation guidelines. Our board will not be involved in the day to day valuation of our assets and liabilities, but will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility, at regularly scheduled board of directors meetings. The valuations performed by our independent valuation expert will be one of several components to be used by our fund accountant in its calculation of our NAV per share, in the manner described below.

While our independent valuation expert will periodically provide estimated values of each of our commercial real estate assets, related liabilities and notes receivable secured by real estate based upon individual appraisal reports, our independent valuation expert will not be responsible for or prepare our daily NAV per share.

Additional Information Regarding the Engagement for Valuation Services.    We have contracted to receive valuation services from CBRE pursuant to that certain master agreement for real estate valuation services between CBRE and us dated September 1, 2011, a copy of which has been filed as Exhibit 10.2 to the registration statement of which this prospectus forms a part. The following is a brief description of such agreement, which is qualified in its entirety by reference to such exhibit, which is incorporated by reference herein.

Pursuant to our master agreement for real estate valuation services, CBRE’s individual appraisal reports for each asset and liability will be addressed solely to the Company to assist our fund accountant in establishing an estimated value of our commercial real estate and real estate related assets and related liabilities. CBRE’s appraisal reports to be provided to us will not constitute a recommendation to any person to purchase or sell any shares of our common stock. CBRE’s appraisal reports will not be addressed to the public and may not be relied upon by any other person to establish an estimated value of our common stock.

In preparing its appraisal reports, CBRE will not, and will not be requested to, solicit third party indications of interest for our common stock in connection with possible purchases thereof or the acquisition of all or any part of the Company. CBRE’s analyses, opinions, and conclusions will be developed, in conformity with the

Uniform Standards of Professional Appraisal Practice, as well as the requirements of the state where the real property is located. The reported analyses, opinions, and conclusions to be developed will be prepared in conformity with the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute. The use of the reports are subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

In conducting its investigation and analyses, CBRE will take into account such accepted financial and commercial procedures and considerations as it deems relevant, which may include, without limitation, the review of documents, materials and information provided by us to CBRE, such as: (i) historical operating revenues and expenses of the properties; (ii) lease agreements on the properties; (iii) the revenues and expenses of the properties; (iv) information regarding recent or planned capital expenditures; and (v) any other information relevant to valuing the real estate property.

In connection with its review, while CBRE may review the information supplied or otherwise made available to it by us for reasonableness, CBRE will assume and rely upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and will not undertake any duty or responsibility to verify independently any of such information. CBRE will not make or obtain an independent valuation or appraisal of any other assets or liabilities (contingent or otherwise) of the Company other than our commercial real estate and real estate related assets and related liabilities. With respect to operating or financial forecasts and other information and data to be provided to or otherwise to be reviewed by or discussed with CBRE, CBRE will assume that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of our management, board of directors and advisor, and will rely upon us to advise CBRE promptly if any information previously provided becomes inaccurate or was required to be updated during the period of its review.

In performing its analyses, CBRE will make numerous other assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond CBRE’s control and our control, as well as certain factual matters. For example, CBRE will assume that we have clear and marketable title to each commercial real estate property valued, that no title defects exist unless specifically informed to the contrary, that improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. Furthermore, CBRE’s analysis, opinions and conclusions will necessarily be based upon market, economic, financial and other circumstances and conditions existing prior to the valuation, and any material change in such circumstances and conditions may affect CBRE’s analysis and conclusions.

The foregoing is a summary of the standard assumptions, qualifications and limitations that generally apply to CBRE’s appraisal reports. All of the CBRE appraisal reports, including the analysis, opinions and conclusions set forth in such reports, are qualified by the assumptions, qualifications and limitations set forth in the respective appraisal reports.

The analyses to be performed by CBRE will not address the market value of the Company’s common stock. The prices at which the Company’s commercial real estate properties may actually be sold could differ from CBRE’s analyses. Among its other responsibilities, our board of directors has adopted our valuation guidelines for establishing our NAV on each business day. Consequently, the analyses contained in the CBRE individual appraisal reports should not be viewed as being determinative of the value of our common stock.

CBRE is actively engaged in the business of undertaking the valuation of commercial real estate properties in connection with public offerings, private placements, business combinations and similar transactions. CBRE has been engaged by the Company to deliver valuation reports and will receive fees upon the delivery of such reports. In addition, we have agreed to indemnify CBRE against certain liabilities arising out of this engagement.

CBRE is an affiliate of CBRE Group, Inc., a parent holding company of affiliated companies that are engaged in the ordinary course of business in many areas related to commercial real estate and related services. In the two years prior to the date hereof, CBRE and its affiliates have provided a number of commercial real estate and financial advisory services for us and our affiliates and have received fees in connection with such services. CBRE and its affiliates may from time to time in the future perform other commercial real estate and financial advisory services for us and our affiliates in transactions related to the properties that are the subjects of the valuations, so long as such other services do not adversely affect the independence of the applicable CBRE appraiser as certified in the applicable appraisal report.

In the ordinary course of its business, CBRE, its affiliates, directors and officers may structure and effect transactions for its own account or for the accounts of its customers in commercial real estate assets of the same kind and in the same markets as the Company’s assets.

Valuation

Valuation of Commercial Real Estate Properties and Secured Loans

Wholly Owned Commercial Real Estate Properties.    Our independent valuation expert will value on a rolling basis each of our wholly owned real estate properties held, directly or indirectly, by our operating partnership at least once per quarter beginning with the quarter following the first full calendar quarter after we acquire the property. The independent valuation expert will collect all reasonably available material information that it deems relevant, including information about the properties from our advisor, the independent valuation expert’s own sources, market information from public sources, the expert’s own proprietary data, and, when deemed necessary by our independent valuation expert, a physical inspection. The independent valuation expert will also review trends in capitalization rates, discount rates, interest rates, leasing rates, as well as a variety of macro- and micro-economic factors.

Based on the available information, the independent valuation expert will estimate the value of that property. The independent valuation expert will consider, as appropriate, valuation methodologies, opinions and judgments, to the extent consistent with our valuation guidelines as adopted by our board of directors, and with the recommendations set forth in the Uniform Standards of Professional Appraisal Practice and the requirements of the Code of Professional Ethics and Standards of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute.

Between quarterly valuations, our advisor will monitor our real estate investments to determine whether a material event has occurred that our advisor believes may have a material impact on the most recent estimated values provided by our independent valuation expert. If, in the opinion of our independent valuation expert, an event identified by the advisor, or in some circumstances an event that becomes known to the independent valuation expert through other means, is likely to have a material impact on previously provided estimated values of the affected commercial real estate assets, notes receivable secured by real estate or related real estate liabilities, the independent valuation expert will recommend valuation adjustments that the fund accountant will then incorporate into our NAV. For example, an unexpected termination or renewal of a material lease, a material change in vacancies or an unanticipated structural or environmental event at a property or capital market events may cause the value of a property to change materially. Our independent valuation expert will determine the appropriate adjustment to be made to the estimated value of the property based on the information available. Any such adjustments will be estimates of the market impact of specific events as they occur, based on assumptions and judgments that may or may not prove to be correct, and may also be based on the limited information readily available at that time.

Upon acquisition, commercial properties will initially be carried at cost (purchase price plus all related acquisition costs and expenses, such as legal fees and closing costs) until the investment has been held for one full calendar quarter following the quarter of acquisition. Thereafter, commercial properties will be valued on a rolling basis each quarter by our independent valuation expert. We will amortize acquisition costs and expenses over a five year period. The independent valuation expert may perform valuations at any time during a quarter, based on its judgment. We will allocate the acquisition costs and expenses incurred in connection with the acquisition of multiple commercial properties that are not directly related to any single property among the applicable properties, generally pro rata based on relative purchase price of each property.

Commercial Real Estate Properties Held Through Joint Ventures.    The estimated values of real estate properties held by joint ventures that we invest in will be determined by our independent valuation expert on the same basis as wholly-owned commercial real estate properties. Once the independent valuation expert has estimated the value of a joint venture real estate property, the value of our interest in the joint venture will be calculated by applying a percentage based on the distribution provisions of the applicable joint venture agreements to the value of the underlying real estate property held by the joint venture. Newly acquired properties held in a joint venture will be initially carried at cost and subsequently valued in the manner, and at the times, described above for wholly owned properties.

Loans and Other Investments Secured by Real Estate.    Notes receivable and mezzanine loans held for long-term investment, which will typically be secured directly or indirectly by real estate, will initially be carried at our acquisition cost (purchase price plus all related acquisition costs and expenses, such as legal fees and closing costs) until the investment has been held by us for one full calendar quarter following the calendar quarter of acquisition. Thereafter, our independent valuation expert will value these assets on a rolling basis each quarter, and we will amortize the acquisition costs over a five year period. Typically, notes receivable will be valued by using a discounted cash flow analysis to estimate the value of the remaining loan payments and any balloon payment at maturity. In projecting the cash flow and the discount rate, various factors will be considered, including among others the quality of the underlying real estate collateral, loan-to value ratio, payment history and the remaining term of the notes. In addition, consideration will be given to the general real estate market conditions and prevailing interest rates.

Valuation of Other Illiquid Real Estate Related Assets

To the extent we invest in CMBS and privately placed, illiquid securities of real estate-related operating businesses (other than joint ventures that hold real estate properties), such as real estate development or management companies, those investments will initially be valued by at cost (purchase price plus all related acquisition costs and expenses, such as legal fees and closing costs) and thereafter will be valued quarterly on a rolling basis at fair value as determined in good faith by one or more third party pricing services that we will retain for this purpose (which may, under certain circumstances, include CBRE, subject to their acceptance of the additional engagement). Acquisition costs will be amortized over a five year period. In evaluating the fair value of our interests in certain commingled investment vehicles (such as private real estate funds), the third party pricing service performing the valuation may rely upon values periodically assigned to such interests by the respective issuers or affiliated investment advisers.

Valuation of Liquid Investment Portfolio

Liquid Real Estate-Related Securities.    Liquid debt and equity real estate-related securities that are not restricted as to salability or transferability will be valued daily, on the basis of information provided by third parties and not by the independent valuation expert. Generally, to the extent the information is available, such securities will be valued at the price of the last trade executed at or prior to closing on the valuation day or, in the absence of such trade, the last “bid” price. The value of liquid equity and debt real estate-related securities that are restricted as to salability or transferability will be adjusted for a discount. In determining the amount of such discount, consideration will be given to the nature and length of such restriction and the relative volatility of the market price of the security.

Valuation of Liquid Non-Real Estate-Related Assets.    Liquid non-real estate-related assets include credit rated government and corporate debt securities, agency securities, publicly traded equity securities, cash and cash equivalents and other investments designed to limit our exposure to market volatility, illiquidity, interest rate or other risks related to our real-estate related, equity or debt securities. Liquid non-real estate-related assets will be valued daily based on information provided by third party pricing services and not by the independent valuation expert.

Valuation of Our Commercial Real Estate Related Liabilities

Our independent valuation expert will estimate the values of our commercial real estate-related liabilities, such as loans where we are the borrower, by using industry accepted methodologies specific to each type of liability. Typically, mortgage loans collateralized by our real estate will be valued by comparing the differences between the contractual loan terms and current market loan terms. This comparison would generally involve the present value of the remaining contractual payments and maturity amount at a market based interest rate. The market interest rate would reflect the risks associated with the loan, such as loan-to-value ratio, remaining loan term, the quality of the underlying collateral or other security, and credit risk, among other factors. Various sources could be used to estimate market terms for a specific loan, including published materials and market information gathered by other valuation experts.

Commercial real estate-related liabilities, such as loans, will initially be carried at cost (loan proceeds less all related costs and expenses, such as legal fees and closing costs) until the loan has been outstanding for one full calendar quarter following the quarter we enter into the loan. Thereafter, the independent valuation expert will estimate the value of these liabilities each quarter on a rolling basis, and we will amortize the related loan costs over the remaining loan term. The valuations may be performed at any time during a quarter based on the judgment of our independent valuation expert. We will allocate the financing costs and expenses incurred in connection with obtaining multiple loans that are not directly related to any single loan among the applicable loans, generally pro rata based on the amount of proceeds from each loan.

Role of Our Advisor and Our Board in the Valuation Process

The estimates of the values of our real estate and real estate related assets and liabilities will be reviewed by our advisor for consistency with our valuation guidelines and the overall reasonableness of the valuation conclusions. Our independent valuation expert may consider any comments received from the advisor to its individual appraisal reports, but the final estimated values of our commercial real estate assets, related liabilities and notes receivable secured by real estate shall be determined by our independent valuation expert and provided by our independent valuation expert to our fund accountant, State Street Bank and Trust Company.

At regularly scheduled board of directors meetings, our independent expert will be available to meet with our board of directors to review valuation information, as well as our valuation guidelines and the operation and results of the valuation process generally. Our board of directors will have the right to engage additional experts to review the valuation of our investments, if deemed appropriate.

Calculation of Our NAV Per Share

Our board of directors has retained State Street Bank and Trust Company to serve as our fund accountant to calculate our daily NAV per share, which will use a process that reflects (1) estimated values of each of our commercial real estate assets, related liabilities and notes receivable secured by real estate provided periodically by our independent valuation expert in individual appraisal reports, as they may be updated upon certain material events described below, (2) daily updates in the price of liquid assets for which third party market quotes are available, (3) accruals of our daily distributions, and (4) estimates of daily accruals, on a net basis, of our operating revenues, expenses, debt service costs and fees. If a material event occurs between scheduled quarterly valuations that our advisor believes may materially affect the value of our commercial real estate assets, notes receivable secured by real estate or related real estate liabilities , our advisor will inform the independent valuation expert review so that, if appropriate, the expert can adjust the most recent valuations to account for the estimated impact.

Our fund accountant will calculate our NAV per share daily by beginning with the most recent estimated market values of our operating partnership’s commercial real estate assets, related liabilities and notes receivable secured by real estate provided by our independent valuation expert in individual appraisal reports in accordance with valuation guidelines approved by our board of directors. The latest value of liquid assets and assets that are traded with reasonable frequency, as determined by third party pricing institutions, will then be added. Our fund accountant will then subtract from the net value of the operating partnership’s real estate and real estate related assets and liabilities any other partnership liabilities, including the advisor’s estimates of accrued fees and expenses attributable to the offering, accrued operating fees and expenses and accrued distributions. These liabilities will be estimated by our advisor based on (1) recent and estimated operating data with respect to each of our commercial real estate properties, as well as our portfolio of real estate related assets; (2) estimates of advisory fees payable to our advisor (both the fixed component and the performance-based component) based on historical and projected performance over the applicable period; (3) projections of dealer manager fees payable to our dealer manager; and (4) recent and estimated data for all other income earned and expenses payable by us. From time to time, but no less frequently than at the end of each calendar month, our advisor will, to the extent necessary, adjust the accruals to reflect actual operating results and to reflect appropriately the outstanding receivable, payable and other account balances. After taking into account the daily estimate of accrued liabilities, our advisor will take the resulting amount and multiply that amount by our percentage ownership interest in the operating partnership. Initially, the only limited partner in the operating partnership will be our advisor, which will hold a nominal interest.

While our independent valuation expert will periodically provide estimated values of each of our commercial real estate assets, related liabilities and notes receivable secured by real estate based upon individual appraisal reports, our independent valuation expert will not be responsible for or prepare our daily NAV per share.

Our fund accountant will then add any assets held by the REIT, which should be limited to cash and cash equivalents, and subtract an estimate of any accrued liabilities of the REIT to the extent such liabilities are not reimbursable by the operating partnership, which should be limited to accrued distributions and certain legal, accounting and administrative costs. Distributions will reflect the daily distribution rate set by our board of directors. The daily accrual of estimated liabilities of the REIT will also include the reimbursement of organization and offering expenses paid by our advisor on our behalf. We intend to reimburse these amounts up to 0.75% of the aggregate gross offering proceeds. However, as we expect our investor’s average hold period to be approximately five years, solely for the purposes of calculating our NAV, the amounts payable to our advisor will be amortized over an estimated five year period and included in our NAV on a daily basis. The result of this calculation will be our NAV as of the end of any business day. Our NAV per share will be determined by dividing our NAV on such day by the number of shares of our common stock outstanding as of the end of such business day, prior to giving effect to any share purchases or redemptions to be effected on such day. We will disclose on a quarterly basis in a prospectus supplement filed with the SEC, the primary components of the Company’s NAV and that certain components are based on appraisal reports provided by the independent valuation expert.

At regularly scheduled board of directors meetings, our board will review the process by which our advisor estimated accrued liabilities and our fund accountant calculated the NAV per share and the operation and results of the process to determine NAV per share generally.

The table below provides a hypothetical illustration of how various factors could affect the calculation of our NAV at the end of any given business day. All amounts shown in the hypothetical calculation below are for illustrative purposes only and are not indicative of our current or projected financial condition or performance.

NAV
Beginning NAV on Hypothetical Business Day(1)	$2,000,000,000
Daily Portion of:
Portfolio Income (Loss) on Real Estate Portfolio and All Other Assets, Before Fees(2)	493,000
Advisory Fee, Dealer Manager Fee and Performance Fee	(121,000)
Accrued Dividend/Distribution	(329,000)
Increase (Decrease) in Market or Appraised Value of Assets and Liabilities	548,000

NAV Before Sales and Redemptions of Shares	2,000,591,000
Sales of Shares(3)	5,479,000
Redemptions of Shares(3)	(191,000)

Ending NAV on Hypothetical Business Day	$2,005,879,000

(1)	NAV at the beginning of a hypothetical business day will reflect all sales and redemptions of shares made on the prior business day.

(2)	Portfolio Income (Loss) represents the net accrual of operating income, expenses, debt service costs and offering and organization costs, and excludes the daily portion of the Advisory Fee, Dealer Manager Fee and Performance Fee, shown on the next line in the table above.

(3)	Daily sales and redemptions of shares at NAV will not increase or decrease our NAV per share because sales and redemptions of shares on each business day will be made at that day’s NAV.

Limits on the Calculation of Our NAV Per Share

The overarching principle of our valuation guidelines is to produce reasonable estimated values for each of our investments, or the price that would be received for that investment in orderly transactions between market participants. However, the majority of our assets will consist of real estate assets and, as with any real estate valuation protocol, the conclusions reached by our independent valuation expert will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the value of our real estate investments. Any resulting potential disparity in our NAV per share may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders, depending on the circumstances at the time.

In addition, on any given day, our published NAV per share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. Between quarterly valuations, our advisor will monitor our real estate investments to determine whether a material event has occurred that our advisor believes may have a material impact on the most recent estimated values provided by our independent valuation expert. If, in the opinion of our independent valuation expert, an event identified by the advisor, or in some circumstances an event that becomes known to the independent valuation expert through other means, is likely to have a material impact on previously provided estimated values of the affected real estate or real estate related assets or liabilities, the independent valuation expert will recommend valuation adjustments that the fund accountant will then incorporate into our NAV. Our independent valuation expert will determine the appropriate adjustment to be made to the estimated value of the property based on the information available. Any such adjustments will be estimates of the market impact of specific events as they occur, based on assumptions and judgments that may or may not prove to be correct, and may also be based on limited information that is readily available at that time. Any potential disparity in our NAV from this estimate or from the independent valuation expert’s determination that no adjustment is necessary may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders, depending on the circumstances at the time.

Our Structure and Formation

Cole Real Estate Income Strategy (Daily NAV), Inc. was formed as a Maryland corporation on July 27, 2010 and Cole Holdings Corporation is our sole stockholder. Our operating partnership was formed as a Delaware limited partnership on July 27, 2010.

In order to be organized as an UPREIT, we intend to contribute the proceeds from this offering to our operating partnership and to hold all or substantially all of our assets and conduct our operations through the operating partnership. UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” An UPREIT is a REIT that holds all or substantially all of its assets through a partnership which the REIT controls as general partner. We have elected to use an UPREIT structure to facilitate real estate property acquisitions and to facilitate investments in us by certain institutional investors. A sale of property directly to a REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of appreciated property who desires to defer taxable gain on the transfer of such property may transfer the property to our operating partnership in exchange for limited partnership interests. Such exchange generally could be made on a tax-free basis. Being able to offer a seller the opportunity to defer taxation of gain until the seller redeems its interests in our operating partnership for cash may give us a competitive advantage in acquiring desired properties or investments relative to buyers who cannot offer this opportunity. In addition, investing in our operating partnership, rather than in shares of our common stock, may be more attractive to certain institutional or other investors due to their business or tax structure.

We are the sole general partner of our operating partnership and Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC is the initial limited partner. As the sole general partner of our operating partnership, we have the exclusive power under the partnership agreement to manage and conduct its business, subject to certain limited approval and voting rights of the limited partners described more fully in “Operating Partnership Agreement.” Pursuant to the terms of our advisory agreement, we will delegate to our advisor authority to make decisions related to our and our operating partnership’s day-to-day business, the acquisition, management and disposition of assets and the selection of property managers and other service providers.

The following chart shows our ownership structure and our relationship with our advisor, its sub-advisor and our dealer manager:

(1)	Cole Holdings Corporation currently owns 13,334 shares of our common stock, which represents 100% of the outstanding shares of common stock, as of December 5, 2011. Cole Holdings Corporation is prohibited from selling the shares of our common stock for so long as Cole Real Estate Investments remains our sponsor; provided, however, that Cole Holdings Corporation may transfer ownership of all or a portion of the shares of our common stock to other affiliates of our sponsor.

(2)	Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC currently owns a 0.1% limited partner interest in our operating partnership. After we begin admitting investors in this offering, that limited partner interest will be reduced.

Management

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors expects to retain Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC as our advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to our board of directors’ supervision. Prior to the effective date of this offering, our charter has been reviewed and ratified by our board of directors, including a majority of the independent directors. This ratification by our board of directors is required by the NASAA REIT Guidelines.

Our charter and bylaws provide that the number of directors on our board of directors may be established by a majority of the entire board of directors, but may not be more than 15, nor, upon and after the commencement of this offering, fewer than three; provided, however, that there may be fewer than three directors at any time that we have only one stockholder of record. Our charter provides that, in general, upon and after commencement of this offering, a majority of the directors must be independent directors. An “independent director” is a person who is not, and within the last two years has not been, directly or indirectly associated with us or any of our affiliates or with our sponsor, our advisor or any of their affiliates by virtue of (1) ownership of an interest in our sponsor, our advisor or any of their affiliates, (2) employment by us, our sponsor our advisor or any of our or their affiliates, (3) service as an officer or director of our sponsor, our advisor or any of their affiliates, (4) performance of services, (5) service as a director of more than three REITs organized by our sponsor or advised by our advisor, or (6) maintenance of a material business or professional relationship with our sponsor, our advisor or any of their affiliates. Each director deemed to be independent pursuant to our charter also will be independent in accordance with the NASAA REIT Guidelines. There are no family relationships among any of our directors or officers, or officers of our advisor. Each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. At least one of our independent directors must have at least three years of relevant real estate experience. We currently have a total of three directors, including a majority of independent directors. Mr. Snell has more than three years of relevant real estate experience.

Each director will serve until the next annual meeting of stockholders or until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, provided that a minimum of three directors will serve on the board at all times, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting properly called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. None of the members of our board of directors, our advisor or any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest required to approve such a matter, shares owned by members of our board of directors and their respective affiliates will not be included.

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors. Independent directors shall nominate replacements for vacancies in the independent director positions. If at any time there are no directors in office, successor directors shall be elected by the stockholders. Each director will be bound by our charter and bylaws.

Our board of directors will not be required to devote all of their time to our business and only are required to devote the time to our affairs as their duties require. Our directors meet quarterly, in person or by teleconference, or more frequently if necessary. Consequently, in the exercise of their responsibilities, the directors will rely heavily on our advisor and on information provided by our advisor. Our directors will have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. Our board of directors is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us.

Our board of directors has adopted written policies on investments and borrowing, the general terms of which are set forth in this prospectus. The directors may revise those policies or establish further written policies on investments and borrowings and monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders. In addition, our board of directors (including the independent directors) has adopted and is responsible for our valuation guidelines for establishing NAV and our valuation guidelines pertaining to the valuation of commercial real estate assets, related liabilities and notes receivable secured by real estate and will periodically review valuation information.

Additionally, our board of directors will be responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders. In addition, a majority of the directors, including a majority of the independent directors who are not otherwise interested in the transaction, must approve all transactions with our advisor or its affiliates. The independent directors also will be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. The independent directors will consider such factors as they deem relevant, including:

•	the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	rates charged to other REITs, especially REITs of similar structure, and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	our advisor’s performance in selecting, overseeing and managing its sub-advisor;

•	the quality and extent of service and advice furnished by our advisor and the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor or its affiliates for its other clients.

The advisory agreement will have a one-year term and may be renewed for an unlimited number of successive one-year periods. Either party may terminate the advisory agreement upon 60 days’ written notice without cause or penalty. Fees payable to our advisor pursuant to the advisory agreement, including any fees that may be paid upon termination of the advisory agreement, are described below under the caption “— The Advisory Agreement” and the section of this prospectus captioned “Compensation.”

Committees of Our Board of Directors

Our entire board of directors will be responsible for supervising our entire business. However, our bylaws provide that our board of directors may establish such committees as the board of directors believes appropriate and in our best interests. Our board of directors will appoint the members of the committee in the board of directors’ discretion. Our charter and bylaws require that a majority of the members of each committee of our board of directors is comprised of independent directors.

Our board of directors has established an audit committee, which consists of George N. Fugelsang and Roger D. Snell, our independent directors. Mr. Snell serves as the chairman of our audit committee. The audit committee, by approval of at least a majority of its members, will select the independent registered public accounting firm to audit our annual financial statements, review with the independent registered public accounting firm the plans and results of the audit engagement, approve the audit and non-audit services provided by the independent registered public accounting firm, review the independence of the independent registered public accounting firm, consider the range of audit and non-audit fees and review the adequacy of our internal accounting controls. Our board of directors has adopted a charter for the audit committee that sets forth its specific functions and responsibilities.

In addition, our advisor will establish a valuation committee. The valuation committee will be responsible for determining the value of securities and other assets we hold in circumstances where the current market prices or other valuations are not available from the fund accountant, the independent valuation expert or other third party pricing services. The members of the valuation committee will be appointed by our advisor’s chief executive officer. Our board of directors has adopted a charter for the valuation committee that sets forth its specific functions and responsibilities.

Duties of Independent Directors

In accordance with the NASAA REIT Guidelines, a majority of our independent directors generally must approve corporate actions that directly relate to the following:

•

any transfer or sale of our sponsor’s initial investment in us; provided however, our sponsor may not sell its initial investment while it remains our sponsor, but our sponsor may transfer the shares to an affiliate;

•

the duties of our directors, including ratification of our charter, the written policies on investments and borrowing, the monitoring of administrative procedures, investment operations and our performance and the performance of our advisor;

•	the advisory agreement;

•	liability and indemnification of our directors, advisor and its affiliates;

•

fees, compensation and expenses, including organization and offering expense reimbursements, acquisition expenses, total operating expenses (including amounts paid to the transfer agent, fund accountant, and the independent valuation expert), real estate commissions on the resale of property, incentive fees, and advisor compensation;

•	any change in modification of our statement of objectives;

•	real property appraisals;

•	our borrowing policies;

•	annual and special meetings of stockholders;

•	election of our directors; and

•	our distribution reinvestment plan.

In addition, our board of directors (including the independent directors) is responsible for our valuation guidelines for establishing NAV and our valuation guidelines pertaining to the valuation of commercial real estate assets, related liabilities and notes receivable secured by real estate to be provided quarterly by our independent valuation expert in separate appraisal reports, and to periodically review such information as it deems necessary to exercise its oversight responsibility.

Compensation of Directors

We will pay to each of our independent directors a retainer of $50,000 per year, plus an additional retainer of $7,500 to the chairman of the audit committee. We also will pay $2,000 for each meeting of our board of directors or committee thereof the director attends in person ($2,500 for the attendance in person by the chairperson of the audit committee at each meeting of the audit committee) and $250 for each meeting the director attends by telephone. In the event there is a meeting of the board of directors and one or more committees thereof in a single day, the fees paid to each director will be limited to $2,500 per day ($3,000 per day for the chairperson of the audit committee if there is a meeting of such committee). All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at each meeting of our board of directors. If a director is also an employee of our company or our advisor or their affiliates, we will not pay compensation for services rendered as a director. We will not compensate Mr. Cole for his service to us on the board of directors.

Executive Officers and Directors

Our board of directors has elected Christopher H. Cole to serve as our chief executive officer and president, D. Kirk McAllaster, Jr. to serve as our executive vice president, chief financial officer and treasurer. Although most of the services Mr. McAllaster provides to our company are in his role as executive officer of our advisor, he has certain duties in his capacity as an executive officer of our company arising from Maryland corporate law, our charter and bylaws. We do not directly compensate Mr. McAllaster for his services as an executive officer of our company, nor do we reimburse our advisor or any affiliate of our advisor for his salary or benefits. We have provided below certain information about our executive officers and directors.

Name	Age*	Position(s)
Christopher H. Cole	59	Chairman of our Board of Directors, Chief Executive Officer and President

D. Kirk McAllaster, Jr.	44	Executive Vice President, Chief Financial Officer and Treasurer

George N. Fugelsang	71	Independent Director

Roger D. Snell	55	Independent Director

*	As of December 5, 2011.

Christopher H. Cole has served as our chairman, chief executive officer and president since our formation in July 2010. He also served as the chief executive officer of our advisor from its formation in July 2010 until June 2011. Mr. Cole has served as the chairman, chief executive officer and president of Corporate Income Trust since April 2010. He served as the chief executive officer of Cole Corporate Income Advisors, LLC (“CCI Advisors”) from April 2010 until June 2011. Mr. Cole has served as the chairman, chief executive officer and president of Cole Credit Property Trust I since its formation in March 2004. He served as the chief executive officer of Cole REIT Advisors, LLC (“CCPT I Advisors”) from its formation in April 2004 until June 2011 and as its president from April 2004 until March 2007 and from October 2007 until April 2010. Mr. Cole has served as the chairman, chief executive officer and president of Cole Credit Property Trust II since its formation in September 2004. He served as the chief executive officer of Cole REIT Advisors II, LLC (“CCPT II Advisors”) from its formation in September 2004 until June 2011 and as its president from September 2004 until March 2007 and from October 2007 until April 2010. Mr. Cole has served as the chairman, chief executive officer and president of Cole Credit Property Trust III since its formation in January 2008. He served as the chief executive officer of Cole REIT Advisors III, LLC (“CCPT III Advisors”) from its formation in January 2008 until June 2011, as its president from January 2008 until April 2010, and as its treasurer from January 2008 until September 2008.

Mr. Cole has been the sole stockholder and treasurer of Cole Holdings Corporation since its formation in August 2004, has served as its chairman and secretary since October 2007 and previously served as chief executive officer from August 2004 until June 2011 and as president from August 2004 until April 2010. Mr. Cole has also been engaged as a general partner in the structuring and management of real estate limited partnerships since February 1979. Mr. Cole has served as the treasurer of Cole Realty Advisors since its formation in November 2002, and previously served as its chief executive officer from August 2004 until June 2011 and as president from November 2002 until March 2007 and from October 2007 until September 2009 and as its secretary from November 2002 until December 2002. Mr. Cole has served as the treasurer of Cole Capital Partners since January 2003 and previously served as its chief executive officer from January 2003 until June 2011 and its president from January 2003 to March 2007 and from October 2007 until April 2010. Mr. Cole has served as the treasurer of Cole Capital Advisors since its formation in November 2002, and previously served as its chief executive officer from December 2002 until June 2011, as its president from November 2002 until March 2007 and from October 2007 until April 2010, and as its secretary from November 2002 until December 2002.

Mr. Cole has served as the chief executive officer and treasurer of the Cole Growth Opportunity Fund I GP, LLC since its formation in March 2007. Mr. Cole served as the executive vice president and treasurer of Cole Capital Corporation from December 2002 until January 2008. Mr. Cole has been the sole director of Cole Capital Corporation since December 2002. Mr. Cole was selected to serve as a director of our company based upon Mr. Cole’s experience and relationships in the non-exchange traded REIT and real estate industries, along with his knowledge of the Cole Real Estate Investments organization.

D. Kirk McAllaster, Jr. has served as our executive vice president, chief financial officer and treasurer since our formation in July 2010. He also has served as executive vice president and chief financial officer of our advisor since its formation in July 2010. Mr. McAllaster has served as the executive vice president, chief financial officer and treasurer of Corporate Income Trust since April 2010. He has served as the executive vice president, chief financial officer and treasurer of CCI Advisors since April 2010. Mr. McAllaster has served as executive vice president and chief financial officer of Cole Credit Property Trust I and Cole Credit Property Trust II since October 2007, and has been a member of the board of directors of Cole Credit Property Trust I since May 2008. He has served as executive vice president, chief financial officer and treasurer of Cole Credit Property Trust III since its formation in January 2008, and served as its secretary from January 2008 to November 2010. He has served as executive vice president and chief financial officer of CCPT I Advisors and CCPT II Advisors since March 2007, and previously served as vice president, finance for each of CCPT I Advisors and CCPT II Advisors from December 2005 until March 2007. He also has served as executive vice president and chief financial officer of CCPT III Advisors since its formation in January 2008. Mr. McAllaster has served as executive vice president, chief financial officer and treasurer of Cole Realty Advisors since September 2009, and previously served as executive vice president and chief financial officer from March 2007 until September 2009. Mr. McAllaster has served as executive vice president and chief financial officer of Cole Capital Partners and Cole Capital Advisors since March 2007 and previously served as vice president, finance for each of Cole Capital Partners and Cole Capital Advisors from December 2005 until March 2007. Prior to joining Cole in May 2003, Mr. McAllaster worked for six years with Deloitte & Touche LLP, most recently as audit senior manager. He has over 20 years of accounting and finance experience in public accounting and private industry. Mr. McAllaster received a B.S. degree from California State Polytechnic University — Pomona with a major in Accounting. He is a Certified Public Accountant licensed in the states of Arizona and Tennessee and is a member of the American Institute of CPAs and the Arizona Society of CPAs.

George N. Fugelsang has served as our director since September 2011. Mr. Fugelsang has served as a member of the board of directors of Cole Credit Property Trust II since May 2010 and as a member of its audit committee since June 2010. From 1994 through 2001, Mr. Fugelsang was chief executive officer of Dresdner Kleinwort Benson North America, the U.S.-based investment banking business of Dresdner Bank AG, where he was responsible for all of Dresdner Bank AG’s activities in North America. From 1996 until 2001, Mr. Fugelsang was also chairman of the board of Dresdner Bank Mexico, S.A., chairman of the board of Dresdner Bank Canada and a member of the board of directors of Dresdner RCM Global Investors LLC. Mr. Fugelsang served on the board of managers of Mrs. Fields’ Famous Brands, LLC from May 2004 until July 2008. Mr. Fugelsang also served on the boards of trustees of the Institute of International Bankers and the Thunderbird School of Global Management, and as a member of the board of directors of Advanced Research Technologies of Montreal, Canada. He was also a member of the board of the New York City Partnership, the German American Chamber of Commerce, Inc., and a director of the Foreign Policy Association in New York. Mr. Fugelsang formerly served on the advisory board of the Monterey Institute of International Studies, an affiliate of Middlebury College. Mr. Fugelsang was nominated to serve as a director because of his experience as the chief executive officer of an investment bank, his extensive financing experience and his general business accomplishments, all of which are expected to bring valuable insight to the board of directors.

Roger D. Snell has served as our director since September 2011. Mr. Snell has been managing director of SIP Investment Partners, a commercial real estate investment firm, since February 2003. From February 1997 to June 2002, Mr. Snell was president and chief executive officer of Peregrine Real Estate Investment Trust, a publicly-traded commercial real estate and hotel property REIT that was reorganized into a private company named WinShip Properties. Prior to joining Peregrine, Mr. Snell was managing director of Snell & Co., LLC, an investment advisory firm, in 1996, and president and chief executive officer of Perini Investment Properties, a publicly traded REIT focusing on commercial real estate and hotel properties (later renamed Pacific Gateway Properties), from January 1993 to January 1996. Prior to joining Perini, Mr. Snell held various leadership positions in other commercial real estate development companies. Mr. Snell received an MBA from Harvard Business School and a B.S. degree from the University of California, Berkeley. Mr. Snell was nominated to serve as a director because of his experience as a real estate industry executive with executive investment, capital markets and portfolio management expertise, all of which are expected to bring valuable insight to the board of directors.

The Advisor

Our advisor is Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC, an affiliate of our sponsor, Cole Real Estate Investments. Our executive officers and the chairman of our board of directors also are officers, key personnel and/or members of our advisor. Our advisor currently has no paid employees; however, our advisor’s affiliates have over 200 full-time employees, many of whom will serve as dual employees, of our advisor and of affiliates of our advisor, and dedicate a portion of his or her time providing services to our advisor. All of our day-to-day operations will be managed by our advisor.

Our advisor has contractual and fiduciary responsibility to us and our stockholders pursuant to the advisory agreement. Our advisor is wholly-owned indirectly by Christopher H. Cole.

The officers and key personnel of our advisor or certain affiliates are as follows:

Name	Age*	Position(s)
Marc T. Nemer	38	President and Chief Executive Officer
D. Kirk McAllaster, Jr.	44	Executive Vice President and Chief Financial Officer
Jeffrey C. Holland	40	Executive Vice President and Head of Capital Markets
Chong P. Huan	54	Executive Vice President and Chief Technology Officer
John M. Pons	48	Executive Vice President, Secretary, and General Counsel — Real Estate
Thomas W. Roberts	52	Executive Vice President and Managing Director of Real Estate
Mitchell A. Sabshon	59	Executive Vice President and Chief Operating Officer
Indraneel Karlekar	39	Executive Vice President and Chief Investment Strategist
Kim S. Kundrak	54	Chief Acquisitions Officer — Single Tenant Retail
Robert J. Micera	50	Chief Investment Officer — Office and Industrial

*	As of December 5, 2011.

The background of Mr. McAllaster is described in the “— Executive Officers and Directors” section above. Below is a brief description of the other officers and key employees of our advisor.

Marc T. Nemer serves as president and chief executive officer of our advisor. Mr. Nemer has served as chief executive officer of Cole Holdings Corporation (d/b/a Cole Real Estate Investments), the parent company of our advisor and affiliates, since June 2011, and as its president since May 2010. He has served as the president, secretary and treasurer of Cole Capital Corporation since January 2008. Mr. Nemer has served as the chief executive officer of CCI Advisors since June 2011 and as its president since April 2010. He has served as chief executive officer of Cole Capital Advisors since June 2011 and as its executive vice president and managing director of capital markets since March 2008. He previously served as its executive vice president, securities and regulatory affairs, from October 2007 until March 2008, as its vice president, legal services and compliance, from March 2007 until October 2007 and as its legal counsel from February 2006 to March 2007. He has served as chief executive officer of Cole Capital Partners since June 2011 and as its executive vice president and managing director of capital markets since March 2008. He previously served as its executive vice president, securities and regulatory affairs, from October 2007 until March 2008 and as its vice president, legal services and compliance, from March 2007 until October 2007. Mr. Nemer has served as chief executive officer for CCPT I Advisors and CCPT II Advisors since June 2011, and previously served for each as executive vice president and managing director of capital markets from March 2008 until April 2010, and as executive vice president, securities and regulatory affairs from October 2007 until March 2008. He has served as chief executive officer of CCPT III Advisors since June 2011, and its president since April 2010, as executive vice president and managing director of capital markets from September 2008 until April 2010, and as executive vice president, securities and regulatory affairs from its formation in January 2008 until September 2008. Mr. Nemer has served as chief executive officer of Cole Realty Advisors since June 2011 and previously served as its executive vice president and managing director of capital markets from March 2008 to June 2011, as its executive vice president, securities and regulatory affairs from October 2007 until March 2008, and as its vice president, legal services and compliance from March 2007 until October 2007. Prior to joining Cole, Mr. Nemer was an attorney with the international law firm Latham & Watkins LLP, where he specialized in securities offerings (public and private), corporate governance, and mergers and acquisitions from July 2000 until February 2006. Prior to that, Mr. Nemer worked at the international law firm Skadden, Arps, Slate, Meagher & Flom LLP, where he worked as an attorney in a similar capacity from August 1998 until July 2000. Mr. Nemer earned a J.D. from Harvard Law School in 1998 and a B.A. from the University of Michigan in 1995.

Jeffrey C. Holland serves as executive vice president and head of capital markets of our advisor. In this role, he provides strategic direction and oversees external and internal sales, marketing, broker-dealer relations, due diligence and securities operations. He has also served as executive vice president and head of capital markets of CCI Advisors, Cole Capital Advisors, Cole Capital Partners, CCPT I Advisors, CCPT II Advisors, CCPT III Advisors and CACI Advisors since December 2010. Prior to joining Cole Real Estate Investments in December 2010, Mr. Holland held several roles at BlackRock, Inc.’s U.S. Retail division, an asset management business focused on financial advisor-intermediated distribution channels, including chief operating officer from 2008 to 2010 and co-head of product development and management from 2006 to 2008. Prior to joining BlackRock, Mr. Holland served as vice president, consulting services, for Raymond James & Associates from 2003 to 2006. Mr. Holland served at Capital Resource Advisors from 1999 to 2003, most recently as director in the Business Strategies Group. From 1996 to 1999, he worked as an engagement manager for McKinsey & Company, Inc. Mr. Holland earned a JD from Harvard Law School and a BA from the University of Puget Sound.

Chong P. Huan has served as executive vice president and chief technology officer of our advisor since January 2011. In this role, he is responsible for oversight of all technology operations, including infrastructure and application development, strategic planning and information management. He also serves as executive vice president and chief technology officer of Cole Capital Advisors, Cole Capital Partners, CCPT I Advisors, CCPT II Advisors, CCPT III Advisors and CCI Advisors. Prior to joining Cole Real Estate Investments, Mr. Huan served as principal and founder of CIR Solutions LLC, an information technology consulting firm, from 2009 to 2010. Mr. Huan served as chief technology officer and managing director for Citi Global

Investment Research from 2007 to 2009. Prior to joining Citi Global Investment Research, he served as senior information officer and vice president of AIG Investment in 2007, chief information officer and senior managing director of New York Life Investment Management from 2000 to 2006, and head of information technology in the Americas with UBS Private Banking and Asset Management from 1996 to 2000. Mr. Huan holds an Executive Masters in technology management from The Wharton School, University of Pennsylvania and an MBA from Northeastern University, and received a BS in engineering with honors from Oxford, U.K. He is also a Moore Fellow at the University of Pennsylvania’s School of Engineering and Applied Sciences.

John M. Pons serves as executive vice president and general counsel — real estate of our advisor. Mr. Pons has served as executive vice president and general counsel — real estate of CCI Advisors since its formation in April 2010, and as its secretary since January 2011 and from April 2010 until August 2010. He has served as executive vice president, general counsel and secretary of CCPT III Advisors since its formation in January 2008, and previously served as its chief operating officer from January 2008 until May 2008. Mr. Pons has served as secretary of Cole Credit Property Trust II since its formation in September 2004. He served as a member of Cole Credit Property Trust II’s board of directors from September 2004 until November 2004. Mr. Pons has served as executive vice president, general counsel and secretary of CCPT II Advisors since September 2008, and previously served as its executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as its executive vice president, chief operating officer, general counsel and secretary from March 2007 until October 2007, as its senior vice president and general counsel from December 2005 until March 2007, as its senior vice president and counsel from August 2005 until December 2005 and as its vice president, counsel and secretary from September 2004 until August 2005. Mr. Pons also has served as secretary for Cole Credit Property Trust I and has been a member of its board of directors since its formation in March 2004. He has served as executive vice president, general counsel and secretary of CCPT I Advisors since September 2008, and previously served as its executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as its executive vice president, chief operating officer, general counsel and secretary from March 2007 until October 2007, as its senior vice president and general counsel from December 2005 until March 2007, as its senior vice president and counsel from August 2005 until December 2005 and as its vice president, counsel and secretary from March 2004 until August 2005. Mr. Pons has served as executive vice president, general counsel and secretary of Cole Realty Advisors since September 2008, and previously served as its executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as its executive vice president, chief operating officer and general counsel from March 2007 until October 2007, and as its senior vice president from January 2006 until March 2007. He has served as executive vice president, general counsel and secretary of Cole Capital Advisors and Cole Capital Partners since September 2008, and previously served for each as its executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as its executive vice president, chief operating officer and general counsel from March 2007 until October 2007, as its senior vice president and general counsel from December 2005 until March 2007, as its senior vice president and counsel from August 2005 until December 2005, and as its vice president and counsel from September 2003 until August 2005. Prior to joining Cole in September 2003, Mr. Pons was an associate general counsel and assistant secretary with GE Capital Franchise Finance Corporation since December 2001. He was in private practice prior thereto. Before attending law school, Mr. Pons was a Captain in the United States Air Force where he served from 1988 until 1992. Mr. Pons received a B.S. degree in Mathematics from Colorado State University and a M.S. degree in Administration from Central Michigan University before earning his J.D. (Order of St. Ives) in 1995 at the University of Denver.

Thomas W. Roberts serves as executive vice president and managing director of real estate of our advisor. He has served as president of Cole Realty Advisors since September 2009. Mr. Roberts has also served as executive vice president and managing director of real estate of CCI Advisors since April 2010, and of Cole Capital Advisors, Cole Capital Partners, CCPT I Advisors, CCPT II Advisors and CCPT III Advisors since September 2009. Prior to joining Cole Real Estate Investments, Mr. Roberts served as president and chief executive officer of Opus West Corporation, a Phoenix-based real estate developer, from March 1993 until May 2009. Mr. Roberts also worked as vice president, real estate development for the Koll Company from 1986 until

1990. In July 2009, Opus West Corporation filed for Chapter 11 bankruptcy protection. Mr. Roberts received a B.S. from Arizona State University. Mr. Roberts has been active in many professional and community organizations including the Greater Phoenix Economic Council, International Council of Shopping Centers, National Association of Industrial and Office and Properties, Young Presidents Organization, Urban Land Institute, Phoenix Boys and Girls Club, and Xavier College Preparatory Board of Trustees.

Mitchell A. Sabshon serves as executive vice president and chief operating officer of our advisor. In this role, he is responsible for corporate finance, asset management, property management, leasing and high yield portfolio management. He also works on a broad range of initiatives across the Cole Real Estate Investments organization, including issues pertaining to corporate and portfolio strategy, product development and systems. He has also served as executive vice president and chief operating officer of CCI Advisors, Cole Capital Advisors, Cole Capital Partners, CCPT I Advisors, CCPT II Advisors, CCPT III Advisors and CACI Advisors since November 2010. Prior to joining Cole Real Estate Investments in November 2010, Mr. Sabshon served as managing partner and chief investment officer of EndPoint Financial LLC, an advisory firm providing acquisition and finance advisory services to equity investors, from 2008 to 2010. Mr. Sabshon served as chief investment officer and executive vice president of GFI Capital Resources Group, Inc., a national owner-operator of multifamily properties, from 2007 to 2008. Prior to joining GFI, Mr. Sabshon served with Goldman Sachs & Company from 2004 to 2007 and from 1997 to 2002 in several key strategic roles, including president and chief executive officer of Goldman Sachs Commercial Mortgage Capital and head of the Insurance Client Development Group. From 2002 to 2004, Mr. Sabshon was executive director of the U.S. Institutional Sales Group at Morgan Stanley. Mr. Sabshon held various positions at Lehman Brothers Inc. from 1991 to 1997, most recently as senior vice president in the Real Estate Investment Banking Group. Prior to joining Lehman Brothers, Mr. Sabshon was an attorney in the Real Estate Structured Finance group of Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Sabshon received his JD from Hofstra University School of Law and a BA from George Washington University.

Indraneel Karlekar serves as executive vice president and chief investment strategist of our advisor. In this role, he is responsible for leading our advisor’s real estate investment strategy and continually enhancing Cole Real Estate Investments’ product offerings. He also works on a broad range of initiatives across the Cole Real Estate Investments organization, including serving as the firm’s economist. Mr. Karlekar also serves as executive vice president and chief investment strategist of Cole Capital Advisors, Cole Capital Partners, CCPT I Advisors, CCPT II Advisors, CCPT III Advisors and CCI Advisors. Prior to joining Cole Real Estate Investments in May 2011, Mr. Karlekar was head of global research and strategy at ING Clarion Real Estate Securities/ING Clarion Partners from 2003 through April 2011, where he was a member of the firm’s investment team and head of its asset allocation committee. Mr. Karlekar served as vice president and head of research of AIG Global Real Estate in 2003, and as a senior analyst — Asia-Pacific for The Economist Intelligence Unit (Economist Group) from 1999 to 2003. Mr. Karlekar received his Ph.D. in Economic Geography and his M.Phil. in International Relations from the University of Cambridge, England; an MA in International History from Jawaharlal Nehru University, New Delhi, India; and a BA in Global History from St. Stephen’s College in New Delhi, India.

Kim S. Kundrak has served as senior vice president and chief acquisitions officer — single tenant retail of our advisor since July 2010. He has served as senior vice president and chief acquisitions officer — single tenant retail of CCPT I Advisors, CCPT II Advisors, CCPT III Advisors, Cole Realty Advisors, Cole Capital Partners and Cole Capital Advisors since September 2009. Prior to joining Cole, he worked for Realty Income Corporation, a publicly traded REIT from July 1996 until November 2008, serving as senior vice president, portfolio acquisitions from January 2000 until November 2008 and as vice president, portfolio acquisitions from July 1996 until December 1999. Prior to joining Realty Income, Mr. Kundrak worked at Burnham Pacific Properties, Inc. from April 1987 until October 1995. During his tenure at Burnham Pacific Properties, he held various positions, including senior vice president, chief financial officer and vice president, asset management. Mr. Kundrak also served as a real estate manager at John Burnham and Company, a real estate services firm from December 1985 until March 1987, as well as general manager at The Hahn Company, one of the nation’s premier regional shopping center developers, from July 1982 until December 1985. Mr. Kundrak received a B.A. from

Point Loma Nazarene University in San Diego, California in 1979. He holds the professional designations of Certified Shopping Center Manager (CSM) from the International Council of Shopping Centers and Certified Property Manager (CPM) from the Institute of Real Estate Management.

Robert J. Micera has served as the chief investment officer — office and industrial of our advisor since July 2010. He has served as chief investment officer — office and industrial of CCI Advisors since July 2010. Prior to joining Cole Real Estate Investments in July 2010, Mr. Micera served as a principal of Cardinal Industrial Real Estate Services East, LLC, a California-based private real estate investment firm that invests in single-tenant industrial warehouse assets nationwide, from April 2009 to April 2010. Mr. Micera was senior vice president — national head of net lease investments at First Industrial Realty Trust, Inc., a Chicago-based REIT that buys, sells, leases, develops and manages industrial real estate, from August 2004 to December 2008. While at First Industrial Realty Trust, Inc., Mr. Micera served as the chief investment officer for a $1.4 billion co-investment program with the wealth management division of UBS Financial Services, Inc. and a $425 million co-investment program with Kuwait Finance House K.S.C. From 2003 to 2004, Mr. Micera served as a managing director, real estate advisory services for Ernst & Young, LLP. Mr. Micera served as a vice president, real estate and lodging investment banking for J.P. Morgan Securities Inc. from 1993 to 2002. Prior to joining J.P. Morgan Securities Inc., Mr. Micera worked at Metropolitan Life Insurance Company from 1984 to 1993, most recently in national sales. Mr. Micera earned a master’s degree in business administration from New York University’s Leonard N. Stern School of Business in 1992 and a bachelor’s degree in engineering from Lafayette College in 1984. Mr. Micera is licensed in New Jersey as a real estate salesperson and in New York as a real estate broker, and he is a member of the Urban Land Institute.

In addition to the officers and key personnel listed above, our advisor employs personnel on a dual basis with the other entities that comprise our sponsor who have extensive experience in selecting, managing and selling commercial properties similar to the properties sought to be acquired by us. As of the date of this prospectus, our advisor is the sole limited partner of our operating partnership.

The Advisory Agreement

Many of the services we expect to be performed by our advisor in managing our day-to-day activities pursuant to the advisory agreement are summarized below. We believe that our advisor currently has sufficient staff and experience so as to be capable of fulfilling the duties set forth in the advisory agreement. This summary is provided to illustrate the material functions that our advisor will perform for us as our advisor, and it is not intended to identify each and every task to be performed by our advisors. Under the terms of the advisory agreement that we expect to enter into, our advisor will undertake to use its commercially reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, our advisor, either directly or indirectly by engaging an affiliate or an unaffiliated third party, shall, among other duties and subject to the supervision of our board of directors:

•	find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

•	participate in formulating our financial valuation and other policies, consistent with achieving our investment objectives;

•	monitor the independent valuation expert’s valuation process to ensure that it complies with our valuation guidelines and report on such compliance to our board of directors on a quarterly basis;

•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and our investment policies;

•

determine the proper allocation of our investments between retail, corporate office and industrial properties and real estate-related assets and cash, cash equivalents and other short-term investments;

•	select its sub-advisor, joint venture and strategic partners, and service providers for us such as our transfer agent and fund accountant and structure corresponding agreements;

•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations;

•	provide property management and leasing services;

•

hire, direct and establish policies for employees who will have direct responsibility for the operations of each property we acquire, which may include, but is not limited to, on-site managers and building and maintenance personnel;

•	direct the purchase of equipment and supplies, and supervise all maintenance activity, for our properties;

•

investigate, select, and, on our behalf, engage and conduct business with such third parties as the advisor deems necessary to the proper performance of the advisor’s obligations under the advisory agreement;

•	consult with, and provide information to, our officers and our board of directors and assist our board of directors in formulating and implementing our financial policies;

•	structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	review and analyze each property’s operating and capital budget;

•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;

•	arrange, structure and negotiate financing and refinancing of properties;

•

enter into leases of property and service contracts for assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such assets, including the servicing of mortgages;

•	actively manage our real estate portfolio in accordance with our investment objectives, strategies and policies;

•

prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the SEC, IRS and other state or federal governmental agencies; and

•	dispose of properties on our behalf in compliance with our investment objectives, strategies and policies.

It is the duty of the board of directors to evaluate the capabilities of our advisor before entering into the advisory agreement, and to evaluate the performance of our advisor before renewing the advisory agreement. The advisory agreement will have a one-year term ending September 28, 2012, and may be renewed for an unlimited number of successive one-year periods. Additionally, either party may terminate the advisory agreement without cause or penalty upon 60 days’ written notice. If we elect to terminate the agreement, we must obtain the approval of a majority of our independent directors. In the event of the termination of our advisory agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.

We will pay our advisor an advisory fee that will be payable in arrears on a monthly basis and accrue daily in an amount equal to 1/365th of 0.90% of our NAV for each day. Any portion of this fee may be deferred and paid in a subsequent year.

As compensation for services provided pursuant to the advisory agreement, we will also pay our advisor a performance-based fee calculated based on our annual total return to stockholders (defined below), payable annually in arrears. The performance fee will be calculated such that for any calendar year in which the total return to our stockholders as a percentage of their invested capital exceeds 6%, which we refer to as the 6% priority return, our advisor will receive 25% of the excess total return above the 6% priority return, but in no event will we pay our advisor more than 10% of the aggregate total return for such year. Therefore, payment of the performance-based component of the advisory fee (i) is contingent upon our actual annual total return exceeding the 6% priority return, (ii) will vary in amount based on our actual performance and total weighted average invested stockholder capital during each year and (iii) cannot cause our total return as a percentage of stockholders’ invested capital for the year to be reduced below 6%.

Our advisor will calculate our total return for each calendar year as the sum of capital appreciation or depreciation, measured by the annual change in our NAV, and cumulative distributions declared during the course of the calendar year. The 6% priority return calculation will reflect fluctuations in the actual number of shares outstanding during the year, such that for shares outstanding for less than 12 months (because of new share issuances and/or share redemptions), a prorated 6% annual total return will be determined for the partial period those shares were outstanding based on the NAV per share associated with them. In order to establish our total return and the accrual of the performance-based fee, on a daily basis our advisor will utilize the annualized internal rate of return on stockholders’ invested capital starting from the last calendar day of the prior calendar year, which we refer to as Day 1, and ending on the then current day, which we refer to as Day N. For such internal rate of return calculation, (i) the beginning investment value shall be equal to our NAV at the end of Day 1 (after accrual of all fees and expenses attributable to that year), (ii) the ending investment value shall be our NAV after all expenses, but prior to any purchases, redemptions and distributions, on Day N, and (iii) for each day between Day 1 and Day N net daily investment inflows or outflows, as applicable, will be factored in, specifically the combined total of all share redemptions and distributions less the total of the gross proceeds we receive from the sale of shares in our continuous public offering on such day.

On a daily basis, our advisor will accrue a liability reserve account equal to the amount due for both the fixed advisory fee and the performance fee, and this accrual will be reflected daily in our NAV per share calculation. On each day our advisor will calculate our year-to-date total return and, based on that return, adjust the balance of the advisory fee reserve accrual to reflect the estimated amount due, if any, on account of the performance-based fee. We will calculate and pay the performance-based fee to our advisor after the end of each calendar year. If our total return is less than the 6% priority return in any given calendar year, our advisor will not be entitled to receive any performance-based fee for that year. If our total return exceeds the 6% priority return in a particular calendar year, a performance-based fee is payable to our advisor even if total return to stockholders (or any particular stockholder) on a cumulative basis over any longer or shorter period has been less than 6% per annum. The advisor will not be obligated to return any portion of advisory fees paid based on our subsequent performance.

For our first year of operations, the performance-based component will be calculated for the period from the initial offering date through the end of the calendar year on the basis of a prorated 6% priority return and our actual total return for such partial calendar year. In the event the advisory agreement is terminated on a day other than the last business day of a calendar year, the fee will be calculated on the basis of a prorated 6% priority return and our actual total return to stockholders through the date of termination, and will be paid to our advisor promptly following completion of the necessary calculation.

We will reimburse our advisor for the expenses incurred in connection with its provision of advisory and administrative services including acquisition services, such as the portion of the salaries paid to employees of our sponsor who are dual employees of our advisor (including executive officers and key personnel of our advisor who are not also executive officers of our company) that are attributed to services rendered by our advisor in connection with our operations, including non-offering related legal and accounting services; provided, however, that we will not reimburse our advisor for the salaries and benefits paid to our executive officers.

The NASAA REIT Guidelines require that we include in our charter a provision that requires that any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor be reasonable. Such a share in gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 6% of the original issue price of the common stock per year cumulative. Because we intend to be an investment vehicle of indefinite duration, as opposed to a finite-life vehicle that returns capital to investors following a single liquidation event, such as upon sale of its assets, as contemplated by the NASAA REIT Guidelines, we do not currently intend to pay incentive fees to our advisor in connection with the sale of our assets. Rather, our advisor will be entitled to receive performance compensation, if any, calculated based on the total return to stockholders exceeding an annual rate of 6%, measured over each calendar year during the term of the advisory agreement, the payment of which is not limited to asset disposition transactions.

Our advisor or its affiliates will pay on our behalf all other costs incurred in connection with our organization and the offering of our shares (excluding the dealer manager fee), including (i) our legal, accounting, printing, mailing and filing fees, charges of our escrow agent, and broker/dealer due diligence expenses; (ii) amounts to reimburse our advisor for the portion of the salaries paid to employees of its affiliates that are attributed to services rendered to our advisor in connection with preparing supplemental sales materials for us, holding educational conferences and attending retail seminars conducted by broker-dealers; and (iii) reimbursement for our dealer manager’s wholesaling costs, other marketing and organization costs including payments made to participating broker-dealers. Beginning on the date the offering proceeds are released from escrow, we will start to reimburse our advisor, without interest, for these organization and offering cost incurred both before and after the release of the escrow funds. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 0.75% of the aggregate gross offering proceeds from this offering, including shares issued in connection with the distribution reinvestment plan. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.75% limit), calculated on an accumulated basis, until our advisor has been reimbursed in full.

Our advisor must reimburse us at least annually for fees paid to the advisor in any year to the extent that such fees to the advisor cause our total operating expenses to exceed the greater of (1) 2% of our average invested assets, or (2) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt. “Average invested assets” means the average monthly book value of our assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees and any amounts we may pay to intermediaries for record keeping, account maintenance services and other administrative services provided to our stockholders, but excluding: (a) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees; and (f) acquisition expenses (including expenses relating to potential acquisitions that we do not close), real estate commissions on the resale of real property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other real property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

Notwithstanding the foregoing, to the extent that total operating expenses payable by us exceed these limits and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, our advisor may be paid in future periods for the full amount of the excess expenses, or any portion thereof. Within 60 days after the end of any fiscal quarters for which our total operating expenses for the four consecutive fiscal quarters then ended exceed these limits, we will send our stockholders a written disclosure of such fact, together with an explanation of the factors our independent directors considered in arriving at the conclusion that such excess expenses were justified. Our independent directors will review the total fees for operating expenses paid to our advisor to determine if they are reasonable in light of, among other factors, our performance, our net assets and our net income and the fees and expenses of other comparable unaffiliated REITs.

Our independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. The independent directors will supervise the performance of our advisor and the compensation we pay to it to determine that the provisions of the advisory agreement are being carried out. For a list of the factors our independent directors will consider in evaluating the fees paid to our advisor, see the “Management — Board of Directors” section of this prospectus.

Other than the fees described above, neither the advisor nor its affiliates will be entitled to any additional fees for acquiring our properties, managing our properties, leasing our properties or assisting in the disposition of our properties.

Officers, employees and affiliates of our advisor engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor will be required to devote sufficient resources to our administration to discharge its obligations.

Our advisor may assign the advisory agreement to an affiliate upon approval of a majority of our independent directors. The advisory agreement also provides that our advisor may engage one or more sub-advisors to assist our advisor in providing services. We may assign or transfer the advisory agreement to a successor entity; provided that at least a majority of our independent directors determines that any such successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation payable to the advisor. Our independent directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management. Other factors that will be considered are the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.

Our advisor’s principal assets will be its cash balances and its advisory agreement with the Company, and the revenues associated with such agreement. In addition, our advisor is covered by an errors and omissions insurance policy. If our advisor is held liable for a breach of fiduciary duty, the Company expects that the liability would be paid by our advisor from its cash balances or by the insurance policy.

The fees payable to our advisor under the advisory agreement are described in further detail in the “Compensation” section of this prospectus.

The above summary is provided to illustrate the material functions which our advisor will perform for us as our advisor and it is not intended to include all of the services which may be provided to us by our advisor or third parties. The advisory agreement provides that our advisor may engage one or more sub-advisors to assist our advisor in providing these services.

The Sub-Advisory Agreement

Our advisor has engaged BlackRock Investment Management, LLC, a leading provider of investment advisory solutions, to serve as its sub-advisor and has entered into a sub-advisory agreement with the sub-advisor, pursuant to which the sub-advisor will serve as a fiduciary under the sub-advisory agreement and provide advisory services relating to selection, acquisitions, management and dispositions of our liquid assets (cash, cash equivalents, other short-term investments, U.S. government securities, agency securities, corporate debt, liquid, real estate-related, equity or debt securities and other investments for which there is reasonable liquidity). The sub-advisor will provide services related to the acquisition, management and disposition of our liquid assets and the selection of those assets in accordance with our investment objectives, strategy, guidelines, policies and limitations. The sub-advisory agreement may be terminated by our advisor or by the sub-advisor at any time. The fees paid to the sub-advisor will not be paid by us, but will instead be paid by our advisor out of the management fee that we will pay to our advisor. The sub-advisor will also be reimbursed for expenses incurred on our behalf. In the event the sub-advisory agreement is terminated, the sub-advisor will be paid all accrued and unpaid fees and expense reimbursements. The expense reimbursements that we will pay to our advisor include expenses incurred by the sub-advisor on our behalf that our advisor is required to reimburse to the sub-advisor under the sub-advisory agreement. Notwithstanding the terms of our advisor’s engagement of the sub-advisor, our advisor will be ultimately responsible to us for the performance of all of the matters entrusted to it pursuant to the advisory agreement, however, it will not have a fiduciary or contractual relationship with us. If our sub-advisor does not adequately perform its duties or fails to dedicate sufficient time to us our only recourse will be against our advisor.

Investment Decisions

The primary responsibility for the investment decisions of our advisor and its affiliates, the negotiation for the purchase and sale of these investments, and the management of our assets resides with Christopher H. Cole and the other executive officers and key personnel of our advisor. The backgrounds of the officers of our advisor are described in the “— Executive Officers and Directors” and “— The Advisor” sections above. Our board of directors is responsible for supervising and monitoring the activities of our advisor.

Affiliated Dealer Manager

Cole Capital Corporation, our dealer manager, is a member firm of FINRA. Cole Capital Corporation was organized in December 1992 for the purpose of participating in and facilitating the distribution of securities of real estate programs sponsored by Cole Holdings Corporation, its affiliates and its predecessors, all of whom are affiliated with our sponsor.

Cole Capital Corporation will advise us regarding this offering, manage our relationships with participating broker-dealers and financial advisors and provide assistance in connection with compliance matters relating to the offering, including compliance regarding any sales literature that we may prepare. It may also sell a limited number of shares at the retail level. The compensation we will pay to Cole Capital Corporation in connection with this offering is described in the section of this prospectus captioned “Compensation.” See also “Plan of Distribution — General.”

Cole Capital Corporation is wholly-owned by Cole Capital Advisors, which is wholly-owned by Cole Holdings Corporation. Christopher H. Cole is the sole stockholder of Cole Holdings Corporation. Cole Capital Corporation is an affiliate of our advisor. The backgrounds of the officers of Cole Capital Corporation are described in the “— Executive Officers and Directors” and “— The Advisor” sections of this prospectus.

Compensation

We have no paid employees. Our advisor and its affiliates manage our day-to-day affairs. The following table summarizes all of the compensation, fees and reimbursements we will pay to our advisor and its affiliates, including our dealer manager. See the “Plan of Distribution” section of this prospectus. We will not pay our advisor or its affiliates any separate fees for property acquisitions or dispositions, financings, property management or leasing. This table assumes the shares are sold through distribution channels associated with the highest possible dealer manager fee.

Type of Compensation — Recipient(1)	Method of Compensation	Estimated Amount
Organization and Offering Stage

Upfront Selling Commission	We will not pay any upfront selling commissions.(2)	None

Dealer Manager Fee — Our Dealer Manager(3)	We will pay our dealer manager an asset-based dealer manager fee that is payable in arrears on a monthly basis and accrues daily in an amount equal to 1/365th of 0.55% of our NAV for such day. At our dealer manager’s discretion it may reallow a portion of the dealer manager fee equal to an amount up to 1/365th of 0.20% of our NAV to participating broker dealers. Because the dealer manager fee is calculated based on NAV, it reduces NAV with respect to all shares of our common stock, including shares issued under our distribution reinvestment plan.	The actual amount will depend on the number of shares sold, the dates on which the shares are sold, the daily NAV per share and the period of time that the investor continues to hold the shares. Assuming that (i) one-half of all $3,500,000,000 of shares registered for sale in our primary offering are sold as of the first day after the end of the escrow period, and the other half are sold one year after the end of the escrow period; (ii) all of the shares are held until the end of the two-year offering period; and (iii) our NAV per share remains at $15.00 at all times, then we estimate that the dealer manager fee will equal approximately $9,625,000 in year one after the escrow period and $19,250,000 in year two. After year two, assuming all of the shares sold continue to be held and our NAV per share remains at $15.00, the dealer manager fee will equal approximately $19,250,000 per annum. In the aggregate, underwriting compensation from all sources, including the dealer manager fee and other underwriting compensation paid to participating broker-dealers by us or by our advisor and its affiliates, will not exceed 10% of the gross proceeds from our primary offering.

Type of Compensation — Recipient(1)	Method of Compensation	Estimated Amount
Organization and Offering Expense Reimbursement — Our Advisor(4)	Our advisor has agreed to fund on our behalf all costs of our organization and offering (other than the dealer manager fee). Beginning on the date the offering proceeds are released from escrow, we will start to reimburse our advisor, without interest, for these organization and offering cost incurred both before and after the release of the escrow funds. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 0.75% of the aggregate gross offering proceeds from this offering, including shares issued in connection with the distribution reinvestment plan. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.75% limit), calculated on an accumulated basis, until our advisor has been reimbursed in full.	The timing and amount of reimbursements are dependent on the actual expenses incurred, the gross proceeds of shares sold, and the dates on which the shares are sold. Assuming that (i) one-half of all $4,000,000,000 of shares registered for sale in our primary offering, including shares issued under our distribution reinvestment plan, are sold as of the first day after the end of the escrow period, and the other half are sold one year after the end of the escrow period; and (ii) our NAV per share remains at $15.00 at all times, then the maximum amount of organization and offering expenses that can be reimbursed to our advisor will equal approximately $15,000,000 in year one after the escrow period and $15,000,000 in year two.

Operational Stage

Advisory Fee — Our Advisor	We will pay our advisor an advisory fee that will be payable in arrears on a monthly basis and accrue daily in an amount equal to 1/365th of 0.90% of our NAV for each day.	The annualized management fee, and the actual dollar amounts, are dependent upon our monthly average NAV and, therefore, cannot be determined at the present time. Based on the following assumed levels of our monthly average NAV, our annualized management fee will be as follows:

		Monthly Average NAV	Total Annualized Advisory Fee ($)
		$1 billion	$ 9,000,000
		$2 billion	$18,000,000
		$4 billion	$36,000,000

Type of Compensation — Recipient(1)	Method of Compensation	Estimated Amount
Acquisition Expense Reimbursement — Our Advisor(5)	We will not pay our advisor any acquisition, financing or other similar fees in connection with making investments. We will reimburse our advisor for out-of-pocket expenses in connection with the acquisition of commercial real estate properties, real estate-related assets and other investments, including reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of acquisition services to us other than our executive officers, provided that no reimbursement shall be made for costs of such employees of our advisor or its affiliates to the extent that such employees perform services for which our advisor receives a separate acquisition fee.	The actual amount will depend upon actual expenses incurred and, therefore, cannot be determined at this time.

Operating Expense Reimbursement — Our Advisor(6)	We will reimburse our advisor for out-of-pocket expenses in connection with providing services to us, including reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of services to us other than our executive officers, provided that no reimbursement shall be made for costs of such employees of our advisor or its affiliates to the extent that such employees perform services for which our advisor receives a separate fee. The expense reimbursements that we will pay to our advisor include expenses incurred by the sub-advisor on our behalf.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation — Recipient(1)	Method of Compensation	Estimated Amount
Performance Fee — Our Advisor	We will pay our advisor a performance fee calculated on the basis of our total return to stockholders, payable annually in arrears, such that for any year in which our total return on stockholders’ capital exceeds 6% per annum, on a calendar year basis, our advisor will be entitled to 25% of the excess total return but not to exceed 10% of the aggregate total return for such year.	The actual amount will depend on our performance, as well as on the number of shares sold, the daily NAV per share and the period of time that the investor continues to hold the shares and, therefore, can not be determined at this time.

(1)	We will pay all fees and expenses in cash, shares of our common stock, a non-interest bearing promissory note or any combination of the foregoing, as may be agreed upon by both parties.

(2)	Although we will not pay any upfront selling commission in connection with this offering, an investor in our shares may be subject to transactional fees or expenses that their intermediary would ordinarily charge them in connection with a purchase of securities.

(3)	We will cease paying dealer manager fees at the date at which, in the aggregate, underwriting compensation from all sources, including the dealer manager fee and other underwriting compensation paid by us and our advisor and its affiliates, equals 10% of the gross proceeds from our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan). This limitation is intended to ensure that we satisfy the FINRA requirement that total underwriting compensation paid in connection with this offering from any source (including from our advisor and its affiliates), does not exceed 10% of the gross proceeds of our primary offering. Our advisor and its affiliates may pay additional amounts, without reimbursement by us, associated with the sale and distribution of our shares, which may include amounts paid to participating broker/dealers based on among other things, the number of shares that were originally sold with the assistance of the participating broker-dealer or the extent of stockholder record keeping services, account maintenance services and other administrative services provided by the participating broker-dealer. Any such payments would indirectly be recouped by our sponsor, which indirectly wholly-owns our advisor, through the receipt of the dealer-manager fee. Also, such payments will be deemed to be “underwriting compensation” by FINRA and will be subject to the 10% of gross offering proceeds limit on underwriting compensation.

(4)

Our advisor, directly or through an affiliate, has agreed to fund organizational expenses and expenses incurred in connection with the offering, including: (i) our legal, accounting, printing, mailing and filing fees, due diligence expenses that are included in a detailed and itemized invoice (such as expenses related to a review of this offering by one or more independent due diligence reviewers engaged by broker-dealers participating in this offering); (ii) amounts to reimburse our advisor for the portion of the salaries paid to employees of its affiliates that are attributed to services rendered to our advisor in connection with the preparation of supplemental sales materials for us, holding our own educational conferences and attending retail seminars conducted by our participating broker-dealers for performing these services; and (iii) reimbursement of our dealer-manager’s wholesaling costs, other marketing and organization costs, including (a) payments made to participating broker-dealers for performing these services, (b) the dealer-manager’s wholesaling commissions, salaries and expense reimbursement, (c) the dealer-manager’s due diligence costs and legal fees and (d) costs associated with business entertainment, logoed items and sales incentives. Under no circumstances may the total organization and offering expenses from all sources exceed 15% of the gross proceeds from the primary offering of our shares (i.e. excluding proceeds from sales pursuant to our distribution reinvestment plan). Expenses related to educational conferences and retail seminars described in (ii) above, expenses related to our dealer-manager’s wholesaling costs and payments to participating broker-dealers described in (iii) above, and expenses described in (iii)(b) and (iii)(c) above, will constitute underwriting compensation, subject to the underwriting limit of 10% of gross offering proceeds.

(5)	We will pay all expenses incurred in connection with the acquisition of our investments, including legal and accounting fees and expenses, brokerage commissions payable to unaffiliated third parties, travel expenses, costs of appraisals (including independent third party appraisals), nonrefundable option payments on property not acquired, engineering, due diligence, title insurance and other expenses related to the selection and acquisition of investments, whether or not acquired. While most of the acquisition expenses are expected to be paid to third parties, a portion of the out-of-pocket acquisition expenses, such as travel or due diligence expenses, may be reimbursed to our advisor or its affiliates. Acquisition expenses, together with any acquisition fees paid to third parties for a particular real estate-related asset, will in no event exceed 6% of the gross purchase price. In addition, the expenses we pay to our advisor include expenses incurred by its sub-advisor on our behalf that our advisor is required to reimburse to its sub-advisor under the sub-advisory agreement.

(6)	Our advisor must reimburse us at least annually for reimbursements paid to the advisor in any year to the extent that such reimbursements to the advisor cause our operating expenses to exceed the greater of (1) 2% of our average invested assets, which generally consists of the average book value of our real properties before reserved for depreciation or bad debts and the average book value of securities or (2) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including management fees and any amounts we may pay to intermediaries for expenses related to record keeping, account maintenance services and other administrative services provided to our stockholders, but excluding: (a) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees, acquisition expenses (including expenses relating to potential acquisitions that we do not close), real estate commissions on the resale of real property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other real property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

At least a majority of our independent directors must determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be reflected in the minutes of our board of directors. For a list of the factors our independent directors will consider, in evaluating the fees paid to our advisor, see the “Management — Board of Directors” section of this prospectus. Our independent directors shall also supervise the performance of our advisor and the compensation that we pay to it to determine that the provisions of our advisory agreement are being carried out.

Our advisor is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. See the “Management — The Advisory Agreement” section of this prospectus.

Indemnification and Limitation of Liability

We are permitted to limit the liability of our directors and officers, and to indemnify and advance expenses to our directors, officers and other agents, only to the extent permitted by Maryland law and the NASAA REIT Guidelines. Subject to the limits described below, our charter contains a provision that eliminates directors’ and officers’ liability for money damages, requires us to indemnify and, in certain circumstances, advance expenses to our directors, officers, our advisor and its affiliates and permits us to indemnify our employees and agents. To the extent that the Maryland General Corporation Law conflicts with the provisions set forth in the NASAA REIT Guidelines, the NASAA REIT Guidelines will control, unless the provisions of the Maryland General Corporation Law are mandatory under Maryland law.

In accordance with Maryland law our charter includes a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The Maryland General Corporation Law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred by them in connection with any proceeding unless it is established that:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

In addition to the above limitations of the Maryland General Corporation Law, and as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify our directors for losses or liability suffered by them or hold harmless our directors for losses or liability suffered by us by requiring that the following additional conditions are met:

•	the directors have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the directors were acting on our behalf or performing services for us;

•	in the case of non-independent directors the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

We have also agreed to indemnify and hold harmless our advisor, its sub-advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement so long as the following conditions are met:

•	our advisor, its sub-advisor and its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our advisor, its sub-advisor and its affiliates were acting on our behalf or performing services for us; and

•	the liability or loss was not the result of negligence or misconduct by our advisor and its affiliates.

As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to our stockholders of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against our officers and directors. The Maryland General Corporation Law permits us to advance reasonable expenses to a director or officer upon receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met. However, indemnification does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

The SEC and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable.

Under our charter, indemnification of our directors and our advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits in favor of the indemnitee of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our charter provides that the advancement of our funds to our directors, our advisor or our advisor’s affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of us; (ii) our directors, our advisor or our advisor’s affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (iii) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and (iv) our directors, our advisor or our advisor’s affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such persons are found not to be entitled to indemnification.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this prospectus, information regarding the number and percentage of shares owned by each director, our chief executive officer, each executive officer, all directors and executive officers as a group, and any person known to us to be the beneficial owner of more than 5% of outstanding shares of our common stock. As of the date of this prospectus, we had one stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and includes securities over which a person has the right to acquire within 60 days. Except as indicated, the person named in the table has sole voting and investing power with respect to all shares beneficially owned by it. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. The address for each of the persons named below is in care of our principal executive offices at 2575 East Camelback Road, Suite 500, Phoenix, AZ 85016.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of All Shares(2)
Christopher H. Cole, Chairman of the Board of Directors, Chief Executive Officer and President	13,334	100%
D. Kirk McAllaster, Jr., Executive Vice President, Chief Financial Officer and Treasurer	—	—
George N. Fugelsang, Director	—	—
Roger D. Snell, Director	—	—

All directors and executive officers as a group	13,334	100%

(1)	For purposes of calculating the percentage beneficially owned, the number of shares of common stock deemed outstanding includes 13,334 shares outstanding as of December 5, 2011. Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares.

(2)	Includes 13,334 shares owned by Cole Holdings Corporation, an affiliate of our sponsor. Mr. Cole is the sole stockholder of Cole Holdings Corporation and controls the voting and disposition decisions of Cole Holdings Corporation. Cole Holdings Corporation is prohibited from selling the shares of our common stock for so long as Cole Real Estate Investments remains our sponsor; provided, however, that Cole Holdings Corporation may transfer ownership of all or a portion of the shares of our common stock to other affiliates of our sponsor.

Operating Partnership Agreement

We have summarized the material terms and provisions of the Limited Partnership Agreement of Cole Real Estate Income Strategy (Daily NAV) Operating Partnership, LP, which we refer to as the “partnership agreement.” This summary is not complete. For more detail, you should refer to the partnership agreement itself, which is filed as an exhibit to the registration statement of which this prospectus is part. For purposes of this section, references to “we,” “our,” “us” and “the company” refer to Cole Real Estate Income Strategy (Daily NAV), Inc.

Management of Our Operating Partnership

Cole Real Estate Income Strategy (Daily NAV) Operating Partnership, LP, our operating partnership, was formed on July 27, 2010 to acquire and hold assets on our behalf. For purposes of satisfying the asset and gross income tests for qualification as a REIT for federal income tax purposes, the company’s proportionate share of the assets and income of our operating partnership will be deemed to be assets and income of the company.

We intend to hold substantially all of our assets in our operating partnership or in subsidiary entities in which our operating partnership owns an interest. This is commonly referred to as the “UPREIT” structure, which stands for “Umbrella Partnership Real Estate Investment Trust.” We have elected to use an UPREIT structure for a number of reasons, including to facilitate commercial real estate property acquisitions because this structure provides an owner of appreciated property the ability to defer taxable gain on the transfer of such property to us. In order to achieve this benefit, an owner may transfer the property to our operating partnership in exchange for limited partnership interests in the operating partnership. Being able to offer an owner of real estate the opportunity to defer taxation of gain until it redeems its interests in our operating partnership for cash may give us a competitive advantage in acquiring desired properties or investments relative to buyers who cannot offer this opportunity. In addition, investing in our operating partnership, rather than in shares of our common stock, may be more attractive to certain institutional or other investors due to their business or tax structure.

We will be the sole general partner of our operating partnership. As the sole general partner of our operating partnership, we will have the exclusive power to manage and conduct the business of our operating partnership. A general partner is accountable to a limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs. Neither our advisor nor any other limited partner of our operating partnership may transact business for our operating partnership, or participate in management activities or decisions, except as provided in the partnership agreement and as required by applicable law. We may not be removed as general partner by the limited partners. Our board of directors will at all times have ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our operating partnership. Pursuant to an advisory agreement, which will be effective as of the initial offering date, however, we will delegate to our advisor authority to make decisions related to our and our operating partnership’s day-to-day business, the acquisition, management and disposition of assets and the selection of property managers and other service providers, in accordance with our investment objectives, strategy, guidelines, policies and limitations.

Our advisor has expressly acknowledged and any future limited partners of our operating partnership will expressly acknowledge that we, as general partner, are acting for our benefit, and the benefit of the limited partners of our operating partnership and our stockholders collectively. Neither we nor our board of directors is under any obligation to give priority to the separate interests of the limited partners of our operating partnership or our stockholders in deciding whether to cause our operating partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on one hand and our operating partnership’s limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or our operating partnership’s limited partners; provided, however, that for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or our operating partnership’s limited partners will be resolved in favor of our stockholders. We are not liable under the partnership agreement to our operating partnership or to any of its limited partners for monetary damages for losses sustained, liabilities incurred, or benefits not derived by such limited partners in connection with such decisions, provided that we have acted in good faith.

The partnership agreement requires that our operating partnership be operated in a manner that will enable us to: (1) satisfy the requirements for qualification as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT; (2) avoid any federal income or excise tax liability; and (3) ensure that our operating partnership will not be classified as a “publicly traded partnership” that is taxable as a corporation. See “Material U.S. Federal Income Tax Considerations.”

Capital Contributions and Distributions

We intend to contribute the proceeds from this offering to our operating partnership as capital contributions. These capital contributions will be reflected in our capital account in our operating partnership. In the future, we may issue another class of common stock with a different fee and expense structure than our current common stock. In exchange for our capital contribution in connection with the issuance of such a new class of common stock, our operating partnership will issue us interests in the operating partnership with a fee and expense structure that mirrors the new class of common stock.

If our operating partnership requires additional funds at any time in excess of capital contributions made by us, our operating partnership may borrow funds from a financial institution or other lender. In addition, as sole general partner of our operating partnership, we will have the ability to cause our operating partnership to issue additional limited partnership interests, including preferred limited partnership interests. These additional interests may be issued in connection with the admission of additional limited partners upon the transfer to our operating partnership of real estate properties or other assets, if our board of directors concludes in good faith that such admittance and the terms of the partnership interests issued to such additional limited partners are in our best interest.

The partnership agreement generally provides that our operating partnership will, except upon the liquidation of our operating partnership, distribute cash to the partners of our operating partnership in accordance with their relative percentage interests, generally on at least a quarterly basis, in amounts determined by us as general partner. In the event that our operating partnership were to liquidate, after payment of debts and obligations, any remaining assets of our operating partnership will be distributed in accordance with the distribution provisions of the partnership agreement to the extent of each partner’s positive capital account balance.

Redemption Rights

Pursuant to the partnership agreement, any future limited partners, other than us, will receive redemption rights, which will enable them to cause the operating partnership to redeem their limited partnership interests in exchange for cash based on, as applicable, the NAV per share of our common stock or shares of the corresponding class or series of our capital stock if we have multiple classes or series of capital stock at the time of redemption, assuming redemption of the number of shares that would correspond, on a one-for-one basis, to the partnership interests being redeemed. This one-for-one correspondence may be adjusted upon the occurrence of certain events such as share dividends, share subdivisions or combinations. We expect to fund any cash redemptions out of available cash or borrowings. Requests for redemption of limited partnership interests will be subject to the same condition and limitations applicable at the time to requests for redemption of shares of our common stock. See “Share Purchases and Redemptions.” Accordingly, under our redemption program, limited partners will be treated as if they had requested redemption of the full number of shares of our common stock on the basis of which the cash redemption amount for their limited partnership interests is to be calculated and as if they had held such shares from the date their partnership interests were issued to them. Notwithstanding the foregoing, a limited partner will not be entitled to exercise its redemption rights if the redemption would cause us to fail to qualify as a REIT under the Code or would cause our operating partnership to be treated as a publicly traded partnership taxable as a corporation.

Transferability of General Partner Interest

We may not (1) voluntarily withdraw as the general partner of our operating partnership, (2) engage in any merger, consolidation or other business combination or (3) transfer our general partnership interest in our operating partnership (except to a wholly owned subsidiary), unless: (A) the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they held, as applicable, shares of our common stock or shares of the corresponding class or series of capital stock if we have multiple classes or series of capital stock prior to such transaction; or (B) in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership.

We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of our operating partnership, other than interests held by us. With certain exceptions, the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent, as general partner.

Exculpation

We, as general partner, will not be liable to our operating partnership or limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since provision has been made in the partnership agreement for exculpation of the general partner. Therefore, purchasers of interests in our operating partnership have a more limited right of action than they would have absent the limitation in the partnership agreement.

Indemnification

The partnership agreement provides for the indemnification of us, as general partner, by our operating partnership for liabilities we incur in dealings with third parties on behalf of our operating partnership. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.

Tax Matters

We are our operating partnership’s tax matters partner and, as such, have the authority to make tax elections under the Code on our operating partnership’s behalf.

Conflicts of Interest

We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, including conflicts related to the arrangements pursuant to which we will compensate our advisor and its affiliates. While our independent directors will act on our behalf, our agreements and compensation arrangements with our advisor and its affiliates may be impacted by the fact that our stockholders invested with the understanding and expectation that an affiliate of Cole Real Estate Investments would act as our advisor. See the “Compensation” section of this prospectus. Some of the potential conflicts of interest in our transactions with our advisor and its affiliates, and certain conflict resolution procedures set forth in our charter, are described below.

Our officers and affiliates of our advisor will try to balance our interests with the interests of other Cole-sponsored programs to whom they owe duties. However, to the extent that these persons take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of your investment. In addition, our directors, officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by our subsidiaries and us. For a description of some of the risks related to these conflicts of interest, see the “Risk Factors” section of this prospectus.

Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise, and will be aided by independent counsel for the independent directors. Furthermore, all of our directors have a fiduciary obligation to act on behalf of our stockholders.

Potential Conflicts Arising From Interests of Our Advisor and Affiliates in Other Real Estate Programs

Affiliates of our advisor act as an advisor to, and our executive officers, and at least one of our directors, act as officers and/or directors of, Cole Credit Property Trust I, Cole Credit Property Trust II, Cole Credit Property Trust III and Corporate Income Trust, all of which are REITs distributed and managed by affiliates of our advisor. In addition, all of these REITs employ our sponsor’s investment strategy, which focuses on single-tenant properties subject to long term net leases to creditworthy tenants. Cole Credit Property Trust I, Cole Credit Property Trust II and Cole Credit Property Trust III, focus primarily on the retail sector, while Corporate Income Trust focuses on office and industrial properties. Nevertheless, the common investment strategy used by each REIT would permit them to purchase certain properties that may also be suitable for our portfolio.

Cole Credit Property Trust I and Cole Credit Property Trust II are no longer offering shares for investment and, with limited exceptions such as through the use of proceeds by Cole Credit Property Trust II from its distribution investment plan, are not currently pursuing the acquisition of additional properties. However, in the event Cole Credit Property Trust I or Cole Credit Property Trust II sells one or more of its assets, either REIT may seek to acquire additional properties, which may be similar to properties in which we invest. Cole Credit Property Trust III currently is engaged in a follow-on offering of 275,000,000 shares of its common stock. Cole Credit Property Trust III is an active investor in real estate and real estate-related investments, and the investment objective and strategy of Cole Credit Property Trust III overlaps with our investment objective and strategy, thereby increasing the likelihood of potential acquisitions being appropriate for both Cole Credit Property Trust III and for us. Corporate Income Trust currently is engaged in an initial public offering of up to 250,000,000 shares of its common stock and focuses primarily on the corporate office and industrial sector, which also overlaps with our investment strategy. We anticipate that there will be investments that will be appropriate investments by both Corporate Income Trust and us. See “— Potential Conflicts in Acquiring, Leasing and Reselling of Properties” below.

In addition, during the period from January 1, 2001 to December 31, 2010, an affiliate of our advisor had issued approximately $114.2 million of debt pursuant to four private offerings, the proceeds of which were used to acquire single-tenant properties in various states. During the same period, Cole Capital Partners, an affiliate of our advisor, sponsored 53 currently operating tenant-in-common and Delaware Statutory Trust real estate programs. Affiliates of our advisor may, from time to time, sponsor additional tenant-in-common and/or Delaware statutory trust real estate programs, which may invest in, and compete for, properties that would be suitable investments under our investment criteria. Affiliates of our advisor and of our executive officers also act as officers and directors of general partners of six limited partnerships that have invested in unimproved and improved real properties located in various states, including Cole Credit Property Fund Limited Partnership “Cole Credit LP I” and Cole Credit Property Fund II Limited Partnership “Cole Credit LP II”, during the period from January 1, 2001 to December 31, 2010. See the “Prior Performance Summary” section of this prospectus. Affiliates of our executive officers and entities owned or managed by such affiliates also may acquire or develop real estate for their own accounts, and have done so in the past. Furthermore, affiliates of our executive officers and entities owned or managed by such affiliates intend to form additional real estate investment entities in the future, whether public or private, which can be expected to have the same or similar investment objectives and targeted assets as we have, and such persons may be engaged in sponsoring one or more of such entities at the same time as our shares of common stock are being offered. Our advisor and its affiliates likely will experience conflicts of interest as they simultaneously perform services for us and other Cole-sponsored real estate programs. See “— Certain Conflict Resolution Procedures” below.

While we expect our board to adopt a policy limiting the types of transactions that may be conducted by us with our advisor and its affiliates, including other Cole-sponsored real estate programs, such transactions are subject to an inherent conflict of interest. Similarly, joint ventures involving affiliates of our advisor also give rise to conflicts of interest. In addition, our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor, any of its affiliates or another Cole-sponsored real estate program.

Transactions with Our Advisor and its Affiliates

We rely on our advisor for the day-to-day operation of our business. As a result of the interests of members of its management in other Cole-sponsored programs and the fact that they also are engaged, and will continue to engage, in other business activities, our advisor and its officers, key persons and respective affiliates may have conflicts of interest in allocating their time between us and other Cole-sponsored programs and other activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Cole-sponsored programs and other ventures in which they are involved.

In addition, each of our executive officers, with the exception of Christopher H. Cole, also serves as an officer of our advisor, our dealer manager and/or other affiliated entities. Christopher H. Cole, who serves as the chairman of our board of directors and as our president and chief executive officer, is the indirect sole owner of our advisor. As a result, each of our executive officers owes fiduciary duties to these other entities, as applicable, which may conflict with the fiduciary duties that he owes to us and our stockholders. If these individuals were to act or fail to act in a manner that was detrimental to our business, or favor one entity over another, they could be subject to liability for breach of their fiduciary duty to us and our stockholders.

From time to time our advisor may direct certain of its affiliates to acquire properties that would be suitable investments for us or may create special purpose entities to acquire properties for the specific purpose of selling the properties to us at a later time. Subsequently, we may acquire such properties from such affiliates, but any and all acquisitions from affiliates of our advisor must be approved by a majority of our directors, including a majority of independent directors, not otherwise interested in such transactions as being fair and reasonable to us. In addition our purchase price in any such transaction will be limited to the cost of the property to the affiliate, including acquisition-related expenses, unless a majority of the independent directors determines that there is substantial justification for any amount that exceeds such cost and that the difference is reasonable. Further, our charter provides that in no event will the purchase price of any asset acquired from an affiliate exceed its current appraised value as determined by an independent appraiser.

From time to time, we may borrow funds from affiliates of our advisor, including our sponsor, as bridge financing to enable us to acquire a property when offering proceeds alone are insufficient to do so and third party financing has not been arranged. Any and all such transactions must be approved by a majority of our directors, including a majority of our independent directors not otherwise interested in such transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. Our advisor or its affiliates may pay costs on our behalf, pending our reimbursement, or we may defer payment of fees to our advisor or its affiliates, but neither of these transactions would be considered a loan. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought.

Our charter does not prohibit us from entering into transactions other than those described above with our directors, our advisor, our sponsor or any of their affiliates, subject to compliance with the requirements set forth under “— Certain Conflict Resolution Procedures,” including approval by a majority of our directors, including a majority of the independent directors, not otherwise interested in such transactions as being fair and reasonable to us and no less favorable to us than comparable terms and conditions available from unaffiliated third parties. Although we do not currently anticipate entering into any such transactions, we may sell investments to or acquire investments from affiliates, make loans to or borrow from affiliates and lease assets to or from affiliates. In addition, we would not be precluded from internalizing our advisor if our board of directors were to determine an internalization transaction to be in the best interests of our stockholders.

Potential Conflicts in Acquiring, Leasing and Reselling of Properties

There is a risk that a potential investment would be suitable for one or more Cole-sponsored programs, in which case the officers of our advisor will have a conflict of interest allocating the investment opportunity to us or another program. There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another Cole-sponsored program. However, in such event, our advisor, with oversight by our board of directors, will determine which program will be first presented with the opportunity. See “— Certain Conflict Resolution Procedures” for details of the factors used to make that determination. Additionally, our advisor may cause a prospective tenant to enter into a lease for property owned by another Cole-sponsored program. In the event that these conflicts arise, our best interests may not be met when persons acting on our behalf and on behalf of other Cole-sponsored programs decide whether to allocate any particular property to us or to another Cole-sponsored program.

Conflicts of interest will exist to the extent that we may acquire, or seek to acquire, properties in the same geographic areas where properties owned by other Cole-sponsored programs are located. In such a case, a conflict could arise in the acquisition or leasing of properties in the event that we and another Cole-sponsored program were to compete for the same properties or tenants, or a conflict could arise in connection with the resale of properties in the event that we and another Cole-sponsored program were to attempt to sell similar properties at the same time including in particular in the event another Cole-sponsored program liquidates at approximately the same time as us. Conflicts of interest may also exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances. Our advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for re-sales or leasing of the various properties.

Any affiliated entity, whether or not currently existing, might also compete with us in the sale of our assets. Our advisor and its affiliates will face conflicts of interest in determining which properties from which portfolios might be appropriate for sale to different potential purchasers.

Potential Conflicts in Joint Venture and Co-ownership Arrangements with Affiliates of Our Advisor

We may enter into joint ventures or other co-ownership arrangements with other Cole-sponsored programs (as well as other parties) for the acquisition, development or improvement of properties and other investments. See the “Investment Objectives, Strategy and Policies — Acquisition and Investment Policies — Joint Venture Investments” section of this prospectus. Our advisor and its affiliates may have conflicts of interest in determining which Cole-sponsored program should enter into any particular joint venture or co-ownership agreement. The co-venturer or co-owner may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer or co-owner, and in managing the joint venture or other co-ownership arrangement. Since our advisor and its affiliates will negotiate the terms of any agreements or transactions between us and a Cole-sponsored co-venturer or co-owner, we will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers or co-owners. However, in such event, our advisor will act according to policies adopted by our board of directors, including that the joint venture as must be and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers, and the cost of our investment must be supported by a current appraisal of the asset.

Potential Conflicts Arising From Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates

Our advisor will receive substantial fees from us. These compensation arrangements could influence our advisor’s advice to us, as well as the judgment of the personnel of our advisor who serve as our officers or directors. Among other matters, the compensation arrangements could affect the judgment of our advisor’s personnel with respect to:

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the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement, and the amounts we pay under such agreements;

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the advisory fee and performance fee that we pay to our advisor are based upon our NAV, and our advisor will be involved in estimating certain accrued fees and expenses that are part of our NAV and performing the administrative calculation of our daily NAV;

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our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance that would entitle our advisor to incentive compensation; and

•	the decision to buy or sell an asset based on whether it will increase or decrease our NAV as opposed to whether it is the most suitable investment for our portfolio.

We will pay advisory fees to our advisor regardless of the quality of the services it provides during the term of the advisory agreement. Our board or our advisor, however, has a fiduciary duty to us. If our advisor fails to act in our best interests, then it will have violated this duty. The advisory agreement may be terminated by us or our advisor on 60 days’ notice.

Potential Conflicts of Our Advisor’s Affiliated Dealer Manager

Since Cole Capital Corporation, our dealer manager, is an affiliate of our advisor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer conducts an independent review of this offering, and/or engages an independent due diligence reviewer to do so on its behalf, we expect that we will pay or reimburse the expenses associated with such review, which may create conflicts of interest. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. See the “Plan of Distribution” section of this prospectus.

In addition, the sale of our shares of common stock in this offering will result in dealer manager fees to Cole Capital Corporation, our dealer manager and an affiliate of our advisor. Further, our dealer manager may have a compensation program for its registered employees who market and sell this investment to participating broker-dealers that may be different from the compensation program it has for the marketing and sale of other Cole-sponsored investments. Different compensation programs may result in Cole Capital Corporation’s registered employees receiving more compensation for the marketing and sale of our investment than for the marketing and sale of other programs. Such a compensation program may create a conflict of interest by motivating our dealer manager’s registered employees to promote our investment over other Cole-sponsored investments.

Certain Conflict Resolution Procedures

In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to (1) transactions we may enter into with our advisor and its affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities. These restrictions include, among others, the following:

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We will not purchase or lease properties from our sponsor, our advisor, any of our directors or any of their respective affiliates, unless (1) a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction determines that such transaction is fair and reasonable to us, and (2) either (A) the purchase price is no greater than the cost of the property to the seller, including acquisition-related expenses, or (B) a majority of the independent directors determines that there is substantial justification for any amount above such cost and that the difference is reasonable. In no event will we acquire any property from an affiliate at an amount in excess of its current appraised value as determined by an independent appraiser.

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We will not sell or lease properties to our sponsor, our advisor, any of our directors or any of their respective affiliates, unless (1) a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction determines that such transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties, and (2) either (A) the sale is greater than the cost of the property to us, including acquisition-related expenses, or (B) a majority of the independent directors determines that there is substantial justification for any amount below such cost, and that the difference is reasonable. In no event will we sell any property to an affiliate at an amount less than its current appraised value as determined by an independent appraiser.

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Our sponsor, our advisor, any of our directors and any of their respective affiliates will not make loans to us, except that we may borrow funds from affiliates of our advisor, including our sponsor, as bridge financing to enable us to acquire a property when offering proceeds alone are insufficient to do so and third party financing has not been arranged. Any and all such transactions must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transactions as being fair and reasonable to us.

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In the event that an investment opportunity becomes available that may be suitable for both us and one or more other Cole-sponsored program, and for which more than one of such entities has sufficient uninvested funds, then our advisor, and the advisors of the other programs, with oversight by their respective boards of directors, will examine the following factors, among others, in determining the entity for which the investment opportunity is most appropriate:

•	the investment objective of each entity;

•	the anticipated operating cash flows of each entity and the cash requirements of each entity;

•	the effect of the acquisition both on diversification of each entity’s investments by type of property, geographic area and tenant concentration;

•	the amount of funds available to each program and the length of time such funds have been available for investment;

•	the policy of each program relating to leverage of properties;

•	the income tax effects of the purchase to each entity; and

•	the size of the investment.

If, in the judgment of the advisors, the investment opportunity may be equally appropriate for more than one program, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity.

If a subsequent development, such as a delay in the closing of the acquisition or a delay in the construction of a property, causes any such investment, in the opinion of the advisors, to be more appropriate for an entity other than the entity that committed to make the investment, the advisors may determine that another program affiliated with our advisor or its affiliates will make the investment. Our board of directors, including the independent directors, has a duty to ensure that the method used for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is applied fairly to us.

Prior Performance Summary

Prior Investment Programs

The information presented in this section and in the Prior Performance Tables attached to this prospectus provides relevant summary information on the historical experience of the real estate programs managed over the last ten years by our sponsor, Cole Real Estate Investments, including certain officers and directors of our advisor. The prior performance of the programs previously sponsored by Cole Real Estate Investments is not necessarily indicative of the results that we will achieve. For example, most of the prior programs were privately offered and did not bear a fee structure similar to ours, or the additional costs associated with being a publicly held entity. Therefore, you should not assume that you will experience returns comparable to those experienced by investors in prior real estate programs sponsored by Cole Real Estate Investments.

We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by Cole Real Estate Investments. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties acquired by us. See the “Conflicts of Interest” section of this prospectus for additional information.

The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to the sponsor and its affiliates (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) results of sales or disposals of properties (Table V). Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of the prospectus, contains certain additional information relating to properties acquired by these prior real estate programs. We will furnish copies of such tables to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our advisor and its affiliates in sponsoring like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them. As of December 31, 2010, approximately 98% of the prior real estate programs had investment objectives similar to those of this program, based on number of programs.

Summary Information

Prior Private Programs

During the period from January 1, 2001 to December 31, 2010, Cole Real Estate Investments sponsored 65 privately offered programs, including six limited partnerships, four debt offerings, 27 Delaware Statutory Trusts, 26 tenant-in-common programs, and Cole Credit Property Trust I, a privately offered REIT, each with investment objectives similar to this program, and one limited partnership that did not have similar investment objectives to this program. As of December 31, 2010, such privately offered prior programs have raised approximately $674.9 million from approximately 6,300 investors. For more detailed information about the experience of our affiliates in raising and investing funds for offerings initiated over the last three years and compensation paid to the sponsors of these programs, see Tables I and II of the Prior Performance Tables.

With respect to the six privately offered limited partnerships sponsored by Cole Real Estate Investments during the period from January 1, 2001 to December 31, 2010, which had similar investment objectives to this program, affiliates of our advisor have been general partners in each limited partnership. In total, limited partnership interests were sold to approximately 1,800 investors, raising approximately $86.6 million of capital. The foregoing partnerships have purchased in the aggregate 29 properties for an approximate acquisition cost of $204.0 million, of which approximately 57.4% is attributable to 23 single-tenant commercial properties, 40.0% is attributable to three shopping centers, 1.3% is attributable to one data center and 1.3% is attributable to two unimproved or partially-improved land parcels intended for high-rise/data center development. Four of the properties were located in the Phoenix metropolitan area, and 25 were located in the following states: three in Tennessee; three in Oklahoma; two in California; two in Florida; two in Ohio; and one each in Alabama, Indiana, Iowa, Kentucky, Michigan, Missouri,

Nevada, New Mexico, New York, South Carolina, Texas, Virginia and Washington. The properties have been purchased on terms varying from all cash to market rate financing. All of the 29 properties have been sold and each of the limited partnerships has completed operations. See Table IV of the Prior Performance Tables for information on the limited partnerships that completed operations since January 1, 2006.

Five of the six privately offered limited partnerships, Cole Credit Property Fund I, LP (CCPF), Cole Credit Property Fund II, LP (CCPF II), Cole Santa Fe Investors, LP, Cole Desert Palms Power Center, LP and Cole Boulevard Square Investors, LP, achieved average annual returns ranging from approximately 8.07% to approximately 15.36% during the life of the respective partnership through the date of liquidation. Another privately offered program, Cole Southwest Opportunity Fund, LP, completed development of a data facility in Phoenix, Arizona in August 2001 through a joint venture, and on April 6, 2005, the Phoenix facility was sold for $16.3 million, resulting in a return to investors of 83% of their original investment. See Tables III and IV of the Prior Performance Tables for additional information regarding these prior private programs that completed operations since January 2006.

Two of the privately offered limited partnerships, CCPF and CCPF II, disposed an aggregate of 22 properties each through a sale to Cole Credit Property Trust II for $121.3 million. In accordance with Cole Credit Property Trust II’s charter, Cole Credit Property Trust II’s board of directors, including all of its independent directors, not otherwise interested in the transactions, approved these purchases as being fair and reasonable to Cole Credit Property Trust II at a price in excess of the cost paid by the affiliated seller, and determined that there was substantial justification for the excess cost. In addition, the limited partners of CCPF and CCPF II approved the sales.

With respect to the one privately offered limited partnership sponsored by Cole Real Estate Investments during the period from January 1, 2001 to December 31, 2010, Cole Growth Opportunity Fund I LP (CGOF), which did not have similar investment objectives to this program, an affiliate of our advisor serves as the general partner. Unlike the investment approach of Cole’s other programs, which were designed to provide current income through the payment of cash distributions, CGOF is designed to invest in properties located in high growth markets in the early stages of development, where value added investment strategies could be implemented with the objective of realizing appreciation through the sale or other form of disposition of properties. As of December 31, 2010, CGOF had raised approximately $26.3 million from approximately 400 investors and owned directly, or through investments in joint ventures, a total of four properties including three properties in Arizona and one property in Nevada for an aggregate cost of approximately $27.3 million, including development related costs. None of these properties have been sold.

In addition to the partnerships described above, as of December 31, 2010, affiliates of our advisor had issued an aggregate of approximately $114.2 million in collateralized senior notes through four privately offered debt programs and had acquired an aggregate of 123 single-tenant retail properties, 39 single-tenant commercial properties, three multi-tenant retail properties and one land parcel in 37 states for an aggregate acquisition cost of approximately $1.0 billion. The debt offerings are considered to be prior programs, as proceeds were primarily used to invest in single-tenant income-producing retail and commercial properties. One of the primary purposes of the note programs was to enable Cole Real Estate Investments to acquire assets that might be suitable for its tenant-in common program and Delaware Statutory Trust Program and for acquisition by one of its equity programs pending such time as the respective program had sufficient capital and/or corporate approval to acquire the asset. As of December 31, 2010, 162 of the properties had been sold, of which eight were sold to Cole Credit Property Trust I, one land parcel was sold to CGOF, 17 were sold to Cole Credit Property Trust II, six were sold to Cole Credit Property Trust III and 130 were sold to unrelated third parties. Of the 130 properties sold to unrelated third parties, 26 were sold to investors in Cole Real Estate Investment’s tenant-in-common program and 52 were sold to investors in Cole Real Estate Investment’s Delaware Statutory Trust Program. On April 28, 2006, an affiliate of our advisor redeemed at par all of the approximately $28.0 million in collateralized senior notes issued under the first debt offering. On April 6, 2009, an affiliate of our advisor redeemed at par all of the approximately $28.8 million in collateralized senior notes issued under the second debt offering.

In addition, Cole Real Estate Investments offered properties to Section 1031 exchange investors in the form of the sale of tenant-in-common ownership interests in such properties. As of December 31, 2010, aggregate ownership interests in 26 properties of approximately $171.4 million had been sold in 26 private offerings of properties located in 15 states. The value of such tenant-in-common ownership interests was determined by the aggregate purchase price, including acquisition costs, of the properties. In addition, Cole Real Estate Investments offered properties through a Delaware statutory trust program whereby beneficial interests were offered in trusts that acquired real property. As of December 31, 2010, aggregate ownership interests in 52 properties of approximately $176.1 million had been sold in 27 private offerings of properties located in 21 states. The value of such beneficial interests was determined by the aggregate purchase price, including acquisition costs, of the real property acquired. Each of the programs described in this paragraph were still in operation as of December 31, 2010 and have similar investment objectives to this program. See Tables I and II of the Prior Performance Tables for additional information regarding these programs.

On April 26, 2004, Cole Credit Property Trust I commenced a private placement of shares of its common stock for $10 per share, subject to certain volume and other discounts. Cole Credit Property Trust I completed the private placement on September 16, 2005, after having raised aggregate gross proceeds of approximately $100.3 million. As of December 31, 2010, Cole Credit Property Trust I had approximately 1,400 investors, and had acquired 42 single-tenant retail properties located in 19 states for an aggregate acquisition cost of approximately $199.1 million. Cole Credit Property Trust I has similar investment objectives to this program. Cole Credit Property Trust I disclosed in its private placement memorandum a targeted liquidity event by February 1, 2016. Such targeted date has not yet occurred, and Cole Credit Property Trust I has not had a liquidity event. See the Prior Performance Tables for additional information regarding this program.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the Securities and Exchange Commission by Cole Credit Property Trust I within the last 24 months. For a reasonable fee, Cole Credit Property Trust I will provide copies of any exhibits to such Form 10-K.

During the period from January 1, 2001 to December 31, 2010, the prior private programs purchased an aggregate of 232 properties located in 40 states. The table below gives information about these properties by region.

	Properties Purchased
Location	Number	% of Total Purchase Price
South	112	42.2%
Midwest	63	29.4%
West	34	22.4%
Northeast	23	6.0%

	232	100.0%

Based on the aggregate purchase price of the 232 properties, approximately 76.0% were single-tenant retail properties, approximately 15.8% were multi-tenant retail properties, approximately 7.0% were single-tenant commercial properties, approximately 1.0% were land and approximately 0.2% were data centers. The following table shows a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior private real estate programs of our affiliates as of December 31, 2010:

Type of Property	New	Used	Construction
Retail/Commercial	25.7%	73.1%	1.2%
Land	—	100%	—
Data Center	—	—	100%

As of December 31, 2010, these private programs had sold 182, or 78.4% of the total 232 properties purchased, of which 39 properties were sold to Cole Credit Property Trust II, six properties were sold to Cole Credit Property Trust III and 137 properties were sold to unrelated third parties. Of the 137 properties sold to unrelated third parties, 26 properties sold to investors in Cole Real Estate Investment’s tenant-in-common program and 52 properties sold to investors in Cole Real Estate Investment’s Delaware Statutory Trust Program. The original purchase price of the properties that were sold was approximately $1.1 billion, and the aggregate sales price of such properties was approximately $1.2 billion. See Tables III, IV and V of the Prior Performance Tables for more detailed information as to the operating results of such programs whose offerings closed in the last five years, results of such programs that have completed their operations over the last five years and the sales or other disposals of properties with investment objectives similar to ours over the last three years.

During the three years ended December 31, 2010, the prior private real estate programs purchased an aggregate of ten properties located in seven states. The table below gives information about these properties by region.

	Properties Purchased
Location	Number	% of Total Purchase Price
South	4	40.4%
West	4	37.0%
Midwest	2	22.6%

	10	100.0%

Based on the aggregate purchase price of the ten properties, approximately 63.0% were single-tenant retail properties, approximately 22.0% were single-tenant commercial properties, and approximately 15.0% were land. A total of four of the properties were purchased with a combination of offering proceeds and mortgage notes payable and the remaining six properties were purchased solely using offering proceeds.

Prior Public Programs

Other than our company, Cole Real Estate Investments sponsored two publicly offered REITs, Cole Credit Property Trust II and Cole Credit Property Trust III, during the period from January 1, 2001 to December 31, 2010. Cole Credit Property Trust II and Cole Credit Property Trust III each have similar investment objectives to this program. As of December 31, 2010, Cole Credit Property Trust II had raised approximately $2.2 billion from approximately 41,000 investors and Cole Credit Property Trust III had raised approximately $2.5 billion from approximately 59,000 investors. For more detailed information about the experience of our affiliates in raising and investing funds for this public offering and compensation paid to the sponsors of Cole Credit Property Trust II and Cole Credit Property Trust III, see Tables I and II of the Prior Performance Tables.
On June 27, 2005, Cole Credit Property Trust II commenced an initial public offering of shares of its common stock for $10 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. Cole Credit Property Trust II terminated its initial public offering on May 22, 2007 and commenced a follow-on public offering on May 23, 2007. Pursuant to the follow-on offering, Cole Credit Property Trust II offered and sold shares of its common stock for $10 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to its distribution reinvestment plan. Cole Credit Property Trust II terminated its follow-on offering on January 2, 2009, although it continues to offer and sell shares of its common stock to existing Cole Credit Property Trust II stockholders pursuant to its distribution reinvestment plan. As of December 31, 2010, Cole Credit Property Trust II had raised approximately $2.2 billion from approximately 41,000 investors and had acquired 412 single-tenant retail properties, 292 single-tenant commercial properties, and 21 multi-tenant retail properties in an aggregate of 45 states and the U.S. Virgin Islands for an aggregate acquisition cost of approximately $3.2 billion. Cole Credit Property Trust II also acquired indirect interests in one multi-tenant retail property through a joint venture for approximately $53.7 million and in a ten-property storage facility portfolio through a joint venture for approximately $70.7 million. Cole Credit Property Trust II disclosed in its prospectus a targeted liquidity event by May 22, 2017. On June 28, 2011, Cole Credit Property Trust II disclosed that Cole Real Estate Investments is actively exploring options to successfully exit Cole Credit Property Trust II’s portfolio within the next 12 months, and that the potential exit strategies it is evaluating include, but are not limited to, a sale of the portfolio or a listing of the portfolio on a public stock exchange. Such targeted date has not yet occurred, and Cole Credit Property Trust II has not had a liquidity event.

On October 1, 2008, Cole Credit Property Trust III commenced an initial public offering of shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. Cole Credit Property Trust III terminated its initial public offering on October 1, 2010 and commenced a follow-on public offering on October 1, 2010. Pursuant to the follow-on offering, Cole Credit Property Trust III is offering and selling shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to its distribution reinvestment plan. Cole Credit Property Trust III’s follow-on offering is ongoing, and it also continues to offer and sell shares of its common stock to existing Cole Credit Property Trust III stockholders pursuant to its distribution reinvestment plan. As of December 31, 2010, Cole Credit Property Trust III had raised approximately $2.5 billion from approximately 59,000 investors and had acquired 332 single-tenant retail properties, 94 single-tenant commercial properties, and 21 multi-tenant retail properties in an aggregate of 39 states for an aggregate acquisition cost of approximately $2.9 billion. In addition, through three joint venture arrangements, as of December 31, 2010, Cole Credit Property Trust III had interests in seven properties comprising 909,000 gross rentable square feet of commercial space and an interest in a land parcel under development comprising 213,000 square feet of land. Cole Credit Property Trust III disclosed in its prospectus that, while it does not have a fixed liquidity event date, if it does not list its shares of common stock on a national securities exchange by October 1, 2020, Cole Credit Property Trust III’s charter requires that it either seek stockholder approval of an extension or elimination of the listing deadline or stockholder approval of the liquidation and dissolution of Cole Credit Property Trust III. If Cole Credit Property Trust III does not obtain either such stockholder approval, its charter does not require a liquidity event and Cole Credit Property Trust III could continue to operate as before.

The offering price for Cole Credit Property Trust III’s shares of common stock is not based on the expected book value or expected net asset value of Cole Credit Property Trust III’s proposed investments, or its expected operating cash flows. Although Cole Credit Property Trust III’s board of directors may do so at any time in its discretion, it is not anticipated that Cole Credit Property Trust III’s board of directors will undertake a process for estimating the per share value of Cole Credit Property Trust III’s common stock during the pendency of the Cole Credit Property Trust III follow-on offering, but it is expected to do so within the 18-month period following the termination of the follow-on offering.

During the period from January 1, 2001 to December 31, 2010, the prior public real estate programs purchased 1,172 properties located in 45 states and the U.S. Virgin Islands. The table below gives information about these properties by region.

	Properties Purchased
Location	Number	% of Total Purchase Price
South	674	48.0%
Midwest	307	24.6%
West	111	19.7%
Northeast	79	7.6%
U.S. Virgin Islands	1	0.1%

	1,172	100.0%

Based on the aggregate purchase price of the 1,172 properties, approximately 53.9% were single-tenant retail properties, approximately 22.4% were single-tenant commercial properties and approximately 23.7% were multi-tenant retail properties.

The following table shows a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior public real estate programs of our affiliates as of December 31, 2010:

Type of Property	New	Used	Construction
Retail / Commercial	10.7%	89.3%	—

As of December 31, 2010, the prior public programs had not sold any of the 1,172 properties purchased by these public programs.

During the three years ended December 31, 2010, the prior public real estate programs had purchased 839 properties located in 42 states. The table below gives information about these properties by region.

	Properties Purchased
Location	Number	% of Total Purchase Price
South	519	50.9%
Midwest	174	18.4%
West	86	22.4%
Northeast	60	8.3%
	839	100.0%

Based on the aggregate purchase price of the 839 properties, approximately 52.8% were single-tenant retail properties, approximately 20.3% were single-tenant commercial properties and approximately 26.9% were multi-tenant retail properties. A total of 259 of the properties were purchased with a combination of offering proceeds and mortgage notes payable and the remaining 580 properties were purchased solely using offering proceeds.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the Securities and Exchange Commission by Cole Credit Property Trust II and Cole Credit Property Trust III within the last 24 months. For a reasonable fee, Cole Credit Property Trust II and Cole Credit Property Trust III will provide copies of any exhibits to such Form 10-K.

Liquidity Track Record

Prior Private Programs

Of the 65 prior private programs sponsored by Cole Real Estate Investments discussed above, 33 of them disclosed a targeted date or time frame for liquidation in their private placement memorandum. Of the 33 programs that made such disclosure, four programs liquidated by the date or within the time frame set forth in their private placement memorandum. With respect to the remaining 29 programs that made such disclosure, the targeted date or time frame for liquidation has not yet occurred and these programs are still in operation as of December 31, 2010.

Prior Public Programs

Of the two prior public programs sponsored by Cole Real Estate Investments discussed above, each of them disclosed in their prospectus a targeted date or time frame for listing their shares on a national securities exchange or seeking stockholder approval of either (1) an extension or elimination of the listing deadline, or (2) a liquidation. With respect to each of the programs, the targeted date or time frame for listing or seeking such stockholder approval has not yet occurred, and the programs are still in operation as of December 31, 2010.

Adverse Business and Other Developments

Adverse changes in general economic conditions have occasionally affected the performance of the prior programs. The following discussion presents a summary of significant adverse business developments or conditions experienced by Cole Real Estate Investment’s prior programs over the past ten years that may be material to investors in this offering.

Share Valuation

Cole Credit Property Trust I stated in its private placement memorandum that after two years from the last offering of its shares of common stock, Cole Credit Property Trust I would provide an estimated value per share for the principal purpose of assisting fiduciaries of plans subject to the annual reporting requirements of ERISA, and IRA trustees or custodians, which prepare reports relating to an investment in Cole Credit Property Trust I’s shares of common stock. On January 13, 2011, Cole Credit Property Trust I announced that its board of directors approved an estimated value of Cole Credit Property Trust I’s common stock of $7.65 per share as of December 31, 2010. This estimated value is unchanged from the $7.65 per share estimated value as of December 31, 2009, announced by Cole Credit Property Trust I on February 1, 2010. The shares of Cole Credit Property Trust I’s common stock were originally sold at a gross offering price of $10 per share. The principal reason for the decrease in share value beginning with the December 31, 2009 valuation was a decline in real estate values, despite Cole Credit Property Trust I’s properties maintaining a 100% occupancy rate. The decline in values resulted from disruptions in the credit markets and the general economic conditions. In determining an estimated value of Cole Credit Property Trust I’s shares of common stock, the board of directors of Cole Credit Property Trust I relied upon information provided by an independent consultant that specializes in valuing commercial real estate companies, and information provided by Cole Credit Property Trust I Advisors. The statement of value was only an estimate and may not reflect the actual value of Cole Credit Property Trust I’s shares of common stock. Accordingly, there can be no assurance that the estimated value per share would be realized by Cole Credit Property Trust I’s stockholders if they were to attempt to sell their shares or upon liquidation.

In February 2009, FINRA informed broker dealers that sell shares of non-exchange traded REITs that broker dealers may not report, in a customer account statement, an estimated value per share that is developed from data more than 18 months old. To assist broker dealers in complying with the FINRA notice, the board of directors of Cole Credit Property Trust II established an estimated value of Cole Credit Property Trust II’s common stock of $9.35 per share as of July 27, 2011. This estimated value reflects an improvement from the $8.05 per share value as of June 22, 2010, announced by Cole Credit Property Trust II in June 2010. The shares of Cole Credit Property Trust II’s common stock were originally sold at a gross offering price of $10 per share. The principal reason for the initial decrease in share value was a decline in real estate values resulting from disruptions in the credit markets and the general economic conditions, in addition to a decline in Cole Credit Property Trust II’s occupancy rate to 94%. The most recently announced estimated value reflects an improvement in the real estate markets, improvements in the general economic condition since June 2010, and an improved occupancy rate to 95%. In determining the most recently announced estimated value of Cole Credit Property Trust II’s shares of common stock, the board of directors of Cole Credit Property Trust II relied upon information provided by an independent investment banking firm that specializes in providing real estate financial services, and information provided by Cole Credit Property Trust II Advisors. The statement of value was only an estimate and may not reflect the actual value of Cole Credit Property Trust II’s shares of common stock. Accordingly, there can be no assurance that the estimated value per share would be realized by Cole Credit Property Trust II’s stockholders if they were to attempt to sell their shares or upon liquidation. Cole Credit Property Trust II’s board of directors is expected to announce an updated estimated value of Cole Credit Property Trust II’s shares of common stock within 18 months after July 27, 2011.

Distributions and Redemptions

From June 2005 through February 2010, Cole Credit Property Trust I paid a 7% annualized distribution rate based upon a purchase price of $10 per share. However, beginning in March 2010, Cole Credit Property Trust I reduced its annualized distribution rate to 5% based on a purchase price of $10 per share, or a 6.54% based on the most recent estimated value of $7.65 per share. The principal reasons for the lower distribution rate were the approximately $50 million of fixed rate debt that was to mature by year-end 2010 and the prevailing credit markets, which dictated higher interest rates upon refinancing and amortization provisions, requiring Cole Credit Property Trust I to pay down a portion of the principal on a monthly basis over the life of the loan.

Pursuant to Cole Credit Property Trust I’s share redemption program, the company may use up to 1% of its annual cash flow, including operating cash flow not intended for distributions, borrowings, and capital transactions such as sales or refinancings, to satisfy redemption requests. Accordingly, Cole Credit Property Trust I’s board of directors must determine at the beginning of each fiscal year the maximum amount of shares that Cole Credit Property Trust I may redeem during that year. Cole Credit Property Trust I’s board of directors determined that there was an insufficient amount of cash available for redemptions during the years ending December 31, 2008, 2009, 2010, and 2011. Cole Credit Property Trust I continues to accept redemption requests which are considered for redemption if and when sufficient cash is available to fund redemptions. Requests relating to approximately 313,000 shares remained unfulfilled as of June 30, 2011, representing approximately $2.4 million in unfulfilled requests, based on the most recent estimated value of $7.65 per share.

From October 2005 through February 2006, Cole Credit Property Trust II paid a 6% annualized distribution rate based upon a purchase price of $10 per share; from March 2006 through June 2006, Cole Credit Property Trust II paid a 6.25% annualized distribution rate based upon a purchase price of $10 per share; from July 2006 through June 2007, Cole Credit Property Trust II paid a 6.5% annualized distribution rate based upon a purchase price of $10 per share; from July 2007 through June 2009, Cole Credit Property Trust II paid a 7% annualized distribution rate based upon a purchase price of $10 per share. Beginning in July 2009, Cole Credit Property Trust II paid a 6.25% annualized distribution rate based upon a purchase price of $10 per share, or a 6.68% annualized distribution rate based on the most recent estimate of the value of $9.35 per share. The principal reason for the reduction of the distribution rate was the drop in the occupancy rate of the Cole Credit Property Trust II portfolio from 99% on December 31, 2008, to 95% at September 30, 2009, resulting in lower revenue. Cole Credit Property Trust II’s occupancy rate as of June 30, 2011 was 95%. As of June 30, 2011, Cole Credit Property Trust II has paid approximately $470 million in cumulative distributions since inception. These distributions were funded by net cash provided by operating activities of approximately $425 million, offering proceeds of approximately $9 million (all of which related to acquisition expenses that reduced operating cash flows, which the Company considers to have been funded by proceeds of the offering), net proceeds from the sale of marketable securities of approximately $22 million, return of capital from unconsolidated joint ventures of approximately $2 million, and net borrowings of approximately $12 million.

Pursuant to Cole Credit Property Trust II’s share redemption program in effect during 2009, redemptions were limited to 3% of the weighted average number of shares outstanding during the prior calendar year, other than for redemptions requested upon the death of a stockholder. During 2009, Cole Credit Property Trust II funded redemptions up to this limit. On November 10, 2009, Cole Credit Property Trust II’s board of directors voted to temporarily suspend Cole Credit Property Trust II’s share redemption program other than for requests made upon the death of a stockholder. The board considered many factors in making this decision, including the expected announcement of an estimated value of Cole Credit Property Trust II’s common stock in June 2010 and continued uncertainty in the economic environment and credit markets. On June 22, 2010, Cole Credit Property Trust II’s board of directors reinstated the share redemption program, with certain amendments, effective August 1, 2010. Under the terms of the revised share redemption program, during any calendar year, Cole Credit Property Trust II will redeem shares on a quarterly basis, up to one-fourth of 3% of the weighted average number of shares outstanding during the prior calendar year (including shares requested for redemption upon the death of a stockholder). In addition, funding for redemptions for each quarter will be limited to the net proceeds received from the sale of shares, in the respective quarter, under Cole Credit Property Trust II’s distribution reinvestment plan. These limits might prevent Cole Credit Property Trust II from accommodating all redemption requests made in any fiscal quarter or in any twelve month period. Requests for redemptions that are not fulfilled in a period may be resubmitted by stockholders in a subsequent period. Unfulfilled requests for redemptions are not carried over automatically to subsequent redemption periods. Accordingly, Cole Credit Property Trust II considers the number of unfulfilled redemption requests for the most recently completed fiscal quarter to be equivalent to the cumulative number of unfulfilled redemption requests. Pursuant to the Cole Credit Property Trust II share redemption program, the redemption price per share is dependent on the length of time the shares are held and the most recently disclosed estimated share value.

During the three months ended June 30, 2011, Cole Credit Property Trust II received valid redemption requests relating to approximately 4.7 million shares, including approximately 1.8 million shares that had been submitted in previous periods, and, subsequent to June 30, 2011, requests relating to approximately 1.5 million shares were redeemed for $14.3 million at an average price of $9.21 per share. The remaining redemption requests relating to approximately 3.2 million shares went unfulfilled, representing approximately $29.9 million in unfulfilled requests, based upon a $9.35 per share redemption price. A valid redemption request is one that complies with the applicable requirements and guidelines of the share redemption program, as amended.

Cole Credit Property Trust III’s board of directors began declaring distributions in January 2009, after the company commenced business operations. Cole Credit Property Trust III paid a 6.50% annualized distribution rate based upon a $10.00 per share purchase price for the period commencing on January 6, 2009 through March 31, 2009. During the period commencing on April 1, 2009 and ending on March 31, 2010, Cole Credit Property Trust III paid a 6.75% annualized distribution rate based upon a $10.00 per share purchase price. Cole Credit Property Trust III paid a 7% annualized distribution rate based upon a $10.00 per share purchase price for the period commencing on April 1, 2010 and ending on December 31, 2010. Beginning on January 1, 2011, Cole Credit Property Trust III reduced its annualized distribution rate to 6.50%. The principal reason for the reduction of the distribution rate was to align the distributions more closely with Cole Credit Property Trust III’s present operating income. As of June 30, 2011, Cole Credit Property Trust III has paid approximately $222 million in cumulative distributions since inception. These distributions were funded by net cash provided by operating activities of approximately $98 million, offering proceeds of approximately $100 million (all of which related to acquisition expenses that reduced operating cash flows, which the Company considers to have been funded by proceeds of the offering), return of capital from unconsolidated joint ventures of approximately $1 million, and net borrowings of approximately $23 million.

Pursuant to Cole Credit Property Trust III’s share redemption program, Cole Credit Property Trust III will not redeem in excess of 5% of the weighted average number of shares outstanding during the trailing twelve months prior to the redemption date (the “Trailing Twelve-month Cap”); provided, however, that while shares subject to a redemption requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, such shares will not be subject to the Trailing Twelve-month Cap. In addition, all redemptions, including those upon death or qualifying disability, are limited to those that can be funded with cumulative net proceeds from the sale of shares through Cole Credit Property Trust III’s distribution reinvestment plan. As of June 30, 2011, Cole Credit Property Trust III received valid redemption requests relating to approximately 3.3 million shares, which were redeemed in full at an average price of $9.68 per share, and no valid redemption requests went unfulfilled.

In addition to the caps discussed above, the redemptions are limited quarterly to 1.25% of the weighted average number of shares outstanding during the trailing twelve-month period. In addition, the funding for redemptions each quarter generally will be limited to the net proceeds we receive from the sale of shares in the respective quarter under our DRIP. The amended share redemption program further provides that while shares subject to redemption requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, such shares will not be subject to the quarterly caps. Our board of directors may waive these quarterly caps in its sole discretion, subject to the Trailing Twelve-month Cap.

Additionally, one of the six privately offered limited partnerships, Cole Santa Fe Investors, LP, suspended distributions to investors due to a tenant bankruptcy beginning with the quarter ending December 31, 2003. On November 30, 2007, the property was sold for approximately $28.5 million, which resulted in a return to investors of 100% of their original investment plus a return of approximately 13.7% per year.

Another privately offered program, Cole Southwest Opportunity Fund, LP, was unable to lease its developed data center facility as a result of the severe downturn in the telecommunications industry. The Phoenix facility was sold for $16.3 million, which along with the previous sale of vacant land parcels in Las Vegas, Nevada formerly owned by a wholly-owned subsidiary of Cole Southwest Opportunity Fund, LP, resulted in a return to investors of approximately 83% of their original investment upon liquidation of the limited partnership.

Management’s Discussion and Analysis of

Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with our accompanying consolidated financial statements and notes thereto.

Overview

We were formed on July 27, 2010, and we intend to qualify as a REIT beginning with the taxable year ending December 31 for the year in which the escrow period concludes. We intend to use substantially all of the net proceeds from this offering to acquire and operate a diversified portfolio of (1) necessity retail, office and industrial properties that are anchored by creditworthy tenants under long-term net leases, and are strategically located throughout the United States and U.S. protectorates, (2) notes receivable secured by commercial real estate, including the origination of loans, and (3) cash, cash equivalents, other short-term investments and traded real estate securities. We intend to hold each property we acquire for an extended period, of more than five years. As of the date of this prospectus, we have not yet commenced operations or entered into any arrangements to acquire any specific investments. The number of assets we acquire will depend upon the number of shares sold in this offering and the resulting amount of the net proceeds available for investment, as well as our ability to arrange debt financing. See the “Risk Factors” section of this prospectus.

Application of Critical Accounting Policies

Our accounting policies have been established to conform with accounting principles generally accepted in the United States (“GAAP”). The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. Below are the accounting policies we believe will be critical once we commence principal operations. We consider these policies to be critical because they require our management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management’s judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied, thus resulting in a different presentation of the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses.

Investment in and Valuation of Real Estate and Related Assets

We will be required to make subjective assessments as to the useful lives of our depreciable assets. We consider the period of future benefit of the asset to determine the appropriate useful life of each asset. Real estate assets will be stated at cost, less accumulated depreciation and amortization. Amounts capitalized to real estate assets consist of the cost of acquisition, excluding acquisition related expenses, construction and any tenant improvements, major improvements and betterments that extend the useful life of the related asset and leasing costs. All repairs and maintenance will be expensed as incurred.

Assets, other than land, will be depreciated or amortized on a straight line basis. The estimated useful lives of our assets by class are generally as follows:

Building	40 years
Tenant improvements	Lesser of useful life or lease term
Intangible lease assets	Lesser of useful life or lease term

We will continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate and related intangible assets may not be recoverable. Impairment indicators that we will consider include, but are not limited to, bankruptcy or other credit concerns of a property’s major tenant such as a history of late payments, rental concessions, a significant decrease in a property’s revenues due to lease terminations, vacancies, co-tenancy clauses or reduced lease rates or other circumstances. When indicators of potential impairment are present, we will assess the recoverability of the assets by determining whether the carrying value of the assets will be recovered through the undiscounted future operating cash flows expected from the use of the assets and their eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, we will reduce the real estate and related intangible assets and liabilities to their fair value and recognize an impairment loss.

Projections of expected future cash flows will require us to use estimates such as current market rental rates on vacant properties, future market rental income amounts subsequent to the expiration of lease agreements, property operating expenses, terminal capitalization and discount rates, the number of months it takes to re-lease a property, required tenant improvements and the number of years the property is held for investment. The use of alternative assumptions in the future cash flow analysis could result in a different assessment of the property’s future cash flow and fair value and different conclusion regarding the existence of an impairment, the extent of such loss, if any, as well as the carrying value of our real estate and related intangible assets.

When a real estate asset is identified by management as held for sale, we will cease depreciation of the asset and estimate the sales price, net of selling costs. If, in management’s opinion, the net sales price of the asset is less than the net book value of the asset, an adjustment to the carrying value would be recorded to reflect the estimated fair value of the property net of selling costs.

Allocation of Purchase Price of Real Estate and Related Assets

Upon the acquisition of real properties, we will allocate the purchase price of such properties to acquired tangible assets, consisting of land and building, and identified intangible assets and liabilities, consisting of the value of above market and below market leases and the value of in-place leases, based in each case on their fair values. We will utilize independent appraisals to assist in the determination of the fair values of the tangible assets of an acquired property (which includes land and building). We will obtain an independent appraisal for each real property acquisition. The information in the appraisal, along with any additional information available to us, will be used in estimating the amount of the purchase price that is allocated to land. Other information in the appraisal, such as building value and market rents, may be used by us in estimating the allocation of purchase price to the building and to lease intangibles. The appraisal firm will have no involvement in management’s allocation decisions other than providing this market information.

The fair values of above market and below market in-place leases will be recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) an estimate of fair market lease rates for the corresponding in-place leases, which will generally be obtained from independent appraisals, measured over a period equal to the non-cancelable term of the lease including any bargain renewal periods, with respect to a below market lease. The above market and below market lease values will be capitalized as intangible lease assets or liabilities. Above market lease values will be amortized as an adjustment of rental income over the lesser of the useful life or the remaining terms of the respective leases. Below market leases will be amortized as an adjustment of rental income over the remaining terms of the respective leases, including any bargain renewal periods. If a lease were to be terminated prior to its stated expiration, all unamortized amounts of above market and below market in-place lease values relating to that lease would be recorded as an adjustment to rental income.

The fair values of in-place leases will include direct costs associated with obtaining a new tenant, and opportunity costs associated with lost rentals which are avoided by acquiring an in-place lease. Direct costs associated with obtaining a new tenant may include commissions, tenant improvements, and other direct costs and are estimated, in part, by utilizing information obtained from independent appraisals and management’s consideration of current market costs to execute a similar lease. These direct costs will be included in intangible lease assets in our consolidated balance sheets and will be amortized to expense over the lesser of the useful life or the remaining terms of the respective leases. The value of opportunity costs will be calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. These intangibles will be included in intangible lease assets in our consolidated balance sheet and will be amortized to expense over the lesser of the useful life or the remaining term of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts of in-place lease assets relating to that lease would be expensed.

The determination of the fair values of the assets and liabilities acquired will require the use of significant assumptions with regard to the current market rental rates, rental growth rates, discount and capitalization rates, interest rates and other variables. The use of alternative estimates would result in a different assessment of our purchase price allocations, which could impact the amount of our reported net income.

Revenue Recognition

Upon the acquisition of real estate, we expect certain properties will have leases where minimum rent payments increase during the term of the lease. We will record rental revenue for the full term of each lease on a straight-line basis. When we acquire a property, the term of existing leases is considered to commence as of the acquisition date for the purposes of this calculation. We defer the recognition of contingent rental income, such as percentage rents, until the specific target that triggers the contingent rental income is achieved. Expected reimbursements from tenants for recoverable real estate taxes and operating expenses will be included in rental income in the period the related costs are incurred.

Real Estate Loans Receivable

Mortgage notes receivable will consist of loans we acquire, which are secured by real estate. Mortgage notes receivable will be recorded at stated principal amounts net of any discount or premium and deferred loan origination costs or fees. The related discounts or premiums on mortgage notes receivable purchased will be amortized or accreted over the life of the related mortgage receivable. We will defer certain loan origination and commitment fees, and amortize them as an adjustment of the mortgage notes receivable’s yield over the term of the related mortgage receivable. We will evaluate the collectability of both interest and principal on each mortgage note receivable to determine whether it is collectible. A mortgage note receivable will be considered to be impaired, when based upon current information and events, it is probable that we will be unable to collect all amounts due according to the existing contractual terms. When a mortgage note receivable is considered to be impaired, the amount of loss will be calculated as the amount that the recorded investment exceeds the greater of the value determined by discounting the expected future cash flows at the mortgage note receivable’s effective interest rate or the value of the underlying collateral if the mortgage note receivable is collateralized. Interest income on performing mortgage note receivable will be accrued as earned. Interest income on impaired mortgage notes receivable will be recognized on a cash basis. Different rules may apply for tax purposes.

Income Taxes

We intend to make an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT, beginning with the taxable year ending December 31 for the year in which the escrow period concludes. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we make an election to be taxed as a REIT and later fail to qualify as a REIT in any taxable year and certain relief provisions do not apply, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income. However, we believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during the year ending December 31 for the year in which the escrow period concludes, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income.

Results of Operations

As of the date of this prospectus, we have not commenced any significant operations because we are in our organization stage. We will not commence any significant operations until we have issued at least $10,000,000 in shares of our common stock pursuant to this offering. Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operation of real properties and real estate-related investments, other than those referred to in this prospectus.

Liquidity and Capital Resources

General

We will not commence any significant operations until we have issued at least $10,000,000 in shares of our common stock pursuant to this offering. Our principal demands for funds will be for real estate and real estate-related investments, for the payment of operating expenses and distributions, for the payment of interest on any outstanding indebtedness and to satisfy redemption requests. Generally, we expect to meet cash needs for items other than acquisitions from our cash flow from operations, and we expect to meet cash needs for acquisitions from the net proceeds of this offering and from financings.

There may be a delay between the sale of our shares and the purchase of properties or other investments, which could result in a delay in our ability to make distributions to our stockholders. Some or all of our distributions will be paid from other sources, such as from the proceeds of this offering, cash advances to us by our advisor, cash resulting from a waiver of advisory fees and borrowings secured by our assets in anticipation of future operating cash flow until such time as we have sufficient cash flow from operations to fund fully the payment of distributions. We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. In addition, to the extent our investments are in development or redevelopment projects or in other properties that have significant capital requirements and/or delays in their ability to generate income, our ability to make distributions may be negatively impacted, especially during our early periods of operation.

We intend to borrow money to acquire properties and make other investments. There is no limitation on the amount we may borrow against any single improved property. Our borrowings will not exceed 300% of our net assets as of the date of any borrowing, which is the maximum level of indebtedness permitted under the NASAA REIT Guidelines; however, we may exceed that limit if approved by a majority of our independent directors. Our board of directors has adopted a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. We expect that during the period of this offering we will request that our independent directors approve borrowings in excess of these limitations since we will then be in the process of raising our equity capital to acquire our portfolio.

Our advisor and its sub-advisor may, but are not required to, establish capital reserves from gross offering proceeds, out of cash flow generated by operating properties and other investments or out of non-liquidating net sale proceeds from the sale of our properties and other investments. Capital reserves are typically utilized for non-operating expenses such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require its own formula for escrow of capital reserves.

Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the issuance of senior, subordinated, guaranteed or other debt securities issued by us or our subsidiaries, proceeds from the sale of assets and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.

Redemption Plan

We have adopted a redemption plan to provide limited liquidity, whereby on a daily basis, stockholders may request that we redeem all or any portion of their shares. Due to the illiquid nature of investments in commercial real estate, however, we may not always have sufficient liquid resources to fund redemption requests. Under our redemption plan, on each business day, stockholders may request that we redeem all or any portion of their shares, subject to a minimum amount of $500.00. The redemption price per share on any business day will be our NAV per share for that day, calculated by the fund accountant after the close of business on the redemption request day, without giving effect to any share purchases or redemptions to be effected on such day. Subject to limited exceptions, stockholders who redeem their shares of our common stock within the first 365 days from the date of purchase will be subject to a short-term trading fee of 2% of the aggregate NAV per share of the shares of common stock received.

In each calendar quarter net redemptions will be limited under our redemption plan to 5% of our total NAV as of the end of the immediately preceding quarter. If less than the full 5% limit available for a quarter is used, the unused percentage will be carried over to the next quarter, but the maximum carryover percentage will never exceed 15% in the aggregate, and net redemptions in any quarter may never exceed 10% of the prior quarter’s NAV. On each business day, we will calculate the maximum amount available for redemptions as 5% (plus any unused percentage of the prior quarter’s carryover) times the prior quarter-end’s NAV, plus share sales for the quarter, minus share redemptions for the quarter (the “quarterly limit”). Redemption requests will be satisfied on a first-come-first-served basis up to the quarterly limit. We refer to a quarter in which the quarterly limit is reached as a “limit quarter.”

For the quarter following a limit quarter, a 5% per quarter redemption limitation will apply on a stockholder by stockholder basis, such that each of our stockholders will be allowed to request a redemption, at any time during that quarter, for a total of up to 5% of the shares they held as of the last day of the limit quarter, plus shares, if any, that the stockholder purchases during the in-progress quarter (the “flow-regulator”). This prospective methodology for allocating available funds daily during a quarter for which a flow-regulator is in effect (a “flow-regulated quarter”) is designed to treat all stockholders equally during the quarter as a whole, regardless of the particular day during the quarter when they choose to submit their redemption requests, based on the number of shares held by each stockholder as of the prior quarter-end.

We may, in our advisor’s discretion, after taking the interests of our company as a whole and the interests of our remaining stockholders into consideration, use proceeds from any available sources at our disposal to satisfy redemption requests, including, but not limited to, available cash, proceeds from sales of additional shares, excess cash flow from operations, sales of our liquid investments, incurrence of indebtedness and, if necessary, proceeds from the disposition of real estate properties or real estate-related assets.

In an effort to have adequate cash available to support our redemption plan, we may determine to reserve borrowing capacity under a line of credit. We could then elect to borrow against this line of credit in part to redeem shares presented for redemption during periods when we do not have sufficient proceeds from the sale of shares in this continuous offering to fund all redemption requests.

Contractual Obligations

We had no contractual obligations or off balance sheet arrangements as of December 5, 2011.

Related-Party Transactions and Agreements

We intend to enter into agreements with Cole Advisors and its affiliates, whereby we will agree to pay certain fees to, or reimburse certain expenses of, Cole Advisors or its affiliates for organization and offering costs, dealer manager fees, advisory fees and incentive fees. See the “Compensation” section in this prospectus for a discussion of the various related-party transactions, agreements and fees.

Quantitative and Qualitative Disclosures about Market Risks

We will be exposed to interest rate changes primarily as a result of long-term debt used to acquire properties and make loans and other permitted investments. We intend to manage our interest rate risk by limiting the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve these objectives, we expect to borrow primarily at fixed rates or variable rates with the lowest margins available and, in some cases, with the ability to convert variable rates to fixed rates. With regard to variable rate financing, we will assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.

Description of Capital Stock

The following summary of the material terms of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter. Our charter provides that we may issue up to 490,000,000 shares of common stock and 10,000,000 shares of preferred stock. Our charter authorizes our board of directors to amend our charter to increase the aggregate number of authorized shares or the number of authorized shares of any class or series without stockholder approval. At the commencement of this offering, 13,334 shares of our common stock were issued and outstanding, all of which are owned by Cole Holdings Corporation, and no shares of preferred stock were issued and outstanding.

On September 20, 2011, our sole stockholder approved an amendment to our charter to authorize a reverse stock split of our common stock at a ratio of two-for-three, and our board authorized the implementation of the reverse stock split on September 20, 2011. Effective on September 21, 2011, every three shares of the Company issued and outstanding common stock were combined into two shares of common stock.

Common Stock

The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred shares, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, in the event that we were ever liquidated, would be entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of common stock that we issue, or have appraisal rights, unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our common stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders are not liable for our acts or obligations. In the future, our board of directors may authorize a separate class of common stock with different fees and expenses than our current class of common stock.

We will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. DST Systems, Inc. acts as our registrar and as the transfer agent for shares of our common stock, while State Street Bank and Trust Company will act as our custodian. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:

DST Systems, Inc.

P.O. Box 219312

Kansas City, MO 64121-9312

Preferred Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock without stockholder approval. Prior to issuance of shares of each class or series, our board of directors is required by the Maryland General Corporation Law and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. Our board of directors may also set the terms of shares of preferred stock that rank senior to shares of our common stock as to dividends, in liquidation and/or with respect to voting and other rights. Preferred stock may be issued without stockholder approval in unlimited amounts and we may issue preferred stock in the future to raise additional equity capital. The issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Meetings, Special Voting Requirements and Access to Records

An annual meeting of the stockholders will be held each year at our principal executive office or such other location convenient to stockholders, beginning in 2011, on a specific date which will be at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman, the president or upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast at the meeting. The presence either in person or by proxy of stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

Under the Maryland General Corporation Law and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on (1) the amendment of our charter, (2) our dissolution or (3) our merger or consolidation or the sale or other disposition of all or substantially all of our assets (notwithstanding that Maryland law may not require stockholder approval). These matters require the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

The advisory agreement and the sub-advisory agreement are approved annually by our directors including a majority of the independent directors. While the stockholders do not have the ability to vote to replace our advisor or its sub-advisor or to select its replacements, stockholders do have the ability, by the affirmative vote of a majority of the shares of our common stock entitled to vote on such matter, to remove a director from our board of directors.

Any stockholder will be permitted access to our corporate records at all reasonable times and may inspect and copy any of them for a reasonable charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our stock held by each of them, will be maintained as part of our books and records and will be available for inspection by any stockholder or the stockholder’s designated agent at our office. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any stockholder who requests the list within 10 days of the receipt of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list.

Restriction on Ownership of Shares of Capital Stock

For us to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Code by any five or fewer individuals, as defined in the Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. These ownership tests do not apply in our first taxable year for which we elect to be taxed as a REIT. In addition, we must meet requirements regarding the nature of our gross income to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of specified types of income, such as rents from real property and certain income from other real property investments. The rents received by our operating partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Code, 10% or more of the ownership interests in that tenant. To assist us in preserving our status as a REIT, our charter contains limitations on the ownership and transfer of shares of our stock which prohibit: (1) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock; (2) the beneficial ownership of the outstanding shares of our capital stock by fewer than 100 persons; and (3) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons. In addition, our charter prohibits any transfer of, or other event with respect to, shares of our capital stock that (a) would result in us being “closely held” within the meaning of Section 856(h) of the Code, (b) would cause any of our income that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to so qualify or (c) would otherwise cause us to fail to qualify as a REIT.

Our charter provides that the shares of our capital stock that, if transferred, would violate any of the foregoing limitations, will be transferred automatically to a trust effective on the day before the purported transfer of such shares of our capital stock. We will designate a trustee of the share trust. We will also name a charitable organization as beneficiary of the share trust. The trustee will receive all distributions on the shares of our capital stock in the share trust and will hold such distributions or distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the share trust. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limit, the transfer is exempted by our board of directors from the ownership limit based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not jeopardize our status as a REIT. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

The trustee will transfer the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The transfer will be made no earlier than 20 days after the later of our receipt of notice that shares of our capital stock have been transferred to the share trust or the date we determine that a purported transfer of shares of stock has occurred. During this 20-day period, we will have the option of redeeming such shares of our capital stock. Upon any such transfer or redemption, the purported transferee or holder will receive a per share price equal to the lesser of (1) the price per share in the transaction that resulted in the transfer of such shares to the, share trust (or, in the case of a gift or devise, the NAV per share on the date of the gift or devise) or (2) the NAV per share on the date of the redemption, in the case of a purchase by us, or the price received by the trustee net of any expenses, in the case of a sale by the trustee. The charitable beneficiary will receive any excess amounts. In the case of a liquidation, holders of such shares will receive a ratable amount of our remaining assets available for distribution to shares of the applicable class or series taking into account all shares of such class or series. The trustee will distribute to the purported transferee or holder an amount equal to the lesser of the amounts received with respect to such shares or the price per share in the transaction that resulted in the transfer of such shares to the share trust (or, in the case of a gift or devise, the NAV per share at the time of the gift or devise) and will distribute any remaining amounts to the charitable beneficiary.

Any person who acquires or attempts to acquire shares of our capital stock in violation of the foregoing restrictions or who owns shares of our capital stock that were transferred to any such share trust is required to give immediate written notice to us of such event, and any person who purports to transfer or receive shares of our capital stock subject to such limitations is required to give us 15 days written notice prior to such purported transaction. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT.

The ownership limits do not apply to a person or persons that our board of directors exempts from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more (or such lower percentage applicable under Treasury Regulations) of the outstanding shares of our capital stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned.

Distributions

We expect that our board of directors will declare distributions with a daily record date, and pay distributions monthly in arrears commencing in the first full month after the escrow period concludes. Therefore, new investors will be entitled to distributions immediately upon the purchase of their shares. We also expect that the board of directors will set the rate of distributions at a level that will be reasonably consistent and sustainable over time. Stockholders will be entitled to declared distributions on each of their shares from the time the shares are issued to the stockholder until the time we pay redemption proceeds to redeem the shares.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income each year (computed without regard to the dividends paid deduction and our net capital gain). Distributions will be authorized at the discretion of our board of directors, in accordance with our earnings, present and reasonably projected future cash flows and general financial condition. Our board of directors’ discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. We do not have any current intention to list the shares of our common stock on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop.

Although we intend to fund the payment of distributions solely from cash flow from operations, we may pay distributions from other sources, including the sale of assets, the proceeds from this offering, borrowings and the issuance of additional securities, and we have no limit on the amounts we may pay from such other sources. If we fund distributions from financings or the net proceeds from this offering, we will have less funds available for investment in real estate properties, real estate-related assets and other investments. We expect that our cash flow from operations available for distribution will be lower in the initial stages of this offering until we have raised significant capital and made substantial investments. Further, because we may receive income at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund expenses, we expect that during the early stages of our operations and from time to time thereafter, we may declare distributions in anticipation of cash flow that we expect to receive during a later period and these distributions would be paid in advance of our actual receipt of these funds. In these instances, we expect to look to third party borrowings, our offering proceeds or other sources to fund our distributions. Additionally, we will make certain payments to our advisor and dealer manager for services provided to us. See “Compensation.” Such payments will reduce the amount of cash available for distributions. Finally, payments to fulfill redemption requests under our redemption plan will also reduce funds available for distribution to remaining stockholders.

Our distributions may constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for tax purposes. However, unlike shares of a traditional non-exchange traded REIT which are typically sold and, on a limited basis, redeemed at a fixed price, our common stock will be sold and redeemed on a daily basis at NAV. As a result, any return of capital will be reflected in our daily NAV unlike the offer and redemption price of a typical non-exchange traded REIT which may not reflect a significant return of capital until the non-exchange traded REIT performs a valuation of the REIT or liquidates.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan, whereby stockholders will be able to elect to have their cash distributions automatically reinvested in additional shares of our common stock. All such distributions will be immediately reinvested in our shares on behalf of the participants on the business day such distribution would have been paid to such stockholder.

The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to our NAV per share on the distribution date, after giving effect to all distributions. No selling commissions will be payable with respect to shares purchased pursuant to the distribution reinvestment plan. Because the dealer manager fee is calculated based on NAV, it reduces NAV with respect to all shares of our common stock issued under our distribution reinvestment plan. Shares acquired under the distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as those purchased in this offering.

We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our stockholders, provided that notice of any material amendment is provided to participants at least ten days prior to the effective date of that amendment. In addition, we may terminate the distribution reinvestment plan for any reason at any time upon ten days’ prior written notice to participants. A stockholder’s participation in the plan will be terminated to the extent that a reinvestment of such stockholder’s distributions in our shares would cause the percentage ownership or other limitations contained in our charter to be violated. Participants may terminate their participation in the distribution reinvestment plan with ten days’ prior written notice to us and we will provide participants with the opportunity to withdraw from the distribution reinvestment plan at least annually.

Account Statements

Within 90 days after the end of each fiscal year, we will mail to each participant a statement of account describing, as to such participant: (1) the distributions reinvested during the year; (2) the number of shares purchased during the year; (3) the per share purchase price for such shares; (4) the total number of shares purchased on behalf of the participant under the plan; and (5) tax information with respect to income earned on shares under the plan for the calendar year will be sent to each applicable participant. The statement will also advise the participant that the participant is required to notify the administrator of the plan in the event that there is any material change in the participant’s financial condition or if any representation made by the participant under the subscription agreement for the participant’s initial purchase of shares becomes inaccurate.

Tax Consequences of Participation

If a stockholder elects to participate in the distribution reinvestment plan and is subject to federal income taxation, the stockholder will be treated as if he or she has received the distribution from us in cash and then applied such distribution to the purchase of additional shares. The stockholder will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend in which event the distribution will be treated as long-term capital gain. See “Material U.S. Federal Income Tax Considerations.”

Certain Provisions of Maryland Law and of Our Charter and Bylaws

The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our amended and restated charter and bylaws, forms of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Changes to Our Investment Objectives

Our charter lists the following as our primary investment objectives:

•	to acquire commercial properties, leased under long-term net leases to creditworthy tenants, which provide current operating cash flow;

•	to maintain a level of liquid assets as a source of funds to meet redemption requests;

•	to provide reasonably stable, current income for you through the payment of cash distributions; and

•	to provide the opportunity to participate in capital appreciation in the value of our investments.

These investment objectives may not be changed without our stockholders consenting to amend our charter as described in “Description of Capital Stock — Meetings, Special Voting Requirements and Access to Records.”

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges or, in circumstances specified in the Maryland General Corporation Law, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the corporation. A person is not an interested stockholder under the Maryland General Corporation Law if the board of directors approved in advance the transaction by which he otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These super majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.

Should our board of directors opt into the business combination statute, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquiror, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or with respect to which the acquiror has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or on a stock exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the Maryland General Corporation Law, we have provided in our bylaws that the control share provisions of the Maryland General Corporation Law will not apply to any acquisition by any person of shares of our stock, but the board of directors retains the discretion to change this provision in the future.

Unsolicited Takeover Statutes

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, without a stockholder vote, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	maintaining a classified board of directors;

•	requiring two-thirds stockholder vote for removing a director;

•	requiring that the number of directors be fixed only by vote of the board of directors;

•	requiring that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a request by a majority of stockholders for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in the board of directors the exclusive power to fix the number of directors.

Amendment to Our Charter and Bylaws

Our charter may be amended by the affirmative vote of the holders of a majority of shares of our common stock then outstanding and entitled to vote thereon, without the concurrence of our board of directors. Our board of directors may not amend our charter (without the concurrence by our stockholders) except (1) if such amendment is necessary or advisable for us to qualify as a REIT under the Code and for purposes of maintaining such qualification, (2) to increase the authorized but unissued shares of our common stock that we may issue and (3) to change our corporate name or the designation or par value of any class or series of our shares. Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws or to make new bylaws upon the concurrence of the majority of our stockholders, except for amendments that do not adversely affect the rights, preferences and privileges of stockholders and therefore do not require stockholder consent.

Voting with Respect to Certain Matters

With respect to shares of common stock owned by our advisor, our directors or any of their respective affiliates, none of our advisor, its sub-advisor, our directors, nor any of their respective affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor, directors or any of their respective affiliates or any transaction between us and any of them. In determining the requisite percentage in interest of shares of our common stock necessary to approve a matter on which our advisor, directors or any affiliate may not vote or consent, any shares owned by any of them will not be included.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made at an annual meeting of stockholders at which directors are to be elected only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who was a stockholder of record both at the time of provision of notice and at the time of the meeting, is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made at a special meeting of stockholders at which directors are to be elected only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) provided that our board of directors has determined that directors will be elected at such meeting, by a stockholder who was a stockholder of record both at the time of provision of notice and at the time of the meeting, is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws. For more information on our board of directors, including their term and the filling of board vacancies, see the “Management — General” section of this prospectus.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change of control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders, including the power of our board of directors to issue additional shares of our common stock, the restrictions on ownership and transfer of our shares, advance notice requirements for director nominations and stockholder proposals and the application of the Maryland business combination provisions. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the Maryland General Corporation Law were rescinded, these provisions of the Maryland General Corporation Law could have similar anti-takeover effects. See “Risk Factors — Risks Related to Our Corporate Structure — Our Charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders” and “Certain provisions of Maryland law could inhibit transactions or changes of control under circumstances that could otherwise provide stockholders with the opportunity to realize a premium.”

Indemnification and Limitation of Directors’, Officers’ and Others’ Liability

Our organizational documents limit the personal liability of our stockholders, directors and officers for monetary damages to the extent permitted under current provisions of Maryland law in effect from time to time and the limitations of the NASAA REIT Guidelines. In addition, our directors and officers are covered by a liability insurance policy. See “Indemnification and Limitation of Liability” for a more detailed discussion regarding indemnification of our directors, officers and others under Maryland law and the NASAA REIT Guidelines.

Extraordinary Transactions

Under Maryland law, a Maryland corporation generally cannot amend its charter or merge unless such is approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the company’s charter. Our charter provides that such actions must be approved by a majority of all of the votes entitled to be cast on the matter. Similarly, our charter requires the affirmative vote of a majority of the votes entitled to be cast to approve a dissolution or sale of all or substantially all of our assets. Because operating assets may be held by a company’s subsidiaries, as in our situation, this may mean that a subsidiary of a company can transfer all of its assets without any vote of the company’s stockholders.

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to qualify, or to attempt to qualify, as a REIT. Our board of directors may revoke our REIT election for any number of reasons, including if it determines that we need to retain cash in order to satisfy certain business objectives and commitments, including but not limited to, the repayment of debts. The retention of such funds would preclude us from satisfying the requirement that we distribute at least 90% of our REIT taxable income annually. In addition, our board of directors could determine that certain other REIT requirements, including but not limited to, the income or asset tests and ownership limitations prohibit certain business opportunities that would be in our and our stockholders’ best interests to pursue.

Restrictions on Roll-Up Transactions

In accordance with our charter, in connection with any proposed transaction considered a “roll-up transaction” (as defined below) involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, an appraisal of all of our assets shall be obtained from a competent independent appraiser. The assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed roll-up transaction. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal shall be filed with the SEC and the states.

A “roll-up transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, or a roll-up entity, that would be created or would survive after the successful completion of such transaction. The term roll-up transaction does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•

a transaction involving our conversion to a corporate, company, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: stockholder voting rights; the term of our existence; compensation to our advisor; or our investment objectives.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1) accepting the securities of a roll-up entity offered in the proposed roll-up transaction; or

(2) one of the following:

(a) remaining as holders of shares of our common stock and preserving their interests therein on the same terms and conditions as existed previously; or

(b) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

•

that would result in the stockholders having democracy rights in a roll-up entity that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution;

•

that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

•

in which investor’s rights to access of records of the roll-up entity will be less than those provided in the section of this prospectus entitled “Description of Capital Stock — Meetings, Special Voting Requirements and Access to Records;” or

•	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is not approved by the stockholders.

Tender Offers by Stockholders

Our charter provides that any tender offer, including any “mini-tender” offer, must comply with Regulation 14D of the Exchange Act, including the notice and disclosure requirements. The offering person must provide our company notice of such tender offer at least ten business days before initiating the tender offer. If the offering person does not comply with the provisions set forth above, our company will have the right to redeem that person’s shares and any shares acquired in such tender offer. In addition, the non-complying person will be responsible for all of our company’s expenses in connection with that person’s noncompliance.

Material U.S. Federal Income Tax Considerations

The following summary addresses U.S. federal income tax considerations related to our election to be subject to tax as a REIT that we anticipate to be material to holders of our common stock. This summary does not address any foreign, state, or local tax consequences of holding, selling or redeeming our common stock. The provisions of the Code concerning the U.S. federal income tax treatment of a REIT are highly technical and complex; the following discussion sets forth only certain aspects of those provisions. This summary is intended to provide you with general information only and is not intended as a substitute for careful tax planning.

This summary is based on provisions of the Code, applicable final and temporary Treasury Regulations, judicial decisions, and administrative rulings and practice, all in effect as of the date of this prospectus, and should not be construed as legal or tax advice. No assurance can be given that future legislative or administrative changes or judicial decisions will not affect the accuracy of the descriptions or conclusions contained in this summary. In addition, any such changes may be retroactive and apply to transactions entered into prior to the date of their enactment, promulgation or release. We do not expect to seek a ruling from the IRS regarding any of the U.S. federal income tax issues discussed in this prospectus, and no assurance can be given that the IRS will not challenge any of the positions we take and that such a challenge will not succeed. This discussion is for your general information only and is not tax advice. It does not purport to address all aspects of federal income taxation that may be relevant to you in light of your particular investment circumstances, or if you are a type of investor subject to special tax rules. Prospective purchasers of our common stock are urged to consult their tax advisors prior to any investment in our common stock concerning the potential U.S. federal, state, local, and foreign tax consequences of the investment with specific reference to their own tax situations.

Except as otherwise noted, references in this discussion of “Material U.S. Federal Income Tax Considerations” to “we,” “our,” “us” and “our company” refer only to Cole Real Estate Income Strategy (Daily NAV), Inc. and not to its subsidiaries or other lower-tier entities, except as otherwise indicated.

Taxation of Our Company

We intend to elect to be taxed as a REIT beginning with our taxable year ending December 31 of the year in which the escrow period concludes. We believe that we are organized, and expect to operate, in such a manner to qualify for taxation as a REIT.

We have received an opinion of Goodwin Procter LLP to the effect that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code and our prior, current and proposed ownership organization and method of operations, as represented by us to Goodwin Procter LLP, will allow us to satisfy the requirements for qualification and taxation as a REIT under the Code, commencing with our taxable year ending December 31 of the year in which we issue shares to shareholders other than Cole Holdings Corporation (or entities disregarded from Cole Holdings Corporation for U.S. federal income tax purposes). The opinion of Goodwin Procter LLP is based on various assumptions and on our representations to Goodwin Procter LLP concerning our current and continuing organization, our prior, current and proposed ownership and operations, and other matters relating to our ability to qualify as a REIT. The opinion is expressly conditioned upon the accuracy of such assumptions and representations, which Goodwin Procter LLP will not verify, including an assumption to the effect that we are successfully avoiding “dividend equivalent” redemptions, as discussed below in “— Taxation of U.S. Stockholders — Redemptions of Common Stock.” Moreover, our qualification and taxation as a REIT will depend upon our ability to meet, through actual annual operating results, distribution requirements, diversity of share ownership, and the various and complex REIT qualification tests imposed under the Code, the results of which will not be reviewed or verified by Goodwin Procter LLP. See “— Qualification as a REIT” below. Accordingly, no assurance can be given that we will in fact satisfy such requirements. The opinion of Goodwin Procter LLP is based upon current law, which is subject to change either prospectively or retroactively. Opinions of counsel impose no obligation on counsel to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Changes in applicable law could modify the conclusions expressed in the opinion. Unlike a ruling from the IRS, an opinion of Goodwin Procter LLP is not binding on the IRS, and no assurance can be given that the IRS could not successfully challenge our qualification as a REIT.

If we qualify as a REIT, we generally will be allowed to deduct dividends paid to our stockholders, and, as a result, we generally will not be subject to U.S. federal income tax on that portion of our ordinary income and net capital gain that we currently distribute to our stockholders. We expect to make distributions to our stockholders on a regular basis as necessary to avoid material U.S. federal income tax and to comply with the REIT requirements. See “— Qualification as a REIT — Annual Distribution Requirements” below.

Notwithstanding the foregoing, even if we qualify for taxation as a REIT, we nonetheless may be subject to U.S. federal income tax in certain circumstances, including the following:

•	We will be required to pay U.S. federal income tax on our undistributed REIT taxable income, including net capital gain;

•	We may be subject to the “alternative minimum tax”;

•	We may be subject to tax at the highest corporate rate on certain income from “foreclosure property” (generally, property acquired by reason of default on a lease or indebtedness held by us);

•

We will be subject to a 100% U.S. federal income tax on net income from “prohibited transactions” (generally, certain sales or other dispositions of property, sometimes referred to as “dealer property,” held primarily for sale to customers in the ordinary course of business) unless the gain is realized in a “taxable REIT subsidiary,” or TRS, or such property has been held by us for at least two years and certain other requirements are satisfied;

•

If we fail to satisfy the 75% gross income test or the 95% gross income test (discussed below), but nonetheless maintain our qualification as a REIT pursuant to certain relief provisions, we will be subject to a 100% U.S. federal income tax on the greater of (i) the amount by which we fail the 75% gross income test or (ii) the amount by which we fail the 95% gross income test, in either case, multiplied by a fraction intended to reflect our profitability;

•

If we fail to satisfy any of the asset tests, other than a failure of the 5% or the 10% asset tests that qualifies under the De Minimis Exception, and the failure qualifies under the General Exception, as described below under “— Qualification as a REIT — Asset Tests,” then we will have to pay an excise tax equal to the greater of (i) $50,000 and (ii) an amount determined by multiplying the net income generated during a specified period by the assets that caused the failure by the highest U.S. federal income tax applicable to corporations;

•

If we fail to satisfy any REIT requirements other than the income test or asset test requirements, described below under “— Qualification as a REIT — Income Tests” and “— Qualification as a REIT — Asset Tests,” respectively, and we qualify for a reasonable cause exception, then we will have to pay a penalty equal to $50,000 for each such failure;

•	We will be subject to a 4% nondeductible excise tax if certain distribution requirements are not satisfied;

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Recordkeeping Requirements”;

•

If we dispose of an asset acquired by us from a C corporation in a transaction in which we took the C corporation’s tax basis in the asset, we may be subject to tax at the highest regular corporate rate on the appreciation inherent in such asset as of the date of acquisition by us;

•

We will be required to pay a 100% tax on any redetermined rents, redetermined deductions, and excess interest. In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our non-TRS tenants by one of our TRSs. Redetermined deductions and excess interest generally represent amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations; and

•	Income earned by our TRSs or any other subsidiaries that are C corporations will be subject to tax at regular corporate rates.

No assurance can be given that the amount of any such U.S. federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Qualification as a REIT

In General

The REIT provisions of the Code apply to a domestic corporation, trust, or association (i) that is managed by one or more trustees or directors, (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest, (iii) that properly elects to be taxed as a REIT and such election has not been terminated or revoked, (iv) that is neither a financial institution nor an insurance company, (v) that uses a calendar year for U.S. federal income tax purposes and complies with applicable recordkeeping requirements, (vi) that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs and (vii) that meets the additional requirements discussed below.

Ownership Tests

Commencing with our second REIT taxable year, (i) the beneficial ownership of our common stock must be held by 100 or more persons during at least 335 days of a 12-month taxable year (or during a proportionate part of a taxable year of less than 12 months) for each of our taxable years and (ii) during the last half of each taxable year, no more than 50% in value of our shares may be owned, directly or indirectly, by or for five or fewer individuals (the “5/50 Test”). Share ownership for purposes of the 5/50 Test is determined by applying the constructive ownership provisions of Section 544(a) of the Code, subject to certain modifications. The term “individual” for purposes of the 5/50 Test includes a private foundation, a trust providing for the payment of supplemental unemployment compensation benefits, and a portion of a trust permanently set aside or to be used exclusively for charitable purposes. A “qualified trust” described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code generally is not treated as an individual for purposes of the 5/50 Test; rather, shares held by it are treated as owned proportionately by its beneficiaries.

We believe that we will satisfy the above ownership requirements. In addition, our charter restricts ownership and transfers of our shares that would violate these requirements, although these restrictions may not be effective in all circumstances to prevent a violation. We will be deemed to have satisfied the 5/50 Test for a particular taxable year if we have complied with all the requirements for ascertaining the ownership of our outstanding shares in that taxable year and have no reason to know that we have violated the 5/50 Test.

Income Tests

In order to maintain qualification as a REIT, we must annually satisfy two gross income requirements:

(1) First, at least 75% of our gross income (excluding gross income from prohibited transactions and certain other income and gains as described below) for each taxable year must be derived, directly or indirectly, from investments relating to real property or mortgages on real property or from certain types of temporary investments (or any combination thereof). Qualifying income for the purposes of this 75% gross income test generally includes: (a) rents from real property, (b) interest on debt secured by mortgages on real property or on interests in real property, (c) dividends or other distributions on, and gain from the sale of, shares in other REITs, (d) gain from the sale of real estate assets (other than gain from prohibited transactions), (e) income and gain derived from foreclosure property, and (f) income from certain types of temporary investments; and

(2) Second, in general, at least 95% of our gross income (excluding gross income from prohibited transactions and certain other income and gains as described below) for each taxable year must be derived from the real property investments described above and from other types of dividends and interest, gain from the sale or disposition of shares or securities that are not dealer property, or any combination of the above.

For purposes of the 75% and the 95% gross income tests, we are treated as receiving our proportionate share of our operating partnership’s gross income (and our proportionate share of the income of any other partnerships, or entities taxed as partnerships, in which our operating partnership invests).

Rents we receive will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS and either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Code, or a “qualified health care property,” as defined in Section 856(e)(6)(D)(i), and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” under the applicable tax rules. Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a TRS) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

We do not intend to charge rent that is based in whole or in part on the income or profits of any person or to derive rent from related party tenants, or rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents from the real property if the treatment of any such amounts as non-qualified rent would jeopardize our status as a REIT. We also do not expect to derive impermissible tenant service income that exceeds 1% of our total income from any property if the treatment of the rents from such property as nonqualified rents could cause us to fail to qualify as a REIT.

Distributions that we receive from a TRS will be classified as dividend income to the extent of the current or accumulated earnings and profits of the TRS. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not under the 75% gross income test unless attributable to investments of certain new capital during the one-year period beginning on the date of receipt of the new capital. Dividends and gains from investments in non-REIT real estate stocks generally would be treated in the same manner as TRS dividends, which may limit our ability to invest in non-REIT real estate stocks. Any dividends received by us from a REIT and gains from sales of REIT stock will be qualifying income for purposes of both the 95% and 75% gross income tests.

Our advisor must reimburse us (or our operating partnership) for fees we or our operating partnership pay to it in any year to the extent that such fees cause our total operating expenses to exceed certain amounts. Any such reimbursements potentially could be treated as nonqualifying income for purposes of the 75% and 95% gross income tests. However, we do not expect to receive reimbursements of sufficient magnitude to jeopardize our status as a REIT even if such reimbursements are treated as nonqualifying income.

If we fail to satisfy one or both of the 75% or the 95% gross income tests, we may nevertheless qualify as a REIT for a particular year if we are entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if our failure to meet such tests is due to reasonable cause and not due to willful neglect and we file a schedule describing each item of our gross income for such year(s) in accordance with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above in “— Taxation of Our Company,” even if these relief provisions were to apply, we would be subject to U.S. federal income tax to the extent we fail to meet the 75% or 95% gross income tests or otherwise fail to distribute 100% of our net capital gain and taxable income.

Foreclosure property.     Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Debt Instruments.     We may acquire mortgage, mezzanine, bridge loans and other debt investments. Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Loans that are modified generally will have to be retested using the fair market value of the collateral real property securing the loan as of the date the modification, unless the modification does not result in a deemed exchange of the unmodified note for the modified note for tax purposes, or the mortgage loan was in default or is reasonably likely to default and the modified loan substantially reduces the risk of default, in which case no re-testing in connection with the loan modification is necessary. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. To the extent that we derive interest income from a mortgage loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower. This limitation does not apply, however, where the borrower leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had we earned the income directly.

The application of the REIT provisions of the Code to certain mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property rather than by a direct mortgage of the real property, is not entirely clear. A safe harbor in Revenue Procedure 2003-65 provides that if a mezzanine loan meets certain requirements then the interest in respect of such mezzanine loan will be treated by the IRS as qualifying mortgage interest for purposes of the 75% income test. However, to the extent that mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, such loans could adversely affect our REIT qualification if we acquired them. As such, the REIT provisions of the Code may limit our ability to acquire mortgage, mezzanine or other loans that we might otherwise desire to acquire.

We may acquire CMBS. We expect that the CMBS will be treated either as interests in a grantor trust or as interests in a REMIC for federal income tax purposes and that all interest income from our CMBS will be qualifying income for the 95% gross income test. In the case of CMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests, except that if less than 95% of the assets of the REMIC are real estate assets, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. Mortgage loans that may be held by a grantor trust or REMIC may not necessarily qualify as “real estate assets” for purposes of the REIT rules. As a result, it may be difficult, if not impossible, to determine whether income from certain CMBS investments will be qualifying 75% gross income. In addition, some securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce some non-qualifying income for the holder of the related REMIC securities.

Hedging transactions.     We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent as may be provided by future Treasury Regulations, any income from a hedging transaction which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% and 75% gross income tests, provided that the hedging transaction is entered into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to indebtedness incurred or to be incurred by us to acquire or carry real estate assets or (ii) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property which generates such income or gain). To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

Sale-Leaseback Transactions.     We may enter into sale-leaseback transactions. It is possible that the IRS could take the position that specific sale-leaseback transactions (or certain other leases) we treat as true leases are not true leases for U.S. federal income tax purposes but are, instead, financing arrangements or loans. Successful recharacterization of a sale-leaseback transaction (or any other lease) as a financing arrangement or loan could jeopardize our REIT status.

Foreign Investments.     To the extent that we hold or acquire any investments and, accordingly, pay taxes in other countries, taxes paid by us in non-U.S. jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. In addition, certain passive income earned by a non-U.S. taxable REIT subsidiary must be taken in account by us currently (whether or not distributed by the taxable REIT subsidiary) and may not be qualifying income under the 95% and 75% gross income tests.

Qualified temporary investment income.     Income derived from certain types of temporary shares and debt investments made with the proceeds of sales of our stock, not otherwise treated as qualifying income for the 75% gross income test, generally will nonetheless constitute qualifying income for purposes of the 75% gross income test for the year following the sale of such stock. More specifically, qualifying income for purposes of the 75% gross income test includes “qualified temporary investment income,” which generally means any income that is attributable to shares of stock or a debt instrument, is attributable to the temporary investment of new equity capital and certain debt capital, and is received or accrued during the one-year period beginning on the date on which the REIT receives such new capital. After the one year period following a sale of our stock, income from investments of the proceeds attributable to that sale of stock will be qualifying income for purposes of the 75% income test only if derived from one of the other qualifying sources enumerated above.

Asset Tests

At the close of each quarter of our taxable year, we must also satisfy four tests relating to the nature of our assets. First, real estate assets, cash and cash items, and government securities must represent at least 75% of the value of our total assets. Second, not more than 25% of our total assets may be represented by securities other than those in the 75% asset class. Third, of the investments that are not included in the 75% asset class and that are not securities of our TRSs, (i) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets and (ii) we may not own more than 10% by vote or by value of any one issuer’s outstanding securities. For purposes of the 10% value test, debt instruments issued by a partnership are not classified as “securities” to the extent of our interest as a partner in such partnership (based on our proportionate share of the partnership’s equity interests and certain debt securities) or if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test. For purposes of the 10% value test, the term “securities” also does not include debt securities issued by another REIT, certain “straight debt” securities (for example, qualifying debt securities of a corporation of which we own no more than a de minimis amount of equity interest), loans to individuals or estates, and accrued obligations to pay rent. Fourth, securities of our TRSs cannot represent more than 25% of our total assets. Although we intend to meet these asset tests, no assurance can be given that we will be able to do so. For purposes of these asset tests, we are treated as holding our proportionate share of our operating partnership’s assets (and our proportionate share of assets of any other partnerships or entities taxed as partnerships in which our operating partnership invests). Real estate assets for purposes of the REIT rules includes stock in other REITs, but does not include stock in non-REIT companies, which may limit our ability to invest our liquid assets in stock of non-REIT real estate companies. Also, for purposes of these asset tests, the term “real estate assets” includes any property that is not otherwise a real estate asset and that is attributable to the temporary investment of new capital, but only if such property are shares or a debt instrument, and only for the one-year period beginning on the date the REIT receives such capital.

We will monitor the status of our assets for purposes of the various asset tests and will endeavor to manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, other than the first calendar quarter, we will not lose our REIT status if one of the following exceptions applies:

•

We satisfied the asset tests at the end of the preceding calendar quarter, and the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets; or

•	We eliminate any discrepancy within 30 days after the close of the calendar quarter in which it arose.

Moreover, if we fail to satisfy the asset tests at the end of a calendar quarter during a taxable year, we will not lose our REIT status if one of the following additional exceptions applies:

•

De Minimis Exception:     The failure is due to a violation of the 5% or 10% asset tests referenced above and is “de minimis” (meaning that the failure is one that arises from our ownership of assets the total value of which does not exceed the lesser of 1% of the total value of our assets at the end of the quarter in which the failure occurred and $10 million), and we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within six months after the last day of the quarter in which our identification of the failure occurred; or

•

General Exception:     All of the following requirements are satisfied: (i) the failure is not due to a “de minimis” violation of the 5% or 10% asset tests (as defined above), (ii) the failure is due to reasonable cause and not willful neglect, (iii) we file a schedule in accordance with Treasury Regulations providing a description of each asset that caused the failure, (iv) we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within six months after the last day of the quarter in which our identification of the failure occurred, and (v) we pay an excise tax as described above in “— Taxation of Our Company.”

Debt Instruments.     Under recently issued IRS guidance, a loan may be treated as a qualifying real estate asset in an amount equal to the lesser of the fair market value of the loan or the fair market value of the real property securing the loan on the date the REIT acquired the loan. Although the recent guidance is not entirely clear, it appears that the non-qualifying portion of the mortgage loan will be equal to the portion of the loan’s fair market value on the date of acquisition that exceeds the value of the associated real property that is security for that loan.

Mezzanine loans that comply with the safe harbor set forth in Revenue Procedure 2003-65 described above will be treated as qualifying real estate assets for purposes of the REIT asset tests. To the extent we acquire mezzanine loans that do not comply with this safe harbor, all or a portion of such mezzanine loans may not qualify as real estate assets and our REIT status may be adversely affected. As such, the REIT provisions of the Code may limit our ability to acquire mezzanine loans that we might otherwise desire to acquire.

We expect that any CMBS that we acquire will be treated either as interests in grantor trusts or as interests in REMICs for federal income tax purposes. In the case of CMBS treated as interests in grantor trusts, we would be treated as owning our proportionate interest in the mortgage loans held by the grantor trust, all or a portion of which may qualify as real estate assets to the extent that they are secured by real property as discussed above. In the case of CMBS that is treated as an interest in a REMIC, the CMBS will generally qualify as a real estate asset, except that if less than 95% of the assets of the REMIC are real estate assets, then only a proportionate part of our interest in the REMIC will qualify as a real estate asset for REIT qualification purposes. Mortgage loans that may be held by a REMIC or grantor trust may not necessarily qualify as “real estate assets” for purposes of the REIT rules. As a result, it may be difficult, if not impossible, to determine whether our CMBS investments will be qualifying real estate assets.

Annual Distribution Requirements

In order to qualify as a REIT, we must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (A) the sum of (i) 90% of our REIT taxable income, determined without regard to the dividends paid deduction and by excluding any net capital gain, and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. We generally must pay such distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration.

To the extent that we do not distribute all of our net capital gain and taxable income, we will be subject to U.S. federal, state and local tax on the undistributed amount at regular corporate income tax rates. Furthermore, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT taxable income (subject to certain adjustments) for such year, (ii) 95% of our capital gain net income for such year, and (iii) 100% of any corresponding undistributed amounts from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year that may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

In addition, dividends we pay must not be preferential. If a dividend is preferential, it will not qualify for the dividends paid deduction. To avoid paying preferential dividends, we must treat every stockholder of the class of shares with respect to which we make a distribution the same as every other stockholder of that class, and we must not treat any class of shares other than according to its dividend rights as a class. Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends. Preferential dividends potentially include “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of our shares if there is more than one, and will seek to avoid dividend equivalent redemptions. (See “— Taxation of U.S. Stockholders — Redemptions of Common Stock” below for a discussion of when redemptions are dividend equivalent and measures we intend to take to avoid them.) Under IRS rulings, we could be deemed to pay preferential dividends if we permitted stockholders to purchase shares under our distribution reinvestment plan at a price of less than 95% of the then fair market value of our stock. Because the purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to our NAV per share on the applicable distribution date, with no discount, we do not believe our distribution reinvestment plan could give rise to preferential dividends. However, if the IRS successfully challenged our valuations, so that we were deemed to have offered a discount in excess of five percent, all or a portion of our dividends in the relevant years could be deemed preferential.

We may retain and pay income tax on net long-term capital gains we received during the tax year. To the extent we so elect, (i) each stockholder must include in its income (as long-term capital gain) its proportionate share of our undistributed long-term capital gains, (ii) each stockholder is deemed to have paid, and receives a credit for, its proportionate share of the tax paid by us on the undistributed long-term capital gains, and (iii) each stockholder’s basis in its shares of our common stock is increased by the included amount of the undistributed long-term capital gains less their share of the tax paid by us.

To qualify as a REIT, we may not have, at the end of any taxable year, any undistributed earnings and profits accumulated in any non-REIT taxable year. In the event we accumulate any non-REIT earnings and profits, we intend to distribute our non-REIT earnings and profits before the end of our first REIT taxable year to comply with this requirement.

Failure to Qualify

If we fail to qualify as a REIT and such failure is not an asset test or income test failure subject to the cure provisions described above, or the result of preferential dividends, we generally will be eligible for a relief provision if the failure is due to reasonable cause and not willful neglect and we pay a penalty of $50,000 with respect to such failure.

If we fail to qualify for taxation as a REIT in any taxable year and no relief provisions apply, we generally will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us nor will they be required to be made. In such event, to the extent of our current or accumulated earnings and profits, all distributions to our stockholders will be taxable as dividend income. Subject to certain limitations in the Code, corporate stockholders may be eligible for the dividends received deduction, and individual, trust and estate stockholders may be eligible to treat the dividends received from us as qualified dividend income taxable as net capital gains, under the provisions of Section 1(h)(11) of the Code, which unless extended will expire at the end of 2012. Unless entitled to relief under specific statutory provisions, we also will be ineligible to elect to be taxed as a REIT again prior to the fifth taxable year following the first year in which we failed to qualify as a REIT under the Code.

Our qualification as a REIT for U.S. federal income tax purposes will depend on our continuing to meet the various requirements summarized above governing the ownership of our outstanding shares, the nature of our assets, the sources of our income, and the amount of our distributions to our stockholders. Although we intend to operate in a manner that will enable us to comply with such requirements, there can be no certainty that such intention will be realized. In addition, because the relevant laws may change, compliance with one or more of the REIT requirements may become impossible or impracticable for us.

Prohibited Transactions Tax

Any gain realized by us on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership and taking into account any related foreign currency gains or losses, will be treated as income from a “prohibited transaction” that is subject to a 100% penalty tax. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends upon all the facts and circumstances with respect to the particular transaction. However, the Code provides a safe harbor pursuant to which sales of properties held for at least two years and meeting certain other requirements will not give rise to prohibited transaction income.

We currently intend to hold properties for investment and to make sales of properties consistent with our investment objectives. However, we may make sales that do not satisfy the “safe harbor” requirements described above and there can be no assurance that the IRS will not contend that one or more of these sales are subject to the 100% penalty tax. The 100% tax will not apply to gains from the sale of property realized through a TRS or other taxable corporation, although such income will be subject to tax at regular corporate income tax rates.

Recordkeeping Requirements

To avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding shares. We intend to comply with these requirements.

Qualified REIT Subsidiaries and Disregarded Entities

If we own a corporate subsidiary that is a “qualified REIT subsidiary,” or QRS, or if we own 100% of the membership interests in a limited liability company or other unincorporated entity that does not elect to be treated as a corporation for U.S. federal income tax purposes, the separate existence of the QRS, limited liability company or other unincorporated entity generally will be disregarded for federal income tax purposes. Generally, a QRS is a corporation, other than a TRS, all of the shares of which is owned by a REIT or by other disregarded subsidiaries of the REIT. A limited liability company or other unincorporated entity 100% owned by a single member that does not elect to be treated as a corporation for U.S. federal income tax purposes (or, in the case of certain foreign entities, such an entity that affirmatively elects not to be treated as a corporation) generally is disregarded as an entity separate from its owner for federal income tax purposes. All assets, liabilities, and items of income, deduction, and credit of the QRS or disregarded entity will be treated as assets, liabilities, and items of income, deduction, and credit of its owner. If we own a QRS or a disregarded entity, neither will be subject to U.S. federal corporate income taxation, although such entities may be subject to state and local taxation in some states or foreign taxes if they do business or own property outside the United States.

Taxation of the Operating Partnership and Subsidiary Partnerships

We expect to hold investments through entities that will be classified as partnerships for U.S. federal income tax purposes, including our operating partnership. Under the Code, a partnership is not subject to U.S. federal income tax, but is required to file a partnership tax return each year. In general, the character of each partner’s share of each item of income, gain, loss, deduction, credit, and tax preference is determined at the partnership level. Each partner is then allocated a distributive share of such items in accordance with the partnership agreement and is required to take such items into account in determining the partner’s income. Each partner includes such amount in income for any taxable year of the partnership ending within or with the taxable year of the partner, without regard to whether the partner has received or will receive any cash distributions from the partnership. Cash distributions, if any, from a partnership to a partner generally are not taxable unless and to the extent they exceed the partner’s basis in its partnership interest immediately before the distribution. Any amounts in excess of such tax basis will generally be treated as a sale of such partner’s interest in the partnership.

A REIT that is a partner in a partnership will be deemed to own its proportionate share of the assets of the partnership (other than for purposes of the 10% value test, for which the determination of our interest in partnership assets will be based on our proportionate interest in any securities issued by the partnership excluding, for these purposes, certain excluded securities as described in the Code) and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs. Thus, Cole Real Estate Income Strategy (Daily NAV), Inc.’s proportionate share of the assets and items of income of the operating partnership, including the operating partnership’s share of the assets and liabilities and items of income with respect to any partnership in which it holds an interest, will generally be treated as Cole Real Estate Income Strategy (Daily NAV), Inc.’s assets and liabilities and its items of income for purposes of applying the REIT asset and income tests. We control, and intend to continue to control, our operating partnership and intend to operate it consistently with the requirements for our qualification as a REIT.

The partnership agreement of our operating partnership generally provides that items of operating income and loss will be allocated to the holders of operating partnership units in proportion to the number of units held by each such holder. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value, or book value, of the contributed property and the adjusted tax basis of such property at the time of the contribution. Such allocations are solely for U.S. federal income tax purposes and do not affect partnership capital accounts or other economic or legal arrangements among the partners. To the extent that any of our subsidiary partnerships, including our operating partnership, acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Similar rules apply to unrealized gain and loss in our operating partnership’s assets when the operating partnership issues new interests or redeems interests, so that the tax items attributable to such unrealized gain or loss are shared based on the partners’ percentage interests in the operating partnership prior to the issuance or redemption of the partnership interests.

We may use our operating partnership to acquire properties in exchange for operating partnership units after the offering in order to permit the sellers of such properties to defer recognition of their tax gain. In such a transaction, our initial tax basis in the properties acquired generally will be less than the purchase price of the properties. Consequently, our depreciation deductions for such properties may be less, and our tax gain on a sale of such properties may be more, than the deductions or gain, respectively, that we would have if we acquired these properties in taxable transactions.

Any gain realized by the operating partnership on the sale of property held by it for more than one year generally will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture.

The discussion above assumes that our operating partnership and any other subsidiary partnerships will be treated as “partnerships” for U.S. federal income tax purposes. Generally, a domestic unincorporated entity such as our operating partnership with two or more partners is treated as a partnership for U.S. federal income tax purposes unless it affirmatively elects to be treated as a corporation. However, certain “publicly traded partnerships” are treated as corporations for U.S. federal income tax purposes. Pursuant to Section 7704 of the Code, a partnership that does not elect to be treated as a corporation nevertheless will be treated as a corporation for U.S. federal income tax purposes if it is a “publicly traded partnership” and it does not derive at least 90% of its gross income from certain specified sources of “qualifying income” within the meaning of that provision. A “publicly traded partnership” is any partnership (i) the interests in which are traded on an established securities market or (ii) the interests in which are readily tradable on a “secondary market or the substantial equivalent thereof.” Although operating partnership units will not be traded on an established securities market, the ability to redeem partnership interests on a daily basis could give rise to a secondary market for this purpose. However, under the relevant Treasury Regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified “safe harbors,” which are based on the specific facts and circumstances relating to the partnership. For example, interests in a partnership are not readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the taxable year of the partnership. If our operating partnership or another subsidiary partnership were a publicly traded partnership, it would be taxed as a corporation unless at least 90% of its gross income consists of “qualifying income” under Section 7704 of the Code. Qualifying income is generally real property rents and other types of passive income, and the income requirements applicable to us to qualify as a REIT under the Code and the definition of qualifying income under the publicly traded partnership rules are very similar (but not identical). We expect that our operating partnership and any other subsidiary partnership will satisfy at least one of the above-mentioned safe harbors, and/or comply with the qualifying income exception, so as to avoid being taxed as a corporation under these rules. However, treatment of the operating partnership or other subsidiary partnership as a corporation could prevent us from qualifying as a REIT.

Taxable Income from Debt Instruments without Cash Payments

Investments in debt instruments may require recognition of taxable income prior to receipt of cash from our investments and may cause portions of gain to be treated as ordinary income. For example, we may purchase debt instruments at a discount from face value. To the extent we purchase any instruments at a discount in connection with their original issuances, the discount will be “original issue discount” if it exceeds certain de minimis amounts, which must be accrued on a constant yield method even though we may not receive the corresponding cash payment until maturity. To the extent debt instruments are purchased by us at a discount after their original issuances, the discount may represent “market discount.” Unlike original issue discount, market discount is not required to be included in income on a constant yield method. However, if we sell a debt instrument with market discount, we will be required to treat gain up to an amount equal to the market discount that has accrued while we held the debt instrument as ordinary income. Additionally, any principal payments we receive in respect of our debt instruments must be treated as ordinary income to the extent of any accrued market discount. If we ultimately collect less on a debt instrument than our purchase price and any original issue discount or accrued market discount that we have included in income, there may be limitations on our ability to use any losses resulting from that debt instrument. We may acquire distressed debt instruments that are subsequently modified by agreement with the borrower. Under applicable Treasury Regulations, these modifications may be treated as a taxable event in which we exchange the old debt instrument for a new debt instrument, the value of which may be treated as equal to the face amount of the new debt instrument. Because distressed debt instruments are typically acquired at a substantial discount from face value, the difference between our amount realized and our tax basis in the old note may be significant, resulting in significant income without any corresponding receipt of cash. Such a modification also may require us to retest the status of the modified loan for purposes of determining whether the loan is properly treated as debt for U.S. federal income tax purposes. Similarly, if we acquire a distressed debt instrument and subsequently foreclose, we could have taxable income to the extent that the fair market value of the property we receive exceeds our tax basis in the debt instrument. Such a scenario could also result in significant taxable income without any receipt of cash. In the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income.

Investments in TRSs

We may form one or more subsidiaries intended to be treated as TRSs for federal income tax purposes. A TRS of ours is a corporation in which we directly or indirectly own shares and that jointly elects with us to be treated as a TRS under Section 856(l) of the Code. In addition, if one of our TRSs owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a TRS of ours. A domestic TRS (or a foreign TRS with income from a U.S. business) pays U.S. federal, state, and local income taxes at the full applicable corporate rates on its taxable income prior to payment of any dividends. A TRS owning property outside of the U.S. may pay foreign taxes. The taxes owed by a TRS could be substantial. To the extent that our TRSs are required to pay U.S. federal, state, local, or foreign taxes, the cash available for distribution by us will be reduced accordingly.

A TRS is permitted to engage in certain kinds of activities that cannot be performed directly by us without jeopardizing our qualification as a REIT. Certain payments made by any of our TRSs to us may not be deductible by the TRS (which could materially increase the TRS’s taxable income), and certain direct or indirect payments made by any of our TRSs to us may be subject to prohibited transaction taxes. In addition, we will be subject to a 100% tax on the amounts of any rents from real property, deductions, or excess interest received from a TRS that would be reduced through reapportionment under Section 482 of the Code in order to more clearly reflect the income of the TRS.

Taxation of U.S. Stockholders

The term “U.S. stockholder” means an investor that, for U.S. federal income tax purposes, is (i) a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation that is created or organized in or under the laws of the United States, any of its states or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust, (a) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under the applicable Treasury Regulations to be treated as a U.S. person under the Code.

In addition, as used herein, the term U.S. stockholder does not include any entity that is subject to special treatment under the Code, such as (i) insurance companies; (ii) tax-exempt organizations (except to the limited extent discussed below); (iii) financial institutions or broker-dealers; (iv) non-U.S. individuals and foreign corporations (except to the limited extent discussed below); (v) U.S. expatriates; (vi) persons who mark-to-market our shares; (vii) subchapter S corporations; (viii) U.S. stockholders whose functional currency is not the U.S. dollar; (ix) regulated investment companies; (x) holders who receive our common stock through the exercise of employee share options or otherwise as compensation; (xi) persons holding shares of our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment; (xii) persons subject to the alternative minimum tax provisions of the Code; (xiii) persons holding our common stock through a partnership or similar pass-through entity; and (xiv) persons holding a 10% or more (by vote or value) beneficial interest in our common stock. If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you are urged to consult your tax advisor regarding the consequences of the ownership and disposition of shares of our common stock by the partnership. This summary assumes that stockholders hold our common stock as capital assets for U.S. federal income tax purposes, which generally means property held for investment.

Distributions

Distributions by us, other than capital gain dividends, will constitute ordinary dividends to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. In general, these dividends will be taxable as ordinary income and will not be eligible for the dividends-received deduction for corporate stockholders. Our ordinary dividends generally will not qualify as “qualified dividend income” taxed as net capital gain for U.S. stockholders that are individuals, trusts, or estates. However, distributions to U.S. stockholders that are individuals, trusts, or estates generally will constitute qualified dividend income taxed as net capital gains to the extent the U.S. stockholder satisfies certain holding period requirements and to the extent the dividends are attributable to (i) qualified dividend income we receive from other corporations, including our TRSs, and (ii) dividends paid from our undistributed earnings or from built-in gains taxed at the corporate level during the immediately preceding year and provided we properly designate the distributions as such. We do not anticipate distributing a significant amount of qualified dividend income.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits (a “return of capital distribution”), the distribution will be treated first as a tax-free return of capital, reducing the tax basis in a U.S. stockholder’s shares. To the extent a return of capital distribution exceeds a U.S. stockholder’s tax basis in its shares, the distribution will be taxable as capital gain realized from the sale of such shares.

Dividends declared by us in October, November or December and payable to a stockholder of record on a specified date in any such month shall be treated both as paid by us and as received by the stockholder on December 31 of the year, provided that the dividend is actually paid by us during January of the following calendar year.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution up to the amount required to be distributed in order to avoid imposition of the 4% excise tax generally applicable to REITs if certain distribution requirements are not met. Moreover, any deficiency dividend will be treated as an ordinary or a capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat certain distributions as taxable dividends that would otherwise result in a tax-free return of capital.

Distributions that are properly designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its shares. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, U.S. stockholders may be required to treat a portion of any capital gain dividend as “unrecaptured Section 1250 gain,” taxable at a maximum rate of 25%, if we incur such gain. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

The REIT provisions of the Code do not require us to distribute our long-term capital gain, and we may elect to retain and pay income tax on our net long-term capital gains received during the taxable year. If we so elect for a taxable year, our stockholders would include in income as long-term capital gains their proportionate share of retained net long-term capital gains for the taxable year as we may designate. A U.S. stockholder would be deemed to have paid its share of the tax paid by us on such undistributed capital gains, which would be credited or refunded to the stockholder. The U.S. stockholder’s basis in its shares would be increased by the amount of undistributed long-term capital gains (less the capital gains tax paid by us) included in the U.S. stockholder’s long-term capital gains.

We are not precluded from making taxable stock distributions. Any such distribution would be taxed in the same manner as a distribution of cash equal to the fair market value of the stock distributed. As a result, U.S. stockholders would be required to satisfy any tax liability attributable to such stock distributions from other sources.

Passive Activity Loss and Investment Interest Limitations

Our distributions and gain from the disposition of our shares will not be treated as passive activity income and, therefore, U.S. stockholders will not be able to apply any “passive losses” against such income. With respect to non-corporate U.S. stockholders, our dividends (to the extent they do not constitute a return of capital) that are taxed at ordinary income rates will generally be treated as investment income for purposes of the investment interest limitation; however, net capital gain from the disposition of our shares (or distributions treated as such), capital gain dividends, and dividends taxed at net capital gains rates generally will be excluded from investment income except to the extent the U.S. stockholder elects to treat such amounts as ordinary income for U.S. federal income tax purposes. U.S. stockholders may not include in their own U.S. federal income tax returns any of our net operating or net capital losses.

Sale or Disposition of Common Stock

In general, any gain or loss realized upon a taxable disposition of shares of our common stock by a stockholder that is not a dealer in securities will be a long-term capital gain or loss if the shares have been held for more than one year and otherwise as a short-term capital gain or loss. However, any loss upon a sale or exchange of the shares by a U.S. stockholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of undistributed capital gains or our distributions received by the U.S. stockholder from the Company, each as required to be treated by such stockholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of shares of our common stock may be disallowed if other shares of our common stock are purchased within 30 days before or after the disposition.

Redemptions of Common Stock

A redemption of shares will be treated under Section 302 of the Code as a taxable distribution unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale or exchange of the redeemed shares. A redemption that is not treated as a sale or exchange will be taxed in the same manner as regular distributions (e.g., ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend), and a redemption treated as a sale or exchange will be taxed in the same manner as other taxable sales discussed above.

The redemption will be treated as a sale or exchange if it (i) is “substantially disproportionate” with respect to the stockholder, (ii) results in a “complete termination” of the stockholder’s stock interest in the Company, or (iii) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular redemption will depend upon the facts and circumstances as of the time the determination is made, prospective stockholders are advised to consult their own tax advisers to determine such tax treatment.

If a redemption of shares is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of the property received by the redeeming stockholder. In addition, although guidance is sparse, the IRS could take the position that stockholders who do not participate in any redemption treated as a dividend should be treated as receiving a constructive stock distribution taxable as a dividend in the amount of the increased percentage ownership in the Company as a result of the redemption, even though such stockholder did not actually receive cash or other property as a result of such redemption. The amount of any such constructive dividend would be added to the nonredeeming stockholder’s basis in his shares. It also is possible that under certain technical rules relating to the deduction for dividends paid, the IRS could take the position that redemptions taxed as dividends impair the Company’s ability to satisfy its distribution requirements under the Code. To avoid certain issues related to our ability to comply with the REIT distribution requirements (see “— Qualification as a REIT — Annual Distribution Requirements”), we have implemented procedures designed to track our stockholders’ percentage interests in our common stock and identify any such dividend equivalent redemptions, and we will decline to effect a redemption to the extent that we believe that it would constitute a dividend equivalent redemption. However, we cannot assure you that we will be successful in preventing all dividend equivalent redemptions.

Medicare Tax on Unearned Income

Recently enacted legislation requires certain U.S. stockholders that are individuals, estates or certain trusts to pay an additional 3.8% tax on, among other things, dividends on and capital gains from (and in the case of estates and certain trusts, undistributed dividends and capital gains) the sale or other disposition of shares exceeding a certain threshold for taxable years beginning after December 31, 2012. U.S. stockholders that are individuals, estates or certain trusts should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock.

Taxation of U.S. Tax-Exempt Stockholders

In General

In general, a tax-exempt organization is exempt from U.S. federal income tax on its income, except to the extent of its “unrelated business taxable income” or UBTI, which is defined by the Code as the gross income derived from any trade or business which is regularly carried on by a tax-exempt entity and unrelated to its exempt purposes, less any directly connected deductions and subject to certain modifications. For this purpose, the Code generally excludes from UBTI any gain or loss from the sale or other disposition of property (other than stock in trade or property held primarily for sale in the ordinary course of a trade or business), dividends, interest, rents from real property, and certain other items. However, a portion of any such gains, dividends, interest, rents, and other items generally is UBTI to the extent derived from debt-financed property, based on the amount of “acquisition indebtedness” with respect to such debt-financed property. Before making an investment in shares of our common stock, a tax-exempt stockholder should consult its tax advisors with regard to UBTI and the suitability of the investment in our shares.

Distributions we make to a tax-exempt employee pension trust or other domestic tax-exempt stockholder or gains from the disposition of our shares held as capital assets generally will not constitute UBTI unless the exempt organization’s shares are debt-financed property (e.g., the stockholder has borrowed to acquire or carry its shares). However, if we are a “pension-held REIT,” this general rule will not apply to distributions to certain pension trusts that are qualified trusts (as defined above) and that hold more than 10% (by value) of our shares. We will be treated as a “pension-held REIT” if (i) treating qualified trusts as individuals would cause us to fail the 5/50 Test (as defined above) and (ii) we are “predominantly held” by qualified trusts. We will be “predominantly held” by qualified trusts if either (i) a single qualified trust holds more than 25% by value of our shares or (ii) one or more qualified trusts, each owning more than 10% by value of our shares, hold in the aggregate more than 50% by value of our shares. In the event we are a pension-held REIT, the percentage of any dividend received from us treated as UBTI would be equal to the ratio of (a) the gross UBTI (less certain associated expenses) earned by us (treating us as if we were a qualified trust and, therefore, subject to tax on

UBTI) to (b) our total gross income (less certain associated expenses). A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year; in that case, no dividends are treated as UBTI. We cannot assure you that we will not be treated as a pension-held REIT. Before making an investment in shares of our common stock, a tax-exempt stockholder should consult its tax advisors with regard to UBTI and the suitability of the investment in our shares.

Special Issues

Social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Section 501(c) of the Code are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

Taxation of Non-U.S. Stockholders

The following is a summary of certain federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders. For purposes of this summary, a non-U.S. stockholder is a beneficial owner of our common stock that is not a U.S. stockholder, is not subject to special treatment under the Code and is either a foreign corporation or a nonresident alien individual for federal income tax purposes. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of federal income taxation.

Ordinary Dividends.     The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder generally will be treated as ordinary income and will be subject to withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, lower withholding rates do not apply to dividends from REITs.

In cases where the dividend income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax (or a lower rate of tax under the applicable income tax treaty) on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder (including any portion of any dividend that is payable in our stock) that is neither a capital gain dividend nor a distribution that is attributable to gain from the sale or exchange of “United States real property interests” under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, rules described below under “— Dispositions and Redemptions of Common Stock” unless either (i) a lower treaty rate applies and the non-U.S. stockholder files with us any required IRS Form W-8 (for example, an IRS Form W-8BEN) evidencing eligibility for that reduced rate or (ii) the non-U.S. stockholder files with us an IRS Form W-8ECI claiming that the distribution is effectively connected income. The balance of this discussion assumes that dividends that we distribute to non-U.S. stockholders and gains non-U.S. stockholders recognize with respect to our shares are not effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business unless deemed to be effectively connected under FIRPTA as described below under “— Dispositions and Redemptions of Common Stock.”

Non-Dividend Distributions.     Distributions by us to non-U.S. stockholders that are not attributable to gains from sales or exchanges of U.S. real property interests and that exceed our earnings and profits will be a non-taxable return of the non-U.S. stockholder’s basis in its shares and, to the extent in excess of the non-U.S. stockholder’s basis, gain from the disposition of such shares, the tax treatment of which is described below. We are required to withhold tax at a 10% rate from distributions to non-U.S. stockholders that are not out of our earnings and profits. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, we will withhold at the rate applicable to dividends. A non-U.S. stockholder, however, may seek a refund from the IRS of any amounts withheld that exceed the non-U.S. stockholder’s substantive federal income tax liability.

Capital Gain Dividends.     Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of U.S. real property interests held by us directly or through pass-through subsidiaries, must be reported in U.S. federal income tax returns filed by, and are treated as effectively connected with a U.S. trade or business of, the non-U.S. stockholder. Such gains are subject to federal income tax at the rates applicable to U.S. stockholders and, in the case of a non-U.S. corporate stockholder a 30% branch profits tax (or a lower rate of tax under the applicable income tax treaty). We are required to withhold tax at a 35% rate from distributions that are attributable to gains from the sale or exchange of U.S. real property interests.

If any class of our shares were to become regularly traded on an established securities market located in the U.S., capital gain dividends distributed to a non-U.S. stockholder who did not own more than 5% of such class of shares at any time during the one-year period ending on the date of the distribution would be recharacterized as ordinary dividends subject to the rules discussed above under “— Ordinary Dividends.” Non-U.S. stockholders should be aware that we do not expect our common stock to be regularly traded on an established securities market at any time.

Capital gain dividends that are not attributable to sales or exchanges of U.S. real property interests (e.g., that are attributable to sales of mortgages, other than shared appreciation mortgage loans), generally are not subject to federal income unless (i) such distribution is effectively connected with a U.S. trade or business of the non-U.S. stockholder and, if certain treaties apply, is attributable to a U.S. permanent establishment of the non-U.S. stockholder, in which case the non-U.S. stockholder will be subject to net-basis U.S. federal income tax on the dividend as if the non-U.S. stockholder were a U.S. stockholder, or (ii) such non-U.S. stockholder was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. in which case a 30% withholding tax would apply to the dividend.

However, notwithstanding that such dividends should only be subject to U.S. federal income taxation in those two instances, existing Treasury Regulations might be construed to require us to withhold on such dividends in the same manner as capital gain dividends that are attributable to gain from the disposition of U.S. real property interests, generally at the rate of 35% of the dividend (although any amounts we withhold would be creditable against the non-U.S. stockholder’s U.S. federal income tax liability).

Dispositions and Redemptions of Common Stock.     Unless shares of our common stock constitute a U.S. real property interest or the distribution is attributable to gain from our sale of a U.S. real property interest (as discussed below), a sale of the shares or a redemption of the shares that is treated as a sale or exchange by a non-U.S. stockholder generally will not be subject to federal income taxation under FIRPTA. A redemption that is not treated as a sale or exchange will be taxed in the same manner as regular distributions under the rules described above. See “— Taxation of U.S. Stockholders — Redemptions of Common Stock” for a discussion of when a redemption will be treated as a sale or exchange and related matters.

Our common stock will not constitute a U.S. real property interest if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its outstanding shares are held directly or indirectly by non-U.S. stockholders. Because our shares may be purchased or redeemed daily, no assurance can be given that we will be, or that if we are will remain, a domestically controlled qualified investment entity.

In the event that we do not constitute a domestically controlled qualified investment entity, a non-U.S. stockholder’s sale of our common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a U.S. real property interest, provided that (1) shares of our common stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and (2) the selling non-U.S.

stockholder owned, actually or constructively, 5% or less of our outstanding common stock at all times during a specified testing period. As previously noted, however, we do not expect any of our shares to be regularly traded on an established securities market.

In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our shares, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a U.S. real property interest if the non-U.S. stockholder (1) disposes of an interest in our shares during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from sale or exchange of a U.S. real property interest and (2) acquires, enters into a contract or option to acquire, or is deemed to acquire, other shares of our common stock within 30 days after such ex-dividend date. The foregoing rules do not apply to a transaction if the 5% regularly traded test described above is satisfied with respect to the non-U.S. stockholder. As previously noted, however, we do not expect shares of our common stock to be regularly traded on an established securities market at any time and, therefore, we do not expect the exception for non-U.S. stockholders that satisfy the 5% regularly traded test to apply.

A redemption of shares generally will be taxable under FIRPTA to the extent the distribution in the redemption of the shares is attributable to gains from our dispositions of U.S. real property interests. To the extent the distribution is not attributable to gains from our dispositions of U.S. real property interests, the excess of the amount of money and fair market value of property received in the redemption over the non-U.S. stockholder’s basis in the redeemed shares will be taxable if we are not a domestically controlled REIT. The IRS has recently confirmed that redemption payments may be attributable to gains from dispositions of U.S. real property interests (except when the 5% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a redemption payment is a distribution that is attributable to gains from our dispositions of U.S. real property interests. Due to the uncertainty, we may withhold at the 35% rate from all or a portion of redemption payments to non-U.S. stockholders. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. stockholder’s U.S. federal income tax liability, the non-U.S. stockholder may file a U.S. federal income tax return and claim a refund.

If gain on the sale of shares of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser of the shares could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of shares of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. stockholder if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S.; the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Information Reporting Requirements and Backup Withholding Tax

We will report to our U.S. stockholders and to the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding at the current rate of 28% with respect to distributions paid, unless such stockholder (i) is a corporation or other exempt entity and, when required, proves its status or (ii) certifies under penalties of perjury that the taxpayer identification number the stockholder has furnished to us is correct and the stockholder is not subject to backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS.

We will also report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to back-up withholding unless applicable certification requirements are met.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

Recent Changes in U.S. Federal Income Tax Withholding

Recently enacted U.S. federal income tax legislation imposes withholding taxes on certain types of payments made after December 31, 2012, to foreign financial institutions and certain other non-U.S. entities. The withholding tax of 30% would apply to dividends and the gross proceeds of a disposition of our shares paid to certain foreign entities unless various information reporting requirements are satisfied. For these purposes, a foreign financial institution generally is defined as any non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) as a substantial portion of its business, holds financial assets for the account of others, or (iii) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, or any interest in such assets. Prospective investors are encouraged to consult their tax advisors regarding the implications of this legislation on their investment in our shares, as well as the status of any related federal regulations. However, in Notice 2011-53 the IRS announced a delay in the implementation of certain provisions of the legislation. Under Notice 2011-53, the legislation will be phased in as follows: (i) the IRS will begin to accept applications for foreign financial institution agreements no later than January 1, 2013, (ii) a foreign financial institution must enter into such an agreement by June 30, 2013 to avoid withholding tax after December 31, 2013, (iii) withholding on certain U.S. source periodical income (including dividends paid in respect of our stock) begins after December 31, 2013, and (iv) withholding on all other withholdable payments (including gross proceeds from the sale of our stock) begins after December 31, 2014.

Sunset of Reduced Tax Rate Provisions

Several of the tax considerations described herein are subject to a sunset provision. The sunset provisions generally provide that for taxable years beginning after December 31, 2012, certain provisions that are currently in the Code will revert back to a prior version of those provisions. These provisions include provisions related to the reduced maximum U.S. federal income tax rate for long-term capital gains of 15% (rather than 20%) for taxpayers taxed at individual rates, the application of the 15% U.S. federal income tax rate for qualified dividend income, backup withholding rates, and certain other tax rate provisions described herein. The impact of this reversion generally is not discussed herein. Consequently, prospective stockholders are urged to consult their tax advisors regarding the effect of sunset provisions on an investment in our common stock.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the U.S. federal tax laws and interpretations of federal tax laws could adversely affect an investment in our common stock.

State, Local and Foreign Tax

We may be subject to state, local and foreign tax in states, localities and foreign countries in which we do business or own property. The tax treatment applicable to us and our stockholders in such jurisdictions may differ from the U.S. federal income tax treatment described above.

ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor (the “DOL”) under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA (“ERISA Plans”) and their legal advisors. In particular, a fiduciary of an ERISA Plan should consider whether an investment in shares of our common stock (or, in the case of a participant-directed defined contribution plan (a “Participant-Directed Plan”), making shares of our common stock available for investment under the Participant-Directed Plan) satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interests of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan’s investment policies and governing instruments and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA.

In determining whether an investment in shares of our common stock (or making our shares available as an investment option under a Participant-Directed Plan) is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of shares of our common stock, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan (or the participant account in a Participant-Directed Plan), and whether the investment is reasonably designed, as part of the ERISA Plan’s portfolio, to further the ERISA Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. It should be noted that we will invest our assets in accordance with the investment objectives and guidelines described herein, and that neither our advisor nor any of its affiliates, nor our board of directors, has any responsibility for developing any overall investment strategy for any ERISA Plan (or the participant account in a Participant-Directed Plan) or for advising any ERISA Plan (or participant in a Participant-Directed Plan) as to the advisability or prudence of an investment in us. Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan (or participant in a Participant-Directed Plan) to consider whether an investment in shares of our common stock by the ERISA Plan (or making such shares available for investment under a Participant-Directed Plan in which event it is the obligation of the participant to consider whether an investment in shares of our common stock is advisable), when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification and other applicable requirements of ERISA.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts (“IRAs”) and non-ERISA Keogh plans (collectively with ERISA Plans, “Plans”), and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of the Code) having certain relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded. In addition, a fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies.

A Plan that proposes to invest in shares of our common stock (or to make our shares available for investment under a Participant-Directed Plan) may already maintain a relationship with our advisor or one or more of its affiliates, as a result of which our advisor or such affiliate may be a “party in interest” under ERISA or a “disqualified person” under the Code, with respect to such Plan (e.g., if our advisor or such affiliate provides investment management, investment advisory or other services to that Plan). ERISA (and the Code) prohibits plan assets from being used for the benefit of a party in interest (or disqualified person). This prohibition is not triggered by “incidental” benefits to a party in interest (or disqualified person) that result from a transaction involving the Plan that is motivated solely by the interests of the Plan. ERISA (and the Code) also prohibits a fiduciary from using its position to cause the Plan to make an investment from which the fiduciary, its affiliates or certain parties in which it has an interest would receive a fee or other consideration or benefit. In this circumstance, Plans that propose to invest in shares of our common stock should consult with their counsel to determine whether an investment in shares of our common stock would result in a transaction that is prohibited by ERISA or the Code.

If our assets were considered to be assets of a Plan (referred to herein as “Plan Assets”), our management might be deemed to be fiduciaries of the investing Plan. In this event, the operation of the company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and/or the prohibited transaction rules of the Code.

Neither ERISA nor the Code contains a definition of Plan Assets. The DOL has promulgated a final regulation under ERISA, 29 C.F.R. § 2510.3-101 (as amended by Section 3(42) of ERISA, the “Plan Assets Regulation”), that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975.

Under the Plan Assets Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

•	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant.

The shares we are offering will not be issued by a registered investment company. In addition, the Plan Assets Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by “benefit plan investors.” The term “benefit plan investors” is defined for this purpose under ERISA Section 3(42), and in calculating the value of a class of equity interests, the value of any equity interests held by our Advisor or any of its affiliates must be excluded. We anticipate that we will not qualify for this exception since we expect to have equity participation by “benefit plan investors” in excess of 25%, which would be deemed to be significant, as defined above. As a result, and because we are not a registered investment company, we do not anticipate that we will qualify for the exception for investments in which equity participation by benefit plan investors is not significant nor for the exception for investments in securities issued by a registered investment company.

As noted above, the Plan Assets Regulation provides an exception with respect to securities issued by an “operating company,” which includes a “venture capital operating company” (a “VCOC”) and a “real estate operating company” (a “REOC”). Under the Plan Assets Regulation, an entity will qualify as a VCOC if (a) on certain specified testing dates, at least 50% of the entity’s assets, valued at cost, are invested in “venture capital investments,” which are investments in operating companies (other than VCOCs). With respect to which the entity has or obtains direct contractual rights to substantially participate in the management of such operating company and (b) the entity in the ordinary course of its business actually exercises such management rights. Under the Plan Assets Regulation, an entity will constitute a REOC if (i) on certain specified testing dates, at least 50% of the entity’s assets, valued at cost, are invested in real estate that is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development of the real estate and (ii) the entity in the ordinary course of its business is engaged directly in real estate management or development activities. A REOC can be a venture capital investment. Because we intend to invest primarily in single tenant, triple net lease industrial and office buildings, the operating partnership may not be able to qualify as a REOC because such properties are typically not subject to sufficient ongoing management to qualify as a good REOC asset for testing purposes. In such event, we would not be able to qualify as a VCOC.

However, as noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Assets Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy certain registration requirements under federal securities laws.

Under the Plan Assets Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (ii) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Assets Regulation. Also under the Plan Assets Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met. Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely-held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Assets Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs that are intended to ensure that we continue to qualify as a REIT for federal income tax treatment. The Plan Assets Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is $2,500 per transaction. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception. Consequently, it is intended by our management that our assets will not constitute “Plan Assets” under ERISA or Code Section 4975.

Prospective investors that are subject to the provisions of Title I of ERISA and/or Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA and/or Code Section 4975 relevant to an investment in shares of our common stock.

As discussed above, although IRAs and non-ERISA Keogh plans are not subject to ERISA, they are subject to the provisions of Section 4975 of the Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with our company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with our company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

Shares sold by us may be purchased or owned by investors who are investing Plan assets. Our acceptance of an investment by a Plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for a Plan. In consultation with its advisors, each prospective Plan investor should carefully consider whether an investment in our company is appropriate for, and permissible under, the terms of the Plan’s governing documents.

Governmental plans, foreign plans and most church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code Section 4975, may nevertheless be subject to local, foreign, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in our common shares.

Plan of Distribution

General

We are offering up to $4,000,000,000 in shares of our common stock pursuant to this prospectus through Cole Capital Corporation, our dealer manager, a registered broker-dealer affiliated with our advisor. For additional information about our dealer manager, please see “Management — Our Dealer Manager.” We are offering to the public a minimum of $10,000,000 and a maximum of $3,500,000,000 in shares of our common stock in our primary offering and up to $500,000,000 in shares of our common stock pursuant to our distribution reinvestment plan. In addition, our directors, executive officers and other affiliated persons or entities may purchase shares of our common stock at the same price as such shares are then being sold to the public in this offering. The amount of any such investments will be included in determining whether we have received at least $10,000,000 in purchase orders for our common stock. See “—Escrow Arrangement,” below. Cole Holdings Corporation, an affiliate of our sponsor and our sole stockholder, has expressed its intent to us to purchase $10,000,000 in shares of our common stock in this offering shortly after the SEC has declared our registration statement effective, which will be the date of this prospectus shown on the cover page. If this investment occurs, we anticipate that our board of directors will authorize release of the escrowed funds promptly thereafter, which will permit us to commence our operations. If Cole Holdings Corporation purchases shares of our common stock in the primary offering, we will not allow it to redeem such shares until we have raised $100,000,000 in offering proceeds in our primary offering. Redemption requests made by Cole Holdings Corporation will only be accepted (1) on the last business day of a calendar quarter, (2) after all redemption requests from all other stockholders for such quarter have been accepted and (3) to the extent that Cole Holdings Corporation’s redemptions do not cause net redemptions to exceed 5% of our total NAV as of the end of the immediately preceding quarter. Redemption requests by Cole Holdings Corporation will otherwise be subject to the same limitations as other stockholder redemption requests as described under “Share Purchases and Redemptions —Redemption Plan.” Prior to the conclusion of this offering, if any of the $500,000,000 in shares of our common stock initially allocated to the distribution reinvestment plan remain unsold after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such shares of our common stock to the public in the primary offering. Similarly, prior to the conclusion of this offering, if the $500,000,000 shares of our common stock initially allocated to the distribution reinvestment plan have been purchased and we anticipate additional demand for shares of our common stock under our distribution reinvestment plan, we may choose to reallocate some of the $3,500,000,000 in shares of our common stock allocated to be offered in the primary offering to the distribution reinvestment plan.

The number of shares we have registered pursuant to the registration statement of which this prospectus forms a part is the number that we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Pursuant to this prospectus, we are offering to the public all of the shares that we have registered. Although we have registered a fixed dollar amount of our shares, we intend effectively to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act. In certain states, however, the offering may continue for one year pursuant to initial clearance by applicable state authorities, after which we will need to renew the offering period for additional one year periods (or longer, if permitted by the laws of each particular state).

All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” During the escrow period, the per share purchase price will be $15.00. Thereafter, the per share purchase price for shares of our common stock will vary from day-to-day and, on any given day, will be equal to our NAV, divided by the number of shares of our common stock outstanding as of the end of business on such day prior to giving effect to any share purchases or redemptions to be effected on such day. Shares are being offered pursuant to our distribution reinvestment plan at NAV per share, calculated as of the end of business on the reinvestment date.

We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.

Escrow Arrangement

We will not sell any shares in this offering unless (i) we receive purchase orders for at least $10,000,000 in shares of our common stock within the 180 days following the initial offering date and (ii) our board of directors has authorized the release to us of funds in the escrow account prior to the end of such 180 day period. All funds provided with purchase orders during the escrow period will be placed in an escrow account with UMB Bank, N.A. as escrow agent, and will be held in trust for your benefit, pending release to us when we accept your subscription. Neither we nor any of our officers or directors, promoters or affiliates will act as escrow agent. Purchase orders received from our directors, officers and other persons or entities affiliated with us will be included in determining whether we have received purchase orders for at least $10,000,000 in shares of our common stock. Cole Holdings Corporation, an affiliate of our sponsor and our sole stockholder, has expressed its intent to us to purchase $10,000,000 in shares of our common stock in this offering shortly after the SEC has declared our registration statement effective, which will be the date of this prospectus shown on the cover page. If this investment occurs, we anticipate that our board of directors will authorize release of the escrowed funds promptly thereafter, which will permit us to commence our operations. If (i) we do not receive purchase orders for at least $10,000,000 in shares of our common stock within 180 days following the initial offering date, (ii) our board of directors does not determine that it is in our best interest to cause the proceeds raised in the offering to be released to us within such 180 day period so that we may commence operations or (iii) you elect to withdraw your purchase order during the escrow period, our escrow agent will promptly refund to you the funds that accompanied your purchase order, without deduction of any fees, together with interest (which interest shall be paid within five business days after the first business day of the succeeding month). You will not receive interest on your subscription payment unless we fail to sell the minimum number of shares or you elect to withdraw your purchase order during the escrow period, in which case, we will return your subscription payment to you with accrued interest.

Special Notice to Pennsylvania Investors

Subscription proceeds received from residents of Pennsylvania will be placed in an interest-bearing escrow account with the escrow agent until subscriptions for shares aggregating at least $200,000,000 have been received and accepted by us. If we have not raised a minimum of $200,000,000 in gross offering proceeds (including sales made to residents of other jurisdictions) by the end of each 120-day escrow period (with the initial 120-day escrow period commencing upon the effectiveness of this offering), we will notify Pennsylvania investors in writing by certified mail within 10 calendar days after the end of each 120-day escrow period that they have a right to have their investments returned to them. If a Pennsylvania investor requests the return of his or her subscription funds within 10 calendar days after receipt of the notification, we will promptly return those funds to the investor, together with interest (which interest shall be paid within five business days after the first business day of the succeeding month).

Special Notice to Texas and Tennessee Investors

Texas and Tennessee investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Further, we must raise at least $15,000,000 in this offering before we make any offers or sales to our Texas or Tennessee investors.

Compensation of Our Dealer Manager and Other Participating Broker-Dealers

Shares of our common stock are being offered on a “best efforts” basis, which means that no underwriter, broker-dealer or other person will be obligated to purchase any shares. We have entered into a dealer manager agreement with our dealer manager, pursuant to which it has agreed to use its best efforts to secure purchasers for the shares offered by this prospectus. We may terminate the dealer manager agreement at any time in our sole discretion.

Since the dealer manager, is an affiliate of our advisor, the dealer manager is not in a position to make an independent review of us or of this offering. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer conducts an independent review of this offering, and/or engages an independent due diligence reviewer to do so on its behalf, we expect that we will pay or reimburse the expenses associated with such review, which may create conflicts of interest. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering.

We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares.

Selling Commissions and Asset-Based Dealer Manager Fee

We will pay our dealer manager an asset-based dealer manager fee that is payable in arrears on a monthly basis and accrues daily in an amount equal to 1/365th of 0.55% of our NAV for such day. At our dealer manager’s discretion it may reallow a portion of the dealer manager fee equal to an amount up to 1/365th of 0.20% of our NAV to participating broker dealers. We will cease paying the dealer manager fees at the date at which, in the aggregate, underwriting compensation from all sources, including the dealer manager fee and other underwriting compensation paid by us and by our advisor and its affiliates, equals 10% of the gross proceeds from our primary offering (i.e. excluding proceeds from sales pursuant to our distribution reinvestment plan), calculated as of the same date that we calculate the aggregate dealer manager fee.

Other Compensation

Our advisor, directly or through an affiliate, has agreed to fund organizational expenses and expenses incurred in connection with the offering. These offering expenses include expenses incurred by our dealer manager, its employees and any participating broker-dealers which may include, but are not limited to: (i) due diligence expenses (such as expenses related to a review of this offering by one or more independent due diligence reviewers engaged by broker-dealers participating in this offering); (ii) amounts incurred in connection with holding our own educational conferences and attending retail seminars conducted by our participating broker-dealers; and (iii) other marketing and organization costs. See “Compensation” for a more detailed discussion on the organizational and offering expenses funded by our advisor and reimbursements.

Our advisor and its affiliates may pay, without reimbursement by us, additional amounts in connection with the sale and distribution of our shares, which may include payments to participating broker-dealers. Such payments will be deemed to be “underwriting compensation” by FINRA and will be subject to the 10% of gross offering proceeds limit on underwriting compensation.

We will pay underwriting compensation until the date at which, in the aggregate, underwriting compensation from all sources, including the dealer manager fee and other underwriting compensation paid by us and our advisor and its affiliates, equals 10% of the gross proceeds from our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan).

FINRA Rules Limiting Underwriting Compensation

As required by FINRA rules, total underwriting compensation paid to our dealer manager or participating broker/dealers, which will include asset-based dealer manager fees and any amounts paid by our sponsor and its affiliates for underwriting services that are not reimbursed by us, will not exceed 10% of the gross proceeds of our primary offering. Together with our dealer manager we will monitor the total underwriting compensation that we pay, as well as any underwriting compensation paid by our sponsor and its affiliates, and calculate the aggregate underwriting compensation on a monthly basis. We will cease paying any and all underwriting compensation at the date at which the aggregate underwriting compensation paid by us or from any other source equals 10% of the gross offering proceeds (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), calculated as of the same date that we calculate the aggregate underwriting compensation.

FINRA rules also limit our total organization and offering expenses (including bona fide due diligence expenses and dealer manager fees) to 15% of our gross offering proceeds. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, our advisor has agreed to reimburse us to the extent that organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.

The following table shows the estimated amount of underwriting compensation that may be paid in connection with this offering over two years and the maximum amount of underwriting compensation that may be paid in connection with this offering over our life. The two years column assumes that we will sell the maximum of $3,500,000,000 in shares in the primary offering pursuant to this prospectus in the first two years after the escrow period and that all shares are sold through distribution channels associated with the highest possible dealer manager fees and other underwriting compensation. The point in time at which the maximum amount of the dealer manager fee and other underwriting compensation will be paid depends, among other things, on the average length of time for which our shares remain outstanding and the performance of our investments. During our indefinite life, such amount in the aggregate from all sources could reach, but will never exceed, 10% of the aggregate amount of gross proceeds received by us from our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan).

	Two Years		Maximum Underwriting Compensation
	Estimated Amount(1)	Percentage of Maximum Offering (Not Including Distribution Reinvestment Plan)	Estimated Amount(1)	Percentage of Maximum Offering (Not Including Distribution Reinvestment Plan)(2)
Selling commissions(3)	$0	0.000%	$0	0.000%
Dealer manager fee(4)	0	0.000	154,193,206	4.406
Dealer manager fee reallowance to participating broker-dealers(5)	10,500,000	0.300	127,272,727	3.636
Dealer manager wholesaling commissions, salaries and expense reimbursement	53,729,750	1.535	53,729,750	1.535
Other compensation(6)	8,750,000	0.250	8,750,000	0.250
Broker-dealer conference fees, training and education meetings, business entertainment, logoed items and sales incentives	5,754,317	0.164	5,754,317	0.164
Due diligence allowance	200,000	*	200,000	*
Legal fees allocable to dealer manager	100,000	*	100,000	*

Total	$79,034,067	2.258%	$350,000,000	10.000%

*	Less than 0.01%

(1)	For purposes of calculating the estimated fees and expenses, we assumed that our shares are sold at $15.00, our NAV per share remains at $15.00, the maximum amount of our shares available to be sold under this prospectus are sold ratably over a two year period from the beginning of this offering and those shares remain outstanding for the periods presented.

(2)	The total amount of underwriting compensation paid to our dealer manager and participating broker-dealers from all sources, including the dealer manager fee and any other fees and expenses paid or reimbursed by us or our sponsor and affiliates in connection with the offering, will not exceed 10% of the gross proceeds of the primary offering. Based on the assumptions used in calculating the fees and expenses in this table, we estimate that total underwriting compensation will reach 10% of the gross offering proceeds of the primary offering after approximately 18 years, assuming the full offering proceeds are raised, all investors remain invested in the program and the NAV remains constant at $15.00 per share over the period.

(3)	An upfront selling commission will not be paid out of the price per share of shares sold in this offering.

(4)	Represents the estimated amount of the dealer manager fee that will remain for the dealer manager after allocation to certain expenses noted in the table, such as the dealer manager’s wholesaling compensation. During the first two years of the offering these expenses will exceed the dealer manager fee. The dealer manager fee is paid to our dealer manager and accrues daily in an amount equal to 1/365th of 0.55% of our NAV for such day.

(5)	Our dealer manager may reallow a portion of the dealer manager fee equal to an amount up to 1/365th of 0.20% of our NAV per share to participating broker-dealers.

(6)	Our advisor and its affiliates may pay additional amounts, without reimbursement by us, in connection with the sale and distribution of our shares, which may include payments to participating broker-dealers. The amount of such payments that may be made by our advisor and its affiliates, and total underwriting compensation including such amount, will never exceed 10% of the aggregate amount of gross proceeds received by us from our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan). Such payments by our advisor and its affiliates to participating broker-dealers may be based on various factors, including the number of shares that were originally sold with the assistance of the participating broker-dealer or the extent of stockholder record keeping services, account maintenance services and other administrative services provided by the participating broker-dealer.

Indemnification Expenses

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers, if any, and our dealer manager against some civil liabilities, including certain liabilities under the Securities Act, and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. If we are unable to provide this indemnification, we may contribute to payments the indemnified parties may be required to make in respect of those liabilities. Under our charter, indemnification of any person acting as a broker-dealer for us will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits in favor of the indemnitee of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Share Purchases and Redemptions

You may buy or redeem shares of our common stock through your financial advisor, a participating broker-dealer or other financial intermediary, and in certain limited circumstances, from our transfer agent. We expect to distribute our shares principally though financial intermediaries that are paid a fee, by their client, for the investment services provided to the client (typically referred to as wrap or fee based accounts). Because an investment in our common stock involves many considerations, your financial advisor or other financial intermediary may help you with your investment decision. You should be aware that payments to your financial advisor or financial intermediary, as a direct payment by us, or payment by our advisor that is reimbursed by us, or a payment by our advisor or other affiliate without reimbursement by us, may be greater than payments made in connection with the sale of other financial products, thereby creating a potential conflict of interest. You should discuss with your financial advisor or financial intermediary any payments received as a result of your investment in our common stock.

An investment in our common stock involves risk and is not suitable for all investors. There is no certainty as to the amount of distributions you may receive, liquidity under our redemption program may not be available at all times and the value of your investment may decline significantly. In consideration of these factors, we have established minimum suitability standards for our stockholders. See “Suitability Standards” beginning on page i.

Buying Shares

Sale Prices of Our Shares

Until the end of the escrow period, the per share price for shares of our common stock purchased in this continuous offering will be $15.00. Thereafter, the per share price for our shares will vary from day-to-day and, on any given “business day” — each day that the New York Stock Exchange is open for trading — will be equal to our NAV divided by the number of shares of our common stock outstanding as of the end of business on such day, prior to giving effect to any share purchases or redemptions to be effected on such day. We refer to the daily purchase price as the NAV per share. See “Valuation Policies” for how NAV per share is calculated.

We will generally adhere to the following procedures in selling shares during the course of conducting this continuous offering:

•

As soon as practicable after the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern time), hereafter, the “close of business,” on each business day, our fund accountant will determine our NAV per share for that business day. As promptly as practicable following the close of business on each business day, and in any event no later than the opening of business on the next business day, we will (i) post our NAV per share for such business day on our website, www.colecapital.com, and (ii) make such NAV per share information available on our toll-free automated information line 866-907-2653.

•

On each business day, purchase orders will be accepted until the close of business. We will execute these orders at a price equal to our NAV per share determined as soon as practicable after the close of business on the business day. Orders placed after the close of business will be executed at a price equal to our NAV per share determined after the close of business — at the end of the next business day.

•

A confirmation statement will be sent promptly after the purchase date to each investor whose order was received on the purchase date (except for purchases made through the reinvestment of distributions pursuant to our distribution reinvestment plan). The confirmation statement will disclose the price at which the order was executed and will include information advising the investors as to how to obtain any supplements to the prospectus which we have filed with the SEC and made publicly available on our website, www.colecapital.com.

•

Purchase orders placed on a day that is not a business day, and purchase orders pursuant to our systematic investment program that would otherwise occur on a day that is not a business day, will be effected as if they were received prior to the close of business on the next business day.

You will not know at the time you decide to purchase shares of our common stock precisely the price at which your order will be executed. You will have available through our website information about the NAV per share upon which the price for our common stock was based on the immediately preceding business day, and through our prospectus, the methodology pursuant to which our NAV, and thus the price at which shares of our common stock will be sold on the current business day, is determined. Though under normal circumstances we would not anticipate that our NAV will generally vary significantly from one day to the next, there can be no assurance that will be the case. You will receive a confirmation of your purchase order and therefore will know the price at which your order was executed. On a monthly basis, we will file with the SEC a prospectus supplement disclosing the daily determination of our NAV per share for each business day in the preceding month. We will also disclose, on a quarterly basis in a prospectus supplement filed with the SEC, the primary valuation components of our NAV. Additionally, during the early stages of the Company’s life, while our portfolio is growing in size and diversification, if we become aware of facts or circumstances that are likely to materially affect our NAV on any particular day, we will disclose the information as promptly as reasonably practicable through a press release that is posted on our website and in our filings with the SEC, and we may also decline to accept purchase orders from investors until such information is disclosed or reconfirm orders that were placed after we became aware of such facts and circumstances.

In contrast to securities traded on an exchange or over-the-counter, where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, our NAV per share will be calculated once daily using our valuation methodologies, and the price at which we sell new shares and redeem outstanding shares that day will not change depending on the volume of purchases by investors. Instead, our NAV per share will be based on an estimate of the market value of our assets and liabilities, including an estimate of accrued expenses, as discussed under “Valuation Policies — Calculation of Our NAV Per Share.” We will generally sell as many shares as orders are received from investors, each day at the same price (NAV per share, without premium or discount) regardless of when orders are received during the day. If, however, we become aware of facts or circumstances that we are unable to factor into our calculation of NAV on any particular day, we may decline to accept orders from investors on that day.

How to Purchase Our Shares

Subject to limited exceptions, the minimum initial investment in shares of our common stock is $2,500.

Persons who meet the applicable minimum suitability standards described in the “Suitability Standards” section of this prospectus and suitability standards determined by such persons’ financial advisor or intermediary may purchase shares of our common stock. After you have read the entire prospectus and the current supplement(s), if any, accompanying this prospectus, and want to purchase shares, you must proceed as follows:

(1) Complete the execution copy of the applicable subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it for new investors, is included in this prospectus as Appendix B. After you become a stockholder, you may purchase additional shares by completing and signing an additional investment subscription agreement, included in this prospectus as Appendix C. In either case, you may choose to make additional purchases pursuant to our systematic investment program by completing the required sections of the applicable subscription agreement.

(2) Prior to the time we reach our minimum offering, deliver a check to Cole Capital Corporation, or its designated agent, for the full purchase price of the shares being subscribed for, payable to “UMB Bank, N.A. for Cole Real Estate Income Strategy (Daily NAV), Inc.” or a recognizable contraction or abbreviation thereof, including but not limited to “UMB Bank, N.A. f/b/o Cole Real Estate Income Strategy (Daily NAV), Inc.” together with the completed subscription agreement. After we reach our minimum offering, Cole Capital Corporation may instruct you to pay for your shares by delivering a check payable to “Cole Real Estate Income Strategy (Daily NAV), Inc.” or alternatively “Cole REIT.” Subscription funds must be accompanied by a subscription agreement similar to the one contained in this prospectus as Appendix B. Certain dealers who have

“net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable to us for the purchase price of your subscription. The name of the dealer appears on the subscription agreement.

(3) By executing the subscription agreement and paying for the shares subscribed for, you will attest that you meet the minimum net worth and/or income standards as provided in the “Suitability Standards” section of this prospectus and as stated in the subscription agreement.

If subscriptions are made through IRAs, 401(k) plans and other tax-deferred plans, an approved trustee must process through us and forward us subscriptions.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive the final prospectus. Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager and/or the intermediaries participating in the offering will promptly submit a subscriber’s check on the business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy than customary or the subscriber’s subscription documents or check are not in good order, our bank will hold the check in accordance with applicable legal requirements pending our acceptance of your subscription. In the future, we may provide an electronic subscription method that supplements or replaces our current subscription procedure, but any such electronic subscription method would require all the same information and representations required by our paper subscription method.

We accept or reject subscriptions within 35 days after we receive them. If your subscription agreement is rejected, your funds, without interest or reductions for offering expenses or fees, will be returned to you within ten business days after the date of such rejection. If your subscription is accepted, we will send you a confirmation of your purchase after your subscription has been accepted.

We may reject for any reason, or cancel as permitted or required by law, any subscriptions, including subscriptions pursuant to our systematic investment program. For example, we may reject any subscriptions if we believe there are questions about the legality of the subscriptions or if compliance with applicable laws would result in undue expense or delay for the Company. We may also reject any subscriptions from market timers or investors that, in our opinion, may be trading in a manner that is disruptive to our operations. See “Share Purchases and Redemptions — Excessive Trading Policies.” In addition, we reserve the right to suspend or discontinue offering our shares completely or may offer our shares only on a limited basis for a period of time or permanently.

Systematic Investment Program

Investors who desire to purchase shares in this offering at regular intervals may be able to do so by electing to participate in the systematic investment program by completing an enrollment form that we will provide upon request. Only investors who have already met the minimum purchase requirement may participate in the systematic investment program. The minimum periodic investment for our systematic investment program is $100 per purchase. We will pay dealer manager fees in connection with sales under the systematic investment program to the same extent that we pay those fees on shares sold in the primary offering outside of the systematic investment program. If you elect to participate in both the systematic investment program and our dividend reinvestment plan, distributions earned from shares purchased pursuant to the systematic investment program will automatically be reinvested pursuant to the dividend reinvestment plan. For a discussion of the dividend reinvestment plan, see “Description of Capital Stock — Distribution Reinvestment Plan.”

You will receive a confirmation of your purchases under the systematic investment program no less than quarterly. The confirmation will disclose the following information:

•	the amount invested for your account during the period;

•	the date of the investment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

You may terminate your participation in the systematic investment program at any time by providing us with written notice. If you elect to participate in the systematic investment program, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or in the subscription agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of systematic investment program agreement attached hereto as Appendix D.

Redemption Plan

General

While you should view the purchase of shares of our common stock as a long-term investment, we have adopted a redemption plan to provide limited liquidity, whereby on a daily basis, stockholders may request that we redeem all or any portion of their shares. Due to the illiquid nature of investments in commercial real estate, however, we may not always have sufficient liquid resources to fund redemption requests.

Under our redemption plan, on each business day, stockholders may request that we redeem all or any portion of their shares, subject to a minimum redemption amount of $500.00. Redemption requests received before the close of business (generally, 4:00 p.m. Eastern Time) will be effected at a redemption price equal to our NAV per share calculated after the close of business on that day (that is, at the same price as shares are purchased by stockholders on that day). Redemption requests received after the close of business on any business day, or received on a day other than a business day, will be effected at our NAV per share calculated after the close of business on the next business day. We refer to the day on which a redemption request is received pursuant to our redemption plan as the “redemption request day.”

The redemption price per share on any business day will be our NAV per share for that day, calculated by the fund accountant after the close of business on the redemption request day, without giving effect to any share purchases or redemptions to be effected on such day. Subject to limited exceptions, stockholders who redeem their shares of our common stock within the first 365 days from the date of purchase will be subject to a short-term trading fee of 2% of the aggregate NAV per share of the shares of common stock redeemed. See “— Short-Term Trading Fees” below.

Funding and Payment of Redemption Proceeds

Funding for redemptions may come from a variety of sources available to us, including cash on hand, proceeds from this offering, cash flow from operations, proceeds from the liquidation of short-term or liquid investments, proceeds from the incurrence of indebtedness (including line of credit borrowings) and, if necessary, proceeds from the disposition of commercial real estate properties and other real estate related investments. Generally, we will pay redemption proceeds, less any applicable short-term trading fees and any applicable tax or other withholding required by law, on the next business day, but no later than the seventh business day, following the redemption request day.

Once a stockholder makes a redemption request, the redemption price that the stockholder will receive will be equal to our NAV per share as of the redemption request day less any applicable short-term trading fees. Although a stockholder will not know at the time he submits his request for redemption of shares the exact price at which such redemption request will be processed or the exact day when redemption proceeds will be paid, as of the close of business on the redemption request day, the stockholder will be contractually bound to redemption of the shares the stockholder has requested and will not be permitted to cancel the request prior to the payment of redemption proceeds. Because our NAV per share will be calculated at the close of each business day, the redemption price may fluctuate between the close of business on the redemption request day and the date on which redemption proceeds are paid. As a result, the redemption price per share that a stockholder will receive may be different from our NAV per share on the day the redemption proceeds are paid.

Redemption Limitations

Overview.     Under ordinary circumstances the total amount of net redemptions during a calendar quarter is limited to five percent of our total net assets on the last business day of the preceding quarter. Stockholders can request redemption of all or part of their shares on any business day and redemption requests will be satisfied on a first-come, first-served basis. If net redemptions do not reach the five percent limit in a calendar quarter, the difference between the actual redemptions and the five percent limit will be carried over to the next quarter, except that the maximum amount of net redemptions during any quarter can never exceed ten percent of our total net assets on the last business day of the preceding quarter.

If net redemptions in a calendar quarter reach the five percent limit (plus any carried over amount), on the business day when the limit is reached we will fulfill redemption requests on a pro-rated basis. After that business day we will be unable to process any redemption requests for the rest of the calendar quarter in which the limit was reached. We will begin accepting redemption requests again on the first business day of the next calendar quarter, but will apply the five percent quarterly limitation on redemptions on a per-stockholder basis, instead of a first-come, first-served basis. Therefore each stockholder will be able to redeem at any time during that quarter up to five percent of the stockholder’s investment in our shares on the last business day of the preceding quarter, plus any new investment by the stockholder in our shares during that quarter (subject to applicable short-term trading fees). The per-stockholder limit will remain in effect for the following quarter if total net redemptions are more than two and one-half percent of our net assets on the last business day of the preceding quarter.

Subject to these limits, our goal is to provide our stockholders uninterrupted access to liquidity for their investment to the maximum extent possible. Our board of directors, including a majority of independent directors, acting in accordance with their fiduciary duties to all stockholders, may modify or suspend our redemption plan in its discretion if it believes that such action is in the best interests of our stockholders.

Available Liquidity.     We may, in our advisor’s discretion, after taking the interests of our company as a whole and the interests of our stockholders into consideration, use cash from any available sources at our disposal to satisfy redemption requests, including, but not limited to, sales of additional shares, cash flow from operations, incurrence of indebtedness and dispositions of assets. Although our investment guidelines are designed to provide us with liquid assets to satisfy redemption requests as we receive them, it is possible that we may not always have access to sufficient liquidity to fund all redemption requests. Our investment guidelines provide that we will target the following aggregate allocation to relatively liquid investments, such as U.S. government securities, agency securities, corporate debt, publicly traded debt and equity real estate-related securities, cash, cash equivalents and other short-term investments and, in the discretion of our advisor, a line of credit (collectively, referred to as “liquid assets”): (1) 10% of our NAV up to $1 billion and (2) 5% of our NAV in excess of $1 billion. To the extent that our advisor elects to maintain borrowing capacity under a line of credit, the amount available under the line of credit will be included in calculating our liquid assets under these guidelines.

These are guidelines, and our stockholders should not expect that we will, at all times, hold liquid assets at or above the target levels or that all liquid assets will be available to satisfy redemption requests as we receive them. We anticipate that both our overall allocation to liquid assets as a percentage of our NAV and our allocation to different types of liquid assets will vary. In making these determinations our advisor will consider our receipt of proceeds from sales of additional shares, our cash flow from operations, available borrowing capacity under a line of credit, if any, or from additional mortgages on our real estate, our receipt of proceeds from sales of assets, and the anticipated use of cash to fund redemptions, as well as the availability and pricing of different investments. The amount of liquid assets will be determined by our advisor, in its sole discretion, but will be subject to review by our independent directors on a quarterly basis.

Quarterly Limits.     In each calendar quarter (the “Current Quarter”) net redemptions will be limited under our redemption plan to five percent of our total NAV as of the end of the immediately preceding quarter (the “Prior Quarter”). We refer to this as the “Base Quarterly Limit.” As discussed below, there are circumstances when the unused portion of one quarter’s limit can be carried over to a subsequent quarter (the “Carryover Limit”). The Carryover Limit plus the Base Quarterly Limit will equal the actual quarterly redemption limit applicable to each specific quarter (the “Quarterly Limit”), but will never exceed ten percent of our total NAV as of the end of the immediately preceding quarter. In recognition of the fact that during any particular quarter some existing stockholders will choose to redeem outstanding shares while other investors purchase new shares, during the Current Quarter proceeds from the sale of new shares in this offering will be netted against funded redemptions for purposes of determining our compliance with the Quarterly Limit. On each business day we will calculate the maximum amount that remains available for redemptions as the sum of (i) the Quarterly Limit, plus (ii) proceeds from sales of new shares (including reinvestment of dividends) since the beginning of the Current Quarter, minus (iii) redemption proceeds paid since the beginning of the Current Quarter. As discussed below, we will disclose the applicable redemption limit for the current quarter and the available capacity under the redemption plan.

So long as there is availability under the Quarterly Limit, redemption requests during the Current Quarter will be satisfied on a first-come, first-served basis. If, on any business day, remaining availability under the Quarterly Limit is insufficient to satisfy all redemption requests, we will satisfy redemption requests on a pro rata basis where each stockholder who has submitted a redemption request for that business day will have an equal percentage of the dollar amount of its pending request redeemed. We may, however, prorate on a different basis if and to the extent necessary or advisable to ensure our continued qualification as a REIT for federal income tax purposes. If a stockholder’s redemption request is not completely fulfilled on any business day, the redemption request will not carry over to the next business day and the stockholder will need to submit a new request if the stockholder wants to redeem the remaining (or any additional) amount. If net redemptions during the Current Quarter reach the Quarterly Limit, no more redemption requests will be accepted by us for the balance of the Current Quarter and that fact will be disclosed to our stockholders as promptly as practicable in reports we file with the SEC and on our website. See “— Disclosure.”

If net redemptions during the Current Quarter do not reach the Base Quarterly Limit, we will add to the Base Quarterly Limit for the following quarter (the “Next Quarter”) the unused portion of the Base Quarterly Limit for the Current Quarter. As noted above, we refer to this as the “Carryover Limit.” However, the following limitations will apply: (i) the cumulative Carryover Limit will never exceed fifteen percent in total, and (ii) during any single quarter we will not add more than five percent out of the available the Carryover Limit (if greater than five percent) to the Base Quarterly Limit that would apply in the absence of any carryover, such that under no circumstances will net redemptions for a single quarter exceed ten percent of our total NAV as of the end of the immediately preceding quarter (the “Absolute Quarterly Limit”). The balance of a Carryover Limit above the Absolute Quarterly Limit will be available to be used in subsequent quarters. An example will clarify these limitations:

•	as of December 31 of year 1 our total NAV is $500 million, thus the Quarterly Limit for the first quarter of year 2 is 5% of $500 million, or $25 million;

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during the first quarter of year 2, $70 million in new shares are sold and $5 million in outstanding shares are redeemed; thus, assuming no change in NAV per share, as of March 31 of year 2 our total NAV is $565 million;

•

because net redemptions during the first quarter were zero, and therefore no portion of the Base Quarterly Limit for the first quarter was used, the Carryover Limit for the second quarter of year 2 is 5%;

•	therefore the applicable Quarterly Limit for the second quarter of year 2 is 10% (5% + 5%) of $565 million, or $56.5 million;

•

during the second quarter of year 2, $65 million in new shares are sold and $76 million in outstanding shares are redeemed; thus, assuming no change in NAV per share, as of June 30 of year 2 our total NAV is $554 million;

•

because net redemptions during the second quarter were $11 million out of a maximum availability of $56.5 million, and therefore only approximately one fifth (2%) of the 10% Quarterly Limit for the second quarter was used, the Carryover Limit for the third quarter of year 2 is 8% (10% — 2% = 8%);

•

however, adding the Carryover Limit (8%) to the 5% Base Quarterly Limit for the third quarter would, at 13%, exceed the 10% Absolute Quarterly Limit; therefore, the applicable Quarterly Limit for the third quarter of year 2 is capped at 10% of $554 million, or approximately $55.4 million, with the balance of the Carryover Limit (13% — 10% = 3%) being available for the fourth quarter;

•

during the third quarter of year 2, $30 million in new shares are sold and $80 million in outstanding shares are redeemed; thus, assuming no change in NAV per share, as of September 30 of year 2 our total NAV is $504 million;

•

the Carryover Limit for the fourth quarter of year 2 is approximately 4%, consisting of (i) 1% carried over from the third quarter, because net redemptions during the second quarter were $50 million out of a maximum availability of $55.4 million, and therefore approximately nine tenths (9%) of the 10% applicable Quarterly Limit for the third quarter was used, plus (ii) 3% of the Carryover Limit remaining from the second quarter that was not available for use in the third quarter due to Absolute Quarterly Limit; and

•	therefore the applicable Quarterly Limit for the fourth quarter of year 2 is 9% (5% + 1% + 3%) of $504 million, or approximately $45.4 million.

If net redemptions during the Current Quarter reach the Quarterly Limit and, after allocating available liquidity among pending redemption requests as discussed above, no more redemption requests are accepted for the balance of the Current Quarter, redemption requests during the Next Quarter will be satisfied on a stockholder by stockholder basis, instead of a first-come, first-served basis, pursuant to what we refer to as a “Flow-Regulated Limit.” The Flow-Regulated Limit will operate so that each of our stockholders will be allowed to request redemption, at any time during the Next Quarter, in one or more tranches at his or her discretion, of a total number of shares not to exceed the sum of (i) five percent of the shares of common stock the stockholder held as of the end of the Current Quarter, plus (ii) any additional shares the stockholder purchases during the Next Quarter. Under the Flow-Regulated Limit, redemption capacity and available liquidity will be allocated daily during the quarter among those stockholders who request redemption, but only up to each stockholder’s individual limit for the entire quarter. Therefore, all stockholders will be treated equally during the quarter as a whole, based on the number of shares held by each stockholder as of the end of the immediately preceding quarter, regardless of the particular day during the quarter when they choose to submit their redemption requests,

A stockholder will be permitted to make multiple requests for redemption during a quarter for which the Flow-Regulated Limit is in effect, up to the maximum number of shares such stockholder is eligible to redeem. If a stockholder submits a redemption request in excess of his individual limit, the request will automatically be deemed a request to redeem the maximum number of shares the stockholder is eligible to redeem under the Flow-Regulated Limit. The balance of that stockholder’s request will be null and void, whether or not other stockholders have requested redemptions of the full amount for which they are eligible under the Flow-Regulated Limit.

If during a quarter in which the Flow-Regulated Limit applies total redemptions for all stockholders in the aggregate are more than two and one-half percent of our total NAV as of the end of the immediately preceding quarter, then the Flow-Regulated Limit will continue to apply for the next succeeding quarter. If total redemptions for all stockholders in the aggregate during a quarter for which the Flow-Regulated Limit applies are less than two and one-half percent of our total NAV as of the end of the immediately preceding quarter, then the first-come, first-served Quarterly Limit discussed above will come back into effect for the next succeeding quarter, with the Quarterly Limit consisting of five percent plus any remaining amount of the Carryover Limit from the last quarter before the Flow-Regulated Limit went into effect (subject to the Absolute Quarterly Limit).

Board Discretion.     Our board of directors may modify or suspend our redemption plan in its sole discretion if it believes that such action is in the best interest of our stockholders. Any material modifications, including any reduction of redemptions below the Quarterly Limit or suspension of our redemption plan by our board of directors will be disclosed to stockholders as promptly as practicable in reports we file with the SEC and via our website. As an automatic consequence of a suspension or material modification of our redemption plan by our board of directors, any Carryover Limit will lapse and no longer be available for use in subsequent quarters. In the event of a suspension or material modification of our redemption plan, our board of directors may also modify or suspend our offering of shares for sale. Any material modification or suspension of our offering of shares will be disclosed to stockholders, in the same manner as the related suspension or material modification of our redemption plan. We expect that, as part of the same or subsequent disclosure, stockholders would be notified of the anticipated timing and manner for the resumption of both redemptions and sales of shares.

REIT Restrictions.     To avoid certain issues related to our ability to comply with the REIT distribution requirements (see “Material U.S. Federal Income Tax Considerations — Qualification as a REIT — Annual Distribution Requirements” above), we have implemented procedures designed to track our stockholders’ percentage interests in our common stock in order to identify any dividend equivalent redemptions, and will decline to effect a redemption to the extent that we believe that it would constitute a dividend equivalent redemption. See “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Stockholders — Redemptions of Common Stock.” Redemptions also are subject to the ownership limitations described in “Description of Capital Stock — Restriction on Ownership of Shares of Capital Stock.” In such cases, we will contact you or your financial advisor for additional instructions.

Disclosure.     We will provide regular disclosure to our stockholders on available capacity under the redemption plan. Any suspension or material modification of the redemption plan will be disclosed promptly in a prospectus supplement, in a current or periodic report filed with the SEC, and on our website. We will disclose as promptly as practicable in reports filed with the SEC any change in our investment guidelines regarding allocation to sources of liquidity and other material information regarding the liquidity sleeve. We will also disclose additional information to the extent material to our stockholders’ understanding of the operation of the redemption plan under the circumstances.

With respect to quarters in which a Flow-Regulated Limit is not in effect, we will disclose on our website at the beginning of the quarter (i) our total NAV as of the end of the prior quarter and (ii) the applicable Quarterly Limit for the current quarter. The applicable Quarterly Limit will range from a minimum of five percent to a maximum of ten percent, depending on the available Carryover Limit, if any. We will provide updated disclosure regarding the remaining available capacity percentage under the redemption plan in each monthly prospectus supplement in which we disclose our NAV per share for each business day during that month, as well as on our website.

If net redemptions during the quarter reach the Quarterly Limit, we will disclose as promptly as practicable in reports we file with the SEC and on our website that no additional redemption requests will be accepted for the remainder of the quarter.

With respect to quarters in which a Flow-Regulated Limit is in effect, we will disclose on our website that during the current quarter each stockholder cannot redeem more than five percent of the shares the stockholder held as of the end of the prior quarter, plus any shares the stockholder purchases during the current quarter.

If our board of directors suspends the redemption plan, or modifies the redemption plan in a material respect, including any suspension or modification that results from insufficient access to liquidity to redeem shares in accordance with the redemption plan, we will disclose as promptly as practicable the effective date of the suspension or the specifics of the modification, as applicable, in a prospectus supplement, in reports we file with the SEC, and on our website. We will also disclose at the same time any related suspension or modification of our offering of shares. In the event of suspension, as part of the same disclosure or through subsequent disclosures in reports we file with the SEC and on our website, stockholders will be informed of the timing and manner for the resumption of redemptions and, if applicable, sales of our shares.

Redemption Process

Redemption requests must be made through your financial advisor or by contacting us. Certain redemption requests must include a signature guarantee. This is required to protect you and us from fraud. Your request must be made in writing and include a signature guarantee if any of the following situations apply:

•	You wish to have more than $100,000 worth of shares redeemed;

•	The address on your account (record address) or banking information has changed within the last 30 days, depending on your account;

•	You are requesting that a check be mailed to a different address than the record address; or

•	You are requesting that redemption proceeds be paid to someone other than the account owner.

You should be able to obtain a signature guarantee from a bank, broker, dealer, credit union (if authorized under state law), securities exchange or association, clearing agency, or savings association. A notary public cannot provide a signature guarantee.

In addition, please note the following rules with respect to redemption requests:

•	Redemption proceeds relating to recently purchased shares will not be paid until the purchase payment has cleared, usually ten days;

•	Under applicable anti-money laundering regulations and other federal regulations, redemption requests may be suspended, restricted, or canceled and the proceeds may be withheld;

•

We reserve the right to reject any redemption request where, in the sole judgment of our advisor, the redemption request is inconsistent with our Excessive Trading Policy. (See “— Excessive Trading Policies” below);

•	We may require additional documentation for redemptions by a corporation, partnership, trust, agent or fiduciary;

•

The minimum redemption amount is $500.00. In addition, if a stockholder owns fewer shares of common stock than the minimum set by our advisor (currently $2,500 in shares), we may redeem those shares without the stockholder’s permission after providing at least 90 days’ notice to attain the minimum; and

•	Redemptions that are part of any systematic withdrawal program are subject to all rules and limitations applicable to redemptions generally.

Our sponsor, advisor, sub-advisor, directors and affiliates are prohibited from receiving a fee on the redemption of shares by us.

Short-Term Trading Fees

There is no minimum holding period for shares of our common stock and stockholders can redeem their shares at any time. However, our common stock is intended to be a long-term investment. The vast majority of our assets will consist of commercial real estate properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Moreover, there are incremental costs in holding cash, cash equivalents and other short-term investments, in keeping borrowing capacity available, in drawing funds under a line of credit, and in selling portfolio assets we would not otherwise have sold. In addition, executing portfolio transactions to fund redemptions may increase taxable distributions to the detriment of stockholders in taxable accounts. To offset these costs, to protect the interests of long-term stockholders and to reduce the possible impact on our performance of short-term trading in our common stock, stockholders who redeem their shares of our common stock within the first 365 days from the date of purchase will be subject to a short-term trading fee of 2% of the aggregate NAV of the shares of common stock redeemed. The short-term trading fee will be paid to us, not a service provider, as a reduction in the purchase price for the shares being redeemed and will inure indirectly to the benefit of our remaining stockholders. For purposes of determining whether the short-term trading fee applies, the shares that were held the longest will be redeemed first.

The short-term trading fee will not apply in certain circumstances, provided that we receive advance notice of such circumstances, such as redemptions in the event of a stockholder’s death, redemptions made as part of a systematic withdrawal plan, redemptions in connection with periodic portfolio rebalancings and redemptions of shares acquired through our distribution reinvestment plan. We reserve the right for our advisor to make special exceptions for other accounts, under limited circumstances.

Some financial intermediaries, plan sponsors or recordkeepers that hold omnibus accounts with us may be currently unable to track the trading activities of individual investors or plan participants or may be unwilling to assess short-term trading fees. In these cases we may be unable to impose short-term trading fees at the individual participant level on a look-through basis. Some of these firms may use different systems or criteria to assess, on their own behalf, fees that they may impose that may be different from, lower or higher than, or in some cases in addition to, the short-term trading fee we impose.

Excessive Trading Policies

We may use a variety of reporting tools to monitor activity in our stockholders’ accounts based on parameters designed to detect excessive trading, such as multiple “round trip” transactions above a specified dollar amount over a specified period of time. These parameters may change from time to time and involve a significant amount of discretion on the part of our advisor and our dealer manager. We may reject for any reason, or cancel as permitted or required by law, any purchase or redemption orders for shares of our common stock which our advisor, in its discretion, deems may not be in the best interests of our stockholders. For example, we may reject any purchase or redemption orders from market timers or investors that, in our advisor’s opinion, may be disruptive to our operations.

Frequent or short-term purchases and sales of our shares can harm stockholders in various ways, including reducing the returns to long-term stockholders by increasing our costs, disrupting portfolio management strategies, and potentially diluting NAV per share. Accordingly, our board of directors has adopted a policy designed to discourage excessive or short-term trading of our shares. There is the risk, however, that our policy may prove ineffective, in whole or in part, to detect or prevent all frequent or short-term trading. Our board may alter this policy at any time without prior notice to stockholders. Our board may also suspend our policy during periods of severe market turbulence or national emergency. In addition, you should ask your financial advisor or plan administrator whether they may impose, on their own behalf, different or additional limits on frequent trading.

In general, stockholders that allow a period of 365 days to pass after each investment before they redeem their shares are unlikely to violate our excessive trading policy. Nevertheless, since it is difficult to identify in advance all circumstance that might result in a pattern of disruptive trading, or even a single disruptive trade, we reserve the right to reject any purchase or redemption transaction at any time. In addition, in the event that we identify trading that we believe is inconsistent with our excessive trading policy, we reserve the right to impose, at any time, restrictions, conditions or even prohibitions on future purchases or redemptions of our common stock.

We recognize that we will distribute our shares of common stock principally through registered investment advisors and broker/dealers that are managing wrap or fee-based accounts. As a result, among the factors that our advisor will consider in enforcing our excessive trading policy will be whether the trading is directed by a financial advisor utilizing a reasonable financial model, such as an asset allocation model. We reserve the right to request, from the financial advisor or any financial intermediary, such information as our advisor may deem appropriate in order to determine whether trading is or is not excessive or otherwise potentially harmful based on various factors.

We may also receive purchase and redemption orders from financial intermediaries that hold omnibus accounts with us, in which shares are held in the name of an intermediary on behalf of multiple beneficial owners. We generally may not be able to identify trading by a particular beneficial owner within an omnibus account, which may make it difficult or impossible to determine if that owner is engaging in excessive trading. Our ability to detect and deter excessive traders in omnibus accounts ultimately depends on the capabilities and cooperation of third-party financial firms.

For all of these reasons, there is no assurance that our monitoring tools and policies will be effective, in detecting or deterring excessive or potentially harmful trading.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, the shares offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “prohibited person,” which generally means anyone who is:

•

a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•	subject to additional restrictions imposed by any statutes or regulations and executive orders issued thereunder, as each such statute or regulation has been or may be amended from time to time; or

•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

If we subsequently determine that a stockholder is a “prohibited person,” we may take such action as may be necessary or appropriate under the law, including freezing the stockholder’s distributions and shares.

Supplemental Sales Material

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales materials may include information relating to this offering, the past performance of our advisor, and its affiliates, commercial real estate indices, such as the NPI, the performance of this offering, and as it compares to a benchmark, the performance of an investment in commercial real estate as compared to other asset classes and industry trends. The sales material may be in the form of property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our sales material may not be permitted and will not be used in those jurisdictions.

The offering of shares is made only by means of this prospectus. Although the information contained in our supplemental sales material will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part.

Reports to Stockholders

We will provide periodic reports to stockholders regarding our operations over the course of the year, including quarterly financial reports. Financial information contained in all reports to stockholders will be prepared on the accrual basis of accounting in accordance with GAAP. Form 1099-DIV and/or Form 1099-B, if required, will be mailed to the stockholders by January 31 or February 15, respectively, of each year.

Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of any other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•

a separate report containing full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and either of our advisor or its sub-advisor, a director or any affiliate thereof during the year, which report the independent directors are specifically charged with a duty to examine and to comment on regarding the fairness of the transactions.

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information, which we collectively refer to as stockholder information, electronically by sending us instructions in writing in a form acceptable to us. Unless you elect in writing to receive stockholder information electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. All stockholder information will be available on our website. You may access and print all stockholder information provided through this service. As stockholder information becomes available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the stockholder information. If our e-mail notification is returned to us as

“undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all stockholder information. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive stockholder information electronically.

Investors have the right under applicable federal and Maryland laws to obtain information about us and, at their expense, may obtain a list of names and addresses of all of the stockholders under certain conditions. See “Description of Capital Stock” and “Description of Capital Stock — Meetings, Special Voting Requirements and Access to Records.” In the event that the SEC promulgates rules or in the event that the applicable NASAA REIT Guidelines are amended so that, taking these changes into account, our reporting requirements are reduced, we may cease preparing and filing some of the aforementioned reports if our board of directors determines this action to be in our best interest and if this cessation is in compliance with the rules and regulations of the SEC and state securities laws and regulations, both as then amended.

Legal Matters

The validity of the shares of our common stock being offered hereby have been passed upon for us by Venable LLP. Goodwin Procter LLP has passed upon legal matters in connection with our qualification as a real estate investment trust.

Experts

The consolidated balance sheet of Cole Real Estate Income Strategy (Daily NAV), Inc. as of December 31, 2010 included in this prospectus has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such consolidated balance sheet has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The Statement of Revenues and Certain Operating Expenses of MT San Antonio Property for the year ended December 31, 2010 included in this Prospectus has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose and basis of presentation of the Statement). Such financial statement has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

CBRE, Inc., formerly known as CB Richard Ellis, Inc. (CBRE), an independent valuation services firm, will periodically provide individual appraisal reports in respect of each of our commercial real estate, related liabilities and notes receivable assets secured by real estate in accordance with valuation guidelines approved by our board of directors for our commercial real estate portfolio. As further described under “Valuation Policies,” our fund accountant will use the estimated market values provided as well as inputs from other sources in its calculation of our daily net asset value per share. CBRE will not be responsible for or prepare our daily NAV per share.

Where You Can Find More Information

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

After commencement of this offering, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. The registration statement is, and any of these future filings with the SEC will be, available to the public over the internet at the SEC’s website at www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

We also maintain a web site at www.colecapital.com where there is additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this prospectus.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of

Cole Real Estate Income Strategy (Daily NAV), Inc. (formerly Cole Real Estate Income Trust, Inc.)

Phoenix, Arizona

We have audited the accompanying consolidated balance sheet of Cole Real Estate Income Strategy (Daily NAV), Inc. (formerly Cole Real Estate Income Trust, Inc.) and subsidiary (the “Company”) as of December 31, 2010. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, such consolidated balance sheet presents fairly, in all material respects, the financial position of Cole Real Estate Income Strategy (Daily NAV), Inc. (formerly Cole Real Estate Income Trust, Inc.) and subsidiary as of December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Phoenix, Arizona

May 13, 2011, Except for Note 2, as to which the date is December 5, 2011

COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2011 (Unaudited)	December 31, 2010
ASSETS
Cash	$200,000	$200,000

Total Assets	$200,000	$200,000

STOCKHOLDER’S EQUITY
Preferred stock, $.01 par value, 10,000,000 shares authorized, none issued and outstanding	$—	$—
Common stock, $.01 par value; 490,000,000 shares authorized, 13,334 shares issued and outstanding	133	133
Capital in excess of par value	199,867	199,867

Total Stockholder’s Equity	$200,000	$200,000

See accompanying notes to consolidated balance sheets

COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC.

NOTES TO CONSOLIDATED BALANCE SHEETS

As of September 30, 2011 (unaudited) and December 31, 2010

NOTE 1 — ORGANIZATION

Cole Real Estate Income Strategy (Daily NAV), Inc. (the “Company”) was formed on July 27, 2010 and is a Maryland corporation that intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company is the sole general partner of and owns a 99.9% partnership interest in Cole Real Estate Income Strategy (Daily NAV) Operating Partnership, LP, a Delaware limited partnership (“Cole OP”). Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC (“Cole Advisors”), the affiliated advisor to the Company, is the sole limited partner and owner of an insignificant noncontrolling partnership interest of less than 0.1% of Cole OP. Substantially all of the Company’s business will be conducted through Cole OP. At December 31, 2010, Cole OP had no assets, liabilities or equity. The Company intends to file a registration statement on Form S-11 with the Securities and Exchange Commission with respect to a public offering (the “Offering”) of $4.0 billion in shares of common stock.

A maximum of $3.5 billion in shares of common stock may be sold to the public. In addition, the Company plans to register an additional $500 million in shares of common stock that will be available only to stockholders who elect to participate in the Company’s distribution reinvestment plan under which stockholders may elect to have their distributions reinvested in additional shares of the Company’s common stock. The purchase price for shares purchased under the Company’s distribution reinvestment plan will be equal to the Company’s net asset value (NAV) per share on the date that the distribution is payable, after giving effect to the distribution.

The Company intends to use substantially all of the net proceeds from this offering to acquire and operate a diversified portfolio primarily consisting of (1) necessity retail, office and industrial properties that are anchored by creditworthy tenants under long-term net leases, and are strategically located throughout the United States and U.S. protectorates, (2) notes receivable secured by commercial real estate, including the origination of loans, and (3) cash, cash equivalents, other short-term investments and traded real estate-related securities.

The Company and its majority owned subsidiary have not begun their principal operations.

Through a series of name changes, the Company changed its name from Cole Advisor Corporate Income REIT, Inc. to Cole Real Estate Income Strategy (Daily NAV), Inc. In addition, Cole Advisor Corporate Income Operating Partnership, LP changed its name to Cole Real Estate Income Strategy (Daily NAV) Operating Partnership, LP and Cole Advisors Corporate Income, LLC changed its name to Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC.

The Company has evaluated subsequent events through the date the consolidated balance sheets were available for issuance.

NOTE 2 — CAPITALIZATION

As of September 30, 2011 (unaudited) and December 31, 2010, the Company was authorized to issue 490,000,000 shares of common stock and 10,000,000 shares of preferred stock. All shares of such stock have a par value of $.01 per share. On August 11, 2010, the Company sold 20,000 shares of common stock, at $10.00 per share, to Cole Holdings Corporation, the indirect owner of limited liability company interests of the Company’s advisor and manager. On September 20, 2011, the Company’s Board of Directors authorized a reverse stock split providing for the combination of each three shares of the Company’s common stock issued and outstanding into two shares of the Company’s common stock, resulting in 13,334 shares of common stock outstanding as of September 21, 2011. The number of shares issued and outstanding, as well as the dollar amount of common stock and capital in excess of par value, as of December 31, 2010 have been retroactively adjusted to

COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC.

NOTES TO CONSOLIDATED BALANCE SHEETS — (Continued)

As of September 30, 2011 (unaudited) and December 31, 2010

reflect this reverse stock split. The Company’s Board of Directors may increase the aggregate number of authorized shares of capital stock or the number of authorize shares of capital stock of any class or series without obtaining stockholder approval.

Distribution Reinvestment Plan

The Company has adopted a distribution reinvestment plan whereby investors may elect to have their cash distributions automatically invested in additional shares of the Company’s common stock. The purchase price for shares under the distribution reinvestment plan will be equal to the NAV per share on the date that the distribution is payable, after giving effect to the distribution. Because the dealer manager fee is calculated based on NAV, it reduces NAV with respect to all shares of the Company’s common stock, including shares issued under the distribution reinvestment plan.

Share Redemptions

The Company has adopted a redemption plan whereby on a daily basis, stockholders may request that the Company redeem all or any portion of their shares. To protect the Company’s operations and the Company’s non-redeeming stockholders and to prevent an undue burden on the Company’s liquidity or to preserve the Company’s status as a REIT, the advisor may limit or suspend the Company’s redemption plan.

Pursuant to the program, the Company will initially redeem shares at a redemption price per share on any business day equal to the Company’s NAV per share, without giving effect to any share purchases or redemptions to be effected on such day, less any applicable short-term trading fees. Because the Company’s NAV per share will be calculated at the close of each business day, the redemption price may fluctuate between the date the Company receives the redemption request and the date on which redemption proceeds are paid. As a result, the redemption price that a stockholder will receive may be different from the redemption price on the day the redemption proceeds are paid. If a stockholder redeems shares after a distribution record date but prior to the date on which the declared distribution is paid, the stockholder will be entitled to receive such distribution with respect to the redeemed shares of the Company’s common stock held on the record date.

The Company’s board of directors may modify or suspend its redemption plan at any time in its sole discretion if it believes that such action is in the best interest of the stockholders.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Company and its majority owned subsidiary. All intercompany accounts and transactions have been eliminated in consolidation. The accompanying balance sheet as of September 30, 2011 is unaudited. In the opinion of management, such balance sheet includes all adjustments, which are of a normal and recurring nature, necessary for a fair presentation of the Company’s financial position as of such date.

Cash

The Company considers all highly liquid instruments with maturities when purchased of three months or less to be cash equivalents. The Company considers investments in highly liquid money market accounts to be cash equivalents.

COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC.

NOTES TO CONSOLIDATED BALANCE SHEETS — (Continued)

As of September 30, 2011 (unaudited) and December 31, 2010

Organization and Offering Expenses

The Company’s advisor, directly or through an affiliate, has agreed to fund organizational and offering expenses (excluding the dealer manager fee) directly attributable to the offering, such as legal and accounting fees, marketing, promotional and printing costs. The Company will reimburse its advisor for the full amount of all such organization and offering costs, beginning after the end of the escrow period, without interest, in monthly installments but the aggregate monthly amount reimbursed can never exceed 0.75% of the aggregate gross offering proceeds, including shares issued in connection with the distribution reinvestment plan. If, during any period, the total unreimbursed amount of such organization and offering costs exceeds the reimbursement limit described above, the excess will be eligible for reimbursement in subsequent periods up to the limit, calculated on an accumulated basis, until reimbursed in full. These costs are not included in the balance sheet of the Company because such costs are not a liability of the Company until the subscriptions for the minimum number of shares of common stock are received and accepted by the Company. When recorded by the Company, organization costs will be expensed as incurred and offering costs will be recorded as a reduction of capital in excess of par value. As of September 30, 2011 (unaudited) and December 31, 2010, Cole Advisors had incurred approximately $3.1 million and $871,000, respectively of costs related to the Offering. Subsequent to September 30, 2011, Cole Advisors incurred approximately $218,000 of additional costs related to the Offering.

Income Taxes

The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with its taxable year ending December 31 for the year in which the escrow period concludes. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes its taxable income to its stockholders. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

NOTE 4 — RELATED PARTY ARRANGEMENTS

Certain affiliates of the Company will receive fees and compensation in connection with the Offering, and the management of the assets of the Company. Cole Capital Corporation (“Cole Capital”), the affiliated dealer-manager, will receive an asset-based dealer manager fee that is payable in arrears on a monthly basis and accrues daily in an amount equal to 1/365th of 0.55% of the Company’s NAV for such day. At the dealer manager’s discretion it may reallow a portion of the dealer manager fee equal to an amount up to 1/365th of 0.20% of the Company’s NAV to participating broker dealers.

In addition, the Company will pay Cole Advisors an advisory fee that will be payable in arrears on a monthly basis and accrue daily in an amount equal to 1/365th of 0.90% of the Company’s NAV for each day.

The Company’s advisor, directly or through an affiliate, has agreed to fund organizational and offering expenses directly attributable to the offering, such as legal and accounting fees, marketing, promotional and printing costs. Beginning on the date the offering proceeds are released from escrow, the Company will start to reimburse its advisor, without interest, for these organization and offering cost incurred both before and after the release of the escrow funds. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 0.75% of the aggregate gross offering proceeds from this offering, including shares issued in connection with the distribution reinvestment plan. If the sum of the total unreimbursed

COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC.

NOTES TO CONSOLIDATED BALANCE SHEETS — (Continued)

As of September 30, 2011 (unaudited) and December 31, 2010

amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months up to the limit, calculated on an accumulated basis, until the Company’s advisor has been reimbursed in full.

In addition, Cole OP will pay all expenses incurred in connection with the acquisition of the Company’s investments. While most of the acquisition expenses are expected to be paid to third parties, a portion of the out-of-pocket acquisition expenses may be reimbursed to Cole Advisors or its affiliates. Acquisition expenses, together with any acquisition fees paid to third parties for a particular real estate-related asset, will in no event exceed 6% of the gross purchase price.

The Company will reimburse Cole Advisors for all other operating expenses paid or incurred in connection with services provided to the Company, provided that such reimbursements to Cole Advisors do not cause the Company’s operating expenses to exceed the greater of (1) 2% of the Company’s average invested assets, which generally consists of the average book value of real properties before reserved for depreciation or bad debts and the average book value of securities or (2) 25% of the Company’s net income, which is defined as total revenues less total expenses for any given period excluding reserves for depreciation and bad debt, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors.

As incentive compensation for services provided pursuant to the advisory agreement, the Company will pay Cole Advisors a performance fee calculated on the basis of the Company’s total return to stockholders, payable annually in arrears, such that for any year in which the Company’s total return on stockholders’ capital exceeds 6% per annum, Cole Advisors will be entitled to 25% of the excess total return but not to exceed 10% of the aggregate total return for such year. Therefore, payment of the performance-based component of the advisory fee (i) is contingent upon the Company’s actual annual total return exceeding the 6% priority return, (ii) will vary in amount based on the Company’s actual performance and total weighted average invested stockholder capital during each year and (iii) cannot cause the Company’s total return as a percentage of stockholders’ invested capital for the year to be reduced below 6%.

NOTE 5 — ECONOMIC DEPENDENCY

Under various agreements, the Company has engaged or will engage the Cole Advisors and its affiliates to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations. As a result of these relationships, the Company is dependent upon Cole Advisors and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

APPENDIX A

PRIOR PERFORMANCE TABLES

The prior performance tables that follow present certain information regarding the real estate programs previously sponsored by entities affiliated with our sponsor, Cole Real Estate Investments. The Company has presented all prior programs that have similar investment objectives to this offering. In determining which prior programs have similar investment objectives to this offering, the Company considered factors such as the type of real estate acquired by the program, the extent to which the program was designed to provide current income through the payment of cash distributions or to protect and preserve capital contributions, and the extent to which the program seeks to increase the value of the investments made in the program. The information in this section should be read together with the summary information in this prospectus under “Prior Performance Summary.”

These tables contain information that may aid a potential investor in evaluating the program presented. However, the information contained in these tables does not relate to the properties held or to be held by us, and the purchase of our shares will not create any ownership interest in the programs included in these tables.

These tables are presented on a tax basis rather than in accordance with accounting principles generally accepted in the United States (“GAAP”) except where noted. Tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year. Income may be understated in the tables, as GAAP accounting would require certain amortization or leveling of rental revenue, the amount of which is undetermined at this time. Expenses may be understated by monthly operating expenses, which typically are paid in arrears. The following tables are included in this section:

•	Table I — Experience in Raising and Investing Funds;

•	Table II — Compensation to Sponsor;

•	Table III — Operating Results of Prior Programs;

•	Table IV — Results of Completed Programs; and

•	Table V — Sales or Disposals of Properties.

For information regarding the acquisitions of properties by programs sponsored by Cole Real Estate Investments during the three years ending December 31, 2010, see Table VI contained in Part II of this registration statement, which is not a part of this prospectus. We will provide a copy of Table VI to you upon written request and without charge.

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

This table provides a summary of the experience of the sponsors of Prior Real Estate Programs for which offerings have been closed since January 1, 2008. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth below is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2010.

	Cole Credit Property Trust II, Inc.(4)	Cole Credit Property Trust III, Inc.(5)	Cole Net Lease Portfolio VI(6)(7)
Dollar amount offered	$2,270,000,000	$5,227,500,000	$25,640,000
Dollar amount raised	2,162,851,236	2,485,789,148	25,640,000
Percentage amount raised	100.0%	100.0%	100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliates	6.3%	6.8%	5.5%
Organizational expenses(1)	2.4%	3.0%	1.0%
Other	—	—	—
Reserves	0.1%	0.1%	0.9%
Percent available for investment	91.2%	90.1%	92.6%
Acquisition costs:(2)
Prepaid items and fees related to purchase of property	1.1%	0.5%	0.7%
Cash down payment	88.1%	87.6%	91.9%
Acquisition fees(3)	2.0%	2.0%	—
Other	—	—	—

Total acquisition cost	91.2%	90.1%	92.6%
Percent leverage	50%	35%	54%
Date offering began	6/27/2005	10/15/2008	9/10/2007
Length of offering (in months)	Ongoing	Ongoing	5
Months to invest 90% of amount available for investment	40	24	3

(1)	Organizational expenses include legal, accounting, printing, escrow, filing, recording and other related expenses associated with the formation and original organization of the program and also includes fees paid to the sponsor and to affiliates.

(2)	Acquisition costs expressed as a percentage represent the costs incurred to acquire real estate with the initial capital raised in the respective offerings and do not include the costs incurred to acquire additional real estate with the proceeds from financing transactions and excess working capital.

(3)	Acquisition fees include fees paid to the sponsor or affiliates based upon the terms of the offering memorandum or prospectus.

(4)

These amounts include Cole Credit Property Trust II, Inc.’s initial, follow-on and distribution reinvestment plan offerings. Cole Credit Property Trust II, Inc. began its initial offering on June 27, 2005 and closed its initial offering on May 22, 2007. The total dollar amount registered and available to be offered in the initial offering was $552.8 million. The total dollar amount raised in the initial offering was $547.4 million. Cole Credit Property Trust II, Inc. began its follow-on offering on May 23, 2007 and closed its follow-on offering on January 2, 2009. The total dollar amount registered and available to be offered in the follow-on offering

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

was $1.5 billion. The total dollar amount raised in the follow-on offering was $1.5 billion. It took Cole Credit Property Trust II, Inc. 40 months to invest 90% of the amount available for investment in its initial and follow-on offerings. Cole Credit Property Trust II, Inc. began its distribution reinvestment plan offering on September 18, 2008 and was currently offering shares under this distribution reinvestment plan offering as of December 31, 2010. The total initial dollar amount registered and available to be offered in the distribution reinvestment plan offering is $285.0 million. The total dollar amount raised in the distribution reinvestment plan offering was $144.5 million as of December 31, 2010.

(5)	These amounts include Cole Credit Property Trust III, Inc.’s initial and follow-on offerings. Cole Credit Property Trust III, Inc. began its initial offering on October 1, 2008 and closed its initial offering on October 1, 2010. The total dollar amount registered and available to be offered in the initial offering was $2.49 billion. The total dollar amount raised in the initial offering was $2.2 billion. Cole Credit Property Trust III, Inc. began its follow-on offering on October 1, 2010. The total dollar amount registered and available to be offered in the follow-on offering was $2.7 billion. The total dollar amount raised in the follow-on offering was $316.3 million as of December 31, 2010. It took Cole Credit Property Trust III, Inc. 23 months to invest 90% of the amount available for investment in its initial and follow-on offerings.

(6)	The Offering is a Delaware Statutory Trust Program sponsored by Cole Real Estate Investments which consists of the sale of Delaware statutory trust interests in properties initially owned by subsidiaries of Cole Collateralized Senior Notes, LLC, Cole Collateralized Senior Notes II, LLC, Cole Collateralized Senior Notes III, LLC or Cole Collateralized Senior Notes IV, LLC.

(7)	Acquisition cost amounts represent the costs paid by the tenant-in-common or Delaware statutory trust investors to acquire interest in the properties.

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED)

This table sets forth the compensation paid to our sponsor and its affiliates, including compensation paid out of the offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs. Prior Real Estate Programs whose offerings have closed since January 1, 2008 are shown separately and all other programs have been aggregated. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to this program. All amounts are as of December 31, 2010.

	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust III, Inc.	Cole Net Lease Portfolio VI
Date offering commenced	6/27/2005	10/15/2008	9/10/2007
Dollar amount raised	$2,162,851,236	$2,485,789,148	$25,639,300
Amount paid to sponsor from proceeds of offering:
Underwriting fees	25,741,562	24,501,423	256,401
Acquisition fees and real estate commissions(1)	68,046,144	61,275,869	—
Advisory fees	—	—	—
Other(2)	20,819,387	10,805,697	—
Amount of cash generated from operations before deducting payments to sponsor	398,931,974	54,293,903	5,285,977
Amount paid to sponsor from operations:
Property management fees	15,426,105	3,239,994	—
Partnership management fees(3)	25,953,917	9,173,459	74,797
Reimbursements	5,421,724	6,115,956	—
Leasing commissions	546,695	—	—
Other(4)	95,869	—	—
Amount of property sales and refinancing before deducting payments to sponsor
Cash(5)	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other	—	—	—

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED) — (Continued)

60 Other Programs (6)
Date offering commenced	N/A
Dollar amount raised	$—
Amount paid to sponsor from proceeds of offering:
Underwriting fees	—
Acquisition fees and real estate commissions(1)	964,045
Advisory fees	—
Other(2)	14,500
Amount of cash generated from operations before deducting payments to sponsor	80,532,948
Amount paid to sponsor from operations:
Property management fees	2,411,047
Partnership management fees(3)	3,413,397
Reimbursements	—
Leasing commissions	10,500
Other(4)	—
Amount of property sales and refinancing before deducting payments to sponsor
Cash(5)	11,438,651
Notes	—
Amount paid to sponsor from property sales and refinancing
Incentive fees	—
Real estate commissions	—
Other	—

(1)	Properties are acquired with a combination of funds from offering proceeds and debt. The acquisition and real estate commissions reported in this table include the total amount of fees paid to the sponsor or its affiliates regardless of the funding source for these costs.

(2)	Amounts primarily relate to loan coordination fees, a development fee and reimbursement of certain offering costs paid by the sponsor.

(3)	Amounts primarily relate to asset management fees and expenses.

(4)	Amounts primarily relate to construction management fees.

(5)	Amounts herein include initial investments of capital raised and properties acquired through reinvested amounts.

(6)	60 of the offerings of the prior programs aggregated herein were not closed within the past three years and therefore are not shown separately. Amounts presented represent aggregate payments to the sponsor in the most recent three years. The programs have similar investment objectives to this program.

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED)

The following sets forth the unaudited operating results of Prior Real Estate Programs sponsored by the sponsor of this program, the offerings of which have been closed since January 1, 2006. The information relates only to programs with investment objectives similar to this program. All figures are as of December 31 of the year indicated, except as noted.

Cole Collateralized Senior Notes IV, LLC May 2005 (Unaudited)
2006	2007	2008	2009	2010
Gross Revenues	$2,070,894	$1,520,899	$1,419,521	$683,412	$320,154
Profit (loss) on sale of properties	—	121,341	—	—	(354,000)
Less:
Operating expenses(1)	1,131,745	85,088	146,340	138,335	261,741
Interest paid to note investors	2,371,674	2,369,739	2,369,739	2,369,739	2,424,395
Other interest expense	536,618	343,887	191,182	48,481	—
Depreciation and amortization(2)	426,629	460,010	540,056	611,779	463,232

Net Income (loss) — Tax Basis(3)	$(2,395,772)	$(1,616,484)	$(1,827,796)	$(2,484,922)	$(3,183,214)

Taxable income
— from operations(4)(8)	$(2,395,772)	$(1,737,825)	$(1,827,796)	$(2,484,922)	$(2,829,214)
— from gain (loss) on sale	—	121,341	—	—	(354,000)
Cash generated
— from operations	402,531	1,091,924	1,081,999	496,596	58,413
— from sales	28,358,859	7,870,622	1,222,901	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	28,761,390	8,962,546	2,304,900	496,596	58,413
Less: Cash distributions to investors(9)
— from operating cash flow	402,531	1,091,924	1,081,999	496,596	58,413
— from sales and refinancing	1,969,143	1,277,815	1,287,740	(10)	1,873,143	(10)	2,365,982	(10)
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	$26,389,716	$6,592,807	$(64,839)	$(1,873,143)	$(2,365,982)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$26,389,716	$6,592,807	$(64,839)	$(1,873,143)	$(2,365,982)

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$—	$—	$—	(5)
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— Investment income	$—	$—	$—	$—	$—	(5)
— Return of capital	—	—	—	—	—
Source (on a cash basis)
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	—	—	—	—	—
— Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table	2%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit Property Trust II, Inc. June 2005 (Unaudited)
	2006	2007	2008	2009		2010
Gross Revenues	$19,519,507	$92,100,308	$202,282,667	$276,026,961		$269,274,321
Equity in income of unconsolidated joint venture	—	—	470,978	612,432		964,828
Profit (loss) on sale of properties	—	—	—	—		—
Less:
Operating expenses(1)	3,306,511	12,662,270	32,191,062	50,986,169		47,170,233
Interest expense	8,397,634	39,075,748	78,063,338	98,996,703		102,976,724
Depreciation and amortization(2)	6,469,366	30,482,273	63,858,422	90,750,170		85,162,219
Impairment of real estate assets	—	5,400,000	3,550,000	13,500,000		4,500,435

Net Income (loss) — GAAP Basis(6)	$1,345,996	$4,480,017	$25,090,823	$22,406,351		$30,429,538

Taxable income
— from operations(4)	$3,104,068	$15,703,828	$42,432,587	$53,168,771		$45,882,738	(7)
— from gain on sale	—	—	—	—		—
Cash generated
— from operations	7,861,475	43,366,041	96,073,918	116,871,698		105,627,000
— from sales	—	—	—	—		—
— from refinancing	—	—	—	—		—

Cash generated from operations, sales and refinancing	7,861,475	43,366,041	96,073,918	116,871,698		105,627,000
Less: Cash distributions to investors
— from operating cash flow	7,075,329	37,727,364	96,051,343	116,871,698		105,627,000
— from sales and refinancing	—	—	—	—		—
— from other(11)	—	—	—	18,111,554	(12)	23,623,894	(13)

Cash generated (deficiency) after cash distributions	786,146	5,638,677	22,575	(18,111,554)		(23,623,894)
Less: Special items (not including sales and refinancing)	—	—	—	—		—

Cash generated (deficiency) after cash distributions and special items	$786,146	$5,638,677	$22,575	$(18,111,554)		$(23,623,894)

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$10.13	$16.80	$21.02	$27.24		$22.20
— from recapture	—	—	—	—		—
Capital gain (loss)	—	—	—	—		—
Cash distributions to investors
Source (on a GAAP basis)
— Investment income	26.40	25.00	30.00	26.00		21.90
— Return of capital	36.46	37.00	36.00	41.00		40.50
Source (on a cash basis)
— Sales	—	—	—	—		—
— Refinancing	—	—	—	—		—
— Operations	62.86	62.00	66.00	58.01		50.99
— Other(11)	—	—	—	8.99		11.41
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table						100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

Cole Credit Property Trust III, Inc. October 2008 (Unaudited)
2008	2009	2010
Gross Revenues	$3,621	$23,503,760	$144,833,874
Equity in income of unconsolidated joint venture	—	—	(206,200)
Profit (loss) on sale of properties	—	—	—
Less:
Operating expenses(1)	104,769	23,312,360	85,592,289
Interest expense	—	2,538,176	26,311,592
Depreciation and amortization(2)	—	5,474,070	39,326,534
Net Loss including noncontrolling interest	(101,148)	(7,820,846)	(6,602,741)
Net loss allocated to noncontrolling interest	—	—	(309,976)

Net Loss attributable to company — GAAP Basis(6)	$(101,148)	$(7,820,846)	$(6,292,765)

Taxable income
— from operations(4)	$(101,148)	$(7,820,846)	$61,688,877	(7)
— from gain on sale	—	—	—
Cash generated
— from operations	(27,507)	74,038	35,792,000
— from sales	—	—	—
— from refinancing	—	—	—

Cash generated from operations, sales and refinancing	(27,507)	74,038	35,792,000
Less: Cash distributions to investors
— from operating cash flow	—	74,038	35,792,000
— from sales and refinancing	—	—	—
— from other(11)	—	21,689,962	(14)	76,821,000	(15)

Cash generated (deficiency) after cash distributions	(27,507)	(21,689,962)	(76,821,000)
Less: Special items (not including sales and refinancing)	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(27,507)	$(21,689,962)	$(76,821,000)

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$(505.74)	$(9.02)	$28.47
— from recapture	—	—	—
Capital gain (loss)	—	—	—
Cash distributions to investors
Source (on a GAAP basis)
— Investment income	—	30.00	35.00
— Return of capital	—	24.00	29.00
Source (on a cash basis)
— Sales	—	—	—
— Refinancing	—	—	—
— Operations	—	0.18	20.34
— Other(11)	—	53.82	43.66
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table	100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Edgewood, NM September 2004 (Unaudited)
	2006	2007	2008	2009	2010
Gross Revenues	$276,137	$276,538	$275,854	$298,614	$275,646
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	13,699	14,229	14,347	14,648	13,806
Interest expense	118,666	118,666	118,991	128,744	118,666
Depreciation and amortization(2)	—	—	—	—	—

Net Income (loss) — Tax Basis(3)	$143,772	$143,643	$142,516	$155,222	$143,174

Taxable income
— from operations(4)	$143,772	$143,643	$142,516	$155,222	$143,174
— from gain on sale	—	—	—	—	—
Cash generated
— from operations	143,772	143,643	142,516	155,222	143,174
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	143,772	143,643	142,516	155,222	143,174
Less: Cash distributions to investors
— from operating cash flow	144,072	144,072	144,072	144,070	144,070
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	(300)	(429)	(1,556)	11,152	(896)
Less: Special items (not including sales and refinancing	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(300)	$(429)	$(1,556)	$11,152	$(896)

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$67.37	$67.31	$66.78	$72.74	$67.09
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— Investment income	67.51	67.51	67.51	67.51	67.51
— Return of capital	—	—	—	—	—
Source (on a cash basis)
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	67.51	67.51	67.51	67.51	67.51
— Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

	Gander Mountain — Hermantown, MN September 2005 (Unaudited)
	2006	2007	2008	2009	2010
Gross Revenues	$885,140	$1,063,286	$896,361	$901,115	$916,365
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	26,926	171,824	34,853	31,397	31,838
Depreciation and amortization(2)	—	—	—	—	—

Net Income (loss) — Tax Basis(3)	$858,214	$891,462	$861,508	$869,718	$884,527

Taxable income
— from operations(4)	$858,214	$891,462	$861,508	$869,718	$884,527
— from gain on sale	—	—	—	—	—
Cash generated
— from operations	858,214	891,462	861,508	869,718	884,527
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	858,214	891,462	861,508	869,718	884,527
Less: Cash distributions to investors
— from operating cash flow	861,636	861,636	861,650	861,643	871,311
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	(3,422)	29,826	(142)	8,075	13,216
Less: Special items (not including sales and refinancing	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(3,422)	$29,826	$(142)	$8,075	$13,216

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$73.21	$76.04	$73.49	$74.19	$75.45
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— Investment income	73.50	73.50	73.50	73.50	74.32
— Return of capital	—	—	—	—	—
Source (on a cash basis)
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	73.50	73.50	73.50	73.50	74.32
— Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

	Best Buy — Baytown, TX October 2005 (Unaudited)
	2006	2007	2008	2009	2010
Gross Revenues	$489,624	$490,312	$488,836	$528,932	$488,255
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	7,846	17,573	8,823	8,973	11,232
Interest Expense	—	—	—	—	—
Depreciation and amortization(2)	—	—	—	—	—

Net Income (loss) — Tax Basis(3)	$481,778	$472,739	$480,013	$519,959	$477,023

Taxable income
— from operations(4)	$481,778	$472,739	$480,013	$519,959	$477,023
— from gain on sale	—	—	—	—	—
Cash generated
— from operations	481,778	472,739	480,013	519,959	477,023
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	481,778	472,739	480,013	519,959	477,023
Less: Cash distributions to investors
— from operating cash flow	445,785	478,572	478,573	478,574	478,574
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	35,993	(5,833)	1,440	41,385	(1,551)
Less: Special items (not including sales and refinancing	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$35,993	$(5,833)	$1,440	$41,385	$(1,551)

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$57.89	$56.80	$57.67	$62.47	$57.31
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— Investment income	53.56	57.50	57.50	57.50	57.50
— Return of capital	—	—	—	—	—
Source (on a cash basis)
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	53.56	57.50	57.50	57.50	57.50
— Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Natchitoches, LA November 2005 (Unaudited)
	2006	2007	2008	2009	2010
Gross Revenues	$242,647	$255,718	$255,356	$255,068	$255,068
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	10,747	9,056	9,097	8,546	8,995
Interest expense	116,328	130,858	131,217	130,858	130,858
Depreciation and amortization(2)	—	—	—	—	—

Net Income (loss) — Tax Basis(3)	$115,572	$115,804	$115,042	$115,664	$115,215

Taxable income
— from operations(4)	$115,572	$115,804	$115,042	$115,664	$115,215
— from gain on sale	—	—	—	—	—
Cash generated
— from operations	115,572	115,804	115,042	115,664	115,215
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	115,572	115,804	115,042	115,664	115,215
Less: Cash distributions to investors
— from operating cash flow	99,268	114,600	114,597	114,595	114,595
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	16,304	1,204	445	1,069	620
Less: Special items (not including sales and refinancing	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$16,304	$1,204	$445	$1,069	$620

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$65.55	$65.69	$65.25	$65.61	$65.35
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— Investment income	56.31	65.00	65.00	65.00	65.00
— Return of capital	—	—	—	—	—
Source (on a cash basis)
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	56.31	65.00	65.00	65.00	65.00
— Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

	Kohl’s — Lakewood, CO November 2005 (Unaudited)
	2006	2007	2008	2009	2010
Gross Revenues	$1,009,577	$1,064,348	$1,150,875	$972,785	$1,061,191
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	27,941	23,997	26,791	22,020	22,223
Interest expense	524,194	586,904	588,512	586,904	586,904
Depreciation and amortization(2)	—	—	—	—	—

Net Income (loss) — Tax Basis(3)	$457,442	$453,447	$535,572	$363,861	$452,064

Taxable income
— from operations(4)	$457,442	$453,447	$535,572	$363,861	$452,064
— from gain on sale	—	—	—	—	—
Cash generated
— from operations	457,442	453,447	535,572	363,861	452,064
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	457,442	453,447	535,572	363,861	452,064
Less: Cash distributions to investors
— from operating cash flow	387,805	447,660	445,460	447,660	447,660
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	69,637	5,787	90,112	(83,799)	4,404
Less: Special items (not including sales and refinancing	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$69,637	$5,787	$90,112	$(83,799)	$4,404

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$61.31	$60.78	$71.78	$48.77	$60.59
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— Investment income	51.98	60.00	59.71	60.00	60.00
— Return of capital	—	—	—	—	—
Source (on a cash basis)
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	51.98	60.00	59.71	60.00	60.00
— Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

	The Shoppes at North Village — St. Joseph, MO December 2005 (Unaudited)
	2006	2007	2008	2009	2010
Gross Revenues	$2,824,347	$4,209,047	$4,139,927	$3,977,184	$4,140,512
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	871,927	1,270,287	1,486,329	1,285,810	1,354,968
Interest expense	1,094,702	1,611,155	1,615,569	1,611,154	1,611,155
Depreciation and amortization(2)	—	—	—	—	—

Net Income (loss) — Tax Basis(3)	$857,718	$1,327,605	$1,038,029	$1,080,220	$1,174,389

Taxable income
— from operations(4)	$857,718	$1,327,605	$1,038,029	$1,080,220	$1,174,389
— from gain on sale	—	—	—	—	—
Cash generated
— from operations	857,718	1,327,605	1,038,029	1,080,220	1,174,389
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	857,718	1,327,605	1,038,029	1,080,220	1,174,389
Less: Cash distributions to investors
— from operating cash flow	808,917	1,246,236	1,176,954	846,026	910,836
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	48,801	81,369	(138,925)	234,194	263,553
Less: Special items (not including sales and refinancing	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$48,801	$81,369	$(138,925)	$234,194	$263,553

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$41.98	$64.98	$50.81	$52.87	$57.48
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— Investment income	39.59	61.00	57.18	41.84	45.01
— Return of capital	—	—	0.43	—	—
Source (on a cash basis)
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	39.59	61.00	57.18	41.84	45.01
— Other	—	—	0.43	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Sumter, SC January 2006 (Unaudited)
	2006	2007	2008	2009	2010
Gross Revenues	$314,624	$325,980	$325,445	$325,085	$325,085
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	14,066	13,354	13,830	12,921	12,704
Interest expense	158,325	171,598	172,138	171,668	171,668
Depreciation and amortization(2)	—	—	—	—	—

Net Income (loss) — Tax Basis(3)	$142,233	$141,028	$139,477	$140,496	$140,713

Taxable income
— from operations(4)	$142,233	$141,028	$139,477	$140,496	$140,713
— from gain on sale	—	—	—	—	—
Cash generated
— from operations	142,233	141,028	139,477	140,496	140,713
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	142,233	141,028	139,477	140,496	140,713
Less: Cash distributions to investors
— from operating cash flow	121,169	139,884	139,887	139,880	139,880
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	21,064	1,144	(410)	616	833
Less: Special items (not including sales and refinancing	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$21,064	$1,144	$(410)	$616	$833

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$66.09	$65.53	$64.81	$65.29	$65.39
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— Investment income	56.31	65.00	65.00	65.00	65.00
— Return of capital	—	—	—	—	—
Source (on a cash basis)
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	56.31	65.00	65.00	65.00	65.00
— Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

	Kohl’s — St. Joseph, MO February 2006 (Unaudited)
	2006	2007	2008	2009	2010
Gross Revenues	$564,619	$710,939	$801,046	$694,012	$728,238
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	159,442	179,656	170,276	162,445	148,858
Interest expense	190,758	325,358	326,249	325,358	325,358
Depreciation and amortization(2)	—	—	—	—	—

Net Income (loss) — Tax Basis(3)	$214,419	$205,925	$304,521	$206,209	$254,022

Taxable income
— from operations(4)	$214,419	$205,925	$304,521	$206,209	$254,022
— from gain on sale	—	—	—	—	—
Cash generated
— from operations	214,419	205,925	304,521	206,209	254,022
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	214,419	205,925	304,521	206,209	254,022
Less: Cash distributions to investors
— from operating cash flow	132,308	247,020	247,020	247,020	247,020
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	82,111	(41,095)	57,501	(40,811)	7,002
Less: Special items (not including sales and refinancing	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$82,111	$(41,095)	$57,501	$(40,811)	$7,002

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$52.08	$50.02	$73.97	$50.09	$61.70
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— Investment income	32.14	60.00	60.00	60.00	60.00
— Return of capital	—	—	—	—	—
Source (on a cash basis)
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	32.14	60.00	60.00	60.00	60.00
— Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

	Home Depot — Bellingham, WA April 2006 (Unaudited)
	2006	2007	2008	2009	2010
Gross Revenues	$608,739	$1,571,778	$1,572,745	$1,568,675	$1,698,802
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	14,676	54,775	60,817	59,764	61,629
Depreciation and amortization(2)	—	—	—	—	—

Net Income (loss) — Tax Basis(3)	$594,063	$1,517,003	$1,511,928	$1,508,911	$1,637,173

Taxable income
— from operations(4)	$594,063	$1,517,003	$1,511,928	$1,508,911	$1,637,173
— from gain on sale	—	—	—	—	—
Cash generated
— from operations	594,063	1,517,003	1,511,928	1,508,911	1,637,173
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	594,063	1,517,003	1,511,928	1,508,911	1,637,173
Less: Cash distributions to investors
— from operating cash flow	463,771	1,494,708	1,494,264	1,494,715	1,494,715
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	130,292	22,295	17,664	14,196	142,458
Less: Special items (not including sales and refinancing	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$130,292	$22,295	$17,664	$14,196	$142,458

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$24.05	$61.40	$61.20	$61.07	$66.27
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— Investment income	18.77	60.50	60.48	60.50	60.50
— Return of capital	—	—	—	—	—
Source (on a cash basis)
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	18.77	60.50	60.48	60.50	60.50
— Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

	Cole Net Lease Portfolio I May 2006 (Unaudited)
	2006	2007	2008	2009	2010
Gross Revenues	$583,357	$1,429,279	$1,426,846	$1,424,945	$1,425,015
Profit (loss) on sale of properties	—	—	15,000	—	—
Less:
Operating expenses(1)	26,130	36,148	49,261	45,508	38,796
Interest expense	265,912	752,356	754,449	752,387	752,387
Depreciation and amortization(2)	—	—	—	—	—

Net Income (loss) — Tax Basis(3)	$291,315	$640,775	$638,136	$627,050	$633,832

Taxable income
— from operations(4)	$291,315	$640,775	$623,136	$627,050	$633,832
— from gain on sale	—	—	15,000	—	—
Cash generated
— from operations	291,315	640,775	623,136	627,050	633,832
— from sales	—	—	15,000	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	291,315	640,775	638,136	627,050	633,832
Less: Cash distributions to investors
— from operating cash flow	203,698	623,484	623,482	623,480	623,481
— from sales and refinancing	—	—	15,000	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	87,617	17,291	(346)	3,570	10,351
Less: Special items (not including sales and refinancing	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$87,617	$17,291	$(346)	$3,570	$10,351

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$30.37	$66.80	$64.96	$65.37	$66.08
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	1.56	—	—
Cash distributions to investors
Source (on a tax basis)
— Investment income	21.24	65.00	65.00	65.00	65.00
— Return of capital	—	—	—	—	—
Source (on a cash basis)
— Sales	—	—	1.56	—	—
— Refinancing	—	—	—	—	—
— Operations	21.24	65.00	63.44	65.00	65.00
— Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

	Cole Net Lease Portfolio II June 2006 (Unaudited)
	2006	2007	2008	2009	2010
Gross Revenues	$313,447	$1,539,612	$1,579,494	$1,529,434	$1,528,068
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	4,849	64,435	75,030	71,118	69,062
Interest expense	133,317	797,719	799,905	797,719	797,719
Depreciation and amortization(2)	—	—	—	—	—

Net Income (loss) — Tax Basis(3)	$175,281	$677,458	$704,559	$660,597	$661,287

Taxable income
— from operations(4)	$175,281	$677,458	$704,559	$660,597	$661,287
— from gain on sale	—	—	—	—	—
Cash generated
— from operations	175,281	677,458	704,559	660,597	661,287
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	175,281	677,458	704,559	660,597	661,287
Less: Cash distributions to investors
— from operating cash flow	77,402	650,712	650,718	650,710	650,710
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	97,879	26,746	53,841	9,887	10,577
Less: Special items (not including sales and refinancing	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$97,879	$26,746	$53,841	$9,887	$10,577

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$17.51	$67.67	$70.38	$65.99	$66.06
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— Investment income	7.73	65.00	65.00	65.00	65.00
— Return of capital	—	—	—	—	—
Source (on a cash basis)
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	7.73	65.00	65.00	65.00	65.00
— Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

	Barrywoods Crossing — Kansas City, MO July 2006 (Unaudited)
	2006	2007	2008	2009	2010
Gross Revenues	$969,929	$3,887,472	$4,145,429	$3,894,998	$4,516,114
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(1)	642,129	1,261,696	1,391,359	1,333,093	1,437,777
Interest expense	126,766	1,521,195	1,546,548	1,542,323	1,542,323
Depreciation and amortization(2)	—	—	—	—	—

Net Income (loss) — Tax Basis(3)	$201,034	$1,104,581	$1,207,522	$1,019,582	$1,536,014

Taxable income
— from operations(4)	$201,034	$1,104,581	$1,207,522	$1,019,582	$1,536,014
— from gain on sale	—	—	—	—	—
Cash generated
— from operations	201,034	1,104,581	1,207,522	1,019,582	1,536,014
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	201,034	1,104,581	1,207,522	1,019,582	1,536,014
Less: Cash distributions to investors
— from operating cash flow	—	1,486,685	1,198,964	893,615	1,007,503
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	201,034	(382,104)	8,558	125,967	528,511
Less: Special items (not including sales and refinancing	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$201,034	$(382,104)	$8,558	$125,967	$528,511

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$9.85	$54.15	$59.19	$49.98	$75.29
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— Investment income	—	64.00	50.31	41.52	49.39
— Return of capital	—	8.88	8.46	2.28	—
Source (on a cash basis)
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	—	64.00	50.31	41.52	49.39
— Other	—	8.88	8.46	2.28	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

	Cole Net Lease Portfolio III December 2006 (Unaudited)
	2006	2007	2008	2009	2010
Gross Revenues	$—	$2,447,247	$2,416,921	$2,413,694	$2,413,690
Profit (loss) on sale of properties	—	—	13,766	—	—
Less:
Operating expenses(1)	—	119,032	109,158	107,334	105,115
Interest expense	—	1,241,384	1,305,593	1,302,026	1,302,026
Depreciation and amortization(2)	—	—	—	—	—

Net Income (loss) — Tax Basis(3)	$—	$1,086,831	$1,015,936	$1,004,334	$1,006,549

Taxable income
— from operations(4)	$—	$1,086,831	$1,002,170	$1,004,334	$1,006,549
— from gain on sale	—	—	13,766	—	—
Cash generated
— from operations	—	1,086,831	1,002,170	1,004,334	1,006,549
— from sales	—	—	21,115	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	1,086,831	1,023,285	1,004,334	1,006,549
Less: Cash distributions to investors
— from operating cash flow	—	1,004,184	1,004,185	1,004,184	1,004,184
— from sales and refinancing	—	—	13,766	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	82,647	5,334	150	2,365
Less: Special items (not including sales and refinancing	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$82,647	$5,334	$150	$2,365

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$70.35	$64.87	$65.01	$65.15
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	0.89	—	—
Cash distributions to investors
Source (on a tax basis)
— Investment income	—	65.00	65.00	65.00	65.00
— Return of capital	—	—	—	—	—
Source (on a cash basis)
— Sales	—	—	0.89	—	—
— Refinancing	—	—	—	—	—
— Operations	—	65.00	64.11	65.00	65.00
— Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

	Centerpointe Shopping Center — Woodridge, IL
	May 2007 (Unaudited)
	2007	2008	2009	2010
Gross Revenues	$2,632,042	$4,241,709	$4,267,839	$4,178,527
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(1)	643,478	1,525,240	1,393,905	1,274,911
Interest expense	837,535	1,525,064	1,520,897	1,520,897
Depreciation and amortization(2)	—	—	—	—

Net Income (loss) — Tax Basis(3)	$1,151,029	$1,191,405	$1,353,037	$1,382,719

Taxable income
— from operations(4)	$1,151,029	$1,191,405	$1,353,037	$1,382,719
— from gain on sale	—	—	—	—
Cash generated
— from operations	1,151,029	1,191,405	1,353,037	1,382,719
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	1,151,029	1,191,405	1,353,037	1,382,719
Less: Cash distributions to investors
— from operating cash flow	807,647	1,334,400	1,334,400	1,225,408
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	343,382	(142,995)	18,637	157,311
Less: Special items (not including sales and refinancing	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$343,382	$(142,995)	$18,637	$157,311

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$52.08	$53.91	$61.22	$62.57
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— Investment income	36.55	60.38	60.38	55.45
— Return of capital	—	—	—	—
Source (on a cash basis)
— Sales	—	—	—	—
— Refinancing	—	—	—	—
— Operations	36.55	60.38	60.38	55.45
— Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

	Cole Net Lease Portfolio IV
	May 2007 (Unaudited)
	2007	2008	2009	2010
Gross Revenues	$533,742	$904,933	$890,068	$898,522
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(1)	57,576	150,569	136,884	150,707
Interest expense	217,699	368,879	367,871	367,871
Depreciation and amortization(2)	—	—	—	—

Net Income (loss) — Tax Basis(3)	$258,467	$385,485	$385,313	$379,944

Taxable income
— from operations(4)	$258,467	$385,485	$385,313	$379,944
— from gain on sale	—	—	—	—
Cash generated
— from operations	258,467	385,485	385,313	379,944
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	258,467	385,485	385,313	379,944
Less: Cash distributions to investors
— from operating cash flow	232,801	360,185	360,180	370,085
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	25,666	25,300	25,133	9,859
Less: Special items (not including sales and refinancing	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$25,666	$25,300	$25,133	$9,859

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$43.06	$64.22	$64.19	$63.29
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— Investment income	38.78	60.00	60.00	61.65
— Return of capital	—	—	—	—
Source (on a cash basis)
— Sales	—	—	—	—
— Refinancing	—	—	—	—
— Operations	38.78	60.00	60.00	61.65
— Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

	Cole Net Lease Portfolio V
	June 2007 (Unaudited)
	2007	2008	2009	2010
Gross Revenues	$1,216,587	$2,873,638	$3,074,756	$2,870,184
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(1)	33,570	109,101	104,964	104,694
Interest expense	444,412	1,378,431	1,374,664	1,374,664
Depreciation and amortization(2)	—	—	—	—

Net Income (loss) — Tax Basis(3)	$738,605	$1,386,106	$1,595,128	$1,390,826

Taxable income
— from operations(4)	$738,605	$1,386,106	$1,595,128	$1,390,826
— from gain on sale	—	—	—	—
Cash generated
— from operations	738,605	1,386,106	1,595,128	1,390,826
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	738,605	1,386,106	1,595,128	1,390,826
Less: Cash distributions to investors
— from operating cash flow	550,545	1,449,144	1,449,147	1,501,499
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	188,060	(63,038)	145,981	(110,673)
Less: Special items (not including sales and refinancing	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$188,060	$(63,038)	$145,981	$(110,673)

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$33.64	$63.13	$72.65	$63.34
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— Investment income	25.07	66.00	66.00	68.38
— Return of capital	—	—	—	—
Source (on a cash basis)
— Sales	—	—	—	—
— Refinancing	—	—	—	—
— Operations	25.07	66.00	66.00	68.38
— Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

	Cole Net Lease Portfolio VI
	September 2007 (Unaudited)
	2007	2008	2009	2010
Gross Revenues	$598,105	$3,551,029	$3,497,557	$3,491,178
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(1)	45,111	229,233	212,360	203,081
Interest expense	144,049	1,700,718	1,696,068	1,696,069
Depreciation and amortization(2)	—	—	—	—

Net Income (loss) — Tax Basis(3)	$408,945	$1,621,078	$1,589,129	$1,592,028

Taxable income
— from operations(4)	$408,945	$1,621,078	$1,589,129	$1,592,028
— from gain on sale	—	—	—	—
Cash generated
— from operations	408,945	1,621,078	1,589,129	1,592,028
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	408,945	1,621,078	1,589,129	1,592,028
Less: Cash distributions to investors
— from operating cash flow	269,301	1,589,676	1,589,678	1,589,678
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	139,644	31,402	(549)	2,350
Less: Special items (not including sales and refinancing	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$139,644	$31,402	$(549)	$2,350

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$17.58	$63.22	$61.98	$62.09
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— Investment income	11.57	62.00	62.00	62.00
— Return of capital	—	—	—	—
Source (on a cash basis)
— Sales	—	—	—	—
— Refinancing	—	—	—	—
— Operations	11.57	62.00	62.00	62.00
— Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) — (Continued)

(1)	Operating expenses include management fees paid to affiliates for such services as accounting, property supervision, etc.

(2)	Amortization of organizational costs is computed over a period of 60 months. Depreciation of commercial real property is determined on the straight-line method over an estimated useful life of 40 years. Leasehold interests are amortized over the life of the lease.

(3)	The respective program maintains its books on a tax basis of accounting rather than a GAAP basis. There are several potential differences in tax and GAAP basis, including, among others; (a) tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year, (b) rental income is recorded on a tax basis, as it is received where it is accrued on a straight-line basis over the life of the lease for GAAP, and (c) all properties are recorded at cost and depreciated over their estimated useful life on a tax basis even if they qualify as a direct financing lease for GAAP purposes. These differences generally result in timing differences between fiscal years but total operating income over the life of the partnership will not be significantly different between the two bases of accounting.

(4)	Cash generated from operation generally includes net income plus depreciation and amortization plus, where applicable, any decreases in accounts receivable and accrued rental income or increases in accounts payable minus, where applicable, any increases in accounts receivable and accrued rental income or decreases in accounts payable. In addition, cash generated from operations is reduced for any property costs related to development projects and is increased by proceeds when the project is sold (usually in less than twelve months).

(5)	Investors in this program receive interest income which is reported to them on Form 1099-INT, thus tax and cash distribution data per $1,000 invested is not included.

(6)	Cole Credit Property Trust II, Inc. and Cole Credit Property Trust III, Inc. maintain their books on a GAAP basis of accounting rather than on a tax basis.

(7)	Due to the timing of tax return filings, amounts shown represent estimates and may change when tax returns are filed at a future date.

(8)	Cash generated from operations for this program generally includes net income (loss) plus depreciation and amortization, plus distributions in the form of interest paid to note investors, minus, where applicable, profit on sale of properties.

(9)	Investors in this program receive interest income per annum. Amounts represent the funding source of the interest payments, the total of which is disclosed above in interest paid to note investors.

(10)	Includes cash flows from sales in excess of distributions from previous periods.

(11)	Cash distributions to investors from other sources may include sources such as cash flows in excess of distributions from prior periods, borrowings, and proceeds from the issuance of common stock. We consider the real estate acquisition expenses, which reduce cash flow from operations, to have been funded with proceeds from our ongoing public offering of shares of common stock in the offering because the expenses were incurred to acquire real estate investments.

(12)	Consists of proceeds from the offerings of $3.2 million, cash flows from operations in excess of distributions from previous periods of $6.8 million and borrowings of $8.1 million.

(13)	Consists of return of capital from unconsolidated joint ventures of $1.6 million, proceeds from the offerings of $3.4 million, and borrowings of $18.7 million.

(14)	Consists of proceeds from the issuance of common stock of $18.6 million and borrowings of $3.1 million.

(15)	Consists of proceeds from the issuance of common stock of $58.7 million and borrowings of $18.1 million.

Past performance is not necessarily indicative of future results.

TABLE IV

RESULTS OF COMPLETED PROGRAMS (UNAUDITED)

The following table presents summary information on the results of Prior Real Estate Programs that completed operations since January 1, 2006 to December 31, 2010 and that had similar or identical investment objectives to those of this program. All amounts are from the inception of the program to the date the program was completed.

Program Name	Cole Collateralized Senior Notes, LLC		Cole Santa Fe Investors, LP
Dollar amount raised	$28,038,500		$6,180,000
Number of properties purchased	45		1
Date of closing of offering	6/3/2004		11/20/2002
Date of first sale of property	11/6/2003		11/30/2007
Date of final sale of property	4/26/2006		11/30/2007
Tax and Distribution Data Per $1,000 Investment Through 12/31/09
Federal income tax results:
Ordinary income (loss)
— from operations	$—	(2)	$(304)
— from recapture	—	(2)	429
Capital gain (loss)	—	(2)	1,762
Deferred gain
— Capital	—	(2)	—
— Ordinary	—	(2)	—
Cash distributions to investors:
Source (on Tax Basis)(1)
— Investment income	—	(2)	824
— Return of capital	28,038,500	(2)	1,000
Source (on Cash Basis)
— Sales	85,696,933	(3)	1,731
— Refinancing	—	(2)	—
— Operations	(506,433	)(2)	93
— Other	—	(2)	—
Receivable on net purchase money financing	—	(2)	—

Past performance is not necessarily indicative of future results.

TABLE IV

RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)

Program Name	Cole Credit Property Fund, LP	Cole Credit Property Fund II, LP	Cole Collateralized Senior Notes II, LLC
Dollar amount raised	$25,000,000	$24,494,500	$28,750,000
Number of properties purchased	14	10	49
Date of closing of offering	9/2/2003	3/25/2004	2/15/2005
Date of first sale of property	9/30/2008	9/30/2008	8/13/2004
Date of final sale of property	9/30/2008	9/30/2008	5/8/2008
Tax and Distribution Data Per $1,000 Investment Through 12/31/09
Federal income tax results:
Ordinary income (loss)
— from operations	$230	$218	$—	(2)
— from recapture	220	252	—	(2)
Capital gain (loss)	202	119	—	(2)
Deferred gain
— Capital	—	—	—	(2)
— Ordinary	—	—	—	(2)
Cash distributions to investors:
Source (on Tax Basis)(1)
— Investment income	488	507	—	(2)
— Return of capital	1,000	1,000	28,750,000	(2)
Source (on Cash Basis)
— Sales	1,035	1,091	153,355,044	(3)
— Refinancing	—	—	—	(2)
— Operations	453	416	(7,231,419)	(2)
— Other	—	—	—	(2)
Receivable on net purchase money financing	—	—	—	(2)

(1)	The respective program maintains its books on a tax basis of accounting rather than on a GAAP basis. There are potential differences in accounting for cash distributions on a tax basis and GAAP basis, the most significant of which is that partnership syndication costs, which include securities commissions and other costs, would be recorded as a reduction of capital for GAAP purposes, which would result in lower return of capital and higher investment income amounts on a GAAP basis than on a tax basis.

(2)	Investors in this program receive interest per annum, which is included in interest expense. Therefore, tax and cash distribution data per $1,000 invested is not applicable.

(3)	Over the course of the program, certain properties acquired with the initial note proceeds were sold and the sales proceeds were reinvested in replacement properties. Certain replacement properties were subsequently sold and the sales proceeds were reinvested in new replacement properties, this may have occurred multiple times over the life of the program or certain properties. This amount represents the accumulated proceeds from sale and reinvestment of the sales proceeds in replacement properties.

Past performance is not necessarily indicative of future results.

TABLE V

SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)

This table provides summary information on the results of sales or disposals of properties since January 1, 2008 by Prior Real Estate Programs having similar investment objectives to those of this program. All amounts are through December 31, 2010.

	Date Acquired	Date of Sale					Total(1)				Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
			Selling Price, Net of Closing Costs and GAAP Adjustments					Including Closing and Soft Costs
Property			Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP(3)		Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs(2)	Total

Cole Collateralized Senior Notes II, LLC
Tortuga Cantina Woodlands, TX	12/03	05/08	502,807	1,355,250	—	—	1,858,057	1,345,997	671,188	2,017,185	414,142
Cole Collateralized Senior Notes III, LLC
DST Interests in Cole Net Lease Portfolio VI(4)(6)	Various	02/08	23,798,400	29,740,000	—	—	53,538,400	29,740,000	23,798,400	53,538,400	386,094
Cole Acquisitions I, LLC(5)
CVS Robertsdale, AL	04/06	02/08	1,703,695	2,720,000	—	—	4,423,695	3,348,000	1,111,360	4,459,360	222,906
Cole Credit Property Fund, LP
Payless Shoes Columbia, SC	02/03	09/08	539,250	860,000	—	—	1,399,250	—	1,581,966	1,581,966	582,574
Walgreens Jacksonville, FL	02/03	09/08	2,538,500	2,510,750	—	—	5,049,250	3,652,000	855,318	4,507,318	1,398,635
CVS Hamilton, OH	03/03	09/08	1,811,750	1,787,500	—	—	3,599,250	—	3,266,592	3,266,592	1,058,181
Walgreens Akron, OH	04/03	09/08	919,250	1,900,000	—	—	2,819,250	—	2,800,400	2,800,400	688,613
Walgreens Seattle, WA	04/03	09/08	3,299,244	3,349,500	—	—	6,648,744	4,848,000	1,223,201	6,071,201	2,019,210
Walgreens LaMarque, TX	05/03	09/08	2,232,250	2,277,000	—	—	4,509,250	3,296,000	832,650	4,128,650	1,188,276
CVS Mechanicville, NY	06/03	09/08	1,298,850	1,290,000	—	—	2,588,850	1,824,000	544,647	2,368,647	649,045
Office Depot Laurel, MS	06/03	09/08	1,379,250	1,270,000	—	—	2,649,250	—	2,320,534	2,320,534	815,536
Home Depot Colma, CA(7)	06/03	09/08	17,553,309	21,613,000	—	—	39,166,309	26,400,000	6,970,111	33,370,111	11,735,401
Walgreens Saginaw, MI	06/03	09/08	1,916,750	2,282,500	—	—	4,199,250	—	4,141,775	4,141,775	1,222,700
Walgreens Tulsa, OK	08/03	09/08	973,750	1,215,500	—	—	2,189,250	—	2,208,207	2,208,207	675,934
Walgreens Broken Arrow, OK	08/03	09/08	971,750	1,127,500	—	—	2,099,250	—	2,041,363	2,041,363	628,969
Office Depot — London, KY	09/03	09/08	1,819,250	1,680,000	—	—	3,499,250	—	3,076,041	3,076,041	1,070,680
Cole Credit Property Fund II, LP
Best Buy Las Cruces, NM	11/03	09/08	2,290,250	3,809,000	—	—	6,099,250	—	5,873,060	5,873,060	1,473,826
Staples Angola, IN	12/03	09/08	1,200,250	1,999,000	—	—	3,199,250	—	3,087,065	3,087,065	733,421
TJ Maxx Staunton, VA	02/04	09/08	1,183,250	3,116,000	—	—	4,299,250	—	5,033,670	5,033,670	1,320,813
AT&T Santa Clara, CA	03/04	09/08	4,156,030	6,032,000	—	—	10,188,030	—	9,293,258	9,293,258	2,025,298
Walgreens Tulsa (Memorial), OK	03/04	09/08	1,023,250	1,926,000	—	—	2,949,250	2,320,000	657,933	2,977,933	631,667
Walgreens Crossville, TN	03/04	09/08	1,696,250	2,753,000	—	—	4,449,250	3,388,000	871,868	4,259,868	815,324
CVS Columbia I, TN	05/04	09/08	884,250	1,715,000	—	—	2,599,250	1,840,000	547,215	2,387,215	275,980
CVS Columbia II, TN	05/04	09/08	664,250	1,735,000	—	—	2,399,250	1,860,000	558,230	2,418,230	291,369
Walgreens Newton, IA	10/04	09/08	1,936,250	2,393,000	—	—	4,329,250	2,393,000	2,107,368	4,500,368	794,166

(1)	None of the amounts are being reported for tax purposes on the installment basis. See Table IV for allocation of the taxable gains between ordinary and capital income for all sales.

(2)	The amounts shown do not include a pro rata share of the original offering costs. There were no carried interest received in lieu of commissions in connection with the acquisition of the property.

(3)	As the financial statements are prepared on an income tax basis, there are no GAAP adjustments included herein.

(4)	Amounts herein relate to the sale of DST interests in single-tenant commercial properties. There was no gain or loss related to the sales as the interests in the property were sold at cost, with each purchaser acquiring their interest with cash and the assumption of a pro-rata portion of any existing loan on the property.

Past performance is not necessarily indicative of future results.

TABLE V

SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)

(5)	These properties were acquired by a joint venture between Cole Collateralized Senior Notes, LLC, Cole Collateralized Senior Notes II, LLC, Cole Collateralized Senior Notes III, LLC, and Cole Collateralized Senior Notes IV, LLC.

(6)	DST Interests in Cole Net Lease Portfolio VI include: Mercedes Benz West Covina, CA, Walgreens Westford, MA, Walgreens Wilmington, MA, Walgreens Brenham, TX, Starbucks Crestwood, KY, Starbucks Danville, KY, and Starbucks Somerset, KY.

(7)	Home Depot Colma, CA was acquired by Cole Credit Property Fund, LP and Cole Credit Property Fund II, LP.

Past performance is not necessarily indicative of future results.

APPENDIX B

COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC.	REAL ESTATE INVESTMENTS®

INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

A  INVESTMENT (a separate Initial Subscription Agreement is required for each initial investment)

Investors should not sign this Initial Agreement for the offering unless they have received the current final Prospectus.

1.	This subscription is in the amount of $ ☐ Check if amount is estimated

☐ Initial Subscription (minimum $2,500)
☐ Additional Subscription (complete all sections except for B and D or complete the separate simplified Additional Subscription Agreement)

Existing Cole Account Number

2.	Payment will be made with: ☐ Enclosed check ☐ Funds wired ☐ Funds to follow

☐ ACH

☐ Checking ☐ Savings
Financial Institution

Routing/Transit No.	Account No.

B TYPE	OF REGISTRATION (please complete either section 1 or 2 but not both, and section 3, if applicable)

1.	Non-Qualified Registration
☐ Individual Ownership (one signature required)
☐ Joint Tenants with Right of Survivorship (all parties must sign)
☐ Community Property (all parties must sign)
☐ Tenants-in-Common (all parties must sign)
☐ Transfer on Death (fill out TOD Form to effect designation)
☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act

(UGMA/UTMA adult custodian signature required)
State of _______________________________________
Custodian for __________________________________
☐ Corporate Ownership (authorized signature and Corporate
Resolution or Cole Corporate Resolution Form required)
☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)
☐ Partnership Ownership (authorized signature and Partnership paperwork or Cole Corporate Resolution Form required)
☐ LLC Ownership (authorized signature and LLC paperwork or Cole Corporate Resolution Form required)
☐ Taxable Pension or Profit Sharing Plan
(authorized signature and Plan paperwork required)
☐ Trust (trustee or grantor signatures and trust documents or
Cole Trustee Certification of Investment Power required)

Type of Trust: (Specify i.e., Family, Living, Revocable, etc.)

Name of Trust

Date of Trust                                             Tax ID # (if applicable)

☐  Other (specify)

2.	Qualified Registration (make check payable to the Custodian)
☐ Traditional IRA
☐ Roth IRA
☐ Keogh Plan
☐ Simplified Employee Pension/Trust (S.E.P.)
☐ Pension or Profit Sharing Plan (exempt under 401(a))
☐ Non-custodial ☐ Custodial
☐ Other (specify)

3.	Custodian or Clearing Firm/Platform Information (send all paperwork directly to the Custodian or Clearing Firm/Platform)

    Name

    Street/PO Box

    City                                 State                            Zip

    Custodian Tax ID # (provided by Custodian)

    Custodial or Clearing Firm/Platform Account #

B-1

C	REGISTRATION INFORMATION (or Trustees if applicable)

Investor Name	Co-Investor Name (if applicable)

Mailing Address	Mailing Address

City State Zip	City State Zip

Phone Business Phone	Phone Business Phone

Email Address	Email Address

SSN or Tax ID Date of Birth	SSN or Tax ID Date of Birth

☐ Cole Employee or Affiliate
Street Address (if different from mailing address or mailing address is a PO Box)

City State Zip

D	DISTRIBUTION INSTRUCTIONS (will default to Address of Record or Custodian or Clearing Firm/Platform if nothing is marked)

FOR CUSTODIAL OR CLEARING FIRM/PLATFORM ACCOUNTS:

☐ Custodian or Clearing Firm/Platform of Record
☐ Reinvest pursuant to Distribution Reinvestment Plan

FOR NON-CUSTODIAL OR NON-CLEARING FIRM/PLATFORM ACCOUNTS:

☐ Mail to Address of Record
☐ Reinvest pursuant to Distribution Reinvestment Plan
☐ Direct Deposit

☐ Checking ☐ Savings
Financial Institution

Routing/Transit No.	Account No.
☐ Checkif banking information is same as provided in Section A-2
☐ Mail to Brokerage Account or Third Party

Payee Name	Mailing Address

Account No.	City State Zip

IF YOU ELECT TO PARTICIPATE IN THE DISTRIBUTION REINVESTMENT PLAN, YOU MUST AGREE THAT IF AT ANY TIME YOU CANNOT MAKE THE INVESTOR REPRESENTATION AND WARRANTIES SET FORTH IN THE PROSPECTUS OR THE SUBSCRIPTION AGREEMENT, YOU MUST PROMPTLY NOTIFY COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC. IN WRITING OF THAT FACT.

By signing this agreement, I authorize Cole Real Estate Income Strategy (Daily NAV), Inc. to deposit distributions into the account specified in Section D, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize Cole Real Estate Income Strategy (Daily NAV), Inc. to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

B-2

E  INVESTOR(S) SIGNATURES (Investor(s) must initial each of sections 1-6 and those sections of 7-14 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

INVESTOR  |  CO-INVESTOR

|	1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Real Estate Income Strategy (Daily NAV), Inc. (Cole Income NAV) at least five business days before signing this Subscription Agreement.
|	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.
|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
|	4. I (we) acknowledge that this investment is not guaranteed, and may lose value.
|	5. I (we) acknowledge that distributions are not guaranteed.
|	6. I (we) acknowledge that the shares are not liquid.

|	7. For Alabama residents: My (our) liquid net worth is at least 10 times my (our) investment in Cole Income NAV and similar programs.
|	8. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in Cole Income NAV does not exceed ten percent (10%) of my (our) net worth.
|	9. For Iowa and Ohio residents: My (our) investment in Cole Income NAV and its affiliates does not exceed 10% of my (our) liquid net worth.
|	10. For Kansas and Massachusetts residents: I (we) acknowledge that it is recommended that I (we) should invest no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas and Massachusetts investors) in Cole Income NAV and the securities of similar direct participation programs.
|	11. For Kentucky, Michigan, Oregon, Pennsylvania and Tennessee residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in Cole Income NAV.
|	12. For Maine residents: I (we) either: (i) have a net worth of at least $250,000, or (ii) have an annual gross income of at least $70,000 and a minimum net worth of $70,000. In addition, my (our) investment in Cole Income NAV and its affiliates does not exceed ten percent (10%) of my (our) net worth.
|	13. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in Cole Income NAV does not exceed 10% of my (our) net worth.
|	14. For North Dakota residents: My (our) liquid net worth is at least ten times my (our) investment in Cole Income NAV and its affiliates.

☐  By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. If I decide later that I want to receive documents in paper, I can contact Cole Investor Services at 1-800-907-2653

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

You should not invest in Cole Income NAV unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in Cole Income NAV. In deciding to invest in Cole Income NAV, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. Cole Income NAV and each person selling shares of Cole Income NAV common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives. In no event may we accept a subscription of shares until at least five business days after the date on which the subscriber receives the final prospectus. You will receive a confirmation of your purchase.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature Date	Custodial Signature Date

Co-Investor’s Signature Date

B-3

F	REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by selling RIA Representative)

1.		2.
	Name of RIA Representative		Name of RIA Firm

SEC Registered RIA ☐ Yes ☐ No State Registered RIA ☐ Yes ☐ No State Registered
Mailing Address
City State Zip
	Phone Email Address Have you changed firm affiliation (since last purchase)?		RIA IARD
	☐ Yes ☐ No		Name of Clearing Firm
Name of Affiliate Broker Dealer

G REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

1.		2.
	Name of Registered Representative		Name of Broker-Dealer
	Rep ID #		Rep CRD # Have you changed firm affiliation (since last purchase)?
	Mailing Address		☐ Yes ☐ No
City State Zip
Phone Email Address

H REPRESENTATIVE SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Holdings Corporation and Cole Income NAV that I have reasonable grounds for believing that the purchase of the shares by the investor in Cole Income NAV is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker/Dealer or Clearing Firm/Platform

☐  I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO: Via Fax (toll free): 1-855-394-8956	Via Regular Mail: COLE INCOME NAV DST Systems, Inc. P.O. Box 219312 Kansas City, MO 64121-9312	Via Overnight/Express Mail: COLE INCOME NAV DST Systems, Inc. 430 West 7th Street Kansas City, MO 64105

© 2011 Cole Capital Advisors, Inc. All rights reserved	CINAV_AGMT_01 (07-11)

B-4

APPENDIX C

COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC.	REAL ESTATE INVESTMENTS®
ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

This form may be used by any current investor in Cole Real Estate Income Strategy (Daily NAV), Inc. (Cole Income NAV), who desires to purchase additional shares of Cole Income NAV and who purchased their shares directly from Cole Income NAV. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the Cole Income NAV Initial Subscription Agreement.

A  INVESTMENT (a completed Initial Subscription Agreement is required for each initial investment)

1.  This subscription is in the amount of $                     and is an ☐ Additional Subscription

☐ Check if amount is estimated
2. Payment will be made with:	☐ Enclosed check	☐ Funds wired	☐ Funds to follow
☐ ACH

☐ Checking ☐ Savings
Financial Institution
Routing/Transit No.	Account No.

B  REGISTRATION INFORMATION

Existing Cole Account Registration (name of Account)	SSN or Tax ID
Existing Cole Account Number

C  INVESTOR(S) SIGNATURES (Investor(s) must initial each of sections 1-6 and those sections of 7-14 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

INVESTOR  |  CO-INVESTOR

|	1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Income NAV at least five business days before signing this Subscription Agreement.
|	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.
|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
|	4. I (we) acknowledge that this investment is not guaranteed, and may lose value.
|	5. I (we) acknowledge that distributions are not guaranteed.
|	6. I (we) acknowledge that the shares are not liquid.

|	7. For Alabama residents: My (our) liquid net worth is at least 10 times my (our) investment in Cole Income NAV and similar programs.
|	8. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in Cole Income NAV does not exceed ten percent (10%) of my (our) net worth.
|	9. For Iowa and Ohio residents: My (our) investment in Cole Income NAV and its affiliates does not exceed 10% of my (our) liquid net worth.
|	10. For Kansas and Massachusetts residents: I (we) acknowledge that it is recommended that I (we) should invest no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas and Massachusetts investors) in Cole Income NAV and the securities of similar direct participation programs.
|	11. For Kentucky, Michigan, Oregon, Pennsylvania and Tennessee residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in the Cole Income NAV.

C-1

|	12. For Maine residents: I (we) either: (i) have a net worth of at least $250,000, or (ii) have an annual gross income of at least $70,000 and a minimum net worth of $70,000. In addition, my (our) investment in Cole Income NAV and its affiliates does not exceed ten percent (10%) of my (our) net worth.
|	13. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in Cole Income NAV does not exceed 10% of my (our) net worth.
|	14. For North Dakota residents: My (our) liquid net worth is at least ten times my (our) investment in Cole Income NAV and its affiliates.

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. If I decide later that I want to receive documents in paper, I can contact Cole Investor Services at 1-800-907-2653.

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

You should not invest in Cole Income NAV unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in Cole Income NAV. In deciding to invest in Cole Income NAV, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. Cole Income NAV and each person selling shares of Cole Income NAV common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives. In no event may we accept a subscription of shares until at least five business days after the date on which the subscriber receives the final prospectus. You will receive a confirmation of your purchase.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodial Signature Date
Co-Investor’s Signature	Date

D  REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by selling RIA Representative)

Name of RIA Representative	RIA IARD

E  REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

Name of Registered Representative	Rep and Branch ID #

F REPRESENTATIVE SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Holdings Corporation and Cole Income NAV that I have reasonable grounds for believing that the purchase of the shares by the investor in Cole Income NAV is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker/Dealer or Clearing Firm/Platform

☐ I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO: Via Fax (toll free): 1-855-394-8956	Via Regular Mail: Cole Income NAV DST Systems, Inc. P.O. Box 219312 Kansas City, MO 64121-9312	Via Overnight/Express Mail: Cole Income NAV DST Systems, Inc. 430 West 7th Street Kansas City, MO 64105

© 2011 Cole Capital Advisors, Inc. All rights reserved	CINAV_AI_AGMT_01 (08-11)

C-2

Appendix D

SYSTEMATIC INVESTMENT PROGRAM

Complete this form if you wish to purchase shares of Cole Real Estate Income Strategy (Daily NAV), Inc. (“Cole REIT”) at regular intervals through a transfer of funds from your bank account directly to your Cole REIT investment account. If you did not acquire your shares from Cole REIT (e.g., you acquired your shares through a transfer of ownership or a transfer on death) and you wish to purchase shares through the Systematic Investment Program, you must complete the Cole REIT subscription agreement.

PLEASE NOTE:

•

Cole REIT will pay distributions per your existing instructions and if you participate in the Distribution Reinvestment Plan, distributions earned from shares purchased pursuant to the Systematic Investment Program will be reinvested pursuant to the Distribution Reinvestment Plan. To change distribution instructions, please complete the [Account Update Form].

•	The Systematic Investment Program will terminate upon the closing of the Cole Real Estate Income Strategy (Daily NAV), Inc. offering.

Please Send To: Cole Real Estate Income Strategy (Daily NAV), Inc., c/o DST Systems, Inc.	or Fax to: [Fax number]

 If you have any questions, please call [phone number].

1. INVESTOR INFORMATION (MUST MIRROR THE ORIGINAL SUBSCRIPTION AGREEMENT — SSN & DOB REQUIRED)

Investor 1 Name	SSN/Tax ID		DOB

Investor 2 Name	SSN/Tax ID		DOB

Street Address	City	State		Zip Code

Optional Mailing Address	City	State		Zip Code

Phone (day)	Phone (evening)

Email	Account Number

2. INVESTMENT INFORMATION

Monthly Investment Amount ($100/monthly minimum):	$

Timing of Withdrawal: (Check One)

☐   2nd Day of Each Month –OR–

☐   16th Day of Each Month

Start Date (month/day/year):

Financial Institution Name

Mailing Address

City	State	Zip Code

ABA/Routing Number

Account Number	☐	Checking	☐	Savings

D-1

For electronic fund transfers, signatures of bank account owners are required exactly as they appear on bank records. If account registration at the bank differs from account registration at Cole REIT, all bank account owners must sign below.

Signature of Account Owner	Date	Signature of joint account owner (if applicable	Date

*PLEASE ATTACH A PRE-PRINTED VOIDED CHECK HERE*

*The services cannot be established without a pre-printed voided check*

3. SUBSCRIPTION AGREEMENT ACKNOWLEDGMENT

By signing Section 4 below, you represent to Cole REIT that (i) the agreements, representations and warranties made in the subscription agreement for your initial investment in shares of Cole REIT, which agreements, representations and warranties are incorporated herein, apply to all purchases made hereby; (ii) you have received a copy of the prospectus of Cole REIT, as amended and supplemented through the date hereof (the “Prospectus”); and (iii) you have (a) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (b) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, you meet the higher net worth and gross income requirements imposed by your state of primary residence as set forth in the Prospectus under “Suitability Standards.”

By signing Section 4 below, you also agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the Prospectus or the Subscription Agreement relating to such investment, you will promptly notify Cole REIT in writing of that fact.

4. INVESTOR SIGNATURES

MUST BE SIGNED BY ALL TITLEHOLDERS

Signature of Investor	Date	Signature of Joint Owner, or for Qualified Plans, of Trustee/Custodian	Date

You may not purchase additional shares unless you meet the applicable suitability requirements set forth in the Prospectus at the time of purchase. Please consult your Financial Representative if you have had any material changes which might affect your ability to meet the applicable suitability requirements.

D-2

Appendix E

DISTRIBUTION REINVESTMENT PLAN

COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC.

EFFECTIVE AS OF SEPTEMBER 28, 2011

Cole Real Estate Income Strategy (Daily NAV), Inc., a Maryland corporation (the “Company”), has adopted this Distribution Reinvestment Plan (the “Plan”), to be administered by the Company or an unaffiliated third party (the “Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1.  Election to Participate.    Any holder of shares of common stock of the Company, par value $.01 per share (the “Shares”), may become a Participant in the Plan by making a written election to participate in the Plan on such purchaser’s subscription agreement at the time of subscription for Shares or by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan generally are required to have the full amount of their cash distributions (other than “Excluded Distributions” as defined below) with respect to all Shares owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Shares to be subject to participation in the Plan.

2.  Distribution Reinvestment.    The Administrator will receive all cash distributions (other than “Excluded Distributions”) paid by the Company with respect to Shares of Participants (collectively, the “Distributions”). Participation will commence (a) immediately, in the case of Participants who make a written election to participate in the Plan on their subscription agreement at the time of their initial subscription for Shares; or (b) in the case of Participants who elect to participate in the Plan subsequent to completing their initial subscription agreement, with the next Distribution payment after receipt of the Participant’s election, provided it is received at least ten days prior to the last day of the period to which such Distribution relates. The election will apply to all Distributions attributable to such period and to all periods thereafter, unless and until termination of participation in the Plan, in accordance with Section 9. As the Distribution Period (as defined below) is presently a calendar month, a written election to participate pursuant to clause (b) above must be received by the Administrator at least ten days prior to the last business day of the month, in order to become a Plan Participant with respect to that month’s Distributions. If the period for Distribution payments shall be changed, then this paragraph shall also be changed, without the need for advance notice to Participants. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the Company’s board of directors.

3.  General Terms of Plan Investments.

The Administrator will apply all Distributions subject to this Plan, as follows:

(a)  The Administrator will invest Distributions in Shares at a per share price equal to the Company’s net asset value per Share on the date the Distribution is paid.

(b)  Selling commissions will not be paid for the Shares purchased pursuant to the Plan.

(c)  Dealer manager fees will not be paid for the Shares purchased pursuant to the Plan.

(d)  For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant and the number of Shares purchased on behalf of such Participant pursuant to the Plan.

(e)  Distributions shall be invested in Shares by the Administrator on the payment date of such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares will be distributed to Participants.

(f)   Participants may acquire fractional Shares, computed to four decimal places, so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

(g)   A Participant will not be able to acquire Shares under the Plan to the extent that such purchase would cause the Participant to exceed the ownership limits set forth in the Company’s charter, as amended, unless exempted by the board of directors.

4.  Absence of Liability.    Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act hereunder.

5.  Suitability.    Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition, as compared to information previously provided to the stockholder’s broker or financial advisors, or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Shares. A material change shall include any anticipated or actual material decrease in net worth or annual gross income, or any other material change in circumstances that may be likely to cause the Participant to fail to meet the minimum income and net worth standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares or cause the Participant’s broker or financial advisor to determine that an investment in Shares is no longer suitable and appropriate for the Participant.

6.  Reports to Participants.    Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions reinvested during the prior year, the number of Shares purchased pursuant to the Plan during the prior year, the per Share purchase price for such Shares and the total number of Shares purchased on behalf of the Participant under the Plan. Each statement also shall advise the Participant that, in accordance with Section 5 hereof, the Participant is required to notify the Administrator in the event there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Shares becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

7.  Taxes.    Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.

8.  [reserved]

9.  Termination.

(a)   A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten days prior to the last day of the Distribution Period to which it relates.

(b)   As the Distribution Period is presently a calendar month, a written election to terminate must be received by the Administrator at least ten days prior to the last business day of the month, in order to terminate participation in the Plan for that month. If the period for Distribution payments shall be changed, then this paragraph shall also be changed, without the need for advance notice to Participants.

(c)   A Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

10.  State Regulatory Restrictions.    The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.

11.  Amendment or Termination by Company.

(a)   The terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant, provided, however, the Company may not amend the Plan to (i) provide for selling commissions or dealer manager fees to be paid for shares purchased pursuant to this Plan or (ii) to revoke a Participant’s right to terminate or modify his participation in the Plan.

(b)   The Administrator may terminate a Participant’s individual participation in the Plan and the Company may terminate the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c)   After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.

12.  Governing Law.    This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.

13.  Notice.    Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.

Cole Real Estate Income Strategy (Daily NAV), Inc.

Maximum Offering of $4,000,000,000 in Shares of Common Stock

Minimum Offering of $10,000,000 in Shares of Common Stock

P R O S P E C T U S

December 6, 2011

You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct of any time subsequent to the date of this prospectus.

Until March 5, 2012 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as soliciting dealers with respect to their unsold allotments or subscriptions.

COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC.

SUPPLEMENT NO. 10 DATED APRIL 12, 2012

TO THE PROSPECTUS DATED DECEMBER 6, 2011

This document supplements, and should be read in conjunction with, the prospectus of Cole Real Estate Income Strategy (Daily NAV), Inc. dated December 6, 2011. This Supplement No. 10 supersedes and replaces Supplement Nos. 1-9 to the prospectus. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

The purpose of this supplement is to describe the following:

(1)	the status of the offering of shares of Cole Real Estate Income Strategy (Daily NAV), Inc.;
(2)	an update to the suitability standards of our offering;
(3)	a change of our address;
(4)	declaration of distributions;
(5)	recent real property investments;
(6)	an update to our risk factors;
(7)	placement of debt on certain real property investments;
(8)	an update to management;
(9)	an update to information regarding the purchase and redemption of our shares;
(10)	our historical NAV per share and quarter-end NAV disclosure;
(11)	update to experts;
(12)	information incorporated by reference; and
(13)	an update to our form of subscription agreement and form of additional subscription agreement.

Status of Our Public Offering

The registration statement for our initial public offering of $4,000,000,000 in shares of our common stock was declared effective by the Securities and Exchange Commission on December 6, 2011. Of this amount, we are offering $3,500,000,000 in shares in a primary offering and have reserved and are offering $500,000,000 in shares pursuant to our distribution reinvestment plan. Pursuant to the terms of the offering, we were required to deposit all subscription proceeds in escrow pursuant to the terms of an escrow agreement with UMB Bank, N.A. until we received subscriptions aggregating at least $10,000,000. On December 6, 2011, Cole Holdings Corporation, an affiliate of our sponsor, deposited $10,000,000 for the purchase of shares of common stock in the offering into escrow. As a result, we satisfied the conditions of our escrow agreement and on December 7, 2011, we broke escrow and accepted the investor’s subscription for shares of our common stock in the offering, resulting in gross proceeds of $10,000,000. As of April 12, 2012 we had received and accepted subscriptions for approximately 680,834 shares of common stock for gross proceeds of $10.2 million. We have special escrow provisions for residents of Pennsylvania which have not been satisfied as of April 12, 2012.

We are structured as a perpetual-life, non-exchange traded REIT. This means that, subject to regulatory approval of our filing for additional offerings, we will be selling shares of our common stock on a continuous basis and for an indefinite period of time. We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our shares of common stock. There can be no assurance, however, that we will not need to suspend our continuous offering. The offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.

Suitability Standards

The following disclosure replaces the paragraph entitled “Maine” in the section captioned “Suitability Standards” on page i of the prospectus.

Maine:  Investors must have either (i) a minimum net worth of at least $250,000, or (ii) an annual gross income of at least $70,000 and a minimum net worth of $70,000. In addition, the investment in us (plus any investments in our affiliates) by an investor must not exceed ten percent (10%) of the liquid net worth of the investor.

Change of Address

The following information supersedes and replaces the seventh paragraph in the section of our prospectus captioned “Prospectus Summary” on page 16 of the prospectus and all other references to our address or fax number included in the prospectus:

Our offices are located at 2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016. Our telephone number is 866-907-2653. Our fax number is 877-616-1118, and the e-mail address of our investor relations department is investorservices@colecapital.com.

In addition, the following information supersedes and replaces the contact information for our dealer manager, Cole Capital Corporation, appearing at the bottom of page 14 of the prospectus:

Cole Capital Corporation

2325 East Camelback Road, Suite 1100

Phoenix, Arizona 85016

(866) 907-2653

Attn: Investor Services

www.colecapital.com

Distributions

Our Board of Directors authorized a daily distribution, based on 365 days in the calendar year 2011, of $0.002260274 per share for stockholders of record as of each day of the period commencing on December 8, 2011 and ending on December 31, 2011. The payment for each of the daily distributions for this period was made in January 2012.

Additionally, our Board of Directors has authorized a daily distribution, based on 366 days in the calendar year 2012, of $0.002254099 per share for stockholders of record as of the close of business on each day of the period commencing on January 1, 2012 and ending on March 31, 2012. The payment date for each of the daily distributions of the period commencing on January 1, 2012 and ending on January 31, 2012 was in February 2012. The payment date for each of the daily distributions of the period commencing on February 1, 2012 and ending on February 29, 2012 was in March 2012. The payment date for each of the daily distributions of the period commencing on March 1, 2012 and ending on March 31, 2012 will be in April 2012. There can be no assurance that such distribution will be paid to stockholders or, given our limited operating history and limited historical operating cash flows, that our cash flow from operations will be sufficient to cover such distributions. We may pay distributions from sources other than cash flow operations, including from the proceeds of this offering, from borrowings or from the sale of properties or other investments, among others, and we have no limit on the amounts we may pay from such sources.

Recent Real Property Investments

The following information supplements, and should be added as a subsection following the section in our prospectus captioned “Prospectus Summary — Investment Objectives” beginning on page 19 of the prospectus.

2

Description of Real Estate Investments

As of April 12, 2012, our investment portfolio consisted of nine properties located in seven states, consisting of 212,468 gross rentable square feet of commercial space, including the square feet of buildings that are on land subject to ground leases. Details of the properties are listed below.

Property Description	Type	Number of Tenants	Tenant	Rentable Square Feet (1)	Purchase Price
Walgreens – Albuquerque, NM	Drugstore	1	Walgreen Co.	15,525	$2,475,000
CVS – Austin, TX	Drugstore	1	CVS Pharmacy, Inc.	10,906	3,054,150
Tractor Supply – Lockhart, TX	Specialty Retail	1	Tractor Supply Co. of Texas LP	18,800	2,920,000
Walgreens – Reidsville, NC	Drugstore	1	Walgreen Co.	14,550	5,125,000
The Parke – San Antonio, TX	Shopping Center	4	Various	105,743	7,250,000
Tractor Supply – Brunswick, GA	Specialty Retail	1	Tractor Supply Company	19,097	3,397,000
CVS – Erie, PA	Drugstore	1	Pennsylvania CVS Pharmacy, LLC	10,125	2,300,000
CVS – Mansfield, OH	Drugstore	1	Ohio CVS Stores, LLC	10,722	2,299,000
Advance Auto – Macomb, MI	Automotive Parts	1	Advance Stores Company, Inc.	7,000	2,099,000

				212,468	$30,919,150

(1)	Includes square feet of buildings that are on land subject to ground leases.

Risk Factors

The following disclosure supersedes and replaces the disclosure beginning on page 51 of the prospectus under the subheading “Risk Factors – Risks Related to Our Corporate Structure – If we internalize our management functions, we may be unable to obtain key personnel, which could adversely affect our operations and the value of your investment.”

If we internalize our management functions, we may be unable to obtain key personnel, which could adversely affect our operations and the value of your investment.

If we were to internalize our management functions, certain key employees of the advisor may not become our employees, but may instead remain employees of our advisor or its affiliates. An inability to manage an internalization transaction effectively could thus result in our incurring additional costs, including potentially significant litigation costs; or experiencing operational issues that could divert our management’s attention from management of our investments and negatively impact the value of your investment.

The following information supersedes and replaces the section of our prospectus captioned “Investment Objectives, Strategy and Policies — Public Disclosure of our Investments” beginning on page 80 of the prospectus:

Real Property Investments

We engage in the acquisition and ownership of commercial properties in the retail, office and industrial sectors that are leased to creditworthy tenants under long-term net leases, and are strategically located throughout the United States and U.S. protectorates.

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As of April 12, 2012, we, through separate wholly-owned limited liability companies and limited partnerships, owned nine properties located in seven states, consisting of 212,468 gross rentable square feet of commercial space. The properties were acquired through the use of proceeds from our initial public offering and proceeds from our line of credit. Our properties as of April 12, 2012 are listed below in order of date of acquisition:

Property Description	Date Acquired	Year Built	Purchase Price	Initial Yield (1)	Average Yield (2)	Physical Occupancy
Walgreens – Albuquerque, NM	December 7, 2011	1995	$2,475,000	7.90%	7.90%	100%
CVS – Austin, TX	December 8, 2011	1997	3,054,150	7.01%	7.01%	100%
Tractor Supply – Lockhart, TX	December 8, 2011	2008	2,920,000	7.87%	8.91%	100%
Walgreens – Reidsville, NC	December 8, 2011	2008	5,125,000	7.06%	7.06%	100%
The Parke – San Antonio, TX	December 9, 2011	2008	7,250,000	6.50%	7.67%	95%
Tractor Supply – Brunswick, GA	December 9, 2011	2008	3,397,000	7.80%	8.85%	100%
CVS – Erie, PA	December 9, 2011	1999	2,300,000	7.65%	7.65%	100%
CVS – Mansfield, OH	December 9, 2011	1998	2,299,000	7.35%	7.35%	100%
Advance Auto – Macomb, MI	December 20, 2011	2009	2,099,000	8.30%	8.30%	100%

			$30,919,150

(1)	Initial yield is calculated as the current annualized rental income for the in-place leases at the respective property divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs. The properties are subject to long-term triple net or double net leases, and the future costs associated with the double net leases are unpredictable. We expect the majority of our properties will be subject to triple net leases. Accordingly, our management believes that current annualized rental income is a more appropriate figure from which to calculate initial yield than net operating income.
(2)	Average yield is calculated as the average annual rental income, adjusted for any rent incentives, for the in-place leases over the non-cancellable lease term at the respective property divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs. The properties are subject to long-term triple net or double net leases, and the future costs associated with the double net leases are unpredictable. We expect the majority of our properties will be subject to triple net leases. Accordingly our management believes that average annual rental income is a more appropriate figure from which to calculate average yield than net operating income.

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The following table sets forth the principal provisions of the lease term for the major tenants at each of the properties listed above:

Property	Major Tenants (1)	Total Square Feet Leased	% of Total Rentable Square Feet		Renewal Options (2)	Current Annual Base Rent		Base Rent per Square Foot		Lease Term (3)
Walgreens – Albuquerque, NM	Walgreen Co.	15,525	100%		4/5 yr.	$195,574		$12.60		12/7/2011	4/30/2026
CVS – Austin, TX	CVS Pharmacy, Inc.	10,906	100%		5/5 yr.	214,000		19.62		12/8/2011	9/30/2036
Tractor Supply – Lockhart, TX	Tractor Supply Co. of Texas LP	18,800	100%		4/5 yr.	229,680	(4)	12.22		12/8/2011	7/31/2023
Walgreens – Reidsville, NC	Walgreen Co.	14,550	100%		10/5 yr.	362,050		24.88		12/8/2011	10/31/2033
The Parke – San Antonio, TX	Kohl’s Illinois Inc.	— (5)	85	%(6)	6/5 yr.	190,000	(4)	0.46	(7)	12/9/2011	1/31/2028
	JPMorgan Chase Bank, NA	— (5)	4	%(6)	4/5 yr.	150,000	(4)	3.44	(7)	12/9/2011	9/30/2027
	McDonald’s USA, LLC	— (5)	4	%(6)	4/5 yr.	90,000	(4)	1.20	(7)	12/9/2011	10/11/2029
Tractor Supply – Brunswick, GA	Tractor Supply Company	19,097	100%		4/5 yr.	265,000	(4)	13.88		12/9/2011	6/6/2023
CVS – Erie, PA	Pennsylvania CVS Pharmacy, LLC	10,125	100%		6/5 yr.	176,000		17.38		12/9/2011	1/31/2037
CVS – Mansfield, OH	Ohio CVS Stores, LLC	10,722	100%		6/5 yr.	169,000		15.76		12/9/2011	1/31/2037
Advance Auto – Macomb, MI	Advance Stores Company, Inc.	7,000	100%		3/5 yr.	174,226		24.89		12/20/2011	7/31/2024

(1)	Major tenants include those tenants that occupy greater than 10% of the rentable square feet of the property, or those tenants whose annual rental revenue accounts for greater than 10% of the property’s annual rental revenue.
(2)	Represents number of renewal options and the term of each option.
(3)	Represents lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancellable lease term.
(4)	The annual base rent under the lease increases every five years by 10% of the then-current annual base rent.
(5)	Subject to a ground lease.
(6)	Percentage based on square feet of the building.
(7)	The base rent per square foot is based on the square footage of the land parcel as the property is subject to a ground lease.

Placement of Debt on Certain Real Property Investments

On December 8, 2011, our operating partnership entered into a secured revolving credit facility (the “Credit Facility”) providing for up to $50.0 million of borrowings pursuant to a credit agreement (the “Credit Agreement”) with J.P. Morgan Securities, LLC, as sole lead arranger and sole bookrunner, JPMorgan Chase Bank, N.A. (“JPMorgan Chase”) as administrative agent, and other lending institutions that may become parties to the Credit Agreement (collectively, with JPMorgan Chase, the “Lenders”).

The Credit Facility allows our operating partnership to borrow up to $50.0 million in revolving loans (the “Revolving Loans”), with the maximum amount outstanding not to exceed (i) 70% of the aggregate value allocated to each qualified property comprising the borrowing base (the “Borrowing Base”) during the period from December 8, 2011 through June 7, 2012 (the “Tier One Period”); (ii) 65% of the Borrowing Base during the period from June 8, 2012 to December 7, 2012 (the “Tier Two Period”); and (iii) 60% of the Borrowing Base during the period from December 8, 2012 through December 8, 2014 (the “Tier Three Period”). On March 20, 2012, we modified the terms of the Credit Facility to extend (1) the Tier One Period through the earlier of September 7, 2012 or the date selected by us by written notice and (2) the Tier Two Period to the earlier of March 7, 2013 or the date selected by us by written notice. As a result of these extensions, the commencement of the Tier Three Period will be the day following the new termination date of the Tier Two Period. As of April 12, 2012, the Borrowing Base under the Credit Facility was approximately $30.8 million based on the underlying collateral pool for qualified properties. Up to 15.0% of the total amount available may be used for issuing letters of credit and up to 10.0% of the Credit Facility, not to exceed $15.0 million may be used for “swingline” loans. Subject to meeting certain conditions described in the Credit Agreement and the payment of certain fees, the amount of the Credit Facility may be

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increased up to a maximum of $250.0 million (the “Accordion Feature”). The Credit Facility matures on December 8, 2014. As of April 12, 2012, our operating partnership had outstanding borrowings of approximately $21.4 million under the Credit Facility.

The Revolving Loans will bear interest at rates depending upon the type of loan specified by our operating partnership. For a eurodollar rate loan, as defined in the Credit Agreement, the interest rate will be equal to the one-month LIBOR (the “Eurodollar Rate”) for the interest period, plus the applicable rate (the “Eurodollar Applicable Rate”). The Eurodollar Applicable Rate is based upon the applicable period then in effect, and ranges from 2.40% during the Tier Three Period to 2.70% during the Tier One Period. For floating rate loans, the interest rate will be a per annum amount equal to the applicable rate (the “Floating Applicable Rate”) plus the greatest of (a) the Federal Funds Rate plus 0.5%; (b) JPMorgan Chase’s Prime Rate; or (c) LIBOR plus 1.0%. The Floating Applicable Rate is based upon the applicable period then in effect, and ranges from 1.40% during the Tier Three Period to 1.70% during the Tier One Period.

Tenant Lease Expirations

As of April 12, 2012, we had no leases expiring within the next ten years.

Depreciable Tax Basis

For federal income tax purposes, the aggregate depreciable basis in the properties noted above is approximately $18.2 million. When we calculate depreciation expense for federal income tax purposes, we depreciate buildings and improvements over a 40-year recovery period, land improvements over a 20-year recovery period and furnishings and equipment over a 12-year recovery period using a straight-line method and a mid-month convention. The preliminary depreciable basis in the properties noted above is estimated, as of April 12, 2012, as follows:

Wholly-owned Property	Depreciable Tax Basis
Walgreens – Albuquerque, NM	$1,601,357
CVS – Austin, TX	1,684,878
Tractor Supply – Lockhart, TX	2,455,681
Walgreens – Reidsville, NC	4,564,087
The Parke – San Antonio, TX	338,323	(1)
Tractor Supply – Brunswick, GA	2,873,706
CVS – Erie, PA	1,284,848
CVS – Mansfield, OH	2,021,338
Advance Auto – Macomb, MI	1,380,881

	$18,205,099

(1)	Depreciable basis excludes any ground leases.

We currently have no plans for any renovations, improvements or development of the properties listed above and we believe the properties are adequately insured. We intend to obtain adequate insurance coverage for all future properties that we acquire.

Our advisor and its affiliates are continually evaluating various potential property investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties. If we believe that a reasonable probability exists that we will acquire a specific property, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major

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contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed upon the respective real property and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. You should understand that the disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change prior to any actual purchase.

Management

The following information supersedes and replaces the section of our prospectus captioned “Management — Executive Officers and Directors” and “Management — The Advisor” beginning on page 93 of the prospectus:

Executive Officers and Directors

Our board of directors has elected Christopher H. Cole to serve as our chief executive officer and president, D. Kirk McAllaster, Jr. to serve as our executive vice president, chief financial officer and treasurer. Although most of the services Mr. Cole and Mr. McAllaster provide to our company are in their roles as executive officers of our advisor, they have certain duties in their capacity as executive officers of our company arising from Maryland corporate law, our charter and bylaws. We do not directly compensate Mr. Cole, Mr. McAllaster, or Mr. Nemer for their services as executive officers or directors of our company, nor do we reimburse our advisor or any affiliate of our advisor for their salaries or benefits. We have provided below certain information about our executive officers and directors.

Name	Age*	Position(s)

Christopher H. Cole	59	Chairman of our Board of Directors, Chief Executive Officer and President
D. Kirk McAllaster, Jr.	45	Executive Vice President, Chief Financial Officer and Treasurer
George N. Fugelsang	71	Independent Director
Roger D. Snell	56	Independent Director
Richard J. Lehmann	68	Independent Director
Marc T. Nemer	39	Director

*	As of April 12, 2012.

Christopher H. Cole has served as our chairman, chief executive officer and president since our formation in July 2010. He also served as the chief executive officer of our advisor from its formation in July 2010 until June 2011. Mr. Cole has served as the chairman, chief executive officer and president of Cole Credit Property Trust IV, Inc. (Cole Credit Property Trust IV”) since its formation in July 2010. He served as CEO of Cole REIT Advisors IV, LLC (“CCPT IV Advisors”) from July 2010 until June 2011. Mr. Cole has also served as the chairman, chief executive officer and president of Cole Corporate Income Trust since April 2010. He served as the chief executive officer of Cole Corporate Income Advisors, LLC (“CCI Advisors”) from April 2010 until June 2011. Mr. Cole has served as the chairman, chief executive officer and president of Cole Credit Property Trust I since its formation in March 2004. He served as the chief executive officer of Cole REIT Advisors, LLC (“CCPT I Advisors”) from its formation in April 2004 until June 2011 and as its president from April 2004 until March 2007 and from October 2007 until April 2010. Mr. Cole has served as the chairman, chief executive officer and president of Cole Credit Property Trust II since its formation in September 2004. He served as the chief executive officer of Cole REIT Advisors II, LLC (“CCPT II Advisors”) from its formation in September 2004 until June 2011 and as its president from September 2004 until March 2007 and from October 2007 until April 2010. Mr. Cole has served as the

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chairman, chief executive officer and president of Cole Credit Property Trust III since its formation in January 2008. He served as the chief executive officer of Cole REIT Advisors III, LLC (“CCPT III Advisors”) from its formation in January 2008 until June 2011, as its president from January 2008 until April 2010, and as its treasurer from January 2008 until September 2008.

Mr. Cole has been the sole stockholder and treasurer of Cole Holdings Corporation since its formation in August 2004, has served as its chairman and secretary since October 2007 and previously served as chief executive officer from August 2004 until June 2011 and as president from August 2004 until April 2010. Mr. Cole has also been engaged as a general partner in the structuring and management of real estate limited partnerships since February 1979. Mr. Cole has served as the treasurer of Cole Realty Advisors since its formation in November 2002, and previously served as its chief executive officer from August 2004 until June 2011 and as president from November 2002 until March 2007 and from October 2007 until September 2009 and as its secretary from November 2002 until December 2002. Mr. Cole has served as the treasurer of Cole Capital Partners since January 2003 and previously served as its chief executive officer from January 2003 until June 2011 and its president from January 2003 to March 2007 and from October 2007 until April 2010. Mr. Cole has served as the treasurer of Cole Capital Advisors since its formation in November 2002, and previously served as its chief executive officer from December 2002 until June 2011, as its president from November 2002 until March 2007 and from October 2007 until April 2010, and as its secretary from November 2002 until December 2002.

Mr. Cole has served as the chief executive officer and treasurer of the Cole Growth Opportunity Fund I GP, LLC since its formation in March 2007. Mr. Cole served as the executive vice president and treasurer of Cole Capital Corporation from December 2002 until January 2008. Mr. Cole has been the sole director of Cole Capital Corporation since December 2002. Mr. Cole was selected to serve as a director of our company based upon Mr. Cole’s experience and relationships in the non-exchange traded REIT and real estate industries, along with his knowledge of the Cole Real Estate Investments organization.

D. Kirk McAllaster, Jr. has served as our executive vice president, chief financial officer and treasurer since our formation in July 2010. He also has served as executive vice president and chief financial officer (REITS and real estate funds) of our advisor since its formation in July 2010. Mr. McAllaster has served as executive vice president, chief financial officer, and treasurer of Cole Credit Property Trust IV since its formation in July 2010. He has served as the executive vice president and chief financial officer of CCPT IV Advisors since its formation in July 2010. Mr. McAllaster has also served as the executive vice president, chief financial officer and treasurer of Cole Corporate Income Trust since April 2010. He has served as the executive vice president, chief financial officer and treasurer (REITs and real estate funds) of CCI Advisors since April 2010. Mr. McAllaster has served as executive vice president and chief financial officer of Cole Credit Property Trust I and Cole Credit Property Trust II since October 2007, and has been a member of the board of directors of Cole Credit Property Trust I since May 2008. He has served as executive vice president, chief financial officer and treasurer of Cole Credit Property Trust III since its formation in January 2008, and served as its secretary from January 2008 to November 2010. He has served as executive vice president and chief financial officer (REITs and real estate funds) of CCPT I Advisors and CCPT II Advisors since March 2007, and previously served as vice president, finance for each of CCPT I Advisors and CCPT II Advisors from December 2005 until March 2007. He also has served as executive vice president and chief financial officer (REITs and real estate funds) of CCPT III Advisors since its formation in January 2008. Mr. McAllaster has served as executive vice president, chief financial officer and treasurer (REITs and real estate funds) of Cole Realty Advisors since September 2009, and previously served as executive vice president and chief financial officer from March 2007 until September 2009. Mr. McAllaster has served as executive vice president and chief financial officer (REITS and real estate funds) of Cole Capital Partners and Cole Capital Advisors since March 2007 and previously served as vice president, finance for each of Cole Capital Partners and Cole Capital Advisors from December 2005 until March 2007. Prior to joining Cole in May 2003, Mr. McAllaster worked for six years with Deloitte & Touche LLP, most recently as audit senior manager. He has over 20 years of accounting and finance experience in public accounting and private industry. Mr. McAllaster received a B.S. degree from California State Polytechnic University — Pomona with a major in Accounting. He is a Certified Public Accountant licensed in the states of Arizona and Tennessee and is a member of the American Institute of CPAs and the Arizona Society of CPAs.

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George N. Fugelsang has served as our director since September 2011. Mr. Fugelsang has served as a member of the board of directors of Cole Credit Property Trust II since May 2010 and as a member of its audit committee since June 2010. From 1994 through 2001, Mr. Fugelsang was chief executive officer of Dresdner Kleinwort Benson North America, the U.S.-based investment banking business of Dresdner Bank AG, where he was responsible for all of Dresdner Bank AG’s activities in North America. From 1996 until 2001, Mr. Fugelsang was also chairman of the board of Dresdner Bank Mexico, S.A., chairman of the board of Dresdner Bank Canada and a member of the board of directors of Dresdner RCM Global Investors LLC. Mr. Fugelsang served on the board of managers of Mrs. Fields’ Famous Brands, LLC from May 2004 until July 2008. Mr. Fugelsang also served on the boards of trustees of the Institute of International Bankers and the Thunderbird School of Global Management, and as a member of the board of directors of Advanced Research Technologies of Montreal, Canada. He was also a member of the board of the New York City Partnership, the German American Chamber of Commerce, Inc., and a director of the Foreign Policy Association in New York. Mr. Fugelsang formerly served on the advisory board of the Monterey Institute of International Studies, an affiliate of Middlebury College. Mr. Fugelsang was nominated to serve as a director because of his experience as the chief executive officer of an investment bank, his extensive financing experience and his general business accomplishments, all of which are expected to bring valuable insight to the board of directors.

Roger D. Snell has served as our director since September 2011. Mr. Snell has been managing director of SIP Investment Partners, a commercial real estate investment firm, since February 2003 and chief investment officer of Veritas Investments, a San Francisco based apartment investment company since January 2012. From February 1997 to June 2002, Mr. Snell was president and chief executive officer of Peregrine Real Estate Investment Trust, a publicly-traded commercial real estate and hotel property REIT that was reorganized into a private company named WinShip Properties. Prior to joining Peregrine, Mr. Snell was managing director of Snell & Co., LLC, an investment advisory firm, in 1996, and president and chief executive officer of Perini Investment Properties, a publicly traded REIT focusing on commercial real estate and hotel properties (later renamed Pacific Gateway Properties), from January 1993 to January 1996. Prior to joining Perini, Mr. Snell held various leadership positions in other commercial real estate development companies. Mr. Snell received an MBA from Harvard Business School and a B.S. degree from the University of California, Berkeley. Mr. Snell was nominated to serve as a director because of his experience as a real estate industry executive with executive investment, capital markets and portfolio management expertise, all of which are expected to bring valuable insight to the board of directors.

Richard J. Lehmann, age 67, has served as a director of the Company since January 2012. He has served as the founding principal of The Biltmore Bank of Arizona and chairman of Bank Capital Corporation, its holding company, since 2002. Mr. Lehmann began his banking career with Citibank in 1969. When he left Citibank in 1988 he was senior corporate officer for Europe, Middle East and Africa. In 1988, he became chairman and chief executive officer of Valley National Bank of Arizona and served in that capacity until the bank was sold to Banc One Corporation in 1993. Mr. Lehmann remained with the combined company and was appointed president and chief operating officer of Banc One and as a member of its board of directors in 1995. Following the merger of Banc One with First Chicago NBD Corporation to form Bank One Corporation in 1998, Mr. Lehmann served as vice chairman of the combined entity with responsibility for all consumer banking activities until his retirement on December 31, 1999. Mr. Lehmann also serves on the boards of directors and the compensation committee of Knight Transportation, Inc. and as director and chairman of the finance and investments committee of the TGen Foundation, as well as on the advisory board of the Mayo Clinic Arizona. He previously served on the boards of eFunds Corporation, iCrossing, Inc., Moore Corporation, and the Thunderbird School of Global Management. Prior civic activities include board participation with the Phoenix Art Museum, Ohio State University Hospital, Greater Phoenix Leadership, United Way of Greater Phoenix (campaign Chairman), and The Nature Conservancy of Arizona. Mr. Lehmann received an MBA and BA from the University of Washington. Mr. Lehmann was selected to serve as a director because of his experience as a financial services industry executive, with strong leadership, finance and global experience, all of which are expected to bring valuable insight to the board of directors.

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Marc T. Nemer serves as president and chief executive officer of our advisor. Mr. Nemer has served as the president of CCPT IV Advisors since its formation in July 2010, and as president and chief executive officer since June 2011. Mr. Nemer has served as chief executive officer of Cole Holdings Corporation (d/b/a Cole Real Estate Investments), the parent company of our advisor and affiliates, since June 2011, and as its president since May 2010. He has served as the president, secretary and treasurer of Cole Capital Corporation since January 2008. Mr. Nemer has served as the chief executive officer of CCI Advisors since June 2011 and as its president since April 2010. He has served as chief executive officer of Cole Capital Advisors since June 2011 and as its executive vice president and managing director of capital markets since March 2008. He previously served as its executive vice president, securities and regulatory affairs, from October 2007 until March 2008, as its vice president, legal services and compliance, from March 2007 until October 2007 and as its legal counsel from February 2006 to March 2007. He has served as chief executive officer of Cole Capital Partners since June 2011 and as its executive vice president and managing director of capital markets since March 2008. He previously served as its executive vice president, securities and regulatory affairs, from October 2007 until March 2008 and as its vice president, legal services and compliance, from March 2007 until October 2007. Mr. Nemer has served as chief executive officer for CCPT I Advisors and CCPT II Advisors since June 2011, and previously served for each as executive vice president and managing director of capital markets from March 2008 until April 2010, and as executive vice president, securities and regulatory affairs from October 2007 until March 2008. He has served as chief executive officer of CCPT III Advisors since June 2011, and its president since April 2010, as executive vice president and managing director of capital markets from September 2008 until April 2010, and as executive vice president, securities and regulatory affairs from its formation in January 2008 until September 2008. Mr. Nemer has served as chief executive officer of Cole Realty Advisors since June 2011 and previously served as its executive vice president and managing director of capital markets from March 2008 to June 2011, as its executive vice president, securities and regulatory affairs from October 2007 until March 2008, and as its vice president, legal services and compliance from March 2007 until October 2007. Prior to joining Cole, Mr. Nemer was an attorney with the international law firm Latham & Watkins LLP, where he specialized in securities offerings (public and private), corporate governance, and mergers and acquisitions from July 2000 until February 2006. Prior to that, Mr. Nemer worked at the international law firm Skadden, Arps, Slate, Meagher & Flom LLP, where he worked as an attorney in a similar capacity from August 1998 until July 2000. Mr. Nemer earned a J.D. from Harvard Law School in 1998 and a B.A. from the University of Michigan in 1995. Mr. Nemer was selected to serve as a director of the Company because of his extensive knowledge and relationships within the non-exchange traded REIT industry, his knowledge of the Cole Real Estate Investments organization in his capacity as its chief executive officer and president, and his legal, regulatory and compliance experience, all of which are expected to bring valuable insight to the board of directors.

The Advisor

Our advisor is Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC, an affiliate of our sponsor, Cole Real Estate Investments. Our executive officers and the chairman of our board of directors also are officers, key personnel and/or members of our advisor. Our advisor currently has no paid employees; however, our advisor’s affiliates have over 200 full-time employees, many of whom will serve as dual employees, of our advisor and of affiliates of our advisor, and dedicate a portion of his or her time providing services to our advisor. All of our day-to-day operations will be managed by our advisor.

Our advisor has contractual and fiduciary responsibility to us and our stockholders pursuant to the advisory agreement. Our advisor is wholly-owned indirectly by Christopher H. Cole.

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The officers and key personnel of our advisor or certain affiliates are as follows:

Name	Age*	Position(s)

Marc T. Nemer	39	President and Chief Executive Officer
Stephan Keller	44	Executive Vice President and Chief Financial Officer
D. Kirk McAllaster, Jr.	45	Executive Vice President and Chief Financial Officer (REITs and Real Estate Funds)
Jeffrey C. Holland	40	Executive Vice President and Head of Capital Markets
Chong P. Huan	54	Executive Vice President and Head of Technology & Infrastructure
John M. Pons	48	Executive Vice President, Secretary, and General Counsel — Real Estate
Thomas W. Roberts	53	Executive Vice President and Managing Director of Real Estate
Mitchell A. Sabshon	60	Executive Vice President and Chief Operating Officer
Indraneel Karlekar	40	Executive Vice President and Chief Investment Strategist

* As of April 12, 2012.

The background of Mr. Nemer and Mr. McAllaster are described in the “— Executive Officers and Directors” section above. Below is a brief description of the other officers and key employees of our advisor.

Stephan Keller has served as executive vice president and chief financial officer of our advisor since January 2012. In this role, he is responsible for leading our advisor’s accounting and reporting functions. He also focuses on corporate strategy, corporate business planning, treasury, controls and corporate financing activities. Mr. Keller also serves as executive vice president and chief financial officer of Cole Capital Advisors, Cole Capital Partners, CCPT I Advisors, CCPT II Advisors, CCPT III Advisors, Cole Corporate Income Advisors and CCPT IV Advisors. Prior to joining Cole Real Estate Investments as executive vice president and chief financial officer in November 2011, Mr. Keller worked for UBS AG from 1992 to 2011, including serving as vice chairman, investment banking of the Financial Institutions Group from 2010 to 2011, group treasurer from 2006 to 2010, chief risk officer of UBS Investment Bank from 2004 to 2006 and chief risk officer for the U.S. Wealth Management business from 2002 to 2004. Mr. Keller received his M.B.A. from the University of St. Gallen, Switzerland.

Jeffrey C. Holland serves as executive vice president and head of capital markets of our advisor. In this role, he provides strategic direction and oversees external and internal sales, marketing, broker-dealer relations, due diligence and securities operations. He has also served as executive vice president and head of capital markets of CCI Advisors, Cole Capital Advisors, Cole Capital Partners, CCPT I Advisors, CCPT II Advisors, CCPT III Advisors, CCI Advisors, and CCPT IV Advisors since January 2011. Prior to joining Cole Real Estate Investments in December 2010, Mr. Holland held several roles at BlackRock, Inc.’s U.S. Retail division, an asset management business focused on financial advisor-intermediated distribution channels, including chief operating officer from 2008 to 2010 and co-head of product development and management from 2006 to 2008. Prior to joining BlackRock, Mr. Holland served as vice president, consulting services, for Raymond James & Associates from 2003 to 2006. Mr. Holland served at Capital Resource Advisors from 1999 to 2003, most recently as director in the Business Strategies Group. From 1996 to 1999, he worked as an engagement manager for McKinsey & Company, Inc. Mr. Holland earned a JD from Harvard Law School and a BA from the University of Puget Sound.

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Chong P. Huan has served as executive vice president and head of technology & infrastructure our advisor since January 2011. In this role, he is responsible for oversight of all technology operations, including infrastructure and application development, strategic planning and information management. He also serves as executive vice president and head of technology & infrastructure of Cole Capital Advisors, Cole Capital Partners, CCPT I Advisors, CCPT II Advisors, CCPT III Advisors, CCI Advisors and CCPT IV Advisors. Prior to joining Cole Real Estate Investments, Mr. Huan served as principal and founder of CIR Solutions LLC, an information technology consulting firm, from 2009 to 2010. Mr. Huan served as chief technology officer and managing director for Citi Global Investment Research from 2007 to 2009. Prior to joining Citi Global Investment Research, he served as senior information officer and vice president of AIG Investment in 2007, chief information officer and senior managing director of New York Life Investment Management from 2000 to 2006, and head of information technology in the Americas with UBS Private Banking and Asset Management from 1996 to 2000. Mr. Huan holds an Executive Masters in technology management from The Wharton School, University of Pennsylvania and an MBA from Northeastern University, and received a BS in engineering with honors from Oxford, U.K. He is also a Moore Fellow at the University of Pennsylvania’s School of Engineering and Applied Sciences.

John M. Pons serves as executive vice president, secretary and general counsel — real estate of our advisor and CCPT IV Advisors. Mr. Pons has served as executive vice president and general counsel — real estate of CCI Advisors since its formation in April 2010, and as its secretary since January 2011 and from April 2010 until August 2010. He has served as executive vice president, general counsel and secretary of CCPT III Advisors since its formation in January 2008, and previously served as its chief operating officer from January 2008 until May 2008. Mr. Pons has served as secretary of Cole Credit Property Trust II since its formation in September 2004. He served as a member of Cole Credit Property Trust II’s board of directors from September 2004 until November 2004. Mr. Pons has served as executive vice president, general counsel and secretary of CCPT II Advisors since September 2008, and previously served as its executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as its executive vice president, chief operating officer, general counsel and secretary from March 2007 until October 2007, as its senior vice president and general counsel from December 2005 until March 2007, as its senior vice president and counsel from August 2005 until December 2005 and as its vice president, counsel and secretary from September 2004 until August 2005. Mr. Pons also has served as secretary for Cole Credit Property Trust I and has been a member of its board of directors since its formation in March 2004. He has served as executive vice president, general counsel and secretary of CCPT I Advisors since September 2008, and previously served as its executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as its executive vice president, chief operating officer, general counsel and secretary from March 2007 until October 2007, as its senior vice president and general counsel from December 2005 until March 2007, as its senior vice president and counsel from August 2005 until December 2005 and as its vice president, counsel and secretary from March 2004 until August 2005. Mr. Pons has served as executive vice president, general counsel and secretary of Cole Realty Advisors since September 2008, and previously served as its executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as its executive vice president, chief operating officer and general counsel from March 2007 until October 2007, and as its senior vice president from January 2006 until March 2007. He has served as executive vice president, general counsel and secretary of Cole Capital Advisors and Cole Capital Partners since September 2008, and previously served for each as its executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as its executive vice president, chief operating officer and general counsel from March 2007 until October 2007, as its senior vice president and general counsel from December 2005 until March 2007, as its senior vice president and counsel from August 2005 until December 2005, and as its vice president and counsel from September 2003 until August 2005. Prior to joining Cole in September 2003, Mr. Pons was an associate general counsel and assistant secretary with GE Capital Franchise Finance Corporation since December 2001. He was in private practice prior thereto. Before attending law school, Mr. Pons was a Captain in the United States Air Force where he served from 1988 until 1992. Mr. Pons received a B.S. degree in Mathematics from Colorado State University and a M.S. degree in Administration from Central Michigan University before earning his J.D. (Order of St. Ives) in 1995 at the University of Denver.

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Thomas W. Roberts serves as executive vice president and managing director of real estate of our advisor and CCPT IV Advisors. He has served as president of Cole Realty Advisors since September 2009. Mr. Roberts has also served as executive vice president and managing director of real estate of CCI Advisors since April 2010, and of Cole Capital Advisors, Cole Capital Partners, CCPT I Advisors, CCPT II Advisors and CCPT III Advisors since September 2009. Prior to joining Cole Real Estate Investments, Mr. Roberts served as president and chief executive officer of Opus West Corporation, a Phoenix-based real estate developer, from March 1993 until May 2009. Mr. Roberts also worked as vice president, real estate development for the Koll Company from 1986 until 1990. In July 2009, Opus West Corporation filed for Chapter 11 bankruptcy protection. Mr. Roberts received a B.S. from Arizona State University. Mr. Roberts has been active in many professional and community organizations including the Greater Phoenix Economic Council, International Council of Shopping Centers, National Association of Industrial and Office and Properties, Young Presidents Organization, Urban Land Institute, Phoenix Boys and Girls Club, and Xavier College Preparatory Board of Trustees.

Mitchell A. Sabshon serves as executive vice president and chief operating officer of our advisor and CCPT IV Advisors. In this role, he is responsible for corporate finance, asset management, property management, leasing and high yield portfolio management. He also works on a broad range of initiatives across the Cole Real Estate Investments organization, including issues pertaining to corporate and portfolio strategy, product development and systems. He has also served as executive vice president and chief operating officer of CCI Advisors, Cole Capital Advisors, Cole Capital Partners, CCPT I Advisors, CCPT II Advisors, CCPT III Advisors and CCI Advisors since November 2010. Prior to joining Cole Real Estate Investments in November 2010, Mr. Sabshon served as managing partner and chief investment officer of EndPoint Financial LLC, an advisory firm providing acquisition and finance advisory services to equity investors, from 2008 to 2010. Mr. Sabshon served as chief investment officer and executive vice president of GFI Capital Resources Group, Inc., a national owner-operator of multifamily properties, from 2007 to 2008. Prior to joining GFI, Mr. Sabshon served with Goldman Sachs & Company from 2004 to 2007 and from 1997 to 2002 in several key strategic roles, including president and chief executive officer of Goldman Sachs Commercial Mortgage Capital and head of the Insurance Client Development Group. From 2002 to 2004, Mr. Sabshon was executive director of the U.S. Institutional Sales Group at Morgan Stanley. Mr. Sabshon held various positions at Lehman Brothers Inc. from 1991 to 1997, most recently as senior vice president in the Real Estate Investment Banking Group. Prior to joining Lehman Brothers, Mr. Sabshon was an attorney in the Real Estate Structured Finance group of Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Sabshon received his JD from Hofstra University School of Law and a BA from George Washington University.

Indraneel Karlekar serves as executive vice president and chief investment strategist of our advisor and CCPT IV Advisors. In this role, he is responsible for leading our advisor’s real estate investment strategy and continually enhancing Cole Real Estate Investments’ product offerings. He also works on a broad range of initiatives across the Cole Real Estate Investments organization, including serving as the firm’s economist. Mr. Karlekar also serves as executive vice president and chief investment strategist of Cole Capital Advisors, Cole Capital Partners, CCPT I Advisors, CCPT II Advisors, CCPT III Advisors and CCI Advisors. Prior to joining Cole Real Estate Investments in May 2011, Mr. Karlekar was head of global research and strategy at ING Clarion Real Estate Securities/ING Clarion Partners from 2003 through April 2011, where he was a member of the firm’s investment team and head of its asset allocation committee. Mr. Karlekar served as vice president and head of research of AIG Global Real Estate in 2003, and as a senior analyst — Asia-Pacific for The Economist Intelligence Unit (Economist Group) from 1999 to 2003. Mr. Karlekar received his Ph.D. in Economic Geography and his M.Phil. in International Relations from the University of Cambridge, England; an MA in International History from Jawaharlal Nehru University, New Delhi, India; and a BA in Global History from St. Stephen’s College in New Delhi, India.

In addition to the officers and key personnel listed above, our advisor employs personnel on a dual basis with the other entities that comprise our sponsor who have extensive experience in selecting, managing and selling commercial properties similar to the properties sought to be acquired by us. As of the date of this prospectus, our advisor is the sole limited partner of our operating partnership.

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Share Purchases and Redemptions

The following disclosure supersedes and replaces the third paragraph in the section of our prospectus captioned “Share Purchases and Redemptions – Buying Shares – Sales Price of Our Shares” beginning on page 173 of the prospectus.

You will not know at the time you decide to purchase shares of our common stock precisely the price at which your order will be executed. You will have available through our website information about the NAV per share upon which the price for our common stock was based on the immediately preceding business day, and through our prospectus, the methodology pursuant to which our NAV, and thus the price at which shares of our common stock will be sold on the current business day, is determined. Though under normal circumstances we would not anticipate that our NAV will generally vary significantly from one day to the next, there can be no assurance that will be the case. You will receive a confirmation of your purchase order and therefore will know the price at which your order was executed. On a monthly basis, we will file with the SEC a prospectus supplement disclosing the daily determination of our NAV per share for each business day in the preceding month. If our NAV per share changes more than 5% from our NAV per share as of the end of the previous month, we will file with the SEC a prospectus supplement disclosing that fact. We will also file a prospectus supplement disclosing the daily determination of our NAV per share. Additionally, during the early stages of the Company’s life, while our portfolio is growing in size and diversification, if we become aware of facts or circumstances that are likely to materially affect our NAV on any particular day, we will disclose the information as promptly as reasonably practicable through a press release that is posted on our website and in our filings with the SEC, and we may also decline to accept purchase orders from investors until such information is disclosed or reconfirm orders that were placed after we became aware of such facts and circumstances.

The following sentence is added to the paragraph labeled (1) in the section of our prospectus captioned “How to Purchase Our Shares” beginning on page 174 of the prospectus.

The systematic investment program is not available to Maine or Nebraska investors.

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Historical NAV per share

The following information supplements and should be read in conjunction with, the cover page of our prospectus, and all other references that discuss our NAV per share included in the prospectus:

The following is a list of our NAV per share on each business day for the months of January and February 2012:

Date	NAV Per Share	Date	NAV Per Share	Date	NAV Per Share
January 3, 2012	$14.99	February 1, 2012	$14.99	March 1, 2012	$14.99
January 4, 2012	$14.99	February 2, 2012	$14.99	March 2, 2012	$14.99
January 5, 2012	$14.99	February 3, 2012	$14.99	March 5, 2012	$14.99
January 6, 2012	$14.99	February 6, 2012	$14.99	March 6, 2012	$14.99
January 9, 2012	$14.99	February 7, 2012	$14.99	March 7, 2012	$14.99
January 10, 2012	$14.99	February 8, 2012	$14.99	March 8, 2012	$14.99
January 11, 2012	$14.99	February 9, 2012	$14.99	March 9, 2012	$14.99
January 12, 2012	$14.99	February 10, 2012	$14.99	March 12, 2012	$14.99
January 13, 2012	$14.99	February 13, 2012	$14.99	March 13, 2012	$14.99
January 17, 2012	$14.99	February 14, 2012	$14.99	March 14, 2012	$14.99
January 18, 2012	$14.99	February 15, 2012	$14.99	March 15, 2012	$14.99
January 19, 2012	$14.99	February 16, 2012	$14.99	March 16, 2012	$14.99
January 20, 2012	$14.99	February 17, 2012	$14.99	March 19, 2012	$15.00
January 23, 2012	$14.99	February 21, 2012	$14.99	March 20, 2012	$15.00
January 24, 2012	$14.99	February 22, 2012	$14.99	March 21, 2012	$15.00
January 25, 2012	$14.99	February 23, 2012	$14.99	March 22, 2012	$15.00
January 26, 2012	$14.99	February 24, 2012	$14.99	March 23, 2012	$15.00
January 27, 2012	$14.99	February 27, 2012	$14.99	March 26, 2012	$15.00
January 30, 2012	$14.99	February 28, 2012	$14.99	March 27, 2012	$15.00
January 31, 2012	$14.99	February 29, 2012	$14.99	March 28, 2012	$15.00
				March 29, 2012	$15.00
				March 30, 2012	$15.00

This NAV per share is the price at which we would have sold our shares pursuant to purchase orders, and redeemed shares pursuant to redemption requests, on the business day specified. Purchases and redemptions will be made in accordance with our policies as set forth in the registration statement and prospectus to which this prospectus supplement relates. Our NAV per share, which is updated daily, along with our registration statement, prospectus, and prospectus supplements are available on our website at https://www.colecapital.com/cole-income-nav-strategy/reit-overview.

The table below provides the components of our NAV, as determined by our fund accountant (“NAV”), and the computation of NAV per share as of March 31, 2012. Our NAV is not prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). Investors should refer to our financial statements and accompanying footnotes and disclosure under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, in the accompanying prospectus, as supplemented, for our net book value on a per share basis in accordance with GAAP, which is our stockholders’ equity divided by shares outstanding as of the date of measurement. Our NAV is calculated using a detailed set of valuation methodologies, as described under the heading “Valuation Policies” in the accompanying prospectus, as supplemented.(1) When the fair value of our assets and liabilities is calculated for the purposes of determining our NAV per share, the calculation is done

15

using the fair value methodologies detailed within the FASB Accounting Standards Codification under Topic 820, Fair Value Measurements and Disclosures.(2) Our NAV is not audited or reviewed by our independent registered public accounting firm.

As of March 31, 2012 (unaudited)
Newly Acquired Real Estate Properties	$30,819,028
Operating Real Estate Properties (3)	—

Total Real Estate Properties	30,819,028
Real Estate Related Securities and Real Estate Related Assets	—
Acquisition Expenses and Deferred Financing Costs	776,872
Cash and Other Short Term Assets	281,430

Total Assets	31,877,330
Debt	21,440,300
Accrued Liabilities	234,741

Total Liabilities	21,675,041

NAV	$10,202,289

Number of Shares of Common Stock Issued and Outstanding	680,167

NAV Per Share (4)	$15.00

(1)	Our valuation policies, which address specifically each category of our assets and liabilities and are applied separately from the preparation of our financial statements in accordance with GAAP, involve adjustments from historical cost. There are certain factors which cause NAV to be different from net book value on a GAAP basis. Most significantly, for NAV purposes our real estate properties and real estate related liabilities, which are the largest components of NAV, will be valued by our independent valuation expert on a rolling quarterly basis once the investment or liability has been held for one full calendar quarter. Our independent valuation expert does not prepare and is not responsible for our NAV or our daily NAV per share. For GAAP purposes, these assets and liabilities are generally recorded at depreciated or amortized cost. Other factors, including straight-lining of rent for GAAP purposes and the treatment of acquisition related expenses and organization and offering costs, will cause our GAAP net book value to be different from our NAV.
(2)	No rule or regulation mandates the manner for calculating NAV. While our NAV calculation methodologies are consistent with standard industry practices for valuing private real estate funds, they involve significant professional judgment in the application of both observable and unobservable attributes, and there is no established practice among publicly-offered REITs, listed or unlisted, for calculating NAV. As a result, our methodologies or assumptions may differ from other REITs’ methodologies or assumptions.
(3)	Our newly acquired real estate properties are valued at cost until the investment has been held for one full calendar quarter following the quarter of acquisition and thereafter will be valued by our independent valuation expert. As of March 31, 2012, each of our real estate properties was carried at cost.
(4)	See “Risk Factors” in the accompanying prospectus, as supplemented, for the limitations and risks associated with our NAV per share, including the risk that the components of NAV and the methodologies used by us and our fund accountant in the discharge of our or their respective responsibilities in connection with it may differ from those used by other companies now or in the future.

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On December 6, 2011, Cole Holdings Corporation, an affiliate of our sponsor, deposited $10,000,000 for the purchase of shares of common stock at a purchase price of $15.00 per share. As a result, we satisfied the conditions of our escrow agreement and on December 7, 2011, we broke escrow and accepted the investor’s subscription for shares of our common stock in the offering. The following table provides our NAV per share for each quarter following the break of escrow:

Date	NAV Per Share
12/31/11	$14.99
3/31/12	$15.00

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Experts

The following information supersedes and replaces in its entirety the first paragraph under the section of the prospectus captioned “Experts” beginning on page 185 of the prospectus.

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The Statement of Revenues and Certain Operating Expenses of MT San Antonio Property for the year ended December 31, 2010, incorporated in this prospectus by reference from the Current Report on Form 8-K/A of the Company, filed with the Securities and Exchange Commission on February 17, 2012, has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose and basis of presentation of the Statement), which is incorporated herein by reference. Such financial statement has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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Incorporation of Certain Information by Reference

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus at our website at https://www.colecapital.com/corporate-governance (URL for documents: https://www.colecapital.com/individual-investors/investing-with-cole/forms-and-literature). There is additional information about us and our advisor and its affiliates at the website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-169535), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on March 30, 2012;

•	Current Report on Form 8-K filed with the SEC on March 26, 2012;

•	Current Report on Form 8-K filed with the SEC on March 8, 2012;

•	Current Report on Form 8-K/A filed with the SEC on February 17, 2012; and

•	Current Report on Form 8-K filed with the SEC on January 18, 2012.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write our dealer manager, Cole Capital Corporation, at:

Cole Capital Corporation

2325 East Camelback Road, Suite 1100

Phoenix, Arizona 85016

(866) 907-2653

Attn: Investor Services

www.colecapital.com

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

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APPENDIX B

The form of Subscription Agreement included as Appendix B to the prospectus, the form of Additional Subscription Agreement included as Appendix C to the prospectus and the form of Systematic Investment Program Agreement included as Appendix D to the prospectus are hereby superseded and replaced with the following form of Subscription Agreement, form of Additional Subscription Agreement and form of Systematic Investment Program Agreement.

COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC.	REAL ESTATE INVESTMENTS®

INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

A  INVESTMENT (a separate Initial Subscription Agreement is required for each initial investment)

Investors should not sign this Initial Agreement for the offering unless they have received the current final Prospectus.

1.	This subscription is in the amount of $ ☐ Check if amount is estimated

☐ Initial Subscription (minimum $2,500)
☐ Additional Subscription (complete all sections except for B and D or complete the separate simplified Additional Subscription Agreement)

Existing Cole Account Number

2.	Payment will be made with: ☐ Enclosed check ☐ Funds wired ☐ Funds to follow

☐ ACH

☐ Checking ☐ Savings
Financial Institution

Routing/Transit No.	Account No.

B TYPE	OF REGISTRATION (please complete either section 1 or 2 but not both, and section 3, if applicable)

1.	Non-Qualified Registration
☐ Individual Ownership (one signature required)
☐ Joint Tenants with Right of Survivorship (all parties must sign)
☐ Community Property (all parties must sign)
☐ Tenants-in-Common (all parties must sign)
☐ Transfer on Death (fill out TOD Form to effect designation)
☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act

(UGMA/UTMA adult custodian signature required)
State of _______________________________________
Custodian for __________________________________
☐ Corporate Ownership (authorized signature and Corporate
Resolution or Cole Corporate Resolution Form required)
☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)
☐ Partnership Ownership (authorized signature and Partnership paperwork or Cole Corporate Resolution Form required)
☐ LLC Ownership (authorized signature and LLC paperwork or Cole Corporate Resolution Form required)
☐ Taxable Pension or Profit Sharing Plan
(authorized signature and Plan paperwork required)
☐ Trust (trustee or grantor signatures and trust documents or
Cole Trustee Certification of Investment Power required)

Type of Trust: (Specify i.e., Family, Living, Revocable, etc.)

Name of Trust

Date of Trust                                             Tax ID # (if applicable)

☐  Other (specify)

2.	Qualified Registration (make check payable to the Custodian)
☐ Traditional IRA
☐ Roth IRA
☐ Keogh Plan
☐ Simplified Employee Pension/Trust (S.E.P.)
☐ Pension or Profit Sharing Plan (exempt under 401(a))
☐ Non-custodial ☐ Custodial
☐ Other (specify)

3.	Custodian or Clearing Firm/Platform Information (send all paperwork directly to the Custodian or Clearing Firm/Platform)

    Name

    Street/PO Box

    City                                 State                            Zip

    Custodian Tax ID # (provided by Custodian)

    Custodial or Clearing Firm/Platform Account #

C	REGISTRATION INFORMATION (or Trustees if applicable)

Investor Name	Co-Investor Name (if applicable)

Mailing Address	Mailing Address

City State Zip	City State Zip

Phone Business Phone	Phone Business Phone

Email Address	Email Address

SSN or Tax ID Date of Birth	SSN or Tax ID Date of Birth

☐ Cole Employee or Affiliate
Street Address (if different from mailing address or mailing address is a PO Box)

City State Zip

D	DISTRIBUTION INSTRUCTIONS (will default to Address of Record or Custodian or Clearing Firm/Platform if nothing is marked)

FOR CUSTODIAL OR CLEARING FIRM/PLATFORM ACCOUNTS:

☐ Custodian or Clearing Firm/Platform of Record
☐ Reinvest pursuant to Distribution Reinvestment Plan

FOR NON-CUSTODIAL OR NON-CLEARING FIRM/PLATFORM ACCOUNTS:

☐ Mail to Address of Record
☐ Reinvest pursuant to Distribution Reinvestment Plan
☐ Direct Deposit

☐ Checking ☐ Savings
Financial Institution

Routing/Transit No.	Account No.
☐ Checkif banking information is same as provided in Section A-2
☐ Mail to Brokerage Account or Third Party

Payee Name	Mailing Address

Account No.	City State Zip

IF YOU ELECT TO PARTICIPATE IN THE DISTRIBUTION REINVESTMENT PLAN, YOU MUST AGREE THAT IF AT ANY TIME YOU CANNOT MAKE THE INVESTOR REPRESENTATION AND WARRANTIES SET FORTH IN THE PROSPECTUS OR THE SUBSCRIPTION AGREEMENT, YOU MUST PROMPTLY NOTIFY COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC. IN WRITING OF THAT FACT.

By signing this agreement, I authorize Cole Real Estate Income Strategy (Daily NAV), Inc. to deposit distributions into the account specified in Section D, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize Cole Real Estate Income Strategy (Daily NAV), Inc. to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

E  INVESTOR(S) SIGNATURES (Investor(s) must initial each of sections 1-6 and those sections of 7-14 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

INVESTOR  |  CO-INVESTOR

|	1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Real Estate Income Strategy (Daily NAV), Inc. (Cole Income NAV) at least five business days before signing this Subscription Agreement.
|	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.
|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
|	4. I (we) acknowledge that this investment is not guaranteed, and may lose value.
|	5. I (we) acknowledge that distributions are not guaranteed.
|	6. I (we) acknowledge that the shares are not liquid.

|	7. For Alabama residents: My (our) liquid net worth is at least 10 times my (our) investment in Cole Income NAV and similar programs.
|	8. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in Cole Income NAV does not exceed ten percent (10%) of my (our) net worth.
|	9. For Iowa and Ohio residents: My (our) investment in Cole Income NAV and its affiliates does not exceed 10% of my (our) liquid net worth.
|	10. For Kansas and Massachusetts residents: I (we) acknowledge that it is recommended that I (we) should invest no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas and Massachusetts investors) in Cole Income NAV and the securities of similar direct participation programs.
|	11. For Kentucky, Michigan, Oregon, Pennsylvania and Tennessee residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in Cole Income NAV.
|	12. For Maine residents: I (we) either: (i) have a net worth of at least $250,000, or (ii) have an annual gross income of at least $70,000 and a minimum net worth of $70,000. In addition, my (our) investment in Cole Income NAV and its affiliates does not exceed ten percent (10%) of my (our) liquid net worth.
|	13. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in Cole Income NAV does not exceed 10% of my (our) net worth.
|	14. For North Dakota residents: My (our) liquid net worth is at least ten times my (our) investment in Cole Income NAV and its affiliates.

☐  By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. If I decide later that I want to receive documents in paper, I can contact Cole Investor Services at 1-800-907-2653

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

You should not invest in Cole Income NAV unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in Cole Income NAV. In deciding to invest in Cole Income NAV, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. Cole Income NAV and each person selling shares of Cole Income NAV common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives. In no event may we accept a subscription of shares until at least five business days after the date on which the subscriber receives the final prospectus. You will receive a confirmation of your purchase.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature Date	Custodial Signature Date

Co-Investor’s Signature Date

F	REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by selling RIA Representative)

1.		2.
	Name of RIA Representative		Name of RIA Firm

SEC Registered RIA ☐ Yes ☐ No State Registered RIA ☐ Yes ☐ No State Registered
Mailing Address
City State Zip
	Phone Email Address Have you changed firm affiliation (since last purchase)?		RIA IARD
	☐ Yes ☐ No		Name of Clearing Firm
Name of Affiliate Broker Dealer

G REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

1.		2.
	Name of Registered Representative		Name of Broker-Dealer
	Rep ID #		Rep CRD # Have you changed firm affiliation (since last purchase)?
	Mailing Address		☐ Yes ☐ No
City State Zip
Phone Email Address

H REPRESENTATIVE SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Holdings Corporation and Cole Income NAV that I have reasonable grounds for believing that the purchase of the shares by the investor in Cole Income NAV is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker/Dealer or Clearing Firm/Platform

☐  I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO: Via Fax (toll free): 1-855-394-8956	Via Regular Mail: COLE INCOME NAV DST Systems, Inc. P.O. Box 219312 Kansas City, MO 64121-9312	Via Overnight/Express Mail: COLE INCOME NAV DST Systems, Inc. 430 West 7th Street Kansas City, MO 64105

© 2011 Cole Capital Advisors, Inc. All rights reserved	CINAV_AGMT_01 (07-11)

APPENDIX C

COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC.	REAL ESTATE INVESTMENTS®
ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

This form may be used by any current investor in Cole Real Estate Income Strategy (Daily NAV), Inc. (Cole Income NAV), who desires to purchase additional shares of Cole Income NAV and who purchased their shares directly from Cole Income NAV. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the Cole Income NAV Initial Subscription Agreement.

A  INVESTMENT (a completed Initial Subscription Agreement is required for each initial investment)

1.  This subscription is in the amount of $                     and is an ☐ Additional Subscription

☐ Check if amount is estimated
2. Payment will be made with:	☐ Enclosed check	☐ Funds wired	☐ Funds to follow
☐ ACH

☐ Checking ☐ Savings
Financial Institution
Routing/Transit No.	Account No.

B  REGISTRATION INFORMATION

Existing Cole Account Registration (name of Account)	SSN or Tax ID
Existing Cole Account Number

C  INVESTOR(S) SIGNATURES (Investor(s) must initial each of sections 1-6 and those sections of 7-14 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

INVESTOR  |  CO-INVESTOR

|	1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Income NAV at least five business days before signing this Subscription Agreement.
|	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.
|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
|	4. I (we) acknowledge that this investment is not guaranteed, and may lose value.
|	5. I (we) acknowledge that distributions are not guaranteed.
|	6. I (we) acknowledge that the shares are not liquid.

|	7. For Alabama residents: My (our) liquid net worth is at least 10 times my (our) investment in Cole Income NAV and similar programs.
|	8. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in Cole Income NAV does not exceed ten percent (10%) of my (our) net worth.
|	9. For Iowa and Ohio residents: My (our) investment in Cole Income NAV and its affiliates does not exceed 10% of my (our) liquid net worth.
|	10. For Kansas and Massachusetts residents: I (we) acknowledge that it is recommended that I (we) should invest no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas and Massachusetts investors) in Cole Income NAV and the securities of similar direct participation programs.
|	11. For Kentucky, Michigan, Oregon, Pennsylvania and Tennessee residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in the Cole Income NAV.

C-1

|	12. For Maine residents: I (we) either: (i) have a net worth of at least $250,000, or (ii) have an annual gross income of at least $70,000 and a minimum net worth of $70,000. In addition, my (our) investment in Cole Income NAV and its affiliates does not exceed ten percent (10%) of my (our) liquid net worth.
|	13. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in Cole Income NAV does not exceed 10% of my (our) net worth.
|	14. For North Dakota residents: My (our) liquid net worth is at least ten times my (our) investment in Cole Income NAV and its affiliates.

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. If I decide later that I want to receive documents in paper, I can contact Cole Investor Services at 1-800-907-2653.

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

You should not invest in Cole Income NAV unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in Cole Income NAV. In deciding to invest in Cole Income NAV, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. Cole Income NAV and each person selling shares of Cole Income NAV common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives. In no event may we accept a subscription of shares until at least five business days after the date on which the subscriber receives the final prospectus. You will receive a confirmation of your purchase.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodial Signature Date
Co-Investor’s Signature	Date

D  REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by selling RIA Representative)

Name of RIA Representative	RIA IARD

E  REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

Name of Registered Representative	Rep and Branch ID #

F REPRESENTATIVE SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Holdings Corporation and Cole Income NAV that I have reasonable grounds for believing that the purchase of the shares by the investor in Cole Income NAV is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker/Dealer or Clearing Firm/Platform

☐ I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO: Via Fax (toll free): 1-855-394-8956	Via Regular Mail: Cole Income NAV DST Systems, Inc. P.O. Box 219312 Kansas City, MO 64121-9312	Via Overnight/Express Mail: Cole Income NAV DST Systems, Inc. 430 West 7th Street Kansas City, MO 64105

© 2011 Cole Capital Advisors, Inc. All rights reserved	CINAV_AI_AGMT_01 (08-11)

C-2

Appendix D

SYSTEMATIC INVESTMENT PROGRAM

Complete this form if you wish to purchase shares of Cole Real Estate Income Strategy (Daily NAV), Inc. (“Cole REIT”) at regular intervals through a transfer of funds from your bank account directly to your Cole REIT investment account. If you did not acquire your shares from Cole REIT (e.g., you acquired your shares through a transfer of ownership or a transfer on death) and you wish to purchase shares through the Systematic Investment Program, you must complete the Cole REIT subscription agreement.

PLEASE NOTE:

•

Cole REIT will pay distributions per your existing instructions and if you participate in the Distribution Reinvestment Plan, distributions earned from shares purchased pursuant to the Systematic Investment Program will be reinvested pursuant to the Distribution Reinvestment Plan. To change distribution instructions, please complete the [Account Update Form].

•	The Systematic Investment Program will terminate upon the closing of the Cole Real Estate Income Strategy (Daily NAV), Inc. offering.

•	The Systematic Investment Program is not available to Maine or Nebraska investors.

Please Send To: Cole Real Estate Income Strategy (Daily NAV), Inc., c/o DST Systems, Inc.	or Fax to: [Fax number]

 If you have any questions, please call [phone number].

1. INVESTOR INFORMATION (MUST MIRROR THE ORIGINAL SUBSCRIPTION AGREEMENT — SSN & DOB REQUIRED)

Investor 1 Name	SSN/Tax ID		DOB

Investor 2 Name	SSN/Tax ID		DOB

Street Address	City	State		Zip Code

Optional Mailing Address	City	State		Zip Code

Phone (day)	Phone (evening)

Email	Account Number

2. INVESTMENT INFORMATION

Monthly Investment Amount ($100/monthly minimum):	$

Timing of Withdrawal: (Check One)

☐   2nd Day of Each Month –OR–

☐   16th Day of Each Month

Start Date (month/day/year):

Financial Institution Name

Mailing Address

City	State	Zip Code

ABA/Routing Number

Account Number	☐	Checking	☐	Savings

D-1

For electronic fund transfers, signatures of bank account owners are required exactly as they appear on bank records. If account registration at the bank differs from account registration at Cole REIT, all bank account owners must sign below.

Signature of Account Owner	Date	Signature of joint account owner (if applicable	Date

*PLEASE ATTACH A PRE-PRINTED VOIDED CHECK HERE*

*The services cannot be established without a pre-printed voided check*

3. SUBSCRIPTION AGREEMENT ACKNOWLEDGMENT

By signing Section 4 below, you represent to Cole REIT that (i) the agreements, representations and warranties made in the subscription agreement for your initial investment in shares of Cole REIT, which agreements, representations and warranties are incorporated herein, apply to all purchases made hereby; (ii) you have received a copy of the prospectus of Cole REIT, as amended and supplemented through the date hereof (the “Prospectus”); and (iii) you have (a) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (b) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, you meet the higher net worth and gross income requirements imposed by your state of primary residence as set forth in the Prospectus under “Suitability Standards.”

By signing Section 4 below, you also agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the Prospectus or the Subscription Agreement relating to such investment, you will promptly notify Cole REIT in writing of that fact.

4. INVESTOR SIGNATURES

MUST BE SIGNED BY ALL TITLEHOLDERS

Signature of Investor	Date	Signature of Joint Owner, or for Qualified Plans, of Trustee/Custodian	Date

You may not purchase additional shares unless you meet the applicable suitability requirements set forth in the Prospectus at the time of purchase. Please consult your Financial Representative if you have had any material changes which might affect your ability to meet the applicable suitability requirements.

D-2

PART II

Information Not Required in the Prospectus

Item 31.	Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder, other than the asset-based dealer manager fee. All amounts shown are estimates except the SEC registration fee and the FINRA filing fee.

SEC registration fee	$285,200
FINRA filing fee	75,500
Printing costs	2,383,500
Legal fees and expenses	2,250,000
Accounting fees and expenses	1,400,000
Blue sky fees and expenses	805,000
Advertising and Sales Expenses	10,952,365
Advertising and Sales Materials	7,356,500
Due Diligence	700,000
Transfer Agent and Escrow Fees	3,825,000
Miscellaneous expenses	631,150

Total	$30,664,215

*	To be filed by amendment.

Item 32.	Sales to Special Parties.

None

Item 33.	Recent Sales of Unregistered Securities.

On August 11, 2010, Cole Holdings Corporation purchased 20,000 shares of common stock of Cole Real Estate Income Strategy (Daily NAV), Inc. for total cash consideration of $200,000 to provide our initial capitalization. On September 20, 2011, our Board of Directors authorized a reverse stock split providing for the combination of each three shares of our common stock issued and outstanding into two shares of our common stock, resulting in 13,334 shares of common stock outstanding as of September 21, 2011. The issuance of such shares was effected and the purchase of such shares will be effected in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”).

Item 34.	Indemnification of Directors, Officers and Others.

Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

Indemnification could reduce the legal remedies available to us and the stockholders against the indemnified individuals, however.

This provision does not reduce the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

Our charter, however, provides that the directors, our advisor and its affiliates will be indemnified by us for losses arising from our operation only if all of the following conditions are met:

•	the directors, our advisor or its affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

•	the directors, our advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of affiliated directors, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification.

The indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

We will not, however, indemnify our advisor and its affiliates for losses and liabilities arising from or out of alleged violations of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

•

a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of our company were offered or sold as to indemnification for violation of securities laws.

We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified loss. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the officers and directors.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act of 1933, as amended (or the Securities Act), we have been informed that, in the opinion of the Securities and Exchange Commission, or the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 35.	Treatment of Proceeds from Shares Being Registered.

Not applicable.

Item 36.	Financial Statements and Exhibits.

(a)  Financial Statements.

See page F-1 for an index of the financial statements included in the registration statement.

(b)  Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-11, which Exhibit Index is incorporated herein by reference.

Item 37.	Undertakings.

1.  The undersigned registrant hereby undertakes:

(a)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by section 10(a)(3) of the Securities Act.

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)  That all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed.

(e)  That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to the offering, other than a registration statement relying on Rule 430B or other than a prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f)  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)  the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)  any other communication that is an offer in the offering made by the registrant to the purchaser.

2.  The registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

3.  The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

4.  The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment will include audited financial statements meeting the requirements Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

5.  The registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

6.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions and otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED)

Table VI presents summary information on properties acquired in the three years ended December 31, 2010 by Prior Real Estate Programs with similar investment objectives to us. This table provides information regarding the general type and location of the properties and the manner in which the properties were acquired.

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Tractor Supply Rome, NY Specialty Retail	HH Gregg Greensboro, NC Consumer Electronics	Starbucks Altus, OK Restaurant
Gross leasable square footage	19,097	30,167	1,741
Date of purchase	01/04/08	01/11/08	01/16/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,213,000	6,936,000	1,195,862

Contract purchase price plus acquisition fee	3,213,000	6,936,000	1,195,862
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	36,291	25,101	17,473

Total acquisition cost	$3,249,291	$6,961,101	$1,213,335

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Milford Commons Milford, NH Shopping Center	CarMax Greenville, SC Automotive Dealership	Bank of America Delray Beach, FL Bank
Gross leasable square footage	78,430	46,535	54,254
Date of purchase	01/17/08	01/25/08	01/31/08
Mortgage financing at date of purchase	$5,816,924	$15,125,000	$10,632,014
Cash down payment	2,292,076	7,315,000	4,667,986

Contract purchase price plus acquisition fee	8,109,000	22,440,000	15,300,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	97,029	47,000	240,104

Total acquisition cost	$8,206,029	$22,487,000	$15,540,104

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Arby’s New Castle, PA Restaurant	Mustang Engineering Houston, TX Office	Circuit City Kennesaw, GA Consumer Electronics
Gross leasable square footage	3,283	136,954	182,035
Date of purchase	01/31/08	01/31/08	01/31/08
Mortgage financing at date of purchase	$1,063,201	$13,467,218	$14,176,019
Cash down payment	487,199	5,912,782	6,060,781

Contract purchase price plus acquisition fee	1,550,400	19,380,000	20,236,800
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	41,196	163,269	140,168

Total acquisition cost	$1,591,596	$19,543,269	$20,376,968

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	CarMax Raleigh, NC Automotive Dealership	Office Depot Alcoa, TN Office Supply	CarMax Pineville, NC Automotive Dealership
Gross leasable square footage	57,010	26,850	16,375
Date of purchase	01/31/08	01/31/08	01/31/08
Mortgage financing at date of purchase	$6,520,969	$2,888,364	$7,017,129
Cash down payment	2,806,931	842,796	3,068,631

Contract purchase price plus acquisition fee	9,327,900	3,731,160	10,085,760
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	85,562	50,844	84,739

Total acquisition cost	$9,413,462	$3,782,004	$10,170,499

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	FedEx Mishawaka, IN Distribution Center	Best Buy Wichita, KS Consumer Electronics	Boscov’s Voorhees, NJ Department Store
Gross leasable square footage	54,804	66,756	173,767
Date of purchase	02/06/08	02/06/08	02/06/08
Mortgage financing at date of purchase	$2,799,764	$8,080,331	$3,189,604
Cash down payment	1,210,876	3,467,089	982,196

Contract purchase price plus acquisition fee	4,010,640	11,547,420	4,171,800
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	40,541	111,473	101,795

Total acquisition cost	$4,051,181	$11,658,893	$4,273,595

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Bridgestone / Firestone Atlanta, GA Automotive Parts	Academy Sports Lufkin, TX Sporting Goods	Marsh Supermarkets Indianapolis, IN Grocery
Gross leasable square footage	10,325	60,750	65,000
Date of purchase	02/06/08	02/06/08	02/06/08
Mortgage financing at date of purchase	$1,754,282	$3,685,765	$10,242,174
Cash down payment	726,358	1,618,235	4,360,146

Contract purchase price plus acquisition fee	2,480,640	5,304,000	14,602,320
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	29,749	57,877	97,290

Total acquisition cost	$2,510,389	$5,361,877	$14,699,610

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	CVS Indianapolis, IN Drugstore	Hilltop Plaza Bridgeton, MO Shopping Center	Starbucks Stillwater, OK Restaurant
Gross leasable square footage	10,880	302,921	1,850
Date of purchase	02/06/08	02/06/08	02/28/08
Mortgage financing at date of purchase	$2,675,724	$—	$—
Cash down payment	1,088,076	23,658,900	1,329,517

Contract purchase price plus acquisition fee	3,763,800	23,658,900	1,329,517
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	37,575	40,446	18,850

Total acquisition cost	$3,801,375	$23,699,346	$1,348,367

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Walgreens(1) Oneida, TN Drugstore	Starbucks Memphis, TN Restaurant	Starbucks Ponca City, OK Restaurant
Gross leasable square footage	14,820	1,853	1,750
Date of purchase	02/29/08	03/04/08	03/11/08
Mortgage financing at date of purchase	$3,800,000	$—	$—
Cash down payment	1,222,901	1,394,340	1,082,988

Contract purchase price plus acquisition fee	5,022,901	1,394,340	1,082,988
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	146,858	29,221	19,939

Total acquisition cost	$5,169,759	$1,423,561	$1,102,927

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Starbucks Kingsport, TN Restaurant	Pep Boys El Centro, CA Automotive Parts	Pep Boys Lakeland, FL Automotive Parts
Gross leasable square footage	1,850	18,196	20,747
Date of purchase	03/25/08	03/25/08	03/25/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,354,560	2,474,520	2,771,340

Contract purchase price plus acquisition fee	1,354,560	2,474,520	2,771,340
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,139	12,505	13,605

Total acquisition cost	$1,381,699	$2,487,025	$2,784,945

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Pep Boys Tamarac, FL Automotive Parts	Pep Boys Clarksville, IN Automotive Parts	Pep Boys Frederick, MD Automotive Parts
Gross leasable square footage	18,020	22,211	17,690
Date of purchase	03/25/08	03/25/08	03/25/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,166,700	2,567,340	4,811,340

Contract purchase price plus acquisition fee	4,166,700	2,567,340	4,811,340
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	19,135	15,984	21,064

Total acquisition cost	$4,185,835	$2,583,324	$4,832,404

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Pep Boys West Warwick, RI Automotive Parts	Pep Boys Pasadena, TX Automotive Parts	Pep Boys Orem, UT Automotive Parts
Gross leasable square footage	22,211	22,341	21,770
Date of purchase	03/25/08	03/25/08	03/25/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,776,040	5,046,960	3,149,760

Contract purchase price plus acquisition fee	3,776,040	5,046,960	3,149,760
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	17,951	62,959	(24,491)

Total acquisition cost	$3,793,991	$5,109,919	$3,125,269

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Pep Boys Hampton, VA Automotive Parts	Pep Boys Redlands, CA Automotive Parts	Pep Boys El Paso, CO Automotive Parts
Gross leasable square footage	22,211	22,290	22,211
Date of purchase	03/25/08	03/25/08	03/25/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,077,960	4,712,400	2,718,300

Contract purchase price plus acquisition fee	4,077,960	4,712,400	2,718,300
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	18,157	20,439	12,232

Total acquisition cost	$4,096,117	$4,732,839	$2,730,532

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Pep Boys Tampa, FL Automotive Parts	Pep Boys Fort Myers, FL Automotive Parts	Pep Boys Arlington Heights, IL Automotive Parts
Gross leasable square footage	22,356	22,225	20,464
Date of purchase	03/25/08	03/25/08	03/25/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,963,500	3,108,960	6,261,780

Contract purchase price plus acquisition fee	1,963,500	3,108,960	6,261,780
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	10,017	14,328	25,570

Total acquisition cost	$1,973,517	$3,123,288	$6,287,350

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Pep Boys Nashua, NH Automotive Parts	Pep Boys Albuquerque, NM Automotive Parts	Pep Boys New Hartford, NY Automotive Parts
Gross leasable square footage	19,300	21,768	22,211
Date of purchase	03/25/08	03/25/08	03/25/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,462,500	3,848,460	2,416,380

Contract purchase price plus acquisition fee	4,462,500	3,848,460	2,416,380
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	18,798	19,065	11,095

Total acquisition cost	$4,481,298	$3,867,525	$2,427,475

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Pep Boys San Antonio, TX Automotive Parts	Walgreens Batesville, MS Drugstore	Tractor Supply Clovis, NM Specialty Retail
Gross leasable square footage	22,373	14,250	19,097
Date of purchase	03/25/08	03/31/08	04/07/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,509,200	5,427,420	3,121,200

Contract purchase price plus acquisition fee	2,509,200	5,427,420	3,121,200
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	11,445	31,609	26,120

Total acquisition cost	$2,520,645	$5,459,029	$3,147,320

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	BJ’s Wholesale Club Haverhill, MA Warehouse	Walgreens Elmira, NY Drugstore	Tractor Supply Carroll, OH Specialty Retail
Gross leasable square footage	119,598	14,820	40,700
Date of purchase	04/14/08	05/01/08	05/08/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	19,788,000	6,197,520	2,040,000

Contract purchase price plus acquisition fee	19,788,000	6,197,520	2,040,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	52,683	37,837	30,879

Total acquisition cost	$19,840,683	$6,235,357	$2,070,879

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	CVS Onley, VA Drugstore	Walgreens Hibbing, MN Drugstore	Allstate Yuma, AZ Office
Gross leasable square footage	13,225	14,820	28,800
Date of purchase	05/08/08	05/14/08	05/22/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,595,720	4,284,000	7,840,137

Contract purchase price plus acquisition fee	5,595,720	4,284,000	7,840,137
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	18,725	25,881	38,569

Total acquisition cost	$5,614,445	$4,309,881	$7,878,706

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Walgreens Essex, MD Drugstore	Convergy’s Las Cruces, NM Office	Walgreens Bath, NY Drugstore
Gross leasable square footage	14,820	45,761	12,222
Date of purchase	05/30/08	06/02/08	06/02/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,617,760	8,273,485	4,320,726

Contract purchase price plus acquisition fee	6,617,760	8,273,485	4,320,726
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	41,097	55,078	31,798

Total acquisition cost	$6,658,857	$8,328,563	$4,352,524

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Walgreens Chino Valley, AZ Drugstore	III Forks Dallas, TX Restaurant	Kohl’s Grand Forks, ND Department Store
Gross leasable square footage	14,820	21,145	68,725
Date of purchase	06/02/08	06/05/08	06/11/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,543,700	11,220,000	8,695,500

Contract purchase price plus acquisition fee	5,543,700	11,220,000	8,695,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	24,526	51,821	22,385

Total acquisition cost	$5,568,226	$11,271,821	$8,717,885

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Walgreens Albany, GA Drugstore	Coral Walk Cape Coral, FL Shopping Center	LA Fitness Brooklyn Park, MN Fitness
Gross leasable square footage	14,820	94,817	45,000
Date of purchase	06/11/08	06/12/08	06/17/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,692,000	27,540,000	10,659,000

Contract purchase price plus acquisition fee	4,692,000	27,540,000	10,659,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,220	2,397,962	24,728

Total acquisition cost	$4,719,220	$29,937,962	$10,683,728

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Market Pointe Papillion, NE Shopping Center	Petsmart McCarran, NV Specialty Retail	Cumming Town Center Cumming, GA Shopping Center
Gross leasable square footage	254,125	870,720	310,192
Date of purchase	06/20/08	07/02/08	07/11/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	26,010,000	52,555,500	59,548,929

Contract purchase price plus acquisition fee	26,010,000	52,555,500	59,548,929
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	83,527	351,110	5,724,660

Total acquisition cost	$26,093,527	$52,906,610	$65,273,589

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Walgreens Rome, NY Drugstore	LA Fitness Matteson, IL Fitness	Walgreens Columbus, MS Drugstore
Gross leasable square footage	13,770	45,000	14,450
Date of purchase	07/15/08	07/16/08	07/24/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,567,282	10,290,780	4,508,400

Contract purchase price plus acquisition fee	4,567,282	10,290,780	4,508,400
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	37,016	24,201	22,652

Total acquisition cost	$4,604,298	$10,314,981	$4,531,052

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Weston Shops Weston, FL Shopping Center	LA Fitness Greenwood, IN Fitness	JoAnn’s Fabric Alpharetta, GA Specialty Retail
Gross leasable square footage	30,420	45,000	38,418
Date of purchase	07/30/08	08/05/08	08/05/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	16,728,000	10,817,100	6,569,820

Contract purchase price plus acquisition fee	16,728,000	10,817,100	6,569,820
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	58,772	19,587	30,176

Total acquisition cost	$16,786,772	$10,836,687	$6,599,996

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Petsmart Chattanooga, TN Specialty Retail	Petsmart Daytona Beach, FL Specialty Retail	Petsmart Fredericksburg, VA Specialty Retail
Gross leasable square footage	26,040	26,194	26,051
Date of purchase	08/05/08	08/05/08	08/05/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,911,300	5,439,660	5,302,980

Contract purchase price plus acquisition fee	4,911,300	5,439,660	5,302,980
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	33,209	28,342	27,755

Total acquisition cost	$4,944,509	$5,468,002	$5,330,735

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Ferguson Enterprises Shallotte, NC Specialty Retail	Ferguson Enterprises Salisbury, MD Specialty Retail	Ferguson Enterprises Powhatan, VA Specialty Retail
Gross leasable square footage	17,234	97,912	48,131
Date of purchase	08/21/08	08/21/08	08/21/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,541,551	10,997,986	7,529,534

Contract purchase price plus acquisition fee	2,541,551	10,997,986	7,529,534
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	29,635	119,536	74,475

Total acquisition cost	$2,571,186	$11,117,522	$7,604,009

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Ferguson Enterprises Ocala, FL Specialty Retail	Ferguson Enterprises Front Royal, VA Specialty Retail	Ferguson Enterprises Cohasset, MN Specialty Retail
Gross leasable square footage	55,321	764,000	14,300
Date of purchase	08/21/08	08/21/08	08/21/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	7,113,824	45,305,275	1,501,525

Contract purchase price plus acquisition fee	7,113,824	45,305,275	1,501,525
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	39,611	281,253	28,638

Total acquisition cost	$7,153,435	$45,586,528	$1,530,163

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Ferguson Enterprises Auburn, AL Specialty Retail	Ferguson Enterprises Charlotte, NC Specialty Retail	Home Depot Lakewood, CO Home Improvement
Gross leasable square footage	15,000	99,945	102,000
Date of purchase	08/21/08	08/21/08	08/27/08
Mortgage financing at date of purchase	$—	$—	$8,034,632
Cash down payment	2,329,039	11,210,380	3,491,368

Contract purchase price plus acquisition fee	2,329,039	11,210,380	11,526,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	33,040	35,761	33,433

Total acquisition cost	$2,362,079	$11,246,141	$11,559,433

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Walgreens Mobile, AL Drugstore	Aaron’s Rents Alamogordo, NM Specialty Retail	Aaron’s Rents Anderson, SC Specialty Retail
Gross leasable square footage	13,360	8,006	9,475
Date of purchase	08/28/08	09/15/08	09/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,523,300	880,584	1,145,665

Contract purchase price plus acquisition fee	5,523,300	880,584	1,145,665
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	30,395	28,166	29,600

Total acquisition cost	$5,553,695	$908,750	$1,175,265

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Aaron’s Rents Baton Rouge, LA Specialty Retail	Aaron’s Rents Beeville, TX Specialty Retail	Aaron’s Rents Calmet City, IL Specialty Retail
Gross leasable square footage	7,959	7,969	9,001
Date of purchase	09/15/08	09/15/08	09/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	857,730	1,566,182	1,454,381

Contract purchase price plus acquisition fee	857,730	1,566,182	1,454,381
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	28,897	33,183	35,931

Total acquisition cost	$886,627	$1,599,365	$1,490,312

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Aaron’s Rents Charlotte, NC Specialty Retail	Aaron’s Rents Chiefland, FL Specialty Retail	Aaron’s Rents Clanton, AL Specialty Retail
Gross leasable square footage	6,287	7,692	8,000
Date of purchase	09/15/08	09/15/08	09/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	913,871	1,414,526	1,222,902

Contract purchase price plus acquisition fee	913,871	1,414,526	1,222,902
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,387	27,461	29,798

Total acquisition cost	$941,258	$1,441,987	$1,252,700

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Aaron’s Rents Essex, MD Specialty Retail	Aaron’s Rents Forrest City, AR Specialty Retail	Aaron’s Rents Griffin, GA Specialty Retail
Gross leasable square footage	14,220	6,896	7,692
Date of purchase	09/15/08	09/15/08	09/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,098,730	1,158,864	1,777,529

Contract purchase price plus acquisition fee	2,098,730	1,158,864	1,777,529
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	72,931	32,776	27,772

Total acquisition cost	$2,171,661	$1,191,640	$1,805,301

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Aaron’s Rents Grovetown, GA Specialty Retail	Aaron’s Rents Harrisonville, MO Specialty Retail	Aaron’s Rents Hartsville, SC Specialty Retail
Gross leasable square footage	7,692	6,741	9,459
Date of purchase	09/15/08	09/15/08	09/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,237,009	720,773	1,355,439

Contract purchase price plus acquisition fee	1,237,009	720,773	1,355,439
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	26,801	28,733	29,496

Total acquisition cost	$1,263,810	$749,506	$1,384,935

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Aaron’s Rents Largo, FL Specialty Retail	Aaron’s Rents Mansfield, TX Specialty Retail	Aaron’s Rents Navasota, TX Specialty Retail
Gross leasable square footage	14,299	9,459	7,692
Date of purchase	09/15/08	09/15/08	09/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	783,331	1,396,495	1,326,292

Contract purchase price plus acquisition fee	783,331	1,396,495	1,326,292
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,054	32,391	32,405

Total acquisition cost	$810,385	$1,428,886	$1,358,697

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Aaron’s Rents Okeechobee, FL Specialty Retail	Aaron’s Rents Rensselaer, NY Specialty Retail	Aaron’s Rents Rome, NY Specialty Retail
Gross leasable square footage	7,597	14,714	13,146
Date of purchase	09/15/08	09/15/08	09/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,585,525	1,581,454	1,169,759

Contract purchase price plus acquisition fee	1,585,525	1,581,454	1,169,759
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,526	33,281	31,459

Total acquisition cost	$1,613,051	$1,614,735	$1,201,218

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Aaron’s Rents Sandersville, GA Specialty Retail	Aaron’s Rents Shreveport, LA Specialty Retail	Aaron’s Rents Sweetwater, TX Specialty Retail
Gross leasable square footage	7,692	9,163	8,256
Date of purchase	09/15/08	09/15/08	09/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,235,863	588,347	1,085,875

Contract purchase price plus acquisition fee	1,235,863	588,347	1,085,875
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,643	27,929	15,448

Total acquisition cost	$1,263,506	$616,276	$1,101,323

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Aaron’s Rents Mineral Wells, TX Specialty Retail	Aaron’s Rents Wichita, KS Specialty Retail	Aaron’s Rents Wilton, NY Specialty Retail
Gross leasable square footage	8,000	7,577	41,063
Date of purchase	09/15/08	09/15/08	09/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	994,207	870,848	2,864,922

Contract purchase price plus acquisition fee	994,207	870,848	2,864,922
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	14,143	29,656	36,576

Total acquisition cost	$1,008,350	$900,504	$2,901,498

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	HH Gregg Grove City, OH Consumer Electronics	Lowe’s Chester, NY Home Improvement	BJ’s Wholesale Club Ft. Lauderdale, FL Warehouse
Gross leasable square footage	30,167	131,798	119,598
Date of purchase	09/17/08	09/19/08	09/23/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,020,040	7,177,778	28,838,314

Contract purchase price plus acquisition fee	6,020,040	7,177,778	28,838,314
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	37,410	55,468	24,290

Total acquisition cost	$6,057,450	$7,233,246	$28,862,604

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	HH Gregg Mt. Juliet, TN Consumer Electronics	Winter Garden Village Winter Garden, FL Shopping Center	FedEx Huntsville, AL Distribution Center
Gross leasable square footage	30,000	698,210	56,360
Date of purchase	09/23/08	09/26/08	09/30/08
Mortgage financing at date of purchase	$—	$105,700,000	$—
Cash down payment	6,472,920	78,258,312	11,166,742

Contract purchase price plus acquisition fee	6,472,920	183,958,312	11,166,742
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	28,789	1,076,828	34,450

Total acquisition cost	$6,501,709	$185,035,140	$11,201,192

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	AT&T (1) Santa Clara, CA Office	Best Buy(1) Las Cruces, NM Consumer Electronics	CVS(1) Columbia I, TN Drugstore
Gross leasable square footage	33,257	30,000	10,715
Date of purchase	09/30/08	09/30/08	09/30/08
Mortgage financing at date of purchase	$6,032,000	$3,809,000	$1,715,000
Cash down payment	4,372,000	2,413,000	937,000

Contract purchase price plus acquisition fee	10,404,000	6,222,000	2,652,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	8,942	14,417	47,475

Total acquisition cost	$10,412,942	$6,236,417	$2,699,475

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	CVS(1) Columbia II, TN Drugstore	CVS(1) Hamilton, OH Drugstore	CVS(1) Mechanicville, NY Drugstore
Gross leasable square footage	10,759	11,180	10,125
Date of purchase	09/30/08	09/30/08	09/30/08
Mortgage financing at date of purchase	$1,735,000	$1,787,500	$1,290,000
Cash down payment	713,000	1,884,500	1,362,000

Contract purchase price plus acquisition fee	2,448,000	3,672,000	2,652,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	47,416	12,915	13,049

Total acquisition cost	$2,495,416	$3,684,915	$2,665,049

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Home Depot(1) Colma, CA Home Improvement	Office Depot(1) Laurel, MS Office Supply	Office Depot(1) London, KY Office Supply
Gross leasable square footage	99,970	20,515	20,468
Date of purchase	09/30/08	09/30/08	09/30/08
Mortgage financing at date of purchase	$21,613,000	$1,270,000	$1,680,000
Cash down payment	18,483,200	1,433,000	1,890,000

Contract purchase price plus acquisition fee	40,096,200	2,703,000	3,570,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	39,368	12,699	13,447

Total acquisition cost	$40,135,568	$2,715,699	$3,583,447

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Payless Shoes(1) Columbia, SC Specialty Retail	Staples(1) Angola, IN Office Supply	TJ Maxx(1) Staunton, VA Department Store
Gross leasable square footage	5,534	24,049	78,823
Date of purchase	09/30/08	09/30/08	09/30/08
Mortgage financing at date of purchase	$860,000	$1,999,000	$3,116,000
Cash down payment	568,000	1,265,000	1,270,000

Contract purchase price plus acquisition fee	1,428,000	3,264,000	4,386,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	14,681	12,578	12,627

Total acquisition cost	$1,442,681	$3,276,578	$4,398,627

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Walgreens(1) Akron, OH Drugstore	Walgreens(1) Broken Arrow, OK Drugstore	Walgreens(1) Crossville, TN Drugstore
Gross leasable square footage	13,500	12,751	15,070
Date of purchase	09/30/08	09/30/08	09/30/08
Mortgage financing at date of purchase	$1,900,000	$1,127,500	$2,753,000
Cash down payment	976,400	1,014,500	1,786,000

Contract purchase price plus acquisition fee	2,876,400	2,142,000	4,539,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	12,811	13,338	13,175

Total acquisition cost	$2,889,211	$2,155,338	$4,552,175

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Walgreens(1) Jacksonville, AR Drugstore	Walgreens(1) LaMarque, TX Drugstore	Walgreens(1) Tulsa (Memorial), OK Drugstore
Gross leasable square footage	14,560	15,120	13,500
Date of purchase	09/30/08	09/30/08	09/30/08
Mortgage financing at date of purchase	$2,510,750	$2,277,000	$1,926,000
Cash down payment	2,640,250	2,323,200	1,083,000

Contract purchase price plus acquisition fee	5,151,000	4,600,200	3,009,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	14,165	14,458	13,633

Total acquisition cost	$5,165,165	$4,614,658	$3,022,633

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Walgreens(1) Newton, IA Drugstore	Walgreens(1) Saginaw, MI Drugstore	Walgreens(1) Seattle, WA Drugstore
Gross leasable square footage	15,047	15,120	14,410
Date of purchase	09/30/08	09/30/08	09/30/08
Mortgage financing at date of purchase	$2,393,000	$2,282,500	$3,349,500
Cash down payment	2,023,600	2,001,500	3,555,900

Contract purchase price plus acquisition fee	4,416,600	4,284,000	6,905,400
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	13,644	12,940	10,524

Total acquisition cost	$4,430,244	$4,296,940	$6,915,924

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Walgreens(1) Tulsa, OK Drugstore	FedEx Baton Rouge, LA Distribution Center	CVS Atlanta, GA Drugstore
Gross leasable square footage	13,000	29,400	12,013
Date of purchase	09/30/08	10/03/08	10/07/08
Mortgage financing at date of purchase	$1,215,500	$—	$—
Cash down payment	1,018,300	9,178,858	3,917,820

Contract purchase price plus acquisition fee	2,233,800	9,178,858	3,917,820
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	13,338	39,249	27,360

Total acquisition cost	$2,247,138	$9,218,107	$3,945,180

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Tractor Supply Baldwinsville, NY Specialty Retail	BE Aerospace Winston-Salem, NC Warehouse	Church’s Chicken Birmingham (29th Ave), AL Restaurant
Gross leasable square footage	24,727	89,600	787
Date of purchase	10/15/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$2,024,013	$—	$40,011
Cash down payment	1,446,149	5,528,400	36,489

Contract purchase price plus acquisition fee	3,470,162	5,528,400	76,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	29,036	33,724	5,304

Total acquisition cost	$3,499,198	$5,562,124	$81,804

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Birmingham (Ensley), AL Restaurant	Church’s Chicken Birmingham (Jefferson), AL Restaurant	Church’s Chicken Birmingham (Vanderbilt), AL Restaurant
Gross leasable square footage	1,130	1,750	1,364
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$40,011	$375,732	$301,451
Cash down payment	36,489	342,659	274,916

Contract purchase price plus acquisition fee	76,500	718,391	576,367
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,304	5,305	5,305

Total acquisition cost	$81,804	$723,696	$581,672

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Greensboro, AL Restaurant	Church’s Chicken Montgomery (Day), AL Restaurant	Church’s Chicken Montgomery (South), AL Restaurant
Gross leasable square footage	787	1,560	1,230
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$338,402	$259,909	$472,192
Cash down payment	308,614	237,031	430,627

Contract purchase price plus acquisition fee	647,016	496,940	902,819
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,592	5,406	5,407

Total acquisition cost	$652,608	$502,346	$908,226

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Montgomery (Fairview), AL Restaurant	Church’s Chicken Montgomery (Hwy 31), AL Restaurant	Church’s Chicken Montgomery (Wetumpka), AL Restaurant
Gross leasable square footage	1,286	1,230	1,781
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$400,082	$379,328	$272,019
Cash down payment	364,864	345,938	248,075

Contract purchase price plus acquisition fee	764,946	725,266	520,094
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,406	5,406	5,406

Total acquisition cost	$770,352	$730,672	$525,500

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Phenix City, AL Restaurant	Church’s Chicken Talladega, AL Restaurant	Church’s Chicken West Birmingham, AL Restaurant
Gross leasable square footage	1,335	1,232	1,395
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$439,166	$206,453	$221,387
Cash down payment	400,508	188,281	201,900

Contract purchase price plus acquisition fee	839,674	394,734	423,287
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,775	5,488	5,304

Total acquisition cost	$845,449	$400,222	$428,591

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Little Rock (12th St), AR Restaurant	Church’s Chicken Little Rock (Geyer), AR Restaurant	Church’s Chicken Little Rock (MLK), AR Restaurant
Gross leasable square footage	945	1,144	945
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$271,305	$309,080	$118,614
Cash down payment	247,424	281,873	108,174

Contract purchase price plus acquisition fee	518,729	590,953	226,788
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,189	5,190	5,189

Total acquisition cost	$523,918	$596,143	$231,977

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken North Little Rock, AR Restaurant	Church’s Chicken Pine Bluff, AR Restaurant	Church’s Chicken Nogales, AZ Restaurant
Gross leasable square footage	1,230	945	1,144
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$49,138	$626,959	$295,098
Cash down payment	44,812	571,772	269,121

Contract purchase price plus acquisition fee	93,950	1,198,731	564,219
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,189	7,200	5,468

Total acquisition cost	$99,139	$1,205,931	$569,687

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Phoenix (4245 Central), AZ Restaurant	Church’s Chicken Phoenix (7444 Central), AZ Restaurant	Church’s Chicken Phoenix (Roosevelt), AZ Restaurant
Gross leasable square footage	1,157	966	1,156
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$269,924	$474,007	$288,142
Cash down payment	246,164	432,282	262,778

Contract purchase price plus acquisition fee	516,088	906,289	550,920
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,952	4,952	4,952

Total acquisition cost	$521,040	$911,241	$555,872

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Phoenix (E Thomas), AZ Restaurant	Church’s Chicken Phoenix (Grand), AZ Restaurant	Church’s Chicken Phoenix (35th Ave), AZ Restaurant
Gross leasable square footage	1,176	1,169	1,144
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$345,198	$250,297	$393,080
Cash down payment	314,811	228,266	358,479

Contract purchase price plus acquisition fee	660,009	478,563	751,559
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,952	4,951	4,952

Total acquisition cost	$664,961	$483,514	$756,511

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Phoenix (W Thomas), AZ Restaurant	Church’s Chicken Tucson (Golf Links), AZ Restaurant	Church’s Chicken Tucson (Grant), AZ Restaurant
Gross leasable square footage	1,172	987	1,176
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$279,370	$314,739	$276,165
Cash down payment	254,780	287,034	251,855

Contract purchase price plus acquisition fee	534,150	601,773	528,020
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,951	4,952	4,952

Total acquisition cost	$539,101	$606,725	$532,972

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Tucson (Oracle), AZ Restaurant	Church’s Chicken Tucson (Valencia), AZ Restaurant	Church’s Chicken Americus, GA Restaurant
Gross leasable square footage	1,155	1,106	1,335
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$186,239	$319,272	$258,631
Cash down payment	169,846	291,167	235,865

Contract purchase price plus acquisition fee	356,085	610,439	494,496
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,951	4,952	4,951

Total acquisition cost	$361,036	$615,391	$499,447

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Atlanta (Campbelton), GA Restaurant	Church’s Chicken Atlanta (Cleveland), GA Restaurant	Church’s Chicken Atlanta (MLK), GA Restaurant
Gross leasable square footage	1,144	1,350	1,144
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$281,549	$307,062	$276,957
Cash down payment	256,765	280,033	252,578

Contract purchase price plus acquisition fee	538,314	587,095	529,535
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,951	4,988	4,951

Total acquisition cost	$543,265	$592,083	$534,486

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Atlanta (Moreland), GA Restaurant	Church’s Chicken Columbus (Buena Vista), GA Restaurant	Church’s Chicken Columbus (Ft. Benning), GA Restaurant
Gross leasable square footage	1,176	1,335	1,169
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$376,283	$468,923	$99,600
Cash down payment	343,161	427,647	90,832

Contract purchase price plus acquisition fee	719,444	896,570	190,432
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,216	5,342	4,951

Total acquisition cost	$724,660	$901,912	$195,383

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Cordele, GA Restaurant	Church’s Chicken Decatur (1805 Candler), GA Restaurant	Church’s Chicken Decatur (2700 Candler), GA Restaurant
Gross leasable square footage	420	1,134	1,155
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$270,647	$266,180	$279,838
Cash down payment	246,822	242,749	255,206

Contract purchase price plus acquisition fee	517,469	508,929	535,044
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,166	4,960	4,951

Total acquisition cost	$522,635	$513,889	$539,995

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Decatur (Decatur), GA Restaurant	Church’s Chicken Decatur (Wesley Chapel), GA Restaurant	Church’s Chicken East Point, GA Restaurant
Gross leasable square footage	1,491	1,302	1,320
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$280,127	$261,576	$286,491
Cash down payment	255,469	238,551	261,273

Contract purchase price plus acquisition fee	535,596	500,127	547,764
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,951	4,952	5,048

Total acquisition cost	$540,547	$505,079	$552,812

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Fort Valley, GA Restaurant	Church’s Chicken Griffin, GA Restaurant	Church’s Chicken LaGrange, GA Restaurant
Gross leasable square footage	1,176	1,335	1,335
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$318,999	$314,631	$230,535
Cash down payment	290,919	286,936	210,243

Contract purchase price plus acquisition fee	609,918	601,567	440,778
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,961	4,968	4,951

Total acquisition cost	$614,879	$606,535	$445,729

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Macon (Georgia), GA Restaurant	Church’s Chicken Macon (Pio Nono), GA Restaurant	Church’s Chicken Macon (Shurling), GA Restaurant
Gross leasable square footage	1,169	1,335	1,144
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$225,619	$335,637	$408,473
Cash down payment	205,758	306,094	372,518

Contract purchase price plus acquisition fee	431,377	641,731	780,991
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,952	4,992	5,080

Total acquisition cost	$436,329	$646,723	$786,071

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Marietta, GA Restaurant	Church’s Chicken Kansas City, KS Restaurant	Church’s Chicken Kansas City (Blue Ridge), MO Restaurant
Gross leasable square footage	1,122	940	1,395
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$223,270	$375,383	$441,310
Cash down payment	203,617	342,339	402,464

Contract purchase price plus acquisition fee	426,887	717,722	843,774
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,150	5,709	5,625

Total acquisition cost	$432,037	$723,431	$849,399

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Kansas City (12th St), MO Restaurant	Church’s Chicken Kansas City (Gregory), MO Restaurant	Church’s Chicken Kansas City (Indiana), MO Restaurant
Gross leasable square footage	1,080	1,774	1,245
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$553,206	$436,595	$318,954
Cash down payment	504,511	398,164	290,877

Contract purchase price plus acquisition fee	1,057,717	834,759	609,831
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,625	5,625	5,626

Total acquisition cost	$1,063,342	$840,384	$615,457

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Kansas City (Prospect), MO Restaurant	Church’s Chicken Fort Worth (28th St), TX Restaurant	Church’s Chicken Gulfport, MS Restaurant
Gross leasable square footage	1,110	1,172	983
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$372,309	$202,621	$453,269
Cash down payment	339,537	184,785	413,370

Contract purchase price plus acquisition fee	711,846	387,406	866,639
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,625	5,244	4,951

Total acquisition cost	$717,471	$392,650	$871,590

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Jackson (Ellis), MS Restaurant	Church’s Chicken Jackson (Northside), MS Restaurant	Church’s Chicken Jackson (Terry), MS Restaurant
Gross leasable square footage	1,335	1,472	1,200
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$881,939	$323,662	$454,422
Cash down payment	804,307	295,172	414,422

Contract purchase price plus acquisition fee	1,686,246	618,834	868,844
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,747	5,748	5,748

Total acquisition cost	$1,691,993	$624,582	$874,592

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Jackson (Woodrow Wilson), MS Restaurant	Church’s Chicken Laurel, MS Restaurant	Church’s Chicken Vicksburg, MS Restaurant
Gross leasable square footage	1,335	985	983
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$287,786	$526,565	$207,872
Cash down payment	262,453	480,215	189,573

Contract purchase price plus acquisition fee	550,239	1,006,780	397,445
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,748	5,357	4,951

Total acquisition cost	$555,987	$1,012,137	$402,396

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Albuquerque (Broadway), NM Restaurant	Church’s Chicken Albuquerque (Fourth), NM Restaurant	Church’s Chicken Albuquerque (Isleta), NM Restaurant
Gross leasable square footage	1,190	1,190	1,190
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$359,424	$306,040	$519,573
Cash down payment	327,787	279,101	473,838

Contract purchase price plus acquisition fee	687,211	585,141	993,411
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,578	4,952	6,252

Total acquisition cost	$692,789	$590,093	$999,663

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Albuquerque (Juan Tabo), NM Restaurant	Church’s Chicken Hobbs, NM Restaurant	Church’s Chicken Roswell, NM Restaurant
Gross leasable square footage	1,190	1,144	1,144
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$205,443	$617,934	$315,859
Cash down payment	187,359	563,540	288,055

Contract purchase price plus acquisition fee	392,802	1,181,474	603,914
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,951	7,428	5,516

Total acquisition cost	$397,753	$1,188,902	$609,430

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Altus, OK Restaurant	Church’s Chicken Midwest City, OK Restaurant	Church’s Chicken Oklahoma City (23rd), OK Restaurant
Gross leasable square footage	1,390	1,350	945
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$186,155	$398,549	$259,595
Cash down payment	169,768	363,466	236,744

Contract purchase price plus acquisition fee	355,923	762,015	496,339
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,411	5,976	5,976

Total acquisition cost	$361,334	$767,991	$502,315

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Oklahoma City (44th), OK Restaurant	Church’s Chicken The Village, OK Restaurant	Church’s Chicken Tulsa (Peoria), OK Restaurant
Gross leasable square footage	1,500	1,335	1,491
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$292,081	$328,037	$445,986
Cash down payment	266,371	299,163	406,728

Contract purchase price plus acquisition fee	558,452	627,200	852,714
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,976	5,189	6,005

Total acquisition cost	$564,428	$632,389	$858,719

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Tulsa (Garnett), OK Restaurant	Church’s Chicken Memphis (2275 Elvis Presley), TN Restaurant	Church’s Chicken Memphis (4458 Elvis Presley), TN Restaurant
Gross leasable square footage	1,100	1,276	1,008
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$573,052	$193,368	$40,011
Cash down payment	522,609	176,347	36,489

Contract purchase price plus acquisition fee	1,095,661	369,715	76,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	6,005	4,952	4,951

Total acquisition cost	$1,101,666	$374,667	$81,451

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Memphis (Airways), TN Restaurant	Church’s Chicken Memphis (Bellevue), TN Restaurant	Church’s Chicken Memphis (Chelsea), TN Restaurant
Gross leasable square footage	875	960	1,140
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$68,992	$130,900	$190,327
Cash down payment	62,920	119,378	173,574

Contract purchase price plus acquisition fee	131,912	250,278	363,901
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,951	4,952	4,952

Total acquisition cost	$136,863	$255,230	$368,853

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Memphis (Frayser), TN Restaurant	Church’s Chicken Memphis (Jackson), TN Restaurant	Church’s Chicken Memphis (Park), TN Restaurant
Gross leasable square footage	1,176	960	960
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$389,148	$40,011	$250,409
Cash down payment	354,894	36,489	228,367

Contract purchase price plus acquisition fee	744,042	76,500	478,776
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,951	4,951	4,951

Total acquisition cost	$748,993	$81,451	$483,727

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Memphis (Third), TN Restaurant	Church’s Chicken Memphis (Summer), TN Restaurant	Church’s Chicken Memphis (Sycamore View), TN Restaurant
Gross leasable square footage	1,230	1,134	1,230
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$282,753	$93,610	$445,939
Cash down payment	257,863	85,370	406,685

Contract purchase price plus acquisition fee	540,616	178,980	852,624
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	36,564	4,952	4,951

Total acquisition cost	$577,180	$183,932	$857,575

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Abilene, TX Restaurant	Church’s Chicken Alamo, TX Restaurant	Church’s Chicken Arlington, TX Restaurant
Gross leasable square footage	1,543	1,176	787
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$230,301	$1,508,134	$129,701
Cash down payment	210,029	1,375,381	118,284

Contract purchase price plus acquisition fee	440,330	2,883,515	247,985
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,244

Total acquisition cost	$445,573	$2,888,758	$253,229

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Austin (Airport), TX Restaurant	Church’s Chicken Austin (Cameron), TX Restaurant	Church’s Chicken Austin (Research), TX Restaurant
Gross leasable square footage	1,945	1,122	1,924
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$683,454	$693,511	$592,644
Cash down payment	623,294	632,465	540,477

Contract purchase price plus acquisition fee	1,306,748	1,325,976	1,133,121
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$1,311,991	$1,331,219	$1,138,364

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Austin (Riverside), TX Restaurant	Church’s Chicken Austin (Oltorf), TX Restaurant	Church’s Chicken Balch Springs, TX Restaurant
Gross leasable square footage	1,758	886	1,945
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$522,960	$50,082	$373,465
Cash down payment	476,926	45,673	340,590

Contract purchase price plus acquisition fee	999,886	95,755	714,055
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,244

Total acquisition cost	$1,005,129	$100,998	$719,299

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Beeville, TX Restaurant	Church’s Chicken Brownsville (Boca Chica), TX Restaurant	Church’s Chicken Brownsville (Farm), TX Restaurant
Gross leasable square footage	1,360	1,335	420
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$187,945	$775,279	$506,149
Cash down payment	171,400	707,035	461,594

Contract purchase price plus acquisition fee	359,345	1,482,314	967,743
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,244

Total acquisition cost	$364,588	$1,487,557	$972,987

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Brownsville (International), TX Restaurant	Church’s Chicken Brownsville (Padre Island), TX Restaurant	Church’s Chicken Brownsville (Southmost), TX Restaurant
Gross leasable square footage	1,169	1,723	1,784
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$672,366	$692,234	$426,697
Cash down payment	613,181	631,300	389,138

Contract purchase price plus acquisition fee	1,285,547	1,323,534	815,835
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$1,290,790	$1,328,777	$821,078

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Brownsville (Elizabeth), TX Restaurant	Church’s Chicken Bryan, TX Restaurant	Church’s Chicken Carrolton, TX Restaurant
Gross leasable square footage	1,428	1,200	1,934
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$416,576	$494,249	$322,460
Cash down payment	379,907	450,743	294,076

Contract purchase price plus acquisition fee	796,483	944,992	616,536
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,244	5,243

Total acquisition cost	$801,727	$950,236	$621,779

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Cleburne, TX Restaurant	Church’s Chicken Copperas Cove, TX Restaurant	Church’s Chicken Dallas (Buckner), TX Restaurant
Gross leasable square footage	1,150	1,122	1,462
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$250,473	$169,131	$237,648
Cash down payment	228,425	154,244	216,728

Contract purchase price plus acquisition fee	478,898	323,375	454,376
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,244

Total acquisition cost	$484,142	$328,618	$459,620

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Dallas (Camp Wisdom), TX Restaurant	Church’s Chicken Dallas (Gaston), TX Restaurant	Church’s Chicken Dallas (Inwood), TX Restaurant
Gross leasable square footage	2,123	1,386	1,100
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$207,473	$121,065	$464,240
Cash down payment	189,210	110,409	423,375

Contract purchase price plus acquisition fee	396,683	231,474	887,615
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,244

Total acquisition cost	$401,927	$236,717	$892,859

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Dallas (Lancaster), TX Restaurant	Church’s Chicken Dallas (Singleton), TX Restaurant	Church’s Chicken Dallas (Mockingbird), TX Restaurant
Gross leasable square footage	852	780	1,800
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$277,499	$40,011	$292,357
Cash down payment	253,072	36,489	266,621

Contract purchase price plus acquisition fee	530,571	76,500	558,978
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,244

Total acquisition cost	$535,815	$81,743	$564,222

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Donna, TX Restaurant	Church’s Chicken Eagle Pass, TX Restaurant	Church’s Chicken Edinburg, TX Restaurant
Gross leasable square footage	1,470	1,335	1,924
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$648,743	$474,311	$816,250
Cash down payment	591,638	432,560	744,400

Contract purchase price plus acquisition fee	1,240,381	906,871	1,560,650
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,243

Total acquisition cost	$1,245,625	$912,114	$1,565,893

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Elsa, TX Restaurant	Church’s Chicken Floresville, TX Restaurant	Church’s Chicken Fort Worth (Lackland), TX Restaurant
Gross leasable square footage	420	1,218	1,406
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$678,816	$237,552	$373,926
Cash down payment	619,064	216,642	341,011

Contract purchase price plus acquisition fee	1,297,880	454,194	714,937
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,244

Total acquisition cost	$1,303,123	$459,437	$720,181

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Fort Worth (Mansfield), TX Restaurant	Church’s Chicken Fort Worth (Miller), TX Restaurant	Church’s Chicken Fort Worth (Seminary), TX Restaurant
Gross leasable square footage	1,320	1,176	1,430
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$325,264	$293,535	$348,382
Cash down payment	296,634	267,697	317,715

Contract purchase price plus acquisition fee	621,898	561,232	666,097
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$627,141	$566,475	$671,340

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Garland, TX Restaurant	Church’s Chicken Grand Prairie (Main), TX Restaurant	Church’s Chicken Grand Prairie (Pioneer), TX Restaurant
Gross leasable square footage	1,280	1,496	1,169
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$211,939	$266,579	$358,086
Cash down payment	193,283	166,633	326,566

Contract purchase price plus acquisition fee	405,222	433,212	684,652
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$410,465	$438,456	$689,895

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Greenville, TX Restaurant	Church’s Chicken Haltom City, TX Restaurant	Church’s Chicken Harlingen (Sunshine), TX Restaurant
Gross leasable square footage	983	950	1,470
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$312,666	$426,881	$362,832
Cash down payment	285,144	389,305	330,894

Contract purchase price plus acquisition fee	597,810	816,186	693,726
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,244

Total acquisition cost	$603,053	$821,429	$698,970

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Harlingen (Tyler), TX Restaurant	Church’s Chicken Hildalgo, TX Restaurant	Church’s Chicken Irving, TX Restaurant
Gross leasable square footage	1,516	2,600	780
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$962,822	$749,623	$357,100
Cash down payment	878,071	683,637	325,667

Contract purchase price plus acquisition fee	1,840,893	1,433,260	682,767
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$1,846,136	$1,438,504	$688,010

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Kilgore, TX Restaurant	Church’s Chicken Killeen, TX Restaurant	Church’s Chicken Kingsville, TX Restaurant
Gross leasable square footage	2,080	1,122	994
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$236,648	$343,002	$302,827
Cash down payment	215,817	312,809	276,170

Contract purchase price plus acquisition fee	452,465	655,811	578,997
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,283	5,243	5,243

Total acquisition cost	$457,748	$661,054	$584,240

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Kirby, TX Restaurant	Church’s Chicken La Feria, TX Restaurant	Church’s Chicken Laredo (Guadalupe), TX Restaurant
Gross leasable square footage	1,800	2,123	1,590
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$55,725	$554,919	$420,758
Cash down payment	50,819	506,073	383,721

Contract purchase price plus acquisition fee	106,544	1,060,992	804,479
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,244

Total acquisition cost	$111,788	$1,066,235	$809,723

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Laredo (San Bernardo), TX Restaurant	Church’s Chicken Lewisville, TX Restaurant	Church’s Chicken Longview, TX Restaurant
Gross leasable square footage	1,180	1,144	1,169
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$739,289	$667,723	$290,655
Cash down payment	674,214	608,948	265,070

Contract purchase price plus acquisition fee	1,413,503	1,276,671	555,725
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$1,418,746	$1,281,914	$560,968

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Lubbock (Ave Q), TX Restaurant	Church’s Chicken Lubbock (Broadway), TX Restaurant	Church’s Chicken Marlin, TX Restaurant
Gross leasable square footage	2,123	950	1,274
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$456,863	$40,011	$149,954
Cash down payment	416,647	36,489	136,755

Contract purchase price plus acquisition fee	873,510	76,500	286,709
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$878,753	$81,743	$291,952

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken McAllen (10th St), TX Restaurant	Church’s Chicken McAllen (Nolana), TX Restaurant	Church’s Chicken Mercedes, TX Restaurant
Gross leasable square footage	1,144	1,336	1,176
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$40,011	$618,863	$580,934
Cash down payment	36,489	564,388	529,798

Contract purchase price plus acquisition fee	76,500	1,183,251	1,110,732
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$81,743	$1,188,494	$1,115,975

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Mesquite, TX Restaurant	Church’s Chicken Midland, TX Restaurant	Church’s Chicken Mission, TX Restaurant
Gross leasable square footage	1,945	983	1,470
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$276,588	$61,712	$609,998
Cash down payment	252,241	56,280	556,303

Contract purchase price plus acquisition fee	528,829	117,992	1,166,301
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,243

Total acquisition cost	$534,073	$123,235	$1,171,544

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken New Braunfels, TX Restaurant	Church’s Chicken Odessa (Andrews), TX Restaurant	Church’s Chicken Odessa (County), TX Restaurant
Gross leasable square footage	1,144	983	1,335
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$285,884	$440,751	$575,440
Cash down payment	260,720	401,955	524,787

Contract purchase price plus acquisition fee	546,604	842,706	1,100,227
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,244

Total acquisition cost	$551,847	$847,949	$1,105,471

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Pharr, TX Restaurant	Church’s Chicken Pleasanton, TX Restaurant	Church’s Chicken Port Isabel, TX Restaurant
Gross leasable square footage	1,800	420	2,123
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$538,466	$515,344	$468,804
Cash down payment	491,069	469,980	427,537

Contract purchase price plus acquisition fee	1,029,535	985,324	896,341
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,244

Total acquisition cost	$1,034,778	$990,568	$901,585

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Port Lavaca, TX Restaurant	Church’s Chicken Raymondville, TX Restaurant	Church’s Chicken Richland Hills, TX Restaurant
Gross leasable square footage	1,750	1,169	1,100
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$381,214	$583,733	$192,104
Cash down payment	347,657	532,351	175,195

Contract purchase price plus acquisition fee	728,871	1,116,084	367,299
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$734,114	$1,121,327	$372,542

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Rio Grand City, TX Restaurant	Church’s Chicken Roma, TX Restaurant	Church’s Chicken San Antonio (Commercial), TX Restaurant
Gross leasable square footage	420	1,512	576
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$1,053,427	$671,362	$207,055
Cash down payment	960,701	612,265	188,828

Contract purchase price plus acquisition fee	2,014,128	1,283,627	395,883
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,244

Total acquisition cost	$2,019,371	$1,288,871	$401,127

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken San Antonio (Five Palms), TX Restaurant	Church’s Chicken San Antonio (Flores), TX Restaurant	Church’s Chicken San Antonio (Gen McMullen), TX Restaurant
Gross leasable square footage	1,512	764	1,855
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$568,079	$124,546	$437,939
Cash down payment	518,073	113,583	399,390

Contract purchase price plus acquisition fee	1,086,152	238,129	837,329
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,244	5,244

Total acquisition cost	$1,091,396	$243,373	$842,573

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken San Antonio (Goliad), TX Restaurant	Church’s Chicken San Antonio (Huebner), TX Restaurant	Church’s Chicken San Antonio (New Braunfels), TX Restaurant
Gross leasable square footage	638	420	5,468
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$551,084	$204,433	$408,373
Cash down payment	502,575	186,438	372,426

Contract purchase price plus acquisition fee	1,053,659	390,871	780,799
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$1,058,902	$396,115	$786,042

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken San Antonio (Hwy 90), TX Restaurant	Church’s Chicken San Antonio (Perrin Beitel), TX Restaurant	Church’s Chicken San Antonio (Rigsby), TX Restaurant
Gross leasable square footage	1,260	1,144	480
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$358,496	$537,298	$193,864
Cash down payment	326,939	490,003	176,800

Contract purchase price plus acquisition fee	685,435	1,027,301	370,664
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$690,678	$1,032,545	$375,907

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken San Antonio (San Pedro), TX Restaurant	Church’s Chicken San Antonio (Walzem), TX Restaurant	Church’s Chicken San Antonio (West), TX Restaurant
Gross leasable square footage	1,500	1,296	1,144
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$392,419	$326,872	$201,356
Cash down payment	357,878	298,100	183,632

Contract purchase price plus acquisition fee	750,297	624,972	384,988
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$755,540	$630,216	$390,231

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken San Antonio (Bitters), TX Restaurant	Church’s Chicken San Antonio (Wurzbach), TX Restaurant	Church’s Chicken San Antonio (White), TX Restaurant
Gross leasable square footage	2,378	1,118	800
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$249,028	$212,761	$488,212
Cash down payment	227,108	194,032	445,238

Contract purchase price plus acquisition fee	476,136	406,793	933,450
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$481,379	$412,037	$938,693

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken San Antonio (Zarzamora), TX Restaurant	Church’s Chicken San Benito, TX Restaurant	Church’s Chicken Temple, TX Restaurant
Gross leasable square footage	780	1,335	1,176
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$162,249	$1,248,408	$573,162
Cash down payment	147,967	1,138,518	522,709

Contract purchase price plus acquisition fee	310,216	2,386,926	1,095,871
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$315,459	$2,392,170	$1,101,114

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Tyler, TX Restaurant	Church’s Chicken Universal City, TX Restaurant	Church’s Chicken Victoria (Ben Jordan), TX Restaurant
Gross leasable square footage	1,144	1,169	1,169
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$311,207	$319,430	$250,733
Cash down payment	283,812	291,312	228,662

Contract purchase price plus acquisition fee	595,019	610,742	479,395
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$600,262	$615,986	$484,638

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Victoria (Rio Grande), TX Restaurant	Church’s Chicken Waco, TX Restaurant	Church’s Chicken Weslaco (Hwy 83), TX Restaurant
Gross leasable square footage	1,701	1,196	1,300
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$242,767	$398,736	$613,636
Cash down payment	221,397	363,636	559,621

Contract purchase price plus acquisition fee	464,164	762,372	1,173,257
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,244	5,243

Total acquisition cost	$469,408	$767,616	$1,178,500

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Weslaco (Texas), TX Restaurant	Church’s Chicken Norfolk (Hampton), VA Restaurant	Church’s Chicken Norfolk (Princess Ann), VA Restaurant
Gross leasable square footage	1,575	1,100	1,572
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$787,813	$240,954	$372,815
Cash down payment	718,465	219,744	339,998

Contract purchase price plus acquisition fee	1,506,278	460,698	712,813
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,448	5,720

Total acquisition cost	$1,511,521	$466,146	$718,533

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Church’s Chicken Portsmouth, VA Restaurant	Tractor Supply LaGrange, KY Specialty Retail	Walgreens Evansville, IN Drugstore
Gross leasable square footage	1,169	19,097	14,820
Date of purchase	10/31/08	11/19/08	11/25/08
Mortgage financing at date of purchase	$426,285	$—	$—
Cash down payment	388,761	3,372,715	4,794,000

Contract purchase price plus acquisition fee	815,046	3,372,715	4,794,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,832	37,160	18,173

Total acquisition cost	$820,878	$3,409,875	$4,812,173

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	CVS Carrolton, TX Drugstore	CVS Kissimmee, FL Drugstore	CVS Lake Worth, TX Drugstore
Gross leasable square footage	9,504	9,504	9,504
Date of purchase	12/19/08	12/19/08	12/19/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,158,728	2,568,258	1,886,184

Contract purchase price plus acquisition fee	2,158,728	2,568,258	1,886,184
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	33,223	31,085	32,669

Total acquisition cost	$2,191,951	$2,599,343	$1,918,853

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	CVS Richardson, TX Drugstore	CVS River Oaks, TX Drugstore	CVS The Colony, TX Drugstore
Gross leasable square footage	10,560	10,908	9,504
Date of purchase	12/19/08	12/19/08	12/19/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,450,448	2,809,080	2,000,118

Contract purchase price plus acquisition fee	2,450,448	2,809,080	2,000,118
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	35,734	37,644	33,292

Total acquisition cost	$2,486,182	$2,846,724	$2,033,410

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	CVS Wichita Falls, TX Drugstore	CVS Wichita Falls (SW), TX Drugstore	BJ’s Wholesale Club Woodstock, GA Warehouse
Gross leasable square footage	9,504	9,504	115,426
Date of purchase	12/19/08	12/19/08	01/29/09
Mortgage financing at date of purchase	$—	$—	$10,131,105
Cash down payment	1,918,416	2,197,386	6,239,895

Contract purchase price plus acquisition fee	1,918,416	2,197,386	16,371,000
Other cash expenditures expensed	—	—	35,072
Other cash expenditures capitalized	32,924	34,535	—

Total acquisition cost	$1,951,340	$2,231,921	$16,406,072

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Chili’s Tilton, NH Restaurant	Kohl’s Tilton, NH Department Store	Lowe’s Tilton, NH Home Improvement
Gross leasable square footage	—(3)	—(3)	—(3)
Date of purchase	03/27/09	03/27/09	03/27/09
Mortgage financing at date of purchase	$1,260,000	$3,780,000	$12,960,000
Cash down payment	75,415	299,382	765,248

Contract purchase price plus acquisition fee	1,335,415	4,079,382	13,725,248
Other cash expenditures expensed	38,692	85,563	240,669
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,374,107	$4,164,945	$13,965,917

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	CVS Myrtle Beach, SC Drugstore	Walgreens Austin, MN Drugstore	Walgreens Canton, IL Drugstore
Gross leasable square footage	11,970	14,820	14,490
Date of purchase	03/27/09	03/27/09	03/27/09
Mortgage financing at date of purchase	$4,788,000	$3,531,000	$4,428,500
Cash down payment	426,905	199,004	510,026

Contract purchase price plus acquisition fee	5,214,905	3,730,004	4,938,526
Other cash expenditures expensed	34,254	29,241	31,968
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,249,159	$3,759,245	$4,970,494

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Walgreens Galloway, OH Drugstore	Walgreens Humble, TX Drugstore	Walgreens Memphis, TN Drugstore
Gross leasable square footage	14,560	14,560	14,490
Date of purchase	03/27/09	03/27/09	03/27/09
Mortgage financing at date of purchase	$4,250,000	$4,395,000	$5,058,000
Cash down payment	596,022	849,386	611,607

Contract purchase price plus acquisition fee	4,846,022	5,244,386	5,669,607
Other cash expenditures expensed	35,594	26,980	39,684
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,881,616	$5,271,366	$5,709,291

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Walgreens Parkville, MO Drugstore	Walgreens San Antonio, TX Drugstore	Walgreens Toledo, OH Drugstore
Gross leasable square footage	14,820	14,560	14,820
Date of purchase	03/27/09	03/27/09	03/27/09
Mortgage financing at date of purchase	$4,274,000	$4,060,000	$5,400,000
Cash down payment	518,459	789,006	284,527

Contract purchase price plus acquisition fee	4,792,459	4,849,006	5,684,527
Other cash expenditures expensed	26,571	25,754	37,312
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,819,030	$4,874,760	$5,721,839

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	CVS Maynard, MA Drugstore	CVS Waynesville, NC Drugstore	Walgreens Antioch, TN Drugstore
Gross leasable square footage	10,880	10,055	14,490
Date of purchase	03/31/09	03/31/09	03/31/09
Mortgage financing at date of purchase	$5,596,000	$3,966,000	$4,425,000
Cash down payment	247,873	331,115	424,006

Contract purchase price plus acquisition fee	5,843,873	4,297,115	4,849,006
Other cash expenditures expensed	35,716	29,908	48,728
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,879,589	$4,327,023	$4,897,734

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Walgreens Decatur, IL Drugstore	Walgreens Long Beach, MS Drugstore	Walgreens Roselle, NJ Drugstore
Gross leasable square footage	14,490	14,820	12,875
Date of purchase	03/31/09	03/31/09	03/31/09
Mortgage financing at date of purchase	$4,003,000	$3,662,000	$5,742,000
Cash down payment	562,525	417,133	673,608

Contract purchase price plus acquisition fee	4,565,525	4,079,133	6,415,608
Other cash expenditures expensed	30,383	26,200	110,185
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,595,908	$4,105,333	$6,525,793

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Walgreens Saraland, AL Drugstore	LA Fitness League City, TX Fitness	Tractor Supply Lowville, NY Specialty Retail
Gross leasable square footage	14,560	45,000	19,097
Date of purchase	03/31/09	05/21/10	06/03/10
Mortgage financing at date of purchase	$5,079,000	$—	$—
Cash down payment	366,807	7,481,700	2,246,040

Contract purchase price plus acquisition fee	5,445,807	7,481,700	2,246,040
Other cash expenditures expensed	28,667	63,035	31,086
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,474,474	$7,544,735	$2,277,126

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Tractor Supply Malone, NY Specialty Retail	LA Fitness Naperville, IL Fitness	CVS Indianapolis, IN Drugstore
Gross leasable square footage	19,097	45,000	12,222
Date of purchase	06/03/10	06/30/10	07/21/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,292,960	9,384,000	3,282,386

Contract purchase price plus acquisition fee	2,292,960	9,384,000	3,282,386
Other cash expenditures expensed	31,723	66,148	19,675
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,324,683	$9,450,148	$3,302,061

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Tractor Supply Elletsville, IN Specialty Retail	CVS Lincoln, IL Drugstore	Ruth Chris Metairie, LA Restaurant
Gross leasable square footage	19,097	13,225	5,189
Date of purchase	09/13/10	09/17/10	09/27/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,658,182	3,243,600	3,616,364

Contract purchase price plus acquisition fee	2,658,182	3,243,600	3,616,364
Other cash expenditures expensed	46,081	20,032	24,344
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,704,263	$3,263,632	$3,640,708

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Ruth Chris Sarasota, FL Restaurant	Columbus Fish Market Grandview, OH Restaurant	J. Jill Tilton, NH Department Store
Gross leasable square footage	7,726	7,766	573,000
Date of purchase	09/27/10	09/27/10	09/30/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,078,998	3,327,054	23,538,461

Contract purchase price plus acquisition fee	3,078,998	3,327,054	23,538,461
Other cash expenditures expensed	20,273	23,976	212,919
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,099,271	$3,351,030	$23,751,380

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Childtime Childcare Cuyahoga Falls, OH Child Care and Development	Childtime Childcare Arlington, TX Child Care and Development	Childtime Childcare Oklahoma City, OK Child Care and Development
Gross leasable square footage	5,934	10,845	6,656
Date of purchase	12/15/10	12/15/10	12/15/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	837,082	997,767	529,217

Contract purchase price plus acquisition fee	837,082	997,767	529,217
Other cash expenditures expensed	39,206	34,422	23,825
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$876,288	$1,032,189	$553,042

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Childtime Childcare Oklahoma City, OK Child Care and Development	Childtime Childcare Rochester, NY Child Care and Development	TutorTime Pittsburgh, PA Child Care and Development
Gross leasable square footage	6,671	4,801	10,071
Date of purchase	12/15/10	12/15/10	12/15/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	913,645	733,724	1,222,192

Contract purchase price plus acquisition fee	913,645	733,724	1,222,192
Other cash expenditures expensed	33,310	27,953	41,934
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$946,955	$761,677	$1,264,126

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Childtime Childcare Modesto, CA Child Care and Development	CVS Azle, TX Drugstore	Logan’s Roadhouse Trussville, AL Restaurant
Gross leasable square footage	6,464	12,900	7,236
Date of purchase	12/15/10	12/16/10	12/17/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	899,581	4,947,000	2,789,259

Contract purchase price plus acquisition fee	899,581	4,947,000	2,789,259
Other cash expenditures expensed	31,307	26,788	18,578
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$930,888	$4,973,788	$2,807,837

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Logan’s Roadhouse Wichita Falls, TX Restaurant	Ivex Packaging New Castle, PA Distribution Center	Walgreens Mt. Pleasant, TX Drugstore
Gross leasable square footage	8,026	135,303	14,820
Date of purchase	12/17/10	12/20/10	12/21/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,789,259	5,100,000	5,647,740

Contract purchase price plus acquisition fee	2,789,259	5,100,000	5,647,740
Other cash expenditures expensed	19,370	37,769	24,500
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,808,629	$5,137,769	$5,672,240

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Advanced Auto Charlotte, NC Automotive Parts	Advanced Auto Irvington, NJ Automotive Parts	Advanced Auto Midwest City, OK Automotive Parts
Gross leasable square footage	6,896	6,684	7,000
Date of purchase	12/22/10	12/22/10	12/22/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,656,805	2,297,126	1,703,886

Contract purchase price plus acquisition fee	1,656,805	2,297,126	1,703,886
Other cash expenditures expensed	25,630	55,588	31,382
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,682,435	$2,352,714	$1,735,268

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.
Name, location, type of property	Advanced Auto Penns Grove, NJ Automotive Parts	Advanced Auto St. Francis, WI Automotive Parts	Advanced Auto Willingboro, NJ Automotive Parts
Gross leasable square footage	7,000	6,889	6,781
Date of purchase	12/22/10	12/22/10	12/22/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,585,823	1,653,698	1,822,973

Contract purchase price plus acquisition fee	1,585,823	1,653,698	1,822,973
Other cash expenditures expensed	45,921	25,831	48,798
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,631,744	$1,679,529	$1,871,771

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Advanced Auto Dunellen, NJ Automotive Parts	JoAnn’s Fabric Independence, MO Specialty Retail	CVS(1) Fredericksburg, VA Drugstore
Gross leasable square footage	6,781	46,350	12,900
Date of purchase	12/22/10	12/23/10	01/06/09
Mortgage financing at date of purchase	$—	$—	$5,504,000
Cash down payment	2,753,375	4,625,000	734,861

Contract purchase price plus acquisition fee	2,753,375	4,625,000	6,238,861
Other cash expenditures expensed	61,045	19,287	115,852
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,814,420	$4,644,287	$6,354,713

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Walgreens(1) Indianapolis, IN Drugstore	Walgreens(1) Tulsa (South Yale), OK Drugstore	Kohl’s(1) Burnsville, MN Department Store
Gross leasable square footage	14,820	13,650	101,346
Date of purchase	01/06/09	01/06/09	01/09/09
Mortgage financing at date of purchase	$5,625,000	$3,512,000	$9,310,000
Cash down payment	750,000	468,040	1,241,900

Contract purchase price plus acquisition fee	6,375,000	3,980,040	10,551,900
Other cash expenditures expensed	31,054	21,365	22,080
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,406,054	$4,001,405	$10,573,980

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Walgreens(1) Fredericksburg, VA Drugstore	Sam’s Club(1) Hoover, AL Warehouse	Lowe’s Las Vegas, NV Home Improvement
Gross leasable square footage	14,820	115,347	—(3)
Date of purchase	01/09/09	01/15/09	03/31/09
Mortgage financing at date of purchase	$6,560,000	$11,070,000	$—
Cash down payment	875,047	1,476,000	10,954,800

Contract purchase price plus acquisition fee	7,435,047	12,546,000	10,954,800
Other cash expenditures expensed	132,900	107,454	17,639
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$7,567,947	$12,653,454	$10,972,439

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Wal-Mart Las Vegas, NV Discount Retail	Wal-Mart Albuquerque, NM Discount Retail	Home Depot Las Vegas, NV Home Improvement
Gross leasable square footage	—(3)	—(3)	—(3)
Date of purchase	03/31/09	03/31/09	04/15/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	15,060,300	18,416,100	8,544,802

Contract purchase price plus acquisition fee	15,060,300	18,416,100	8,544,802
Other cash expenditures expensed	48,935	55,309	54,958
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$15,109,235	$18,471,409	$8,599,760

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Home Depot Odessa, TX Home Improvement	Home Depot San Diego, CA Home Improvement	Home Depot San Jose, CA Home Improvement
Gross leasable square footage	—(3)	—(3)	—(3)
Date of purchase	04/15/09	04/15/09	04/15/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	9,444,938	12,599,724	8,187,190

Contract purchase price plus acquisition fee	9,444,938	12,599,724	8,187,190
Other cash expenditures expensed	62,326	55,125	54,441
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$9,507,264	$12,654,849	$8,241,631

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Walgreens Dunkirk, NY Drugstore	Aaron Rents Humble, TX Specialty Retail	Aaron Rents Indianapolis, IN Specialty Retail
Gross leasable square footage	13,650	8,000	7,667
Date of purchase	05/29/09	05/29/09	05/29/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,937,971	1,412,700	998,580

Contract purchase price plus acquisition fee	3,937,971	1,412,700	998,580
Other cash expenditures expensed	33,273	18,647	22,055
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,971,244	$1,431,347	$1,020,635

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Aaron Rents Meadville, PA Specialty Retail	Aaron Rents Mexia, TX Specialty Retail	Aaron Rents Minden, LA Specialty Retail
Gross leasable square footage	11,988	8,000	8,000
Date of purchase	05/29/09	05/29/09	05/29/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,158,720	1,096,500	1,377,000

Contract purchase price plus acquisition fee	1,158,720	1,096,500	1,377,000
Other cash expenditures expensed	33,218	17,744	20,243
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,191,938	$1,114,244	$1,397,243

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Aaron Rents Odessa, TX Specialty Retail	Aaron Rents Oxford, AL Specialty Retail	Aaron Rents Shawnee, OK Specialty Retail
Gross leasable square footage	6,240	7,480	8,000
Date of purchase	05/29/09	05/29/09	05/29/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	748,680	758,880	1,250,520

Contract purchase price plus acquisition fee	748,680	758,880	1,250,520
Other cash expenditures expensed	17,006	19,294	19,563
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$765,686	$778,174	$1,270,083

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Aaron Rents Battle Creek, MI Specialty Retail	Aaron Rents Chattanooga, TN Specialty Retail	Aaron Rents Columbia, SC Specialty Retail
Gross leasable square footage	8,400	11,368	12,516
Date of purchase	06/18/09	06/18/09	06/18/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	954,720	1,052,640	1,207,680

Contract purchase price plus acquisition fee	954,720	1,052,640	1,207,680
Other cash expenditures expensed	19,883	20,711	17,871
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$974,603	$1,073,351	$1,225,551

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Aaron Rents Mansura, LA Specialty Retail	Aaron Rents Statesboro, GA Specialty Retail	Aaron Rents Pasadena, TX Specialty Retail
Gross leasable square footage	7,207	8,050	8,000
Date of purchase	06/18/09	06/18/09	06/18/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	539,580	1,248,480	1,410,660

Contract purchase price plus acquisition fee	539,580	1,248,480	1,410,660
Other cash expenditures expensed	19,192	17,484	18,082
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$558,772	$1,265,964	$1,428,742

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Aaron Rents Killeen, TX Specialty Retail	Aaron Rents Livingston, TX Specialty Retail	Academy Sports Bossier City, LA Sporting Goods
Gross leasable square footage	37,500	10,000	89,929
Date of purchase	06/18/09	06/18/09	06/19/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,333,360	1,401,480	8,670,000

Contract purchase price plus acquisition fee	3,333,360	1,401,480	8,670,000
Other cash expenditures expensed	21,395	18,173	30,810
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,354,755	$1,419,653	$8,700,810

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Academy Sports Laredo, TX Sporting Goods	Academy Sports Montgomery, AL Sporting Goods	Academy Sports Fort Worth, TX Sporting Goods
Gross leasable square footage	86,000	76,786	83,741
Date of purchase	06/19/09	06/19/09	06/19/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	9,078,000	9,588,000	7,752,000

Contract purchase price plus acquisition fee	9,078,000	9,588,000	7,752,000
Other cash expenditures expensed	28,182	22,860	26,785
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$9,106,182	$9,610,860	$7,778,785

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Cracker Barrel Fort Mill, SC Restaurant	Cracker Barrel Piedmont, SC Restaurant	Cracker Barrel Rocky Mount, NC Restaurant
Gross leasable square footage	10,179	10,170	10,097
Date of purchase	06/30/09	06/30/09	06/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,135,834	3,533,001	2,842,812

Contract purchase price plus acquisition fee	3,135,834	3,533,001	2,842,812
Other cash expenditures expensed	6,269	6,405	6,188
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,142,103	$3,539,406	$2,849,000

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Cracker Barrel Greensboro, NC Restaurant	Cracker Barrel Mebane, NC Restaurant	Cracker Barrel Braselton, GA Restaurant
Gross leasable square footage	10,170	9,984	10,101
Date of purchase	06/30/09	06/30/09	06/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,125,730	2,702,796	3,155,867

Contract purchase price plus acquisition fee	3,125,730	2,702,796	3,155,867
Other cash expenditures expensed	6,285	6,690	6,094
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,132,015	$2,709,486	$3,161,961

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Cracker Barrel Bremen, GA Restaurant	Cracker Barrel Waynesboro, VA Restaurant	Cracker Barrel Woodstock, VA Restaurant
Gross leasable square footage	10,141	10,041	10,161
Date of purchase	06/30/09	06/30/09	06/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,883,417	3,248,630	2,646,694

Contract purchase price plus acquisition fee	2,883,417	3,248,630	2,646,694
Other cash expenditures expensed	6,000	6,688	5,932
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,889,417	$3,255,318	$2,652,626

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Cracker Barrel Bristol, VA Restaurant	Cracker Barrel Emporia, VA Restaurant	Cracker Barrel Abilene, TX Restaurant
Gross leasable square footage	10,182	10,024	10,101
Date of purchase	06/30/09	06/30/09	06/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,719,791	2,769,534	3,421,986

Contract purchase price plus acquisition fee	2,719,791	2,769,534	3,421,986
Other cash expenditures expensed	5,957	6,524	8,603
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,725,748	$2,776,058	$3,430,589

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Cracker Barrel San Antonio, TX Restaurant	Cracker Barrel Sherman, TX Restaurant	Aaron Rents Benton Harbor, MI Specialty Retail
Gross leasable square footage	9,984	10,158	6,745
Date of purchase	06/30/09	06/30/09	06/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,461,928	3,345,326	987,360

Contract purchase price plus acquisition fee	3,461,928	3,345,326	987,360
Other cash expenditures expensed	8,646	8,521	32,745
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,470,574	$3,353,847	$1,020,105

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Aaron Rents Richmond, VA Specialty Retail	Aaron Rents Pensacola, FL Specialty Retail	Aaron Rents El Dorado, AR Specialty Retail
Gross leasable square footage	11,616	8,398	4,860
Date of purchase	06/30/09	06/30/09	06/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,759,500	841,500	898,620

Contract purchase price plus acquisition fee	1,759,500	841,500	898,620
Other cash expenditures expensed	39,861	33,906	21,279
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,799,361	$875,406	$919,899

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Aaron Rents Copperas Cove, TX Specialty Retail	Aaron Rents Port Lavaca, TX Specialty Retail	Aaron Rents Haltom City, TX Specialty Retail
Gross leasable square footage	11,387	8,000	10,000
Date of purchase	06/30/09	06/30/09	06/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,447,396	1,218,900	1,653,420

Contract purchase price plus acquisition fee	1,447,396	1,218,900	1,653,420
Other cash expenditures expensed	20,549	20,284	32,802
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,467,945	$1,239,184	$1,686,222

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	LA Fitness Carmel, IN Fitness	Kohl’s Tavares, FL Department Store	HH Gregg North Charleston, SC Consumer Electronics
Gross leasable square footage	45,000	—(3)	30,167
Date of purchase	06/30/09	06/30/09	07/02/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	8,275,909	8,636,340	5,704,860

Contract purchase price plus acquisition fee	8,275,909	8,636,340	5,704,860
Other cash expenditures expensed	33,093	30,194	25,838
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$8,309,002	$8,666,534	$5,730,698

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Walgreens Edmond, OK Drugstore	Cracker Barrel Columbus, GA Restaurant	Walgreens Stillwater, OK Drugstore
Gross leasable square footage	13,905	10,000	15,120
Date of purchase	07/07/09	07/15/09	07/21/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,174,860	3,092,978	4,031,040

Contract purchase price plus acquisition fee	4,174,860	3,092,978	4,031,040
Other cash expenditures expensed	26,957	6,059	26,732
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,201,817	$3,099,037	$4,057,772

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Kohl’s Port Orange, FL Department Store	Walgreens Denton, TX Drugstore	Tractor Supply Roswell, NM Specialty Retail
Gross leasable square footage	—(3)	14,820	19,097
Date of purchase	07/23/09	07/24/09	07/27/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	9,953,160	4,539,000	2,729,520

Contract purchase price plus acquisition fee	9,953,160	4,539,000	2,729,520
Other cash expenditures expensed	29,048	26,470	19,181
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$9,982,208	$4,565,470	$2,748,701

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Tractor Supply Edinburg, TX Specialty Retail	Tractor Supply Del Rio, TX Specialty Retail	Kohl’s Monrovia, CA Department Store
Gross leasable square footage	18,800	19,097	76,804
Date of purchase	07/27/09	07/27/09	07/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,152,820	2,427,600	13,150,860

Contract purchase price plus acquisition fee	3,152,820	2,427,600	13,150,860
Other cash expenditures expensed	19,852	19,065	31,415
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,172,672	$2,446,665	$13,182,275

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Kohl’s Rancho Cordova, CA Department Store	Harris Teeter Durham, NC Grocery	CVS Southaven, MS Drugstore
Gross leasable square footage	76,158	—(3)	13,225
Date of purchase	07/30/09	07/31/09	07/31/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	7,428,660	3,309,900	5,414,832

Contract purchase price plus acquisition fee	7,428,660	3,309,900	5,414,832
Other cash expenditures expensed	27,960	32,484	25,113
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$7,456,620	$3,342,384	$5,439,945

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	CVS Oak Forest, IL Drugstore	CVS Noblesville, IN Drugstore	CVS Liberty, MO Drugstore
Gross leasable square footage	13,225	12,900	12,900
Date of purchase	08/13/09	08/13/09	08/13/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,710,714	6,219,198	5,086,902

Contract purchase price plus acquisition fee	4,710,714	6,219,198	5,086,902
Other cash expenditures expensed	21,111	20,517	18,703
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,731,825	$6,239,715	$5,105,605

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	CVS Sparks, NV Drugstore	CVS Edinburg, TX Drugstore	CVS McAllen, TX Drugstore
Gross leasable square footage	13,625	13,204	13,225
Date of purchase	08/13/09	08/13/09	08/13/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,939,236	3,977,019	4,595,363

Contract purchase price plus acquisition fee	5,939,236	3,977,019	4,595,363
Other cash expenditures expensed	24,454	24,842	26,066
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,963,690	$4,001,861	$4,621,429

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	CVS Newport News, VA Drugstore	CVS Virginia Beach, VA Drugstore	CVS Raymore, MO Drugstore
Gross leasable square footage	13,225	13,225	12,900
Date of purchase	08/13/09	08/13/09	08/14/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,182,129	6,082,542	4,806,240

Contract purchase price plus acquisition fee	5,182,129	6,082,542	4,806,240
Other cash expenditures expensed	25,626	27,259	13,877
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,207,755	$6,109,801	$4,820,117

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	CVS Kyle, TX Drugstore	CVS Thomasville, NC Drugstore	Aaron Rents Texas City, TX Specialty Retail
Gross leasable square footage	13,225	13,225	11,943
Date of purchase	08/14/09	08/14/09	08/31/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,182,000	3,353,760	2,032,860

Contract purchase price plus acquisition fee	4,182,000	3,353,760	2,032,860
Other cash expenditures expensed	20,394	13,760	10,555
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,202,394	$3,367,520	$2,043,415

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Best Buy Bourbonnais, IL Consumer Electronics	Best Buy Coral Springs, FL Consumer Electronics	Best Buy Lakewood, CO Consumer Electronics
Gross leasable square footage	46,996	52,550	45,976
Date of purchase	08/31/09	08/31/09	08/31/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,154,354	6,364,248	8,429,094

Contract purchase price plus acquisition fee	6,154,354	6,364,248	8,429,094
Other cash expenditures expensed	31,360	28,870	34,287
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,185,714	$6,393,118	$8,463,381

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Walgreens Nampa, ID Drugstore	CVS Lee’s Summit, MO Drugstore	Walgreens Grand Junction, CO Drugstore
Gross leasable square footage	14,490	12,900	14,490
Date of purchase	09/18/09	09/29/09	09/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,462,500	4,465,560	4,488,000

Contract purchase price plus acquisition fee	4,462,500	4,465,560	4,488,000
Other cash expenditures expensed	29,704	15,401	25,157
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,492,204	$4,480,961	$4,513,157

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Walgreens McPherson, KS Drugstore	Walgreens St. George, UT Drugstore	Walgreens Houston (Quitman), TX Drugstore
Gross leasable square footage	13,650	14,490	13,650
Date of purchase	09/30/09	09/30/09	09/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,092,240	6,528,000	5,948,903

Contract purchase price plus acquisition fee	4,092,240	6,528,000	5,948,903
Other cash expenditures expensed	15,460	27,063	25,311
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,107,700	$6,555,063	$5,974,214

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Walgreens Spearfish, SD Drugstore	Walgreens Papillion, NE Drugstore	Walgreens Chickasha, OK Drugstore
Gross leasable square footage	14,820	14,820	14,820
Date of purchase	10/06/09	10/06/09	10/14/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,972,500	4,217,700	4,117,740

Contract purchase price plus acquisition fee	4,972,500	4,217,700	4,117,740
Other cash expenditures expensed	30,998	22,587	22,082
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,003,498	$4,240,287	$4,139,822

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Tractor Supply Irmo, SC Specialty Retail	Walgreens Warner Robins, GA Drugstore	Home Depot Winchester, VA Home Improvement
Gross leasable square footage	19,097	14,820	465,600
Date of purchase	10/15/09	10/20/09	10/21/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,550,000	4,080,000	29,172,000

Contract purchase price plus acquisition fee	2,550,000	4,080,000	29,172,000
Other cash expenditures expensed	28,442	17,748	61,414
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,578,442	$4,097,748	$29,233,414

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Home Depot Tucson, AZ Home Improvement	Walgreens Goose Creek, SC Drugstore	LA Fitness Glendale, AZ Fitness
Gross leasable square footage	—(3)	14,820	38,000
Date of purchase	10/21/09	10/29/09	10/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	11,566,800	5,253,000	6,528,000

Contract purchase price plus acquisition fee	11,566,800	5,253,000	6,528,000
Other cash expenditures expensed	31,956	35,145	23,668
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$11,598,756	$5,288,145	$6,551,668

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Staples Iowa City, IA Office Supply	University Plaza Flagstaff, AZ Shopping Center	Walgreens South Bend, IN Drugstore
Gross leasable square footage	18,049	163,620	14,550
Date of purchase	11/13/09	11/17/09	11/18/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,263,600	17,508,300	5,036,250

Contract purchase price plus acquisition fee	4,263,600	17,508,300	5,036,250
Other cash expenditures expensed	22,885	100,027	20,369
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,286,485	$17,608,327	$5,056,619

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Lowe’s Kansas City, MO Department Store	LA Fitness Spring, TX Fitness	Publix Mountain Brook, AL Grocery
Gross leasable square footage	—(3)	45,000	44,271
Date of purchase	11/20/09	11/20/09	12/01/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	8,096,250	7,509,750	6,222,000

Contract purchase price plus acquisition fee	8,096,250	7,509,750	6,222,000
Other cash expenditures expensed	28,136	31,784	30,615
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$8,124,386	$7,541,534	$6,252,615

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Kohl’s Columbia, SC Department Store	Walgreens Machesney Park, IL Drugstore	Advanced Auto Huntsville, TX Automotive Parts
Gross leasable square footage	89,706	14,490	6,000
Date of purchase	12/07/09	12/16/09	12/19/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	12,138,000	4,256,460	1,331,203

Contract purchase price plus acquisition fee	12,138,000	4,256,460	1,331,203
Other cash expenditures expensed	26,860	18,960	20,135
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$12,164,860	$4,275,420	$1,351,338

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Advanced Auto Lubbock, TX Automotive Parts	Advanced Auto Deer Park, TX Automotive Parts	Advanced Auto Houston (Wallisville), TX Automotive Parts
Gross leasable square footage	6,000	6,000	7,000
Date of purchase	12/19/09	12/16/09	12/16/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,244,297	1,502,780	1,540,072

Contract purchase price plus acquisition fee	1,244,297	1,502,780	1,540,072
Other cash expenditures expensed	23,522	20,199	20,712
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,267,819	$1,522,979	$1,560,784

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Advanced Auto Houston (Imperial), TX Automotive Parts	Advanced Auto Kingwood, TX Automotive Parts	Advanced Auto Houston (Aldine), TX Automotive Parts
Gross leasable square footage	8,000	6,000	7,000
Date of purchase	12/16/09	12/16/09	12/16/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,253,574	1,509,810	1,398,858

Contract purchase price plus acquisition fee	1,253,574	1,509,810	1,398,858
Other cash expenditures expensed	19,918	19,898	21,201
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,273,492	$1,529,708	$1,420,059

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Advanced Auto Humble, TX Automotive Parts	Advanced Auto Webster, TX Automotive Parts	Tractor Supply Gloucester, NJ Specialty Retail
Gross leasable square footage	7,000	7,000	22,670
Date of purchase	12/16/09	12/16/09	12/17/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,525,827	1,530,642	5,457,000

Contract purchase price plus acquisition fee	1,525,827	1,530,642	5,457,000
Other cash expenditures expensed	22,039	20,324	83,474
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,547,866	$1,550,966	$5,540,474

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Walgreens Janesville, WI Drugstore	Mueller Regional Retail District Austin, TX Shopping Center	Walgreens South Bend (Ironwood), IN Drugstore
Gross leasable square footage	14,490	341,736	14,820
Date of purchase	12/17/09	12/18/09	12/21/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,014,940	68,595,000	6,056,250

Contract purchase price plus acquisition fee	6,014,940	68,595,000	6,056,250
Other cash expenditures expensed	16,735	220,243	22,608
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,031,675	$68,815,243	$6,078,858

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Walgreens Brooklyn Park, MD Drugstore	Fed Ex Effingham, IL Distribution	CVS Meridianville, AL Drugstore
Gross leasable square footage	14,560	101,240	13,225
Date of purchase	12/23/09	12/29/09	12/29/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,925,580	14,433,000	4,046,340

Contract purchase price plus acquisition fee	4,925,580	14,433,000	4,046,340
Other cash expenditures expensed	134,044	21,800	25,138
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,059,624	$14,454,800	$4,071,478

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Walgreens St. Charles, IL Drugstore	Walgreens Elgin, IL Drugstore	Valero Rio Hondo, TX Convenience Store
Gross leasable square footage	14,490	14,490	6,350
Date of purchase	12/29/09	12/29/09	12/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,143,750	4,526,250	2,619,057

Contract purchase price plus acquisition fee	4,143,750	4,526,250	2,619,057
Other cash expenditures expensed	11,386	12,451	14,777
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,155,136	$4,538,701	$2,633,834

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Valero Pharr, TX Convenience Store	Valero Andrews, TX Convenience Store	Valero LaFeria, TX Convenience Store
Gross leasable square footage	8,528	4,656	4,950
Date of purchase	12/30/09	12/30/09	12/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,525,901	2,413,590	1,955,554

Contract purchase price plus acquisition fee	2,525,901	2,413,590	1,955,554
Other cash expenditures expensed	14,543	14,574	13,991
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,540,444	$2,428,164	$1,969,545

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Kum & Go Rogers, AR Convenience Store	Kum & Go Lowell, AR Convenience Store	Kum & Go Bentonville, AR Convenience Store
Gross leasable square footage	3,391	4,692	3,392
Date of purchase	12/31/09	12/31/09	12/31/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,142,000	2,131,200	1,884,000

Contract purchase price plus acquisition fee	2,142,000	2,131,200	1,884,000
Other cash expenditures expensed	16,353	15,796	14,957
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,158,353	$2,146,996	$1,898,957

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Walgreens Twin Falls, ID Drugstore	Walgreens Loves Park, IL Drugstore	Walgreens Framingham, MA Drugstore
Gross leasable square footage	14,820	14,490	14,820
Date of purchase	01/14/10	01/19/10	01/19/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,926,600	4,018,800	6,082,260

Contract purchase price plus acquisition fee	4,926,600	4,018,800	6,082,260
Other cash expenditures expensed	27,614	25,120	26,355
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,954,214	$4,043,920	$6,108,615

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	CarMax Garland, TX Auto Dealership	Walgreens Appleton (Meade), WI Drugstore	LA Fitness Highland, CA Fitness
Gross leasable square footage	82,169	16,853	45,000
Date of purchase	01/29/10	02/03/10	02/04/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	14,280,000	3,843,360	9,399,300

Contract purchase price plus acquisition fee	14,280,000	3,843,360	9,399,300
Other cash expenditures expensed	34,240	21,591	24,631
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$14,314,240	$3,864,951	$9,423,931

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Walgreens Cleveland (Clark), OH Drugstore	Walgreens Appleton (Northland), WI Drugstore	Walgreens Lancaster, SC Drugstore
Gross leasable square footage	14,820	14,490	14,820
Date of purchase	02/10/10	02/18/10	02/19/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,559,000	5,407,020	6,015,134

Contract purchase price plus acquisition fee	5,559,000	5,407,020	6,015,134
Other cash expenditures expensed	25,467	23,603	39,359
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,584,467	$5,430,623	$6,054,493

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Walgreens Greenville, NC Drugstore	Walgreens Baytown, TX Drugstore	Walgreens North Platte, NE Drugstore
Gross leasable square footage	14,490	14,820	14,820
Date of purchase	02/19/10	02/23/10	02/23/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,314,935	4,901,100	5,143,421

Contract purchase price plus acquisition fee	6,314,935	4,901,100	5,143,421
Other cash expenditures expensed	33,705	27,914	25,636
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,348,640	$4,929,014	$5,169,057

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Cigna Pointe Plano, TX Healthcare	Walgreens Kingman, AZ Drugstore	Walgreens Omaha, NE Drugstore
Gross leasable square footage	209,089	15,696	14,550
Date of purchase	02/24/10	02/25/10	02/25/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	50,490,000	6,145,500	5,304,000

Contract purchase price plus acquisition fee	50,490,000	6,145,500	5,304,000
Other cash expenditures expensed	73,830	23,761	25,781
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$50,563,830	$6,169,261	$5,329,781

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Kum & Go Story City, IA Convenience Store	Kum & Go Ottumwa, IA Convenience Store	Kum & Go West Branch, IA Convenience Store
Gross leasable square footage	3,008	4,000	3,164
Date of purchase	02/25/10	02/25/10	02/25/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,091,000	1,860,000	1,116,000

Contract purchase price plus acquisition fee	2,091,000	1,860,000	1,116,000
Other cash expenditures expensed	28,704	28,282	28,244
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,119,704	$1,888,282	$1,144,244

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Walgreens Augusta, ME Drugstore	O’Reilly Auto Parts LaPlace, LA Automotive Parts	O’Reilly Auto Parts New Roads, LA Automotive Parts
Gross leasable square footage	14,065	7,000	6,800
Date of purchase	03/05/10	03/12/10	03/12/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,552,727	1,041,498	837,041

Contract purchase price plus acquisition fee	6,552,727	1,041,498	837,041
Other cash expenditures expensed	43,603	22,491	22,657
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,596,330	$1,063,989	$859,698

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	O’Reilly Auto Parts Beaux Bridge, LA Automotive Parts	Cargill Blair, NE Office Building	Walgreens North Mankato, MN Drugstore
Gross leasable square footage	6,800	30,000	14,550
Date of purchase	03/15/10	03/17/10	03/18/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	823,319	5,054,103	5,171,400

Contract purchase price plus acquisition fee	823,319	5,054,103	5,171,400
Other cash expenditures expensed	22,464	40,230	28,975
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$845,783	$5,094,333	$5,200,375

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	CVS New Port Richey, FL Drugstore	Kohl’s McAllen, TX Department Store	Sunset Valley Austin, TX Shopping Center
Gross leasable square footage	13,813	88,248	147,841
Date of purchase	03/26/10	03/26/10	03/26/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,381,300	7,446,000	36,210,000

Contract purchase price plus acquisition fee	3,381,300	7,446,000	36,210,000
Other cash expenditures expensed	21,015	36,265	111,611
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,402,315	$7,482,265	$36,321,611

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Walgreens Birmingham, AL Drugstore	Advanced Auto Twinsburg, OH Automotive Parts	Advanced Auto Canton, OH Automotive Parts
Gross leasable square footage	13,905	6,000	7,000
Date of purchase	03/30/10	03/31/10	03/31/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,188,520	1,289,320	1,390,260

Contract purchase price plus acquisition fee	3,188,520	1,289,320	1,390,260
Other cash expenditures expensed	23,766	32,226	30,788
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,212,286	$1,321,546	$1,421,048

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Advanced Auto Delaware, OH Automotive Parts	Advanced Auto Holland, OH Automotive Parts	Applebee’s Joplin, MO Restaurant
Gross leasable square footage	7,000	6,000	5,386
Date of purchase	03/31/10	03/31/10	03/31/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,524,900	1,349,460	2,152,200

Contract purchase price plus acquisition fee	1,524,900	1,349,460	2,152,200
Other cash expenditures expensed	30,690	30,164	21,858
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,555,590	$1,379,624	$2,174,058

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Applebee’s Rolla, MO Restaurant	Applebee’s Marion, IL Restaurant	Applebee’s Elizabeth City, NC Restaurant
Gross leasable square footage	4,791	5,403	4,676
Date of purchase	03/31/10	03/31/10	03/31/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,239,920	1,768,680	1,938,000

Contract purchase price plus acquisition fee	2,239,920	1,768,680	1,938,000
Other cash expenditures expensed	21,225	22,189	18,460
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,261,145	$1,790,869	$1,956,460

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Applebee’s Memphis, TN Restaurant	Applebee’s Madisonville, KY Restaurant	Applebee’s Farmington, MO Restaurant
Gross leasable square footage	4,830	5,393	3,894
Date of purchase	03/31/10	03/31/10	03/31/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,132,820	1,922,700	2,161,992

Contract purchase price plus acquisition fee	2,132,820	1,922,700	2,161,992
Other cash expenditures expensed	20,845	21,874	22,065
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,153,665	$1,944,574	$2,184,057

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Applebee’s Vincennes, IN Restaurant	Aaron Rents Auburndale, FL Specialty Retail	Aaron Rents Bloomsburg, PA Specialty Retail
Gross leasable square footage	5,840	148,922	12,000
Date of purchase	03/31/10	03/31/10	03/31/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,882,104	5,283,000	825,000

Contract purchase price plus acquisition fee	1,882,104	5,283,000	825,000
Other cash expenditures expensed	20,295	125,645	45,227
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,902,399	$5,408,645	$870,227

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Aaron Rents Bowling Green, OH Specialty Retail	Aaron Rents Mission, TX Specialty Retail	Aaron Rents North Olmstead, OH Specialty Retail
Gross leasable square footage	8,000	8,000	7,800
Date of purchase	03/31/10	03/31/10	03/31/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,180,000	1,091,000	928,000

Contract purchase price plus acquisition fee	1,180,000	1,091,000	928,000
Other cash expenditures expensed	42,707	39,324	37,843
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,222,707	$1,130,324	$965,843

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Aaron Rents Redford, MI Specialty Retail	Aaron Rents Springdale, AR Specialty Retail	Aaron Rents Valley, AL Specialty Retail
Gross leasable square footage	8,025	8,000	6,950
Date of purchase	03/31/10	03/31/10	03/31/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	901,000	1,330,000	804,000

Contract purchase price plus acquisition fee	901,000	1,330,000	804,000
Other cash expenditures expensed	35,604	47,444	33,843
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$936,604	$1,377,444	$837,843

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Aaron Rents Kennett, MO Specialty Retail	Aaron Rents Kent, OH Specialty Retail	Aaron Rents Kingsville, TX Specialty Retail
Gross leasable square footage	7,276	16,547	8,000
Date of purchase	03/31/10	03/31/10	03/31/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	641,000	1,225,000	1,193,000

Contract purchase price plus acquisition fee	641,000	1,225,000	1,193,000
Other cash expenditures expensed	29,783	46,100	40,424
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$670,783	$1,271,100	$1,233,424

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Aaron Rents Magnolia, MS Specialty Retail	Aaron Rents Marion, SC Specialty Retail	Aaron Rents Oneonta, AL Specialty Retail
Gross leasable square footage	125,000	8,000	8,000
Date of purchase	03/31/10	03/31/10	03/31/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,945,000	627,000	1,170,000

Contract purchase price plus acquisition fee	2,945,000	627,000	1,170,000
Other cash expenditures expensed	79,936	30,258	41,455
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,024,936	$657,258	$1,211,455

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Aaron Rents West Lafayette, IN Specialty Retail	Aaron Rents Charlotte, NC Specialty Retail	LA Fitness Denton, TX Fitness
Gross leasable square footage	5,935	8,775	45,000
Date of purchase	03/31/10	03/31/10	03/31/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,102,000	1,195,000	7,981,500

Contract purchase price plus acquisition fee	1,102,000	1,195,000	7,981,500
Other cash expenditures expensed	40,369	41,605	39,415
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,142,369	$1,236,605	$8,020,915

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Tractor Supply Pearsall, TX Specialty Retail	Walgreens Janesville, WI Drugstore	Tractor Supply Summerdale, AL Specialty Retail
Gross leasable square footage	18,948	14,820	19,097
Date of purchase	04/09/10	04/13/10	04/14/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,485,953	4,360,500	2,517,625

Contract purchase price plus acquisition fee	2,485,953	4,360,500	2,517,625
Other cash expenditures expensed	25,629	24,595	22,885
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,511,582	$4,385,095	$2,540,510

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	National Tire and Battery Nashville, TN Automotive Parts	Fed Ex Beekmantown, NY Distribution	Kum & Go Sloan, IA Convenience Store
Gross leasable square footage	8,074	49,768	4,794
Date of purchase	04/21/10	04/23/10	04/23/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,744,047	5,431,500	2,652,000

Contract purchase price plus acquisition fee	1,744,047	5,431,500	2,652,000
Other cash expenditures expensed	20,821	28,890	26,132
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,764,868	$5,460,390	$2,678,132

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Fed Ex Lafayette, IN Distribution	Advanced Auto Sylvania, OH Automotive Parts	Walgreens Durham, NC Drugstore
Gross leasable square footage	22,194	6,000	14,820
Date of purchase	04/27/10	04/28/10	04/28/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,582,860	1,265,820	5,916,000

Contract purchase price plus acquisition fee	4,582,860	1,265,820	5,916,000
Other cash expenditures expensed	23,630	30,508	22,973
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,606,490	$1,296,328	$5,938,973

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Academy Sports Killeen, TX Sporting Goods	Tractor Supply Kenedy, TX Specialty Retail	Experian Schaumburg, IL Office Building
Gross leasable square footage	96,645	18,800	177,893
Date of purchase	04/29/10	04/29/10	04/30/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,834,000	2,526,279	30,600,000

Contract purchase price plus acquisition fee	6,834,000	2,526,279	30,600,000
Other cash expenditures expensed	30,636	26,672	60,672
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,864,636	$2,552,951	$30,660,672

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Tractor Supply Stillwater, OK Specialty Retail	Tractor Supply Glenpool, OK Specialty Retail	Tractor Supply Gibsonia, PA Specialty Retail
Gross leasable square footage	19,180	19,097	19,097
Date of purchase	05/04/10	05/04/10	05/05/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,475,540	2,413,320	3,185,460

Contract purchase price plus acquisition fee	2,475,540	2,413,320	3,185,460
Other cash expenditures expensed	25,591	25,297	60,239
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,501,131	$2,438,617	$3,245,699

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Walgreens Lancaster (Palmdale), CA Drugstore	Northern Tool Ocala, FL Specialty Retail	Walgreens Beloit, WI Drugstore
Gross leasable square footage	13,650	26,054	14,820
Date of purchase	05/17/10	05/20/10	05/20/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,647,740	3,588,360	4,396,200

Contract purchase price plus acquisition fee	5,647,740	3,588,360	4,396,200
Other cash expenditures expensed	42,143	30,727	23,002
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,689,883	$3,619,087	$4,419,202

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Igloo Distribution Facility Katy, TX Distribution	Tractor Supply Ballinger, TX Specialty Retail	Tractor Supply Murphy, NC Specialty Retail
Gross leasable square footage	914,195	19,097	19,097
Date of purchase	05/21/10	05/21/10	05/21/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	38,862,000	2,543,595	2,898,935

Contract purchase price plus acquisition fee	38,862,000	2,543,595	2,898,935
Other cash expenditures expensed	99,997	27,186	26,365
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$38,961,997	$2,570,781	$2,925,300

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Walgreens Rocky Mount, NC Drugstore	Whole Foods Hinsdale, IL Grocery	AT&T Regional Headquarters Dallas, TX Office Building
Gross leasable square footage	14,820	48,835	206,040
Date of purchase	05/26/10	05/28/10	05/28/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,980,260	11,842,200	29,988,000

Contract purchase price plus acquisition fee	5,980,260	11,842,200	29,988,000
Other cash expenditures expensed	19,953	28,837	85,953
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,000,213	$11,871,037	$30,073,953

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Kum & Go Tipton, IA Convenience Store	AutoZone Mt. Orab, OH Automotive Parts	AutoZone Hamilton, OH Automotive Parts
Gross leasable square footage	5,118	6,816	6,816
Date of purchase	05/28/10	06/09/10	06/09/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,544,000	1,391,280	1,668,720

Contract purchase price plus acquisition fee	2,544,000	1,391,280	1,668,720
Other cash expenditures expensed	33,070	25,643	26,959
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,577,070	$1,416,923	$1,695,679

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	AutoZone Trenton, OH Automotive Parts		AutoZone Blanchester, OH Automotive Parts	AutoZone Nashville, TN Automotive Parts
Gross leasable square footage	6,816		7,370	6,815
Date of purchase	06/09/10		06/09/10	06/09/10
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	1,031,220		1,075,590	1,706,455

Contract purchase price plus acquisition fee	1,031,220		1,075,590	1,706,455
Other cash expenditures expensed	26,048		27,429	24,602
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$1,057,268		$1,103,019	$1,731,057

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Evans Exchange Evans, GA Shopping Center		Staples Houston, TX Office Supply	CVS Ft. Myers, FL Drugstore
Gross leasable square footage	54,948	(3)	20,060	12,900
Date of purchase	06/11/10		06/17/10	06/18/10
Mortgage financing at date of purchase	$5,840,667		$—	$—
Cash down payment	13,947,336		3,765,840	6,085,320

Contract purchase price plus acquisition fee	19,788,003		3,765,840	6,085,320
Other cash expenditures expensed	107,587		25,093	24,609
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$19,895,590		$3,790,933	$6,109,929

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Walgreens Fort Mill, SC Drugstore		Lowe’s Sanford, ME Home Improvement	Stripes Eagle Pass, TX Convenience Store
Gross leasable square footage	14,820		—(3)	4,888
Date of purchase	06/24/10		06/28/10	06/29/10
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	4,445,969		9,562,500	2,912,567

Contract purchase price plus acquisition fee	4,445,969		9,562,500	2,912,567
Other cash expenditures expensed	45,257		67,591	10,744
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$4,491,226		$9,630,091	$2,923,311

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Stripes Edinburg, TX Convenience Store		Stripes Palmhurst, TX Convenience Store	Stripes Ranchito, TX Convenience Store
Gross leasable square footage	3,600		2,925	4,888
Date of purchase	06/29/10		06/29/10	06/29/10
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	2,473,655		1,030,613	2,703,214

Contract purchase price plus acquisition fee	2,473,655		1,030,613	2,703,214
Other cash expenditures expensed	10,744		10,744	11,130
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$2,484,399		$1,041,357	$2,714,344

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Atascocita Commons Humble, TX Shopping Center		Tractor Supply Southwick, MA Specialty Retail	Tractor Supply Belchertown, MA Specialty Retail
Gross leasable square footage	306,890	(3)	19,097	19,097
Date of purchase	06/29/10		06/29/10	06/29/10
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	57,630,000		4,487,185	3,712,438

Contract purchase price plus acquisition fee	57,630,000		4,487,185	3,712,438
Other cash expenditures expensed	141,889		23,778	21,742
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$57,771,889		$4,510,963	$3,734,180

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	AutoZone Pearl River, LA Automotive Parts		AutoZone Rapid City, SD Automotive Parts	Chili’s Flanders, NJ Restaurant
Gross leasable square footage	7,370		7,381	6,046
Date of purchase	06/30/10		06/30/10	06/30/10
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	1,428,000		1,186,770	2,478,532

Contract purchase price plus acquisition fee	1,428,000		1,186,770	2,478,532
Other cash expenditures expensed	38,406		27,731	32,246
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$1,466,406		$1,214,501	$2,510,778

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Chili’s Ramsey, NJ Restaurant	Macaroni Grill Flanders, NJ Restaurant	Macaroni Grill Mt. Laurel, NJ Restaurant
Gross leasable square footage	6,148	6,874	7,058
Date of purchase	06/30/10	06/30/10	06/30/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,850,337	1,343,414	1,403,122

Contract purchase price plus acquisition fee	1,850,337	1,343,414	1,403,122
Other cash expenditures expensed	35,463	35,691	64,284
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,885,800	$1,379,105	$1,467,406

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Macaroni Grill Ramsey, NJ Restaurant	Macaroni Grill West Windsor, NJ Restaurant	On the Border Alpharetta, GA Restaurant
Gross leasable square footage	8,074	7,913	6,660
Date of purchase	06/30/10	06/30/10	06/30/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,537,561	1,562,341	2,997,871

Contract purchase price plus acquisition fee	2,537,561	1,562,341	2,997,871
Other cash expenditures expensed	39,101	27,929	15,074
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,576,662	$1,590,270	$3,012,945

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	On the Border Auburn Hills, MI Restaurant	On the Border Buford, GA Restaurant	On the Border Burleson, TX Restaurant
Gross leasable square footage	8,367	6,088	6,082
Date of purchase	06/30/10	06/30/10	06/30/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,234,227	2,705,505	3,257,494

Contract purchase price plus acquisition fee	3,234,227	2,705,505	3,257,494
Other cash expenditures expensed	14,945	14,914	22,275
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,249,172	$2,720,419	$3,279,769

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	On the Border College Station, TX Restaurant	On the Border Columbus, OH Restaurant	On the Border Concord Mills, NC Restaurant
Gross leasable square footage	6,652	7,671	6,102
Date of purchase	06/30/10	06/30/10	06/30/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,978,865	2,971,056	2,979,296

Contract purchase price plus acquisition fee	2,978,865	2,971,056	2,979,296
Other cash expenditures expensed	21,825	19,520	15,527
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,000,690	$2,990,576	$2,994,823

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	On the Border Denton, TX Restaurant	On the Border Desoto, TX Restaurant	On the Border Fort Worth, TX Restaurant
Gross leasable square footage	5,661	9,231	7,127
Date of purchase	06/30/10	06/30/10	06/30/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,880,412	3,270,358	3,542,132

Contract purchase price plus acquisition fee	2,880,412	3,270,358	3,542,132
Other cash expenditures expensed	21,309	22,308	23,139
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,901,721	$3,292,666	$3,565,271

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	On the Border Garland, TX Restaurant	On the Border Kansas City, MO Restaurant	On the Border Lee’s Summit, MO Restaurant
Gross leasable square footage	5,948	6,780	5,780
Date of purchase	06/30/10	06/30/10	06/30/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,221,582	2,564,167	2,407,823

Contract purchase price plus acquisition fee	2,221,582	2,564,167	2,407,823
Other cash expenditures expensed	18,638	15,125	15,180
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,240,220	$2,579,292	$2,423,003

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	On the Border Lubbock, TX Restaurant	On the Border Mesa, AZ Restaurant	On the Border Mt. Laurel, NJ Restaurant
Gross leasable square footage	6,745	6,586	7,041
Date of purchase	06/30/10	06/30/10	06/30/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,313,867	2,964,131	2,869,419

Contract purchase price plus acquisition fee	3,313,867	2,964,131	2,869,419
Other cash expenditures expensed	22,426	13,523	8,914
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,336,293	$2,977,654	$2,878,333

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	On the Border Naperville, IL Restaurant	On the Border Novi, MI Restaurant	On the Border Oklahoma City, OK Restaurant
Gross leasable square footage	6,906	8,017	7,289
Date of purchase	06/30/10	06/30/10	06/30/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,465,155	2,881,239	2,936,070

Contract purchase price plus acquisition fee	3,465,155	2,881,239	2,936,070
Other cash expenditures expensed	20,530	14,698	18,738
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,485,685	$2,895,937	$2,954,808

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	On the Border Peoria, AZ Restaurant	On the Border Rockwell, TX Restaurant	On the Border Rogers, AR Restaurant
Gross leasable square footage	6,506	6,668	5,782
Date of purchase	06/30/10	06/30/10	06/30/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,601,532	3,081,477	1,939,417

Contract purchase price plus acquisition fee	2,601,532	3,081,477	1,939,417
Other cash expenditures expensed	13,402	21,800	19,991
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,614,934	$3,103,277	$1,959,408

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	On the Border Tulsa, OK Restaurant	On the Border West Windsor, NJ Restaurant	On the Border West Springfield, MA Restaurant
Gross leasable square footage	7,559	7,611	8,248
Date of purchase	06/30/10	06/30/10	06/30/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,395,252	3,579,566	3,954,279

Contract purchase price plus acquisition fee	3,395,252	3,579,566	3,954,279
Other cash expenditures expensed	19,051	55,149	17,803
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,414,303	$3,634,715	$3,972,082

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	On the Border Woodbridge, VA Restaurant	Best Buy Montgomery, AL Specialty Retail	City Center Plaza Bellevue, WA Office Building
Gross leasable square footage	7,878	30,505	583,179
Date of purchase	06/30/10	07/06/10	07/09/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,569,830	6,222,000	316,200,000

Contract purchase price plus acquisition fee	3,569,830	6,222,000	316,200,000
Other cash expenditures expensed	29,048	25,743	727,590
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,598,878	$6,247,743	$316,927,590

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	AutoZone Hartville, OH Automotive Parts	Walgreens Leland, NC Drugstore	Walgreens Durham, NC Drugstore
Gross leasable square footage	7,381	14,820	14,606
Date of purchase	07/14/10	07/15/10	07/20/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,236,240	4,901,100	5,513,350

Contract purchase price plus acquisition fee	1,236,240	4,901,100	5,513,350
Other cash expenditures expensed	24,761	22,506	50,012
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,261,001	$4,923,606	$5,563,362

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Tire Kingdom Auburndale, FL Automotive Parts	Tractor Supply St. John, IN Specialty Retail	Home Depot Slidell, LA Home Improvement
Gross leasable square footage	6,922	24,727	—(3)
Date of purchase	07/20/10	07/28/10	07/28/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,297,040	4,549,200	3,777,784

Contract purchase price plus acquisition fee	2,297,040	4,549,200	3,777,784
Other cash expenditures expensed	20,062	10,842	58,002
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,317,102	$4,560,042	$3,835,786

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Stop & Shop Stamford, CT Grocery	Home Depot Tolleson, AZ Home Improvement	Advanced Auto Sapulpa, OK Automotive Parts
Gross leasable square footage	69,733	466,694	6,784
Date of purchase	07/30/10	07/30/10	08/03/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	31,110,000	31,054,152	1,441,266

Contract purchase price plus acquisition fee	31,110,000	31,054,152	1,441,266
Other cash expenditures expensed	98,441	69,738	20,805
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$31,208,441	$31,123,890	$1,462,071

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Advanced Auto Franklin, IN Automotive Parts	Advanced Auto Grand Rapids, MI Automotive Parts	Tractor Supply Troy, MO Specialty Retail
Gross leasable square footage	6,157	6,133	19,100
Date of purchase	08/12/10	08/12/10	08/13/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,490,279	1,366,800	2,671,429

Contract purchase price plus acquisition fee	1,490,279	1,366,800	2,671,429
Other cash expenditures expensed	18,145	15,767	25,499
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,508,424	$1,382,567	$2,696,928

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Tractor Supply Union, MO Specialty Retail	Tractor Supply Alton, IL Specialty Retail	Fed Ex Northwood, OH Distribution
Gross leasable square footage	19,097	19,097	89,921
Date of purchase	08/13/10	08/13/10	08/17/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,914,286	2,914,286	4,970,460

Contract purchase price plus acquisition fee	2,914,286	2,914,286	4,970,460
Other cash expenditures expensed	25,588	22,785	23,067
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,939,874	$2,937,071	$4,993,527

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	LA Fitness Dallas, TX Fitness	CarMax Austin, TX Auto Dealership	Manchester Highlands St. Louis, MO Shopping Center
Gross leasable square footage	45,000	55,888	136,273(3)
Date of purchase	08/17/10	08/25/10	08/26/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	9,792,000	21,675,000	49,470,000

Contract purchase price plus acquisition fee	9,792,000	21,675,000	49,470,000
Other cash expenditures expensed	34,141	39,470	111,109
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$9,826,141	$21,714,470	$49,581,109

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Academy Sports Austin, TX Sporting Goods	Whittwood Town Center Whittier, CA Shopping Center	Lowe’s Ticonderoga, NY Home Improvement
Gross leasable square footage	89,807	533,518(3)	—(3)
Date of purchase	08/26/10	08/27/10	08/31/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	10,544,760	85,170,000	8,899,329

Contract purchase price plus acquisition fee	10,544,760	85,170,000	8,899,329
Other cash expenditures expensed	35,790	188,146	52,880
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$10,580,550	$85,358,146	$8,952,209

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	CVS/Tres Amigos Ringgold, GA Drugstore/ Restaurant	CVS/Noble Roman Mishawaka, IN Drugstore/ Restaurant	Tractor Supply Wauseon, OH Specialty Retail
Gross leasable square footage	15,029(3)	12,376	19,097
Date of purchase	08/31/10	09/08/10	09/13/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,069,800	4,702,960	2,548,081

Contract purchase price plus acquisition fee	4,069,800	4,702,960	2,548,081
Other cash expenditures expensed	39,661	31,896	47,079
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,109,461	$4,734,856	$2,595,160

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Tractor Supply Sellersburg, IN Specialty Retail	Lakeshore Crossing Gainesville, GA Shopping Center	Tractor Supply Hamilton, OH Specialty Retail
Gross leasable square footage	19,097	123,978	40,700
Date of purchase	09/13/10	09/15/10	09/17/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,658,182	9,180,000	1,713,600

Contract purchase price plus acquisition fee	2,658,182	9,180,000	1,713,600
Other cash expenditures expensed	21,252	44,775	26,369
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,679,434	$9,224,775	$1,739,969

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Advanced Auto Bonita Springs, FL Automotive Parts	Tractor Supply Dixon, CA Specialty Retail	Tractor Supply Lawrence, KS Specialty Retail
Gross leasable square footage	6,880	24,727	19,097
Date of purchase	09/22/10	09/24/10	09/24/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,894,901	5,117,850	2,826,420

Contract purchase price plus acquisition fee	2,894,901	5,117,850	2,826,420
Other cash expenditures expensed	22,717	29,290	25,414
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,917,618	$5,147,140	$2,851,834

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Tractor Supply Nixa, MO Specialty Retail	Albertson’s Tucson (Silverbell), AZ Grocery	Albertson’s Mesa, AZ Grocery
Gross leasable square footage	19,180	60,315	51,393
Date of purchase	09/24/10	09/29/10	09/29/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,395,980	11,077,940	6,188,945

Contract purchase price plus acquisition fee	2,395,980	11,077,940	6,188,945
Other cash expenditures expensed	24,716	22,787	20,284
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,420,696	$11,100,727	$6,209,229

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Albertson’s Phoenix, AZ Grocery	CVS Weaverville, NC Drugstore	Wawa Portsmouth, VA Convenience Store
Gross leasable square footage	56,742	13,225	—(3)
Date of purchase	09/29/10	09/30/10	09/30/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	7,139,812	6,260,296	2,346,000

Contract purchase price plus acquisition fee	7,139,812	6,260,296	2,346,000
Other cash expenditures expensed	21,434	34,653	42,648
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$7,161,246	$6,294,949	$2,388,648

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Advanced Auto Janesville, WI Automotive Parts	Advanced Auto Appleton, WI Automotive Parts	LA Fitness Oakdale, MN Fitness
Gross leasable square footage	6,892	6,892	42,348
Date of purchase	09/30/10	09/30/10	09/30/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,726,860	1,470,840	8,807,700

Contract purchase price plus acquisition fee	1,726,860	1,470,840	8,807,700
Other cash expenditures expensed	17,218	17,146	28,524
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,744,078	$1,487,986	$8,836,224

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Tractor Supply Augusta, ME Specialty Retail	Shoppes at Port Arthur Port Arthur, TX Shopping Center	CVS Lynchburg, VA Drugstore
Gross leasable square footage	19,097	95,877	10,125
Date of purchase	10/12/10	10/12/10	10/12/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,835,600	15,300,000	3,278,280

Contract purchase price plus acquisition fee	2,835,600	15,300,000	3,278,280
Other cash expenditures expensed	43,648	65,192	42,761
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,879,248	$15,365,192	$3,321,041

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	CVS Gulf Breeze, FL Drugstore	Applebee’s Tyler, TX Restaurant	Applebee’s Adrian, MI Restaurant
Gross leasable square footage	—(3)	5,895	5,589
Date of purchase	10/13/10	10/13/10	10/13/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,904,340	2,772,308	2,285,679

Contract purchase price plus acquisition fee	1,904,340	2,772,308	2,285,679
Other cash expenditures expensed	24,052	31,597	20,531
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,928,392	$2,803,905	$2,306,210

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Applebee’s Wytheville, VA Restaurant	Applebee’s Norton, VA Restaurant	Applebee’s Kalamazoo, MI Restaurant
Gross leasable square footage	4,352	3,670	5,675
Date of purchase	10/13/10	10/13/10	10/13/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,676,273	1,691,317	2,208,849

Contract purchase price plus acquisition fee	1,676,273	1,691,317	2,208,849
Other cash expenditures expensed	21,826	21,686	20,379
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,698,099	$1,713,003	$2,229,228

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Applebee’s Owatonna, MN Restaurant	Applebee’s West Memphis, AR Restaurant	Applebee’s Horn Lake, MS Restaurant
Gross leasable square footage	5,459	4,237	5,035
Date of purchase	10/13/10	10/13/10	10/13/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,458,461	1,523,786	1,687,048

Contract purchase price plus acquisition fee	2,458,461	1,523,786	1,687,048
Other cash expenditures expensed	19,400	22,810	21,254
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,477,861	$1,546,596	$1,708,302

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Applebee’s Chambersburg, PA Restaurant	Applebee’s Bartlett, TN Restaurant	Applebee’s Lufkin, TX Restaurant
Gross leasable square footage	5,553	4,360	5,199
Date of purchase	10/13/10	10/13/10	10/13/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,013,574	1,904,733	2,013,574

Contract purchase price plus acquisition fee	2,013,574	1,904,733	2,013,574
Other cash expenditures expensed	24,628	20,714	27,927
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,038,202	$1,925,447	$2,041,501

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Applebee’s Swansea, IL Restaurant	CompUSA Arlington, TX Consumer Electronics	Big O Tire Phoenix, AZ Automotive Parts
Gross leasable square footage	5,728	25,000	4,560
Date of purchase	10/13/10	10/18/10	10/20/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,888,308	3,340,500	1,511,028

Contract purchase price plus acquisition fee	1,888,308	3,340,500	1,511,028
Other cash expenditures expensed	20,884	57,362	19,396
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,909,192	$3,397,862	$1,530,424

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Fed Ex Dublin, VA Distribution	CVS Madison Heights, VA Drugstore	Petco & Portrait Innovations Lake Charles, LA Specialty Retail
Gross leasable square footage	32,105	10,125	17,678
Date of purchase	10/21/10	10/22/10	10/25/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,341,772	2,973,300	3,978,872

Contract purchase price plus acquisition fee	3,341,772	2,973,300	3,978,872
Other cash expenditures expensed	49,051	41,106	45,022
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,390,823	$3,014,406	$4,023,894

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Albertson’s Durango, CO Grocery	Albertson’s Fort Collins, CO Grocery	Albertson’s Denver, CO Grocery
Gross leasable square footage	47,481	51,230	53,208
Date of purchase	10/26/10	10/26/10	10/26/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	7,690,091	8,828,668	7,834,467

Contract purchase price plus acquisition fee	7,690,091	8,828,668	7,834,467
Other cash expenditures expensed	21,551	21,976	21,571
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$7,711,642	$8,850,644	$7,856,038

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Albertson’s Silver City, NM Grocery	Albertson’s Clovis, NM Grocery	Albertson’s Los Lunas, NM Grocery
Gross leasable square footage	39,385	43,484	54,349
Date of purchase	10/26/10	10/26/10	10/26/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	7,261,509	8,010,855	8,329,111

Contract purchase price plus acquisition fee	7,261,509	8,010,855	8,329,111
Other cash expenditures expensed	24,745	25,636	26,016
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$7,286,254	$8,036,491	$8,355,127

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Albertson’s Albuquerque (Lomas), NM Grocery	Albertson’s Yuma, AZ Grocery	Albertson’s El Paso, TX Grocery
Gross leasable square footage	65,145	57,835	55,143
Date of purchase	10/26/10	10/26/10	10/26/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	8,996,059	8,966,372	9,054,216

Contract purchase price plus acquisition fee	8,996,059	8,966,372	9,054,216
Other cash expenditures expensed	26,810	17,837	25,151
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$9,022,869	$8,984,209	$9,079,367

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Albertson’s Albuquerque, NM (Academy) Grocery	Albertson’s Scottsdale, AZ Grocery	Albertson’s Tucson (Grant), AZ Grocery
Gross leasable square footage	65,413	62,119	49,491
Date of purchase	10/26/10	10/26/10	10/26/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	9,180,554	11,570,434	5,551,817

Contract purchase price plus acquisition fee	9,180,554	11,570,434	5,551,817
Other cash expenditures expensed	27,030	18,193	16,145
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$9,207,584	$11,588,627	$5,567,962

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Albertson’s Lake Havasu City, AZ Grocery	Albertson’s Farmington, NM Grocery	Albertson’s Baton Rouge, LA (College) Grocery
Gross leasable square footage	57,471	57,100	61,741
Date of purchase	10/26/10	10/26/10	10/26/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	7,245,285	5,233,715	8,019,573

Contract purchase price plus acquisition fee	7,245,285	5,233,715	8,019,573
Other cash expenditures expensed	17,504	22,330	22,098
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$7,262,789	$5,256,045	$8,041,671

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Albertson’s Baton Rouge, LA (Airline) Grocery	Albertson’s Baton Rouge, LA (George) Grocery	Albertson’s Alexandria, LA Grocery
Gross leasable square footage	66,430	66,057	62,117
Date of purchase	10/26/10	10/26/10	10/26/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	11,066,478	9,652,184	8,384,352

Contract purchase price plus acquisition fee	11,066,478	9,652,184	8,384,352
Other cash expenditures expensed	24,832	23,610	22,436
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$11,091,310	$9,675,794	$8,406,788

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Albertson’s Lafayette, LA Grocery	Albertson’s Fort Worth, TX (Oakmont) Grocery	Albertson’s Abilene, TX Grocery
Gross leasable square footage	74,493	64,886	67,270
Date of purchase	10/26/10	10/26/10	10/26/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	10,974,484	7,247,564	8,122,046

Contract purchase price plus acquisition fee	10,974,484	7,247,564	8,122,046
Other cash expenditures expensed	24,757	23,228	24,159
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$10,999,241	$7,270,792	$8,146,205

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Albertson’s Weatherford, TX Grocery	Albertson’s Fort Worth, TX (Beach) Grocery	Albertson’s Midland, TX Grocery
Gross leasable square footage	57,671	52,700	66,068
Date of purchase	10/26/10	10/26/10	10/26/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	8,024,559	9,669,780	11,505,417

Contract purchase price plus acquisition fee	8,024,559	9,669,780	11,505,417
Other cash expenditures expensed	24,055	25,806	27,761
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$8,048,614	$9,695,586	$11,533,178

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Albertson’s Odessa, TX Grocery	Albertson’s Bossier City, LA Grocery	Albertson’s Fort Worth, TX (Clifford) Grocery
Gross leasable square footage	61,955	59,777	61,247
Date of purchase	10/26/10	10/26/10	10/26/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	10,363,093	7,341,428	6,424,391

Contract purchase price plus acquisition fee	10,363,093	7,341,428	6,424,391
Other cash expenditures expensed	26,545	21,470	22,351
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$10,389,638	$7,362,898	$6,446,742

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Albertson’s Arlington, TX Grocery	Albertson’s Fort Worth, TX (Sycamore) Grocery	Giant Eagle Lancaster, OH Grocery
Gross leasable square footage	63,124	58,723	92,490	(3)
Date of purchase	10/26/10	10/26/10	10/29/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	8,580,787	7,833,635	15,874,161

Contract purchase price plus acquisition fee	8,580,787	7,833,635	15,874,161
Other cash expenditures expensed	24,648	23,852	44,800
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$8,605,435	$7,857,487	$15,918,961

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Kohl’s Salina, KS Department Store	CVS Auburndale, FL Drugstore	CVS Lake Wales, FL Drugstore
Gross leasable square footage	64,239	13,086	11,200
Date of purchase	10/29/10	11/01/10	11/01/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,941,900	2,984,744	3,244,445

Contract purchase price plus acquisition fee	4,941,900	2,984,744	3,244,445
Other cash expenditures expensed	43,360	34,357	34,581
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,985,260	$3,019,101	$3,279,026

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Fed Ex Bossier City, LA Distribution	Ulta Jackson, TN Specialty Retail	Tractor Supply Little Rock, AR Specialty Retail
Gross leasable square footage	64,402	9,991	19,097
Date of purchase	11/01/10	11/05/10	11/09/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,386,020	2,733,600	2,507,160

Contract purchase price plus acquisition fee	5,386,020	2,733,600	2,507,160
Other cash expenditures expensed	47,211	37,312	24,595
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,433,231	$2,770,912	$2,531,755

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Tractor Supply Jefferson City, MO Specialty Retail	Walgreens Tucson (River), AZ Drugstore	Wal-Mart Pueblo, CO Discount Retail
Gross leasable square footage	19,500	15,120	202,847
Date of purchase	11/09/10	11/12/10	11/12/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,941,060	5,559,000	15,300,000

Contract purchase price plus acquisition fee	1,941,060	5,559,000	15,300,000
Other cash expenditures expensed	22,700	44,212	39,285
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,963,760	$5,603,212	$15,339,285

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Volusia Square Daytona Beach, FL Shopping Center	CSAA Oklahoma City, OK Office Building	Dell Perot Systems Lincoln, NE Office Building
Gross leasable square footage	228,139(3)	147,107	150,000
Date of purchase	11/12/10	11/15/10	11/15/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	31,620,000	29,937,000	22,542,000

Contract purchase price plus acquisition fee	31,620,000	29,937,000	22,542,000
Other cash expenditures expensed	59,597	47,537	36,058
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$31,679,597	$29,984,537	$22,578,058

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Breakfast Point Panama City Beach, FL Shopping Center	Stripes Haskell, TX Convenience Store	Stripes Carrizo Springs, TX Convenience Store
Gross leasable square footage	97,931	6,309	6,838
Date of purchase	11/18/10	11/22/10	11/22/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	16,320,000	2,538,604	2,910,903

Contract purchase price plus acquisition fee	16,320,000	2,538,604	2,910,903
Other cash expenditures expensed	88,888	10,006	9,857
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$16,408,888	$2,548,610	$2,920,760

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Stripes Laredo, TX Convenience Store	Tractor Supply Franklin, NC Specialty Retail	Walgreens Matteson, IL Drugstore
Gross leasable square footage	4,679	19,097	14,550
Date of purchase	11/22/10	11/30/10	11/30/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,881,609	2,927,400	4,182,000

Contract purchase price plus acquisition fee	2,881,609	2,927,400	4,182,000
Other cash expenditures expensed	10,107	25,532	22,540
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,891,716	$2,952,932	$4,204,540

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Walgreens New Albany, OH Drugstore	Prairie Market East Oswego, IL Shopping Center	Walgreens Grayson, GA Drugstore
Gross leasable square footage	14,820	52,492(3)	14,560
Date of purchase	12/02/10	12/03/10	12/07/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,182,000	25,602,000	4,712,400

Contract purchase price plus acquisition fee	4,182,000	25,602,000	4,712,400
Other cash expenditures expensed	24,467	169,805	22,000
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,206,467	$25,771,805	$4,734,400

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Walgreens Tucson (Harrison), AZ Drugstore	Walgreens Pueblo, CO Drugstore	Stearns Crossing Bartlett, IL Shopping Center
Gross leasable square footage	14,490	13,813	96,613
Date of purchase	12/07/10	12/07/10	12/09/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,197,920	3,564,900	12,622,500

Contract purchase price plus acquisition fee	5,197,920	3,564,900	12,622,500
Other cash expenditures expensed	22,949	25,766	56,328
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,220,869	$3,590,666	$12,678,828

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Tractor Supply Sedalia, MO Specialty Retail	Sherwin Williams Muskegon, MI Specialty Retail	Kohl’s Onalaska, WI Department Store
Gross leasable square footage	19,028	8,000	86,432
Date of purchase	12/10/10	12/10/10	12/13/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,174,640	1,453,500	7,395,000

Contract purchase price plus acquisition fee	2,174,640	1,453,500	7,395,000
Other cash expenditures expensed	22,604	24,916	15,610
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,197,244	$1,478,416	$7,410,610

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	CVS Athens, GA Drugstore	CVS Boca Raton, FL Drugstore	CVS Brownsville, TX Drugstore
Gross leasable square footage	14,781	14,422	13,000
Date of purchase	12/14/10	12/14/10	12/14/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,375,450	3,850,039	5,947,965

Contract purchase price plus acquisition fee	6,375,450	3,850,039	5,947,965
Other cash expenditures expensed	25,151	21,854	48,090
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,400,601	$3,871,893	$5,996,055

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	CVS Cayce, SC Drugstore	CVS City of Industry, CA Drugstore	CVS Jacksonville, FL Drugstore
Gross leasable square footage	11,982	12,837	13,204
Date of purchase	12/14/10	12/14/10	12/14/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,082,330	3,614,892	6,838,403

Contract purchase price plus acquisition fee	5,082,330	3,614,892	6,838,403
Other cash expenditures expensed	28,153	19,018	23,971
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,110,483	$3,633,910	$6,862,374

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	CVS Lawrence, KS Drugstore	CVS Lawrenceville, NJ Drugstore	CVS Mineola, NY Drugstore
Gross leasable square footage	12,900	15,260	12,838
Date of purchase	12/14/10	12/14/10	12/14/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,519,185	9,243,493	4,317,320

Contract purchase price plus acquisition fee	5,519,185	9,243,493	4,317,320
Other cash expenditures expensed	22,601	133,975	33,405
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,541,786	$9,377,468	$4,350,725

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	CVS Minneapolis, MN Drugstore	CVS Naples, FL Drugstore	CVS Southaven (Goodman), MS Drugstore
Gross leasable square footage	13,000	12,944	13,938
Date of purchase	12/14/10	12/14/10	12/14/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,356,245	3,862,522	6,916,177

Contract purchase price plus acquisition fee	4,356,245	3,862,522	6,916,177
Other cash expenditures expensed	21,376	21,791	34,618
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,377,621	$3,884,313	$6,950,795

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	CVS The Village, OK Drugstore	Folsom Gateway II Folsom, CA Shopping Center	Tutor Time Downingtown, PA Child Care and Development
Gross leasable square footage	12,939	109,127	11,757
Date of purchase	12/14/10	12/15/10	12/15/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,544,256	36,720,000	2,026,353

Contract purchase price plus acquisition fee	5,544,256	36,720,000	2,026,353
Other cash expenditures expensed	32,607	121,651	56,627
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,576,863	$36,841,651	$2,082,980

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Childtime Childcare Bedford, OH Child Care and Development	Childtime Childcare Modesto, CA Child Care and Development	Tutor Time Austin, TX Child Care and Development
Gross leasable square footage	5,500	6,310	10,994
Date of purchase	12/15/10	12/15/10	12/15/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	796,250	1,224,999	1,752,110

Contract purchase price plus acquisition fee	796,250	1,224,999	1,752,110
Other cash expenditures expensed	26,423	36,081	49,269
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$822,673	$1,261,080	$1,801,379

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Children’s Courtyard Grand Prairie, TX Child Care and Development	Childtime Childcare Oklahoma City, OK (Western) Child Care and Development	Childtime Childcare Oklahoma City, OK (Rockwell) Child Care and Development
Gross leasable square footage	8,409	6,597	6,594
Date of purchase	12/15/10	12/15/10	12/15/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	949,683	767,359	714,582

Contract purchase price plus acquisition fee	949,683	767,359	714,582
Other cash expenditures expensed	28,946	25,744	24,392
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$978,629	$793,103	$738,974

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	HealthNow Corporate Headquarters Buffalo, NY Office Building	Thorntons Bloomington, IL Convenience Store	Thorntons Clarksville, IN Convenience Store
Gross leasable square footage	430,458	2,971	4,889
Date of purchase	12/16/10	12/17/10	12/17/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	86,190,000	1,993,080	2,029,800

Contract purchase price plus acquisition fee	86,190,000	1,993,080	2,029,800
Other cash expenditures expensed	366,312	6,890	6,949
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$86,556,312	$1,999,970	$2,036,749

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Thorntons Edinburgh, IN Convenience Store	Thorntons Evansville (Rosenberger), IN Convenience Store	Thorntons Evansville, IN Convenience Store
Gross leasable square footage	3,080	2,800	2,939
Date of purchase	12/17/10	12/17/10	12/17/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,261,340	2,097,120	2,121,600

Contract purchase price plus acquisition fee	2,261,340	2,097,120	2,121,600
Other cash expenditures expensed	6,949	6,949	6,949
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,268,289	$2,104,069	$2,128,549

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Thorntons Franklin Park, IL Convenience Store	Thorntons Galloway, OH Convenience Store	Thorntons Henderson (Green), KY Convenience Store
Gross leasable square footage	3,321	3,758	3,434
Date of purchase	12/17/10	12/17/10	12/17/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,302,760	1,999,200	2,041,020

Contract purchase price plus acquisition fee	3,302,760	1,999,200	2,041,020
Other cash expenditures expensed	6,890	6,949	6,949
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,309,650	$2,006,149	$2,047,969

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Thorntons Henderson, KY Convenience Store	Thorntons Jeffersonville, IN Convenience Store	Thorntons Joliet, IL Convenience Store
Gross leasable square footage	3,846	3,082	3,840
Date of purchase	12/17/10	12/17/10	12/17/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,136,100	3,011,040	3,573,060

Contract purchase price plus acquisition fee	4,136,100	3,011,040	3,573,060
Other cash expenditures expensed	6,949	6,949	6,890
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,143,049	$3,017,989	$3,579,950

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Thorntons Louisville, KY Convenience Store	Thorntons Oaklawn, IL Convenience Store	Thorntons Ottawa, IL Convenience Store
Gross leasable square footage	4,390	2,210	4,901
Date of purchase	12/17/10	12/17/10	12/17/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,094,060	2,179,740	2,728,500

Contract purchase price plus acquisition fee	2,094,060	2,179,740	2,728,500
Other cash expenditures expensed	6,949	6,890	6,890
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,101,009	$2,186,630	$2,735,390

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Thorntons Plainfield, IL Convenience Store	Thorntons Roselle, IL Convenience Store	Thorntons Shelbyville, KY Convenience Store
Gross leasable square footage	3,080	3,080	3,150
Date of purchase	12/17/10	12/17/10	12/17/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,306,220	2,837,640	2,341,920

Contract purchase price plus acquisition fee	2,306,220	2,837,640	2,341,920
Other cash expenditures expensed	6,890	6,890	6,949
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,313,110	$2,844,530	$2,348,869

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Thorntons South Elgin, IL Convenience Store	Thorntons Springfield, IL Convenience Store	Thorntons Summit, IL Convenience Store
Gross leasable square footage	3,080	3,034	3,840
Date of purchase	12/17/10	12/17/10	12/17/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,194,640	4,016,760	2,123,640

Contract purchase price plus acquisition fee	3,194,640	4,016,760	2,123,640
Other cash expenditures expensed	6,890	6,890	6,890
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,201,530	$4,023,650	$2,130,530

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Thorntons Terre Haute, IN Convenience Store	Thorntons Waukegan, IL Convenience Store	Thorntons Westmond, IL Convenience Store
Gross leasable square footage	3,080	3,840	3,840
Date of purchase	12/17/10	12/17/10	12/17/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,825,400	2,277,660	3,818,880

Contract purchase price plus acquisition fee	2,825,400	2,277,660	3,818,880
Other cash expenditures expensed	6,949	6,890	6,890
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,832,349	$2,284,550	$3,825,770

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Waterside Marketplace Chesterfield Township, MI Shopping Center	Advanced Auto Howell, MI Automotive Parts	Advanced Auto Salem, OH Automotive Parts
Gross leasable square footage	243,934	6,781	6,141
Date of purchase	12/20/10	12/20/10	12/20/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	27,030,000	1,652,301	1,298,182

Contract purchase price plus acquisition fee	27,030,000	1,652,301	1,298,182
Other cash expenditures expensed	389,026	24,923	22,805
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$27,419,026	$1,677,224	$1,320,987

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Advanced Auto Lehigh Acres, FL Automotive Parts	Advanced Auto Bethel, OH Automotive Parts	Advanced Auto Crestwood, KY Automotive Parts
Gross leasable square footage	6,913	6,786	6,124
Date of purchase	12/21/10	12/22/10	12/22/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,391,894	1,417,399	1,759,152

Contract purchase price plus acquisition fee	2,391,894	1,417,399	1,759,152
Other cash expenditures expensed	17,497	13,100	13,521
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,409,391	$1,430,499	$1,772,673

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Advanced Auto Hillview, KY Automotive Parts	CVS Gainesville, TX Drugstore	Falcon Valley Lenexa, KS Shopping Center
Gross leasable square footage	6,128	13,813	76,784
Date of purchase	12/22/10	12/23/10	12/23/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,441,142	3,188,334	12,750,000

Contract purchase price plus acquisition fee	1,441,142	3,188,334	12,750,000
Other cash expenditures expensed	12,787	20,866	57,353
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,453,929	$3,209,200	$12,807,353

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Red Oak Village San Marcos, TX Shopping Center	O’Reilly Auto Parts Christianburg, VA Automotive Parts	O’Reilly Auto Parts Highlands, TX Automotive Parts
Gross leasable square footage	172,916(3)	7,200	6,000
Date of purchase	12/23/10	12/23/10	12/23/10
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	22,440,000	1,187,739	955,485

Contract purchase price plus acquisition fee	22,440,000	1,187,739	955,485
Other cash expenditures expensed	67,169	26,157	20,901
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$22,507,169	$1,213,896	$976,386

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	O’Reilly Auto Parts San Antonio, TX Automotive Parts	Best Buy Pineville, NC Consumer Electronics	Walgreens Fayetteville, NC Drugstore
Gross leasable square footage	6,800	50,548	14,820
Date of purchase	12/23/10	12/28/10	12/30/10
Mortgage financing at date of purchase	$—	$5,528,999	$—
Cash down payment	1,331,100	3,202,201	6,287,672

Contract purchase price plus acquisition fee	1,331,100	8,731,200	6,287,672
Other cash expenditures expensed	25,602	47,509	26,432
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,356,702	$8,778,709	$6,314,104

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Collateralized Senior Notes II, LLC
Name, location, type of property	Stripes Portales, NM Convenience Store	Stripes Fort Stockton, TX Convenience Store	CVS(2) Fredericksburg, VA Drugstore
Gross leasable square footage	4,833	9,950	12,900
Date of purchase	12/30/10	12/30/10	11/19/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,629,378	4,963,934	6,238,861

Contract purchase price plus acquisition fee	2,629,378	4,963,934	6,238,861
Other cash expenditures expensed	9,184	9,792	113,704
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,638,562	$4,973,726	$6,352,565

Program:	Cole Collateralized Senior Notes II, LLC	Cole Collateralized Senior Notes II, LLC	Cole Collateralized Senior Notes III, LLC
Name, location, type of property	Walgreens(2) Fredericksburg, VA Drugstore	Kohl’s(2) Burnsville, MN Department Store	Walgreens Indianapolis, IN Drugstore
Gross leasable square footage	14,820	101,346	14,820
Date of purchase	11/19/08	12/19/08	12/12/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	7,435,047	10,551,900	6,375,000

Contract purchase price plus acquisition fee	7,435,047	10,551,900	6,375,000
Other cash expenditures expensed	131,342	20,875	30,865
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$7,566,389	$10,572,775	$6,405,865

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Collateralized Senior Notes III, LLC	Cole Collateralized Senior Notes IV, LLC	Cole Collateralized Senior Notes IV, LLC
Name, location, type of property	Walgreens(2) Tulsa (S Yale), OK Drugstore	Land Parcel Canyon Trails, AZ Land	Sam’s Club(2) Hoover, AL Warehouse
Gross leasable square footage	13,650	591,458	115,347
Date of purchase	12/12/08	05/14/08	12/16/08
Mortgage financing at date of purchase	$—	$200,000	$—
Cash down payment	3,980,040	1,840,000	12,546,000

Contract purchase price plus acquisition fee	3,980,040	2,040,000	12,546,000
Other cash expenditures expensed	21,365	56,399	105,467
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,001,405	$2,096,399	$12,651,467

(1)	These properties were acquired at their original cost from an affiliate.

(2)	These properties were sold at their original cost to an affiliate.

(3)	These properties are subject to a ground lease.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this 12th day of April, 2012.

Cole Real Estate Income Strategy (Daily NAV), Inc.

By:	/s/ Christopher H. Cole
Christopher H. Cole
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this amended Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

	Name	Title	Date

	/s/ Christopher H. Cole Christopher H. Cole	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	April 12, 2012

	/s/ D. Kirk McAllaster, Jr. D. Kirk McAllaster, Jr.	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 12, 2012

	/s/ Simon J. Misselbrook Simon J. Misselbrook	Senior Vice President, Financial Reporting and Accounting (Principal Accounting Officer)	April 12, 2012

	* George N. Fugelsang	Director	April 12, 2012

	* Richard J. Lehmann	Director	April 12, 2012

	* Marc T. Nemer	Director	April 12, 2012

	* Roger D. Snell	Director	April 12, 2012

*By:	/s/ Christopher H. Cole
Christopher H. Cole
Christopher H. Cole, as attorney-in-fact

Exhibit Index

1.1*	Form of Dealer Manager Agreement by and between Cole Real Estate Income Strategy (Daily NAV), Inc. and Cole Capital Corporation

1.2*	Form of Selected Dealer Agreement

3.1*	Form of Articles of Amendment and Restatement of Cole Real Estate Income Strategy (Daily NAV), Inc.

3.2*	Bylaws of Cole Real Estate Income Strategy (Daily NAV), Inc.

4.1*	Distribution Reinvestment Plan (included in the prospectus as Appendix E)

5.1*	Opinion of Venable LLP as to legality of securities

8.1*	Opinion of Goodwin Procter LLP as to tax matters

10.1*	Advisory Agreement by and between Cole Real Estate Income Strategy (Daily NAV), Inc. and Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC

10.2*	Independent Valuation Expert Agreement by and between Cole Real Estate Income Strategy (Daily NAV), Inc. (f/k/a Cole Real Estate Income Trust, Inc.) and CB Richard Ellis, Inc.

10.3*	Amended and Restated Escrow Agreement by and between Cole Real Estate Income Strategy (Daily NAV), Inc. and UMB Bank, N.A.

10.4*	Amended and Restated Agreement of Limited Partnership of Cole Real Estate Income Strategy (Daily NAV) Operating Partnership, LP

21.1*	Subsidiaries of the Registrant

23.1†	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Venable LLP (included in Exhibit 5.1)

23.3*	Consent of Goodwin Procter LLP (included in Exhibit 8.1)

23.4*	Consent of CBRE, Inc.

23.5†	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

24.1*	Power of Attorney (included on signature page)

†	Filed herewith.

*	Previously filed.